As filed with the Securities and Exchange Commission on November 10, 1997
                                                      Registration No. 333-33877


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                               AMENDMENT NO. 1 TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                              CRIIMI MAE CMBS CORP.
             (Exact name of registrant as specified in its charter)

                                    Delaware
         (State or other jurisdiction of incorporation or organization)


                                   52-2050970
                     (I.R.S. employer identification number)


                         11200 Rockville Pike, 5th Floor
                            Rockville, Maryland 20852
                                 (301) 816-2300

  (Address, including zip code, and telephone number, including area code, of registrant's principle executive offices)

                          The Corporation Trust Company
                             Corporate Trust Center
                               1209 Orange Street
                           Wilmington, Delaware 19801

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------
                                   Copies to:


William J. Cullen, Esq.                               David B. Iannarone, Esq.
Sidley & Austin                                       CRIIMI MAE Inc.
875 Third Avenue                                      11200 Rockville Pike
New York, New York 10022                              Rockville, Maryland  20852
(212) 906-2276                                        (301) 468-3160

      Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest plans, please check the following box. [x]

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


==================================================================================================
                                                            Proposed    Proposed
                                                            Maximum      Maximum
                                                            Offering    Aggregate      Amount of
                                             Amount          Price      Offering      Registration
 Title of Securities Being Registered   to be Registered    Per Unit      Price           Fee
--------------------------------------------------------------------------------------------------
Collateralized Mortgage Obligations        $1,000,000         100%      $1,000,000     $  303.03*
and Mortgage Pass-Through
Certificates
==================================================================================================

*Previously paid.


      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED NOVEMBER ___, 1997.


PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 199__)

                                   $
                                  (Approximate)
                              CRIIMI MAE CMBS Corp.
                       Mortgage Pass-Through Certificates,
                                Series 199__-____

      The Series 199_-___ Mortgage Pass-Through Certificates (the "Certificates") will consist of [13] classes (each, a "Class") to be designated as: [(i) the Class S Certificates; (ii) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates")]. Only the Class S Certificates, the Class A Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby. The respective Classes of Offered Certificates will be issued with the initial Class Principal Balances (or, in the case of the Class S Certificates, the initial Class Notional Amount), and will accrue interest at the Pass-Through Rates, set forth or otherwise described below.

                                                         (Continued on page S-2)

========================================================================================================
Class of Series 199_-__        Initial Class                                                 Rating
Mortgage Pass-Through        Principal Balance       Pass-Through    Assumed Final     ([identify Rating
    Certificates        or Class Notional Amount(a)      Rate      Distribution Date(b) Agencies])(c)(d)
--------------------------------------------------------------------------------------------------------
Class S..............             $(1)                     %(2)
Class A-1A ..........             $                        %
Class A-1B...........             $                        %
Class A-2............             $                        %
Class A-3............             $                        %
Class B-1............             $                        %
========================================================================================================

(Footnotes to table on next page)

                              ---------------------


        FOR A DISCUSSION OF MATERIAL RISKS TO BE CONSIDERED IN PURCHASING
            THE OFFERED CERTIFICATES, SEE "RISK FACTORS" BEGINNING ON
                PAGE __ HEREIN AND ON PAGE __ IN THE PROSPECTUS.


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                        THIS PROSPECTUS SUPPLEMENT OR THE
                         PROSPECTUS. ANY REPRESENTATION
                              TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
           OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                                   -----------

The Offered Certificates will be purchased from the Depositor by ________________ (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor estimated to be approximately $_____________, will be ______% of the initial aggregate Certificate Principal Balance (as defined herein) of the Offered Certificates[, plus accrued interest on the Offered Certificates from the Cut-off Date]. The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that the Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC on or about _____________, 199__ (the "Closing Date"), against payment therefor in immediately available funds.

                                  [Underwriter]

          The date of this Prospectus Supplement is __________ , 199__.

The footnotes to the table on the previous page are as follows:

(a) The initial Class Principal Balance or Class Notional Amount, as applicable, of each Class of Offered Certificates is subject to a permitted variance of plus or minus __%. See "Description of the Certificates--Class Principal Balances and Class Notional Amounts" herein.

(b) The "Assumed Final Distribution Date" with respect to any Class of Certificates is the Distribution Date (as defined herein) on which the final distribution would occur for such Class of Certificates based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Modeling Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(c) It is a condition to their issuance that the respective Classes of Offered Certificates be assigned ratings by _________________ ("_____") and/or ________________________ ("________"; and together with ________, the
      "Rating Agencies") no less than those set forth above. The "Rated Final Distribution Date" for each such Class is the Distribution Date in ____________ 20__. The Class S Certificates are not being rated by _____. See "Ratings" herein.

(d)   The ratings on the Offered Certificates do not represent any assessment of
      (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Premiums (each as defined herein) will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). See "Ratings" herein.

(1) The Class S Certificates will not have a Class Principal Balance. The Class S Certificates will accrue interest on a Class Notional Amount that is equal to the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates (as defined herein) outstanding from time to time.

(2) Initial Pass-Through Rate. The related Pass-Through Rate is variable and will, in general, equal the excess, if any, of the weighted average of the Net Mortgage Rates of the Mortgage Loans (the "Weighted Average Net Mortgage Rate") from time to time, over the weighted average of the Pass-Through Rates for the respective Classes of Sequential Pay Certificates from time to time.

                              ---------------------

      (Continued from cover page)

      See "Index of Principal Definitions" herein for the location of meanings of capitalized terms used and defined herein. See "Index of Principal Definitions" in the Prospectus for the location of meanings of capitalized terms used but not defined herein.

      There is currently no secondary market for the Offered Certificates. The Underwriter intends to make a secondary market in the Offered Certificates, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will continue. See "Risk Factors-Limited Liquidity" herein. The Offered Certificates will not be listed on any securities exchange.

      The Certificates will represent undivided interests in a trust fund (the "Trust Fund") to be established by CRIIMI MAE CMBS Corp. (the "Depositor"), pursuant to a Pooling and Servicing Agreement to be dated as of ____________ , 199__ (the "Pooling Agreement"), among the Depositor, ___________________, as master servicer (the "Master Servicer"), _____________________________, as
special servicer (the "Special Servicer"), and ____________________ as trustee (in such capacity, the "Trustee") and REMIC administrator (in such capacity, the "REMIC Administrator"). The Trust Fund will consist primarily of a segregated pool (the "Mortgage Pool") of approximately ___ [describe general characteristics of Mortgage Loans] mortgage loans (the "Mortgage Loans"). As of ______________, 199_ (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $___________ (the "Initial Pool Balance")[, subject to a permitted variance of plus or minus __%.]

      Distributions to holders of the Certificates ("Certificateholders") will be made, to the extent of available funds, on the __th day of each month or, if any such day is not a business day, on the next succeeding business day, beginning in _________, 199_ (each, a "Distribution Date"). As more fully described herein, distributions allocable to interest accrued on each Class of the REMIC Regular Certificates [(the REMIC Residual Certificates will not accrue interest)] will be made on each Distribution Date based on the Pass-Through Rate then applicable to such Class and the Class Principal Balance or, in the case of the Class S Certificates, the Class Notional Amount of such Class outstanding immediately prior to such Distribution Date. As more fully described herein, distributions allocable to principal of the respective Classes of Certificates with Class Principal Balances (collectively, the "Sequential Pay Certificates") will be made in the amounts and in accordance with the priorities described herein. Neither the Class S Certificates nor any Class of REMIC Residual Certificates will have a Class Principal Balance or entitle its holders to distributions of principal. As more fully described herein, Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans will be distributed among the respective Classes of Certificates in the amounts and in accordance with the priorities described herein. The Trust Fund is subject to termination, and the Certificates are subject to early retirement, at the option of the Master Servicer or the Special Servicer under the limited circumstances described herein. See "Description of the Certificates--Distributions" and "--Termination" herein.

      As and to the extent described herein, the Class A-2, Class A-3, Class B, Class C and REMIC Residual Certificates (collectively, the "Subordinate Certificates") are subordinate to the Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-3, Class B, Class C and REMIC Residual Certificates are subordinate to the Class A-2 Certificates; the Class B, Class C and REMIC Residual Certificates are subordinate to the Class A-3 Certificates; and the Class B-2, Class B-3, Class B-4, Class C and REMIC Residual Certificates are subordinate to the Class B-1 Certificates. See "Description of the Certificates--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

      The yield to maturity of each Class of Offered Certificates will depend on, among other things, the rate and timing of principal payments (including by reason of or as affected by prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans that are applied or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of such Class. The yield to maturity of the Class S Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, defaults and liquidations) and losses on the Mortgage Loans that are applied or otherwise result in reduction of the Class Notional Amount of such Class, and investors in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of, or other reduction in, the Class Notional Amount of such Class could result in the failure of such investors to recoup fully their initial investments. See "Risk Factors" and "Yield and Maturity Considerations" herein and in the Prospectus.

      As described herein, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes (the REMICs formed thereby being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively). The REMIC Regular Certificates will constitute "regular interests" in REMIC III, and each Class of REMIC Residual Certificates will constitute the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein.

                              [inside front cover]

      THE OFFERED CERTIFICATES DO NOT REPRESENT OBLIGATIONS OF THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE REMIC ADMINISTRATOR OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, TRUSTEES, BENEFICIARIES, SHAREHOLDERS, EMPLOYEES OR AGENTS. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON. THE OFFERED CERTIFICATES ARE PAYABLE SOLELY FROM THE TRUST FUND, AND PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE TRUST FUND.

      THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _____________, 199__, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

TRANSACTION OVERVIEW.....................................................S-7

SUMMARY OF PROSPECTUS SUPPLEMENT.........................................S-8


RISK FACTORS............................................................S-28

DESCRIPTION OF THE MORTGAGE POOL........................................S-31
      General...........................................................S-31
      Certain Payment Characteristics...................................S-32
      The Index.........................................................S-33
      [Delinquent and Nonperforming Mortgage Loans].....................S-33
      Additional Mortgage Loan Information..............................S-33
      The Mortgage Loan Seller..........................................S-41
      Underwriting of the Mortgage Loans................................S-41
      Representations and Warranties with respect to Mortgage Loans;
      Repurchases.......................................................S-42
      Changes in Mortgage Pool Characteristics..........................S-42

SERVICING OF THE MORTGAGE LOANS.........................................S-42
      General...........................................................S-42
      The Master Servicer...............................................S-44
      The Special Servicer..............................................S-44
      Sub-Servicers.....................................................S-45
      Servicing and Other Compensation and Payment of Expenses..........S-45
      Modifications, Waivers, Amendments and Consents...................S-48
      Inspections; Collection of Operating Information..................S-48
      [Termination of [Special Servicer] [Master Servicer] Without
       Cause]...........................................................S-49

DESCRIPTION OF THE CERTIFICATES.........................................S-49
      General...........................................................S-49
      Registration and Denominations....................................S-49
      Class Principal Balances and Class Notional Amounts...............S-50
      Pass-Through Rates................................................S-51
      Distributions.....................................................S-52
      Subordination; Allocation of Realized Losses and Certain
      Expenses..........................................................S-58
      P&I and Other Advances............................................S-59
      [Appraisal Reductions]............................................S-60
      Reports to Certificateholders; Certain Available Information......S-61
      Voting Rights.....................................................S-62
      Termination.......................................................S-62
      The Trustee.......................................................S-63

YIELD AND MATURITY CONSIDERATIONS.......................................S-63
      Yield Considerations..............................................S-63
      Weighted Average Life.............................................S-65
      Special Yield Considerations for the Class S Certificates.........S-67

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................S-67
      General...........................................................S-67
      Discount and Premium; Prepayment Premiums.........................S-68
      Characterization of Investments in Offered Certificates...........S-68
      Possible Taxes on Income from Foreclosure Property and Other
      Taxes.............................................................S-69
      Reporting and other Administrative Matters........................S-69

METHOD OF DISTRIBUTION..................................................S-70

LEGAL MATTERS...........................................................S-71

ERISA CONSIDERATIONS....................................................S-71

LEGAL INVESTMENT........................................................S-73

RATINGS.................................................................S-74

                              TRANSACTION OVERVIEW

      Prospective investors in the Offered Certificates are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus in making their investment decision. The following Transaction Overview does not include all relevant information relating to the Offered Certificates or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Certificates, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus.

                                  $-----------
                                  (Approximate)
                              CRIIMI MAE CMBS Corp.
                       Mortgage Pass-Through Certificates
                                Series 199_-____

---------------------------------------------------------------------------------------------
                         Initial Class         Class         Rating   Pass-Through  Credit
                       Principal Balance(1)                 ___ /____     Rate     Support(2)
 ---------------------------------------------------------------------------------
                       $                     Class A-1A                         %
                      ------------------------------------------------------------
                       $                     Class A-1B                         %      %
                      ------------------------------------------------------------
  Class S (___)        $                     Class A-2                          %      %
(Interest Strip off   ------------------------------------------------------------
  Classes A-1A         $                     Class A-3                          %      %
  through C)(3)       ------------------------------------------------------------
                       $                     Class B-1                          %      %
                      ------------------------------------------------------------
                       $                     Class B-2(4)                       %      %
                      ------------------------------------------------------------
                       $                     Class B-3(4)                       %      %
                      ------------------------------------------------------------
                       $                     Class B-4(4)                       %      %
                      ------------------------------------------------------------
                       $                     Class C(4)                         %      %
 ---------------------------------------------------------------------------------
                         N/A                 Class R-I(4)                     N/A
 ---------------------------------------------------------------------------------
                         N/A                 Class R-II(4)                    N/A
 ---------------------------------------------------------------------------------
                         N/A                 Class R-III(4)                   N/A
 ---------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------

      Ratings: ___ and/or _____ (the Class S Certificates are rated only by _____).

(1)   [Subject to a variance of plus or minus _%].

(2) Reflects aggregate of Class Principal Balances (expressed as a percentage of the Initial Pool Balance) of all Classes of Sequential Pay Certificates that are subordinate to the specified Class of Certificates.

(3) The initial Pass-Through Rate for the Class S Certificates is ________% per annum. The related Pass-Through Rate for the Class S Certificates is variable and will, in general, equal the excess, if any, of the Weighted Average Net Mortgage Rate from time to time, over the weighted average of the Pass-Through Rates for the respective Classes of Sequential Pay Certificates from time to time.

(4)   Not offered hereby.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

      The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.

Title of Certificates and
  Designation of Classes............Mortgage Pass-Through Certificates, Series
                                    199_-___ (the "Certificates"), to be issued in [13] classes (each, a "Class") to be designated as: [(i) the Class S Certificates; (ii) the Class A-1A, Class A-1B, Class A-2 and Class A-3 Certificates (collectively, the "Class A Certificates");
                                    (iii) the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); and (v) the Class R-I, Class R-II and Class R-III Certificates (collectively, the "REMIC Residual Certificates")]. Only the Class S Certificates, the Class A Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

                                    The Class B-2, Class B-3, Class B-4 and
                                    Class C Certificates and the REMIC Residual
                                    Certificates (collectively, the "Private
                                    Certificates") will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby. Accordingly, to the extent this Prospectus Supplement contains information regarding the terms of the Private Certificates, such information is provided because of its potential relevance to a prospective purchaser of an Offered Certificate.


Depositor...........................CRIIMI MAE CMBS Corp., a Delaware
                                    corporation. See "The Company" in the
                                    Prospectus.


Master Servicer.....................____________________. See "Servicing of the
                                    Mortgage Loans--The Master Servicer" herein.

Special Servicer....................____________________. See "Servicing of the
                                    Mortgage Loans--The Special Servicer"
                                    herein.

Trustee and REMIC Administrator.....____________________. See Description of the
                                    Certificates--The Trustee" and "Certain
                                    Federal Income Tax Consequences--Reporting and Other Administrative Matters" herein.

Mortgage Loan Seller................____________________ (the "Mortgage Loan
                                    Seller"). See "Description of the Mortgage
                                    Pool--The Mortgage Loan Seller" herein.

Cut-off Date........................___________, 199_.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Closing Date........................On or about ___________, 199_.

Distribution Date...................The __th day of each month or, if any such
                                    __th day is not a business day, then the next succeeding business day, commencing in ________, 199_.

Collection Period...................As to any Distribution Date, the period commencing immediately following the
                                    Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

Determination Date..................As to any Distribution Date, the _th day of
                                    the month in which such Distribution Date occurs, or if such _th day is not a business day, the immediately preceding business day.

Record Date.........................As to any Distribution Date, the last business day of the month immediately
                                    preceding the month in which such
                                    Distribution Date occurs.

Book-Entry Registration.............Each Class of Offered Certificates will initially be issued in book-entry form
                                    through the facilities of DTC and,
                                    accordingly, will constitute "Book-Entry
                                    Certificates" and "Book-Entry Securities" within the meaning of the Prospectus. No person acquiring an interest in a Book-Entry Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") evidencing such interest, except under the limited circumstances described in the Prospectus. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Securities--Registration and Denominations" herein and "Description of the Securities--Book-Entry Registration and
                                    Definitive Securities" in the Prospectus.

Denominations.......................The Class A-1A and Class A-1B Certificates
                                    will each be issued in minimum denominations of $________ initial principal balance and in any whole dollar in excess thereof. The Class S Certificates will each be issued in minimum denominations of $________ initial notional amount and in any whole dollar in excess thereof. The Class A-2, Class A-3 and Class B-1 Certificates will each be issued in minimum denominations of $________ in initial principal balance and in any whole dollar in excess thereof.

The Mortgage Pool...................The Mortgage Pool will consist of _____
                                    [describe general characteristics of
                                    Mortgage Loans] mortgage loans (the
                                    "Mortgage Loans") with an aggregate Cut-off
                                    Date Balance of $________ (the "Initial Pool
                                    Balance") [, subject to a permitted variance of plus or minus ___%]. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their Cut-off Date Balances.

                                    Each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a [first] mortgage, deed of trust or similar security instrument (a "Mortgage") on the fee simple (or, in ___ cases, representing ___% of the Initial Pool Balance, the leasehold) interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes, all buildings and improvements thereon and certain personal property located thereon (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

                                    The Mortgage Loans are non-recourse
                                    obligations of the related Mortgagors. No
                                    Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer or by any other person.

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the _____ states with the highest concentrations:

                                             Number of         Percentage of
                                    State  Mortgage Loans   Initial Pool Balance
                                    -----  --------------   --------------------

                                    [Identify states representing 10% or more of the Initial Pool Balance.]

                                    The remaining Mortgaged Properties are
                                    located throughout ___ other states.

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:

                                   Property   Number of         Percentage of
                                     Type   Mortgage Loans  Initial Pool Balance
                                     ----   --------------  --------------------

                                    [Identify particular property types
                                    representing 10% or more of the Initial Pool
                                    Balance.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    ________ of the Mortgage Loans, which
                                    represent _____% of the Initial Pool
                                    Balance, provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the ___ day of each month; the remainder of the Mortgage Loans provide for Monthly Payments to be due on the ____, _____, _____ or _____ day of each month (the date in any month on which a
                                    Monthly Payment on a Mortgage Loan is first due, the "Due Date"). [The annualized rate at which interest accrues (the "Mortgage Rate") on ____ of the Mortgage Loans (the "ARM Loans"), which represent _____% of the Initial Pool Balance, is subject to adjustment on specified Due Dates (each such date of adjustment, an "Interest Rate Adjustment Date") by adding a fixed number of basis points (a "Gross Margin") to the value of a base index (an "Index"), subject, in ______ cases, to lifetime maximum and/or minimum Mortgage Rates, and in _____ cases, to periodic maximum and/or minimum Mortgage Rates, in each case as described herein; and the remaining Mortgage Loans (the "Fixed Rate Loans") bear interest at fixed Mortgage Rates. ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur monthly, while the remainder of the ARM Loans provide for adjustments of the Mortgage Rate to occur semi-annually or annually. [Identify Mortgage Loan Index].] See "Description of the Mortgage Pool--Certain Payment Characteristics" herein.

                                    [If there are ARM Loans: The amount of the Monthly Payment on all of the ARM Loans is subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount [that would amortize the outstanding principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then applicable Mortgage Rate]. [Discuss frequency of Payment Adjustment Dates and possibility of negative amortization of interest.]]

                                    _____ of the Mortgage Loans (the "Balloon
                                    Loans"), representing ___% of the Initial
                                    Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates (each, a "Maturity Date"), unless prepaid prior thereto. The remaining Mortgage Loans are fully amortizing.

                                    On or prior to the Closing Date, the
                                    Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement dated as of __________ (the "Mortgage Loan Purchase Agreement") between the Depositor and the Mortgage Loan Seller. In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has made certain representations and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    warranties to the Depositor regarding the characteristics and quality of the Mortgage Loans and, as more particularly described herein, has agreed to cure any material breach thereof or repurchase the affected Mortgage Loan. In connection with the assignment of its interests in the Mortgage Loans to the Trustee, the Depositor will also assign its rights under the Mortgage Loan Purchase Agreement insofar as they relate to or arise out of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. See "Description of the Mortgage
                                    Pool--Representations and Warranties with respect to the Mortgage Loans; Repurchases" herein.

Prepayment..........................[All the Mortgage Loans provided at origination for, sequentially, a period (a
                                    "Lockout Period") during which voluntary prepayments of principal (each, a "Principal Prepayment") are prohibited, then a period during which Principal Prepayments are permitted but are required to be accompanied by the greater of a specified percentage of the principal amount being prepaid (a "Prepayment Premium") or a premium calculated on the basis of a yield maintenance formula (a "Yield Maintenance Premium") and then, commencing on a specified date prior to maturity, a period (the related "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium or Yield Maintenance Premium.]

Description of the
  Certificates......................The Certificates will be issued on the
                                    Closing Date pursuant to a Pooling and
                                    Servicing Agreement to be dated as of the Cut-off Date (the "Pooling Agreement") among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator, and will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting of the Mortgage Pool and certain related assets. See "Description of the Certificates--General" herein.

A. Class Principal Balances and
       Class Notional Amounts.......Upon initial issuance, the respective
                                    Classes of the Class A, Class B and Class C
                                    Certificates (collectively, the "Sequential
                                    Pay Certificates") will, in each case, have the aggregate principal balance (the "Class Principal Balance") set forth below[, subject to a variance of plus or minus __%]:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                 Approximate
                                           Initial Class        Percentage of
                            Class        Principal Balance  Initial Pool Balance
                            -----        -----------------  --------------------

                            Class A-1A
                            Class A-1B
                            Class A-2
                            Class A-3
                            Class B-1
                            Class B-2
                            Class B-3
                            Class B-4
                            Class C

                                    The Class S Certificates will not have a Class Principal Balance. The Class S Certificates will represent the right to receive distributions of interest accrued as described herein on (an aggregate notional amount (a "Class Notional Amount") equal to the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time. The Class Notional Amount of the Class S Certificates is used solely for the purpose of determining the amount of interest to be distributed on such Class of Certificates and does not represent the right to receive any distributions of principal. The Class Notional Amount of the Class S Certificates will initially equal $_______[, subject to a variance of plus or minus ___%].

                                    The REMIC Residual Certificates will not have principal balances or notional amounts. See "Description of the Certificates--Class Principal Balances and Class Notional Amounts" herein.

B. Pass-Through Rates...............The rate per annum at which any Class of
                                    REMIC Regular Certificates accrue interest from time to time [(the REMIC Residual Certificates do not accrue interest)] is herein referred to as its "Pass-Through Rate".

                                    [The Pass-Through Rate applicable to each Class of Sequential Pay Certificates is fixed at the per annum rate set forth below:

                                    Class                   Pass-Through Rate
                                    -----                   -----------------

                                    Class A-1A
                                    Class A-1B
                                    Class A-2
                                    Class A-3
                                    Class B-1
                                    Class B-2
                                    Class B-3
                                    Class B-4
                                    Class C

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Pass-Through Rate applicable to the
                                    Class S Certificates for the initial
                                    Distribution Date will be approximately
                                    ____% per annum. The Pass-Through Rate
                                    applicable to the Class S Certificates for each subsequent Distribution Date will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date, over the weighted average of the Pass-Through Rates for the respective Classes of Sequential Pay Certificates for such Distribution Date (weighted on the basis of the respective Class Principal Balances of such Classes of Certificates outstanding immediately prior to such Distribution Date).

                                    Because the REMIC Residual Certificates will not accrue interest, such Certificates will not have Pass-Through Rates.]

                                    With respect to any Distribution Date, the "Weighted Average Net Mortgage Rate" will, in general, equal the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of the respective Stated Principal Balances (as defined herein) of the Mortgage Loans immediately prior to such Distribution Date. The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus ___ basis points[; provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class S Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of ___ basis points); and provided, further, that, solely for purposes of calculating the Pass-Through Rate for the Class S Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modifications to the terms of the related Mortgage Note that may affect the Mortgage Rate]. As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans will range from ___% per annum to ___% per annum, with a weighted average Net Mortgage Rate of ___% per annum. See "Description of the
                                    Certificates--Pass-Through Rates" herein.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

C. Distributions--General...........Distributions will be made by or on behalf of the [Trustee] on each Distribution Date to the Certificateholders of record at the close of business on the immediately preceding Record Date. All distributions made with respect to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on the respective Percentage Interests (as defined herein) in such Class evidenced by such Certificates.

D. Distributions of Interest
      and Principal.................As more particularly described herein, the total of all payments and other collections
                                    (or advances in lieu thereof) on or in
                                    respect of the Mortgage Loans that are
                                    available for distributions of interest and principal to Certificateholders on any Distribution Date is herein referred to as the "Available Distribution Amount" for such date. [Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans will not be applied to distributions of interest on and principal of the Certificates, but such items will instead be distributed to Certificateholders separately, in the amounts and in accordance with the priorities described herein.] See "Description of the
                                    Certificates--Distributions--The Available
                                    Distribution Amount" and
                                    "--Distributions--Distributions of
                                    Prepayment Premiums and Yield Maintenance
                                    Premiums" herein.

                                    [On each Distribution Date, except as
                                    otherwise described under "Description of the Certificates--Termination" herein, the Available Distribution Amount for such date will be distributed among the respective Classes of Certificateholders for the following purposes and in the following order of priority:

                                    (i)    to the holders of the Class S, Class
                                           A-1A and Class A-1B Certificates in
                                           respect of interest, pro rata based
                                           on entitlement, up to an amount equal
                                           to all Distributable Certificate
                                           Interest (as defined below) in
                                           respect of each such Class of
                                           Certificates for such Distribution
                                           Date and, to the extent not
                                           previously paid, for all prior
                                           Distribution Dates;

                                    (ii)   to the holders of the Class A-1A and
                                           Class A-1B Certificates in respect of
                                           principal, allocable as between such
                                           Classes of Certificateholders as
                                           described herein, up to an amount
                                           equal to the lesser of (1) the
                                           aggregate of the then outstanding
                                           Class Principal Balances of the Class
                                           A-1A and Class A-1B Certificates and
                                           (2) the Principal Distribution Amount
                                           (as defined below) for such
                                           Distribution Date;

                                    (iii)  to the holders of the Class A-1A and
                                           Class A-1B Certificates as
                                           reimbursement, pro rata based on
                                           entitlement, up to an amount equal to
                                           all Realized Losses and Extraordinary
                                           Expenses (each as defined below), if
                                           any, previously allocated to each

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           such Class of Certificates and for
                                           which no reimbursement has previously
                                           been received;

                                    (iv)   to the holders of the Class A-2
                                           Certificates in respect of interest,
                                           up to an amount equal to all
                                           Distributable Certificate Interest in
                                           respect of such Class of Certificates
                                           for such Distribution Date and, to
                                           the extent not previously paid, for
                                           all prior Distribution Dates;

                                    (v)    after the Class Principal Balances of
                                           the Class A-1A and Class A-1B
                                           Certificates have been reduced to
                                           zero, to the holders of the Class A-2
                                           Certificates in respect of principal,
                                           up to an amount equal to the lesser
                                           of (a) the then outstanding Class
                                           Principal Balance of the Class A-2
                                           Certificates and (b) the excess, if
                                           any, of the Principal Distribution
                                           Amount for such Distribution Date
                                           over the amounts distributed on such
                                           Distribution Date pursuant to clause
                                           (ii) above;

                                    (vi)   to the holders of the Class A-2
                                           Certificates as reimbursement, up to
                                           an amount equal to all Realized
                                           Losses and Extraordinary Expenses, if
                                           any, previously allocated to such
                                           Class of Certificates and for which
                                           no reimbursement has previously been
                                           received;

                                    (vii)  to the holders of the Class A-3
                                           Certificates in respect of interest,
                                           up to an amount equal to all
                                           Distributable Certificate Interest in
                                           respect of such Class of Certificates
                                           for such Distribution Date and, to
                                           the extent not previously paid, for
                                           all prior Distribution Dates;

                                    (viii) after the Class Principal Balances of
                                           the Class A-1A, Class A-1B and Class
                                           A-2 Certificates have been reduced to
                                           zero, to the holders of the Class A-3
                                           Certificates in respect of principal,
                                           up to an amount equal to the lesser
                                           of (a) the then outstanding Class
                                           Principal Balance of the Class A-3
                                           Certificates and (b) the excess, if
                                           any, of the Principal Distribution
                                           Amount for such Distribution Date
                                           over the amounts distributed on such
                                           Distribution Date pursuant to clauses
                                           (ii) and (v) above;

                                    (ix)   to the holders of the Class A-3
                                           Certificates as reimbursement, up to
                                           an amount equal to all Realized
                                           Losses and Extraordinary Expenses, if
                                           any, previously allocated to such
                                           Class of Certificates and for which
                                           no reimbursement has previously been
                                           received;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (x)    to the holders of the Class B-1
                                           Certificates in respect of interest,
                                           up to an amount equal to all
                                           Distributable Certificate Interest in
                                           respect of such Class of Certificates
                                           for such Distribution Date and, to
                                           the extent not previously paid, for
                                           all prior Distribution Dates;

                                    (xi)   after the Class Principal Balances of
                                           the Class A Certificates have been
                                           reduced to zero, to the holders of
                                           the Class B-1 Certificates in respect
                                           of principal, up to an amount equal
                                           to the lesser of (a) the then
                                           outstanding Class Principal Balance
                                           of the Class B-1 Certificates and (b)
                                           the excess, if any, of the Principal
                                           Distribution Amount for such
                                           Distribution Date over the amounts
                                           distributed on such Distribution Date
                                           pursuant to clauses (ii), (v) and
                                           (viii) above;

                                    (xii)  to the holders of the Class B-1
                                           Certificates as reimbursement, up to
                                           an amount equal to all Realized
                                           Losses and Extraordinary Expenses, if
                                           any, previously deemed allocated to
                                           such Class of Certificates and for
                                           which no reimbursement has previously
                                           been received; and

                                    (xiii) to the holders of the Class B-2,
                                           Class B-3, Class B- 4, Class C and
                                           REMIC Residual Certificates,
                                           sequentially in that order, amounts
                                           in respect of interest, principal and
                                           reimbursement for unreimbursed
                                           Realized Losses and Extraordinary
                                           Expenses, if any, for each such Class
                                           as more fully described under
                                           "Description of the
                                           Certificates--Distributions--
                                           Application of the Available
                                           Distribution Amount" herein;
                                           provided, however, that no
                                           distributions of principal will be
                                           made to any holder of any such Class
                                           of Certificates until the respective
                                           Class Principal Balances of the Class
                                           A and Class B-1 Certificates have all
                                           been reduced to zero.]

                                    [Except under the limited circumstances
                                    described herein, distributions of principal on the Class A-1A and Class A-1B Certificates as described in clause (ii) above will be paid, first, to the holders of the Class A-1A Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero, and thereafter, to the holders of the Class A-1B Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" herein.]

                                    [The "Distributable Certificate Interest" in respect of any Class of REMIC Regular Certificates for any Distribution Date will equal one month's interest at the applicable Pass-Through Rate accrued on the Class Principal Balance or Class Notional Amount, as the case may be, of such

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Class of Certificates outstanding
                                    immediately prior to such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described herein) of any Net Aggregate Prepayment Interest Shortfall (as described below) for such Distribution Date incurred in connection with the voluntary prepayment of Mortgage Loans prior to their respective Due Dates during the related Collection Period. Distributable Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

                                    [The "Principal Distribution Amount" for any
                                    Distribution Date will, in general, equal the aggregate of the following:

                                    (a)    the principal portions of all
                                           Scheduled Payments (other than
                                           Balloon Payments) and any Assumed
                                           Scheduled Payments due or deemed due,
                                           as the case may be, in respect of the
                                           Mortgage Loans for their respective
                                           Due Dates occurring during the
                                           related Collection Period;

                                    (b)    all payments (including Principal
                                           Prepayments and Balloon Payments) and
                                           other collections (including
                                           Liquidation Proceeds, Condemnation
                                           Proceeds and Insurance Proceeds (each
                                           as defined in the Prospectus)) that
                                           were received on or in respect of the
                                           Mortgage Loans during the related
                                           Collection Period and that were
                                           identified and applied by the Master
                                           Servicer as recoveries of principal
                                           thereof, in each case net of any
                                           portion of such payment or other
                                           collection that represents a recovery
                                           of the principal portion of any
                                           Scheduled Payment (other than a
                                           Balloon Payment) due, or the
                                           principal portion of any Assumed
                                           Scheduled Payment deemed due, in
                                           respect of the related Mortgage Loan
                                           on a Due Date during or prior to the
                                           related Collection Period and not
                                           previously recovered; and

                                    (c)    if such Distribution Date is
                                           subsequent to the initial
                                           Distribution Date, the excess, if
                                           any, of (i) the Principal
                                           Distribution Amount for the
                                           immediately preceding Distribution
                                           Date, over (ii) the aggregate
                                           distributions of principal made in
                                           respect of the Certificates on such
                                           immediately preceding Distribution
                                           Date.]

                                    [The "Scheduled Payment" due in respect of any Mortgage Loan on any related Due Date will be the amount of the Monthly Payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date, without regard to any waiver, modification or amendment of such Mortgage Loan subsequent to the Closing Date, and assuming that each prior Scheduled Payment has been made in a timely manner.]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    [The "Assumed Scheduled Payment" is an
                                    amount deemed due in respect of any Balloon
                                    Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date. The Assumed Scheduled Payment deemed due on any such Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would be due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect as of the Closing Date.]

[E. Distributions of Prepayment
Premiums and Yield Maintenance
Premiums............................Any Prepayment Premium actually collected with respect to a Mortgage Loan during any particular Collection Period, net of any portion thereof that is allocable to pay a Liquidation Fee or a Workout Fee (each as defined herein) to the Special Servicer, will be distributed on the related Distribution Date as follows:

                                    (i)    if the Class Notional Amount of the
                                           Class S Certificates immediately
                                           prior to such Distribution Date is
                                           greater than zero, to the holders of
                                           the Class S Certificates; and

                                    (ii)   if the Class Notional Amount of the
                                           Class S Certificates has been reduced
                                           to zero prior to such Distribution
                                           Date, to the holders of the Class R-I
                                           Certificates.

                                    Any Yield Maintenance Premium actually
                                    collected with respect to a Mortgage Loan during any particular Collection Period, net of any portion thereof that is allocable to pay a Liquidation Fee or a Workout Fee to the Special Servicer, will be distributed on the related Distribution Date as follows:

                                    (i)    if the Class Notional Amount of the
                                           Class S Certificates immediately
                                           prior to such Distribution Date is
                                           greater than zero, then (A) first, to
                                           the holders of the Class(es) of
                                           Sequential Pay Certificates entitled
                                           to distributions of principal on such
                                           Distribution Date, pro rata based on
                                           entitlement if there is more than one
                                           such Class, up to the amount of the
                                           corresponding Certificate Yield
                                           Maintenance Amount(s) (as defined
                                           below) for such Class(es), and (B)
                                           thereafter, to the holders of the
                                           Class S Certificates, in an amount
                                           equal to the balance, if any, of such
                                           Yield Maintenance Premium; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (ii)   if the Class Notional Amount of the
                                           Class S Certificates has been reduced
                                           to zero prior to such Distribution
                                           Date, to the holders of the Class R-I
                                           Certificates.

                                    The "Certificate Yield Maintenance Amount" for any Class of Sequential Pay Certificates in respect of any Principal Prepayment accompanied by a Yield Maintenance Premium will generally be calculated in the same manner as such Yield Maintenance Premium but based on (i) the Pass-Through Rate for such Class instead of the Mortgage Rate for the related Mortgage Loan and (ii) the portion of such Principal Prepayment distributable on such Class rather than the entire Principal Prepayment.

                                    The Prepayment Premiums and Yield
                                    Maintenance Premiums, even if collected and distributable on any Class of Certificates, may not be sufficient to offset fully any loss in yield on such Class of Certificates attributable to the related prepayments of principal. See "Risk Factors--Special Prepayment and Yield Considerations" herein and "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effect of Prepayments on Yield of Certificates" in the Prospectus and "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein. Neither the Depositor nor the Underwriter makes any representation or warranty as regards the collectability of any Prepayment Premium or Yield Maintenance Premium or the enforceability of any Mortgage Loan provision requiring the payment of any such amount.]

Subordination; Allocation of
  Realized Losses and
  Certain Expenses..................[To the extent described herein, the Class
                                    A-2, Class A-3, Class B, Class C and REMIC
                                    Residual Certificates (collectively, the
                                    "Subordinate Certificates") are subordinate to the Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates"); the Class A-3, Class B, Class C and REMIC Residual Certificates are subordinate to the Class A-2 Certificates; the Class B, Class C and REMIC Residual Certificates are subordinate to the Class A-3 Certificates; and the Class B-2, Class B-3, Class B-4, Class C and REMIC Residual Certificates are subordinate to the Class B-1 Certificates. Such subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in the order described above in this Summary under "Description of the Certificates--Distributions of Principal and Interest". No other form of credit support will be available for the benefit of any Class of Offered Certificateholders.

                                    If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate of the Stated Principal Balance of the Mortgage Pool that will be

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    outstanding immediately following such
                                    Distribution Date is less than the then
                                    aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balances of the Class C, Class B-4, Class B-3, Class B-2, Class B-1, Class A-3 and Class A-2 Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balances of such Classes of Certificates are reduced to zero, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Extraordinary Expenses. Accordingly, the foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Extraordinary Expenses.

                                    As more particularly described herein,
                                    "Realized Losses" are losses arising from the inability of the Master Servicer and/or the Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of the fraud or bankruptcy of the related mortgagor or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance.

                                    As more particularly described herein,
                                    "Extraordinary Expenses" are any expenses of the Trust Fund not specifically included in the calculation of a "Realized Loss," that would result in the REMIC Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.]

                                    See "Description of the
                                    Certificates--Subordination; Allocation of
                                    Realized Losses and Certain Expenses"
                                    herein.

Treatment of REO Properties.........Notwithstanding that a Mortgaged Property securing any Mortgage Loan may be acquired on behalf of the Certificateholders through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), such Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Extraordinary Expenses to the Certificates, as well as the Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees and Trustee Fees (each as defined herein) payable under the Pooling Agreement, generally be treated as having remained outstanding until

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    such REO Property is liquidated. In
                                    connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Master Servicer and/or Special Servicer in connection with the operation and disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to a recoverability determination as more fully described herein (see "Description of the Certificates--P&I and Other Advances"), the Master Servicer will be required to make P&I Advances, as described below, in respect of such Mortgage Loan as if it had remained outstanding.

P&I Advances........................Subject to a recoverability determination as described herein, and further subject to the reduced advancing obligations in respect of certain modified Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Distribution Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the last day of the related Collection Period.

                                    If the Master Servicer fails to make a
                                    required P&I Advance, the Trustee will be required to make such P&I Advance. The Special Servicer shall have no obligation to make any P&I Advance.

                                    As more fully described herein, the Master
                                    Servicer and the Trustee will each be
                                    entitled to interest on any P&I Advance made by it, and the Master Servicer, the Special Servicer and the Trustee will each be entitled to interest on certain reimbursable servicing expenses incurred by it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to [specify applicable rate] (the "Reimbursement Rate"), and will be paid: first, out of Default Interest (as defined herein) and late payment charges collected in respect of the related Mortgage Loan; and, second, if such P&I Advance or servicing expense has been reimbursed, out of general collections on the Mortgage Pool. See "Description of the Certificates--P&I and Other Advances" herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[Compensating Interest
  Payments..........................To the extent of the aggregate of all Master
                                    Servicing Fees and Prepayment Interest
                                    Excesses paid to the Master Servicer as
                                    servicing compensation for the related
                                    Collection Period, the Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest Payment") with respect to each Distribution Date to cover the aggregate of any Prepayment Interest Shortfalls incurred during such Collection Period. A "Prepayment Interest Shortfall" is a shortfall in the collection of a full month's interest (net of related Master Servicing Fees and Property Servicing Fees (as defined herein)) on any Mortgage Loan by reason of a full or partial voluntary principal prepayment being made and applied to such Mortgage Loan prior to the related Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of related Master Servicing Fees and Property Servicing Fees) made in connection with any full or partial prepayment of a Mortgage Loan being made and applied to such Mortgage Loan after the related Due Date in any Collection Period, which payment of interest is intended to cover the period from such Due Date to the date of prepayment. The "Net Aggregate Prepayment Interest Shortfall" for any Distribution Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period exceeds
                                    (b) any Compensating Interest Payment made by the Master Servicer with respect to such Distribution Date. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.]

Optional Termination................The Special Servicer or the Master Servicer,
                                    in that order, will have an option to
                                    purchase all of the Mortgage Loans and any REO Properties, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Pool is less than __% of the Initial Pool Balance. See "Description of the Certificates--Termination" herein.


Certain Investment
  Considerations....................The yield on any Offered Certificate will depend on (a) the price at which such
                                    Certificate is purchased by an investor and
                                    (b) the rate, timing and amount of
                                    distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, (iii) the rate, timing and severity of Realized Losses and Extraordinary Expenses


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                                    and the extent to which such losses and
                                    shortfalls are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate and (v) the priority of such Certificate to receive payments.


                                    The yield to maturity on any Offered
                                    Certificate will be affected by the rate and timing of prepayments and other collections of principal on or in respect of the Mortgage Loans and the allocation thereof to reduce the principal balance (the "Certificate Principal Balance") or notional amount (the "Certificate Notional Amount") of such Certificate. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of prepayments could result in a lower than anticipated yield and, in the case of any Class S Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of prepayments could result in a lower than anticipated yield. In addition, the yield to maturity on the Class S Certificates will be highly sensitive to the rate and timing of principal payments on and other liquidations of the Mortgage Loans, and investors in the Class S Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of prepayments and/or liquidations in respect of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments. See "Yield and Maturity Considerations" herein and in the Prospectus. The full or partial, as applicable, allocation of Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans to the holders of the Class S Certificates as described herein, for so long as such Certificates are outstanding, is intended to reduce those risks; however, such allocation may be insufficient to offset fully the adverse effects on the yield of such Class of Certificates that the related prepayments may otherwise have.

Certain Federal Income Tax
  Consequences......................Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes with the resulting REMICs being herein referred to as "REMIC I", "REMIC II" and "REMIC III", respectively. The assets of REMIC I will include the Mortgage Loans, any REO Properties acquired on behalf of the Certificateholders and the Collection Account (as defined in the Prospectus). For federal income tax purposes (i) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of REMIC II,
                                    (ii) the Class R-I Certificates will
                                    evidence the sole class of

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    "residual interests" in REMIC I, (iii) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of REMIC III, (iv) the Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II, (v) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt obligations of, REMIC III, and (vi) the Class R-III Certificates will evidence the sole class of "residual interests" in REMIC III.

                                    [The [identify Classes, if any] Certificates will not, and the [identify Classes, if any] Certificates will, be treated as having been issued with original issue discount for federal income tax reporting purposes. The prepayment assumption to be used for purposes of computing the accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be that the Mortgage Loans are not voluntarily prepaid prior to their respective Maturity Dates. However, no representation is made that the Mortgage Loans will not prepay or, if they do, that they will prepay at any particular rate.]

                                    [Generally, except to the extent noted
                                    below, the Certificates will be treated as "real estate assets" within the meaning of
                                    Section 856(c)(5)(A) of the Internal Revenue
                                    Code of 1986 (the "Code"). In addition,
                                    except to the extent noted below, interest
                                    (including original issue discount) on the Certificates will be interest described in
                                    Section 856(c)(3)(B) of the Code. However, the Certificates will generally only be considered assets described in Section 7701(a)(19)(C) of the Code to the extent that the Mortgage Loans are secured by residential property and, accordingly, an investment in the Certificates may not be suitable for some thrift institutions. See "Description of the Mortgage Pool" herein.]


                                    For further information regarding the
                                    Federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.


ERISA Considerations................A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal counsel whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                    [The U.S. Department of Labor has issued to the Underwriter an individual exemption, Prohibited

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Transaction Exemption _____, which generally exempts from the application of certain of the prohibited transaction provisions of
                                    Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by
                                    Section 4975(a) and (b) of the Code,
                                    transactions relating to the purchase, sale and holding of pass-through certificates underwritten or placed by the Underwriter and the servicing and operation of related asset pools, provided that certain conditions are satisfied.]

                                    [To the extent described herein, the
                                    Depositor expects that Prohibited
                                    Transaction Exemption _____ will generally apply to the Senior Certificates, but it will not apply to the other Offered Certificates. Accordingly, the Class A-2, Class A-3 and Class B-1 Certificates should not be acquired by, on behalf of, or with assets of a Plan, unless the purchase and holding of any such Certificate is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account, or Section 401(c) of ERISA, which may provide limited relief from the prohibited transaction rules for certain transactions involving an insurance company general account. ] See "ERISA
                                    Considerations" herein and in the
                                    Prospectus.


Ratings.............................It is a condition to their issuance that the respective Classes of Offered Certificates receive the following credit ratings from ("________") and/or____________________
                                    ("_____"; together with _____, the "Rating
                                    Agencies"):

                                                   [Rating  [Rating
                                    Class          Agency]  Agency]
                                    -----          -------  -------
                                    Class S
                                    Class A-1A
                                    Class A-1B
                                    Class A-2
                                    Class A-3
                                    Class B-1

                                    The foregoing ratings of the Offered
                                    Certificates address the timely payment
                                    thereon of interest and, to the extent
                                    applicable, the ultimate payment thereon of principal on or before the Rated Final Distribution Date. The foregoing ratings of the Offered Certificates do not address the tax attributes of the Offered Certificates or the Trust Fund. The rating of the Class S Certificates by _____ does not address the possibility that holders of the Class S Certificates might suffer a lower than anticipated yield due to prepayments on

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    and/or other liquidations of the Mortgage
                                    Loans or that, as a consequence of a rapid rate of prepayments and/or liquidations of Mortgage Loans, the holders of the Class S Certificates may not fully recover their initial investments. The ratings of the Offered Certificates do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be lowered, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Certificates, or if one does, what rating such agency would assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Legal Investment ...................[The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage derivative securities. Any such restrictions enacted or adopted after the date hereof could alter the extent to which such an institution may continue to hold a particular investment. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.]

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective purchasers of Offered Certificates should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein. [The following risks are subject to modification to reflect the actual circumstances relating to any series of Certificates.]



      Special Prepayment and Yield Considerations. The yield to maturity on any Offered Certificate will depend on, among other things, the rate and timing of principal payments (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and repurchases due to breaches of representations and warranties) on the Mortgage Loans and the allocation thereof to reduce the Certificate Principal Balance or Certificate Notional Amount of such Certificate. The Class S Certificates will be especially sensitive to the rate and timing of such principal prepayments. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund due to a material breach of representation or warranty, the repurchase price paid would be passed through to the holders of the REMIC Regular Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium or Yield Maintenance Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Yield and Maturity Considerations" herein and in the Prospectus.

      In general, if an Offered Certificate is purchased at a premium and distributions in reduction of the Certificate Principal Balance or Certificate Notional Amount thereof occur at a rate faster than anticipated at the time of purchase, then (to the extent that the required Prepayment Premiums or Yield Maintenance Premiums are not received or are distributable to a different Class of Certificates) the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and distributions in reduction of the Certificate Principal Balance thereof occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

      Prepayment Premiums and Yield Maintenance Premiums, even if available and distributable on any Class of Offered Certificates, may not be sufficient to offset fully any loss in yield on such Class of Certificates attributable to the related prepayments of the Mortgage Loans. Provisions requiring Prepayment Premiums or Yield Maintenance Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium or Yield Maintenance Premium will be enforceable under applicable state or federal law. In addition, even if such obligation is enforceable, no assurance can be given that, in the event of a prepayment resulting from a foreclosure of a Mortgage Loan, the Liquidation Proceeds will be sufficient to make such payment.

      The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates with Certificate Principal Balances and the weighted average life of the Offered Certificates with Certificate Principal Balances will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. The yield to holders of the Class S Certificates and the Offered Certificates that are Subordinate Certificates will be sensitive in varying degrees to the rate, timing and magnitude of losses on the Mortgage Loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and the amount of losses actually experienced, and such additional losses are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain extreme scenarios, be negative. In general, the earlier a loss is borne by an investor, the greater is the effect on such investor's yield to maturity.

      Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by an Offered Certificate to the extent that P&I Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default, and interest accrued and payable to the Master Servicer or Special Servicer in respect of Advances made thereby in connection with such defaults and delinquencies will reduce amounts available for distribution on one or more Classes of Certificates and may ultimately result in the reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of any such Class. Following a default by a Mortgagor in payment of a Mortgage Loan at maturity, the Special Servicer may, subject to certain limitations, extend the maturity of such Mortgage Loan [up to _____ years]. The obligation of the Master Servicer or the Trustee, as applicable, to make P&I Advances in respect of a Mortgage Loan that is delinquent as to its Balloon Payment is limited to the extent described under "Description of the Certificates--P&I and Other Advances" herein.


      Subordination of Subordinate Certificates. As and to the extent described herein, the rights of the holders of the respective Classes of Offered Certificates that are Subordinate Certificates to receive distributions of amounts collected or advanced on or in respect of the Mortgage Loans will be subordinated to those of the holders of each other Class of Offered Certificates, including the Senior Certificates, with a higher priority of payment. Although such subordination is intended, in varying degrees depending on the Class, to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the respective Classes of Offered Certificates, the amount of subordination afforded to any particular Class of Offered Certificates will be limited and may decline under certain circumstances. In addition, the impact of losses and shortfalls experienced with respect to the Mortgage Loans may fall primarily upon those Classes of Certificates having a later right of payment.

      The amount of any applicable credit support provided by the Subordinate Certificates to the Senior Certificates, and by each Class of Subordinate Certificates to each other Class of Subordinate Certificates (if any) having a higher payment priority, has been determined on the basis of criteria established by each Rating Agency that take into account an assumed level of defaults, delinquencies and losses on the Mortgage Loans. There can be no assurance, however, that the loss experience on the Mortgage Loans will not exceed such assumed levels. See "Description of the Certificates--Distributions--Application of the Available Distribution Amount" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

      Limited Recourse Nature of Mortgage Loans; Recourse Generally Limited to Mortgaged Property. The Mortgage Loans are nonrecourse obligations of the Mortgagors and, accordingly, in the case of default, recourse will be limited to the related Mortgaged Property securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property or the ability of the related Mortgagor to refinance the Mortgaged Property. Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental entity or private mortgage insurer or by any other person. However, as more fully described under "Description of the Mortgage Pool--Representations and Warranties with respect to Mortgage Loans; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase those Mortgage Loans as to which there is a material breach of its representations and warranties, which breach cannot be cured in a timely manner.

      Increased Risk of Default Associated with Adjustable Rate Mortgage Loans. ________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. Increases in the required Monthly Payments on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

      Increased Risk of Default Associated with Balloon Payments. [None] [Only ___] of the Mortgage Loans [is][are] fully amortizing over [its term] [their respective terms] to maturity. Thus, [each] [most] of the Mortgage Loans will have a substantial payment (that is, a Balloon Payment) due at its stated maturity unless prepaid prior thereto. Mortgage Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments" in the Prospectus.

      Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments. In order to maximize recoveries on defaulted Mortgage Loans, the Pooling Agreement enables the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be distributable in respect of a Class of Offered Certificates, whether such delay is due to borrower default or to modification of the related Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Certificates. See "Yield and Maturity Considerations" herein and in the Prospectus.

      Exposure of the Mortgage Pool to Adverse Economic or other Developments Based on Geographic Concentration. ______ Mortgage Loans, which represent ____% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in _____________. In general, that concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments that may occur in _________. In recent periods, _____________ (along with other regions of the United States) has experienced a significant downturn in the market value of real estate.

      Increased Risk of Loss Associated With Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Balances (as defined herein) that are substantially higher than the average Cut-off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. In addition, in several cases, multiple Mortgage Loans have been made to the same Mortgagor or to a group of affiliated Mortgagors that are under common control. Concentration of borrowers also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans.

      Risks Associated With Changes in Concentrations. If and as payments in respect of principal (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and repurchases due to breaches of representations and warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of Mortgagors and affiliated Mortgagors and geographic location. [Because unscheduled collections of principal on the Mortgage Loans are payable on the respective Classes of Sequential Pay Certificates in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.]

      Inclusion of Delinquent, Under-Performing and Non-Performing Mortgage Loans. The Mortgage Pool will include ____ Mortgage Loans, representing __% of the Initial Pool Balance, that [describe generally the characteristics of those delinquent, under-performing and non-performing Mortgage Loans, if any, included in the Mortgage Pool]. The amount of any applicable credit support provided to a Class of Certificates as described under "--Subordination of Subordinate Certificates" may not cover all losses and shortfalls related to such delinquent, under-performing and non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Mortgage Pool may adversely affect the rate of defaults and prepayments in respect of the Mortgage Pool and the yield on the Offered Certificates. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Inclusion of Delinquent, Under-Performing and Non-Performing Mortgage Loans in a Mortgage Asset Pool" in the Prospectus.]

      Potential Liability to the Trust Fund Relating to a Materially Adverse Environmental Condition. [An environmental site assessment was performed at [each][all but ___] of the Mortgaged Properties during the _____ month period prior to the Cut-off Date. [Note any special environmental problems.] [Otherwise,] no such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property[, except for
(i) those cases in which the condition or circumstance was remediated or an escrow for such remediation has been established and (ii) those cases in which an operations and maintenance plan or periodic monitoring of nearby properties was recommended, which recommendations are consistent with industrywide practices].

      The Pooling Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling Agreement will effectively insulate the Trust Fund from potential liability for a materially adverse environmental condition at any Mortgaged Property. See "Servicing and Administration of the Mortgage Assets-- Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

      Limited Liquidity. There is currently no secondary market for the Offered Certificates. The Underwriter has indicated its intention to make a secondary market in the Offered Certificates, but it is not obligated to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if one does develop, that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

      Risks Relating to Lack of Certificateholder Control Over Trust Fund. Certificateholders generally do not have a right to vote, except with respect to certain amendments to the Pooling Agreement. Furthermore, Certificateholders will generally not have the right to make decisions with respect to the administration of the Trust Fund. Such decisions are generally made, subject to the express terms of the Pooling Agreement, by the Master Servicer, the Trustee, the Special Servicer or the REMIC Administrator, as applicable. Any decision made by one of those parties in respect of the Trust Fund, even if made in the best interests of the Certificateholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class of Offered Certificates and may negatively affect the interests of such holders.


                        DESCRIPTION OF THE MORTGAGE POOL

General

      The Mortgage Pool will consist primarily of ___ [describe general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $__________ (the "Initial Pool Balance")[, subject to a permitted variance of plus or minus __%]. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their Cut-off Date Balances.

      Each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a [first] mortgage, deed of trust or similar security instrument (a "Mortgage") on the fee simple (or, in ___ cases, representing ___% of the Initial Pool Balance, the leasehold) interest of the related mortgagor (the

"Mortgagor") in real property used for commercial or multifamily purposes, all buildings and improvements thereon and certain personal property located thereon (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

      The Mortgage Loans are not insured or guaranteed by the Depositor or the Mortgage Loan Seller, by any governmental entity or private mortgage insurer or by any other person. All of the Mortgage Loans are nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement dated as of ______________, 199__ (the "Mortgage Loan Purchase Agreement"), between the Company and the Mortgage Loan Seller, and the Company will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Mortgage Loan Seller" herein and "Description of the Pooling Agreements--Transfer of Mortgage Assets" in the Prospectus. For purposes of the Prospectus, the Mortgage Loan Seller constitutes a "Mortgage Asset Seller".

      [The Mortgage Loans were originated during the period from ____________ to _____________, generally in accordance with the underwriting criteria described below under "--Underwriting of the Mortgage Loans". The Mortgage Loan Seller originated ____ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, and acquired the remaining Mortgage Loans from the respective originators thereof.]

Certain Payment Characteristics

      ___ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, have Due Dates that occur on the ___ day of each month. The remaining Mortgage Loans have Due Dates that occur on the ______ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), and _______ (____% of the Mortgage Loans) day of each month.

      [____________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. The ARM Loans bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the applicable value of the related Index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates and, in the case of ________ Mortgage Loans, which represent ____% of the Initial Pool Balance, to periodic minimum and/or maximum Mortgage Rates. The remaining Mortgage Loans are Fixed Rate Loans. None of the ARM Loans is convertible into a Fixed Rate Loan.]

      [If there are ARM Loans: [Identify Mortgage Loan Index]. The adjustments to the Mortgage Rates on the ARM Loans may in each case be based on the value of the related Index as available a specified number of days prior to an Interest Rate Adjustment Date, or may be based on the value of the related Index as most recently published as of an Interest Rate Adjustment Date or as of a designated date preceding an Interest Rate Adjustment Date. ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur monthly; ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur semi-annually; and the remaining ARM Loans provide for Interest Rate Adjustment Dates that occur annually.]

      [If there are ARM Loans: The Monthly Payments on each ARM Loan are subject to adjustment on each Payment Adjustment Date to an amount [that would amortize fully the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then applicable Mortgage Rate]. [Discuss frequency of Payment Adjustment Dates and possibility of negative amortization of interest.]]

      _____ of the Mortgage Loans, representing ___% of the Initial Pool Balance, are Balloon Loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Thus, each such Mortgage Loan will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto. The remaining Mortgage Loans are fully amortizing.

      [All the Mortgage Loans provided at origination for, sequentially, a period (a "Lockout Period") during which voluntary prepayments of principal (each, a "Principal Prepayment") are prohibited, then a period during which Principal Prepayments are permitted but are required to be accompanied by the greater of a specified percentage of the principal amount being prepaid (a "Prepayment Premium") or a premium calculated on the basis of a yield maintenance formula (a "Yield Maintenance Premium"), and then, commencing on a specified date prior to maturity, a period (the related "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium or Yield Maintenance Premium.]

[The Index]

      [Describe Index.]

[Delinquent and Nonperforming Mortgage Loans]

      [Describe those delinquent and nonperforming Mortgage Loans, if any, included in the Trust Fund.]

Additional Mortgage Loan Information

      The following tables set forth the specified characteristics of, in each case as indicated, the ARM Loans, the Fixed Rate Loans or all the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding.

                      Mortgage Rates as of the Cut-off Date

                                                                   Percent by
                                  Number of        Aggregate       Aggregate
                                   Mortgage       Cut-off Date    Cut-off Date
  Range of Mortgage Rates(%)        Loans           Balance         Balance
  --------------------------        -----           -------         -------

                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Mortgage Rate
(All Mortgage Loans): ______% per annum

Weighted Average Mortgage Rate
 (ARM Loans): ____% per annum

Weighted Average Mortgage Rate
(Fixed Rate Loans): _____% per annum

                         Gross Margins for the ARM Loans


                                                                  Percent by
                                                   Aggregate       Aggregate
                                   Number of      Cut-off Date   Cut-off Date
   Range of Gross Margins(%)       ARM Loans        Balance         Balance
   -------------------------       ---------        -------         -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Gross Margin:____%

             Frequency of Adjustments to Mortgage Rates and Monthly
                           Payments for the ARM Loans

                    Mortgage     Monthly                             Percent by
                      Rate       Payment   Number of   Aggregate     Aggregate
                   Adjustment  Adjustment  Mortgage   Cut-off Date  Cut-off Date
                    Frequency   Frequency    Loans      Balance       Balance
                    ---------   ---------    -----      -------       -------


                                          ============ ============ ===========
Total.............
                                          ============ ============ ===========

                Maximum Lifetime Mortgage Rates for the ARM Loans


                                                                  Percent by
                                                   Aggregate       Aggregate
         Range of Maximum            Number of    Cut-off Date   Cut-off Date
    Lifetime Mortgage Rates(%)       ARM Loans      Balance         Balance
    --------------------------       ---------      -------         -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Maximum
Lifetime Mortgage Rate
(ARM Loans): _____% per annum (A)

-----------------


(A) This calculation does not include the __________ ARM Loans without maximum lifetime Mortgage Rates.

               Minimum Lifetime Mortgage Rates for the ARM Loans

                                                                  Percent by
                                                   Aggregate      Aggregate
         Range of Minimum            Number of    Cut-off Date   Cut-off Date
    Lifetime Mortgage Rates(%)       ARM Loans      Balance        Balance
    --------------------------       ---------      -------        -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Minimum
Lifetime Mortgage Rate
(ARM Loans): _____% per annum (A)



-----------------

(A) This calculation does not include the __________ ARM Loans without minimum lifetime Mortgage Rates.

                              Cut-off Date Balances

                                                                   Percent by
                                                    Aggregate      Aggregate
           Cut-off Date            Number of      Cut-off Date    Cut-off Date
        Balance Range ($)       Mortgage Loans       Balance        Balance
        -----------------       --------------       -------        -------

                               ================ =============== ================
Total
                               ================ =============== ================

Average Cut-off Date Balance
(All Mortgage Loans): $____________

Average Cut-off Date Balance
(ARM Loans): $____________


Average Cut-off Date Balance
(Fixed Rate Loans): $____________




                          Types of Mortgaged Properties

                                                                   Percent by
                                                   Aggregate       Aggregate
                                  Number of       Cut-off Date    Cut-off Date
          Property Type         Mortgage Loans      Balance         Balance
          -------------         --------------      -------         -------

Total.........................
                               ================ =============== ================
                               ================ =============== ================

               Geographic Distribution of the Mortgaged Properties

                                                                   Percent by
                                                   Aggregate       Aggregate
                                  Number of       Cut-off Date    Cut-off Date
              State             Mortgage Loans      Balance         Balance
              -----             --------------      -------         -------

Total.........................
                               ================ =============== ================
                               ================ =============== ================

                  Original Term to Stated Maturity (in Months)

                                                                   Percent by
                                                   Aggregate       Aggregate
         Range of Original        Number of       Cut-off Date    Cut-off Date
         Terms (in Months)      Mortgage Loans      Balance         Balance
         -----------------      --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Original
Term to Stated Maturity
(All Mortgage Loans): ____ months

Weighted Average Original
Term to Stated Maturity
(ARM Loans): ____ months

Weighted Average Original
Term to Stated Maturity
(Fixed Rate Loans): ____ months

                  Remaining Term to Stated Maturity (in Months)
                             as of the Cut-off Date

                                                                   Percent by
                                                   Aggregate       Aggregate
        Range of Remaining        Number of       Cut-off Date    Cut-off Date
         Terms (in Months)      Mortgage Loans      Balance         Balance
                                --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Remaining
Term to Stated Maturity
(All Mortgage Loans): ___ months

Weighted Average Remaining
Term to Stated Maturity
(ARM Loans): ___ months

Weighted Average Remaining
Term to Stated Maturity
(Fixed Rate Loans): ___ months

      The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" set forth in the following table for any Mortgage Loan is [the ratio of (i) Net Operating Income produced by the related Mortgaged Property for the period (annualized if the period was less than one year) covered by the most recent operating statement available to the Company to (ii) the amount of the Monthly Payment in effect as of the Cut-off Date multiplied by 12. "Net Operating Income" is the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income and deposit forfeitures), less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance), and further less fixed expenses (such as insurance and real estate taxes). Net Operating Income generally does not reflect capital expenditures. The following table was prepared using operating statements obtained from the respective Mortgagors or the related property managers. In each case, the information contained in such operating statements was unaudited, and neither the Issuer nor the Company has made any attempt to verify its accuracy. In the case of _____ Mortgage Loans (____ ARM Loans and ____ Fixed Rate Loans), representing __% of the Initial Pool Balance, operating statements could not be obtained, and accordingly, Debt Service Coverage Ratios for those Mortgage Loans were not calculated. The last day of the period (which may not correspond to the most recently ended calendar year) covered by each operating statement from which a Debt Service Coverage Ratio was calculated is set forth in [Annex A] with respect to the related Mortgage Loan.]


                         Debt Service Coverage Ratios(A)

                                                                   Percent by
            Range of               Number of                       Aggregate
          Debt Service             Mortgage    Aggregate Cut-off  Cut-off Date
      Coverage Ratios (x)           Loans        Date Balance       Balance
      -------------------           -----        ------------       -------

Not Calculated(B).............
                               ================ =============== ================

Total.........................
                               ================ =============== ================

Weighted Average
Debt Service Coverage Ratio
(All Mortgage Loans): _____x(C)

Weighted Average
Debt Service Coverage Ratio
(ARM Loans): _____x(D)


Weighted Average
Debt Service Coverage Ratio
(Fixed Rate Loans): _____x(E)


-------------------

(A) The Debt Service Coverage Ratios are based on the most recently available operating statements obtained from the respective mortgagors or the related property managers.
(B) The Debt Service Coverage Ratios for these Mortgage Loans were not calculated due to a lack of available operating statements.
(C) This calculation does not include the ________ Mortgage Loans as to which Debt Service Coverage Ratios were not calculated.
(D) This calculation does not include the ________ ARM Loans as to which Debt Service Coverage Ratios were not calculated.
(E) This calculation does not include the ________ Fixed Rate Loans as to which Debt Service Coverage Ratios were not calculated.

      The following tables set forth the range of LTV Ratios of the Mortgage Loans at the Cut-off Date. The "LTV Ratio" set forth in the following table for any Mortgage Loan is [a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the fair market value of a Mortgaged Property could have decreased from the value determined at origination, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio as reflected in the table set forth below.]

                           LTV Ratios at Cut-off Date

                                                                   Percent by
                                                   Aggregate       Aggregate
   Range of LTV Ratios(%)         Number of       Cut-off Date    Cut-off Date
     as of Cut-off Date         Mortgage Loans      Balance         Balance
     ------------------         --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average LTV
   Ratios as of Cut-off Date
   (All Mortgage Loans):
    -----%

Weighted Average LTV Ratio
   as of Cut-off Date (ARM
   Loans):  _____%

Weighted Average LTV Ratio
   as of Cut-off Date (Fixed
   Rate Loans):  _____%

                                 Occupancy Rates

                                                                   Percent by
                                                   Aggregate       Aggregate
             Range of             Number of       Cut-off Date    Cut-off Date
        Occupancy Rates(A)      Mortgage Loans      Balance         Balance
                                --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Occupancy Rate (All
    Mortgage Loans)(A):  _____%

Weighted Average Occupancy Rate
   (ARM Loans)(A):  _____%

Weighted Average Occupancy Rate
   (Fixed Rate Loans)(A):  _____%

---------------------------------

(A) Physical occupancy rates calculated based on rent rolls provided by the respective Mortgagors or related property managers as of a date no more than ___ months prior to the Cut-off Date.

      Specified in [Annex A] to this Prospectus Supplement are the foregoing and certain additional characteristics of the Mortgage Loans set forth on a loan-by-loan basis. Certain additional information regarding the Mortgage Loans is contained herein under "--Underwriting of the Mortgage Loans" and "--Representations and Warranties with respect to Mortgage Loans; Repurchases" and in the Prospectus under "Description of the Underlying Assets--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

      [Delinquencies. As of the Cut-off Date, [no] Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment.]

The Mortgage Loan Seller

      General. [The Mortgage Loan Seller [, a wholly-owned subsidiary of __________,] is a _________________ organized in 19___ under the laws of
__________________. [Specify additional information regarding the Mortgage Loan Seller's multifamily and commercial portfolio.]

      The information set forth herein concerning the Mortgage Loan Seller and the underwriting of the Mortgage Loans has been provided by the Mortgage Loan Seller, and neither the Depositor nor the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Underwriting of the Mortgage Loans

      [All of the Mortgage Loans were originated generally in accordance with the underwriting criteria described herein.]

      [Description of underwriting.]

Representations and Warranties with respect to Mortgage Loans; Repurchases

      In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan, as of [the Closing Date], or as of such other date specifically provided in the representation and warranty, among other things, that:

      [Specify significant representations and warranties.]

      If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties as described in the Prospectus and if the Mortgage Loan Seller cannot cure such breach within a period of ___ days following its receipt of such notice, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with its interests in the Mortgage Loans, by the Depositor to the Trustee) to repurchase the affected Mortgage Loan within such __-day period at a price (the "Purchase Price") equal to [the sum of (i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan at the related Mortgage Rate from the date to which interest was last paid to the Due Date in the Due Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer and the Special Servicer].

      The foregoing repurchase obligation will constitute the sole remedy available to the Certificateholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans, and none of the Depositor, the Master Servicer, the Special Servicer or any of their affiliates [(other than the Mortgage Loan Seller)] will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Pooling Agreements--Representations and Warranties with respect to Mortgage Assets; Repurchase and Other Remedies" in the Prospectus.

Changes in Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling Agreement, with the Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans, for the benefit of the Certificateholders, in accordance with applicable law, the terms of the Pooling Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, [in accordance with the following standards (collectively, the "Servicing Standard"): (a) with the same care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans or, if higher, with the same care, skill and diligence with which the Master Servicer or Special Servicer, as the case may be, generally services comparable mortgage loans owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to Certificateholders (as a collective whole) on a present value basis; and (c) without regard to: (i) any relationship that it or any of its affiliates may have with the related Mortgagor or any other party to the Pooling Agreement; (ii) its ownership (or that of an affiliate) of any Certificate; (iii) any obligation to make Advances (as defined below); and (iv) its right or the right of any affiliate to receive compensation for its services or reimbursement of costs under the Pooling Agreement or with respect to any particular transaction].

      The Master Servicer initially will, except for certain limited duties, be responsible for the master servicing and administration of the entire Mortgage Pool. [The Special Servicer will be responsible for property level servicing and administration of the entire Mortgage Pool, including: (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property at least once every ___ years; and (ii) collecting and making certain calculations based on annual operating statements and rent rolls with respect to each Mortgaged Property.] The Special Servicer will also be responsible for special servicing and administering any Mortgage Loan as to which any of the following events (each, a "Servicing Transfer Event") occurs: [(a) the related Mortgagor fails to make when due any Balloon Payment, which failure continues unremedied, or the Master Servicer determines, in its reasonable good faith judgment, will continue unremedied, for 30 days; (b) the related Mortgagor fails to make when due any other Monthly Payment or any other payment required under the related Mortgage Note and Mortgage, which failure continues unremedied, or the Master Servicer determines, in its reasonable good faith judgment, will continue unremedied, for 60 days; (c) the Master Servicer determines, in its reasonable good faith judgment, that a default in making any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note and Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (d) the Master Servicer determines, in its reasonable good faith judgment, that a default (other than as described in clause (a) or (b) above) has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan and such default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur in respect of the related Mortgagor or the related Mortgaged Property, or the related Mortgagor takes certain actions indicating its insolvency or its inability to pay its obligations, or (f) the Master Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property].

      If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is required to use reasonable efforts to effect or to cooperate in effecting the transfer of the servicing responsibilities with respect thereto to the Special Servicer within ____ business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances to (including, if necessary, P&I Advances) and prepare certain reports for, the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired on behalf of the Certificateholders (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans". The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the Pooling Agreement.

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as no circumstance identified in clauses (a) through (f) of the second preceding paragraph exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and such of the following as are applicable occur:

            (w) with respect to the circumstances described in clause (a) and
      (b) of the second preceding paragraph, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

            (x) with respect to the circumstances described in clauses (c) and
      (e) of the second preceding paragraph, such circumstances cease to exist in the reasonable good faith judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) of the second preceding paragraph, such default is cured; and

            (z) with respect to the circumstances described in clause (f) of the second preceding paragraph, such proceedings are terminated.

      Set forth below is a description of certain pertinent provisions of the Pooling Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Servicing and Administration of the Mortgage Assets", for additional important information regarding the terms and conditions of the Pooling Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

The Master Servicer

      [_____________________________________________ (the "Master Servicer")
will act as Master Servicer with respect to the Mortgage Pool. The offices of the Master Servicer that will be primarily responsible for servicing and administering the Mortgage Pool are located at__________________________________________________. As of_______________,
199__, the Master Servicer had a net worth of approximately $______________ and was the servicer of a portfolio of multifamily and commercial mortgage loans in ___ states totaling approximately $______________ in aggregate outstanding principal amount.]

      The foregoing information has been provided by the Master Servicer. None of the Depositor, the Underwriter, the Trustee, the REMIC Administrator, the Special Servicer or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

      The Master Servicer will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or sufficiency of the security arrangements described herein with respect to the Mortgage Loans or the collectability of amounts due under the Mortgage Loans.

The Special Servicer

      [____________________________________ will act as Special Servicer with respect to the Mortgage Pool. The principal offices of the Special Servicer are located at ____________________________. As of _________, 199__, the Special
Servicer was responsible for the servicing of approximately _________ commercial and multifamily loans with an aggregate principal balance of approximately $_______, the collateral for which is located in ___ states.]

      The foregoing information has been provided by the Special Servicer. None of the Depositor, the Underwriter, the Trustee, the REMIC Administrator, the Master Servicer or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness of such information.

      The Special Servicer will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or sufficiency of the security arrangements described herein with respect to the Mortgage Loans or the collectability of amounts due under the Mortgage Loans.

Sub-Servicers

      The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling Agreement. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the Pooling Agreement and must provide, among other things, that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

      The Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the Pooling Agreement. See "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus and "--Servicing and Other Compensation and Payment of Expenses" below.

Servicing and Other Compensation and Payment of Expenses

      [The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at _______% per annum (the "Master Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Mortgage Loan is computed. As additional servicing compensation, the Master Servicer will be entitled to (x) Prepayment Interest Excesses (as defined below) actually collected on the Mortgage Loans and (y) any Default Interest (that is, interest in excess of interest at the related Mortgage Rate, accrued on any Mortgage Loan by reason of a default thereunder) and late payment charges actually collected on the Mortgage Loans, but only to the extent that such items (i) are allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property and (ii) are not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Collection Account (as defined in the Prospectus), in Permitted Investments (as defined in the Prospectus), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. See "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus.]

      [If a Mortgagor prepays a Mortgage Loan in whole or in part prior to the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and Property Servicing Fees) that accrues on the amount of such Principal Prepayment will be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accruing on the REMIC Regular Certificates and fees payable to the Trustee. If such a Principal Prepayment is made after the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and Property Servicing
Fees) that accrues on the amount of such Principal Prepayment will exceed (such excess, a "Prepayment Interest Excess") the corresponding amount of interest accruing on the REMIC Regular Certificates and fees payable to the Trustee. Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Distribution Date, the Master Servicer will be required to deposit into the Collection Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate Master Servicing Fees for the related Collection Period, plus any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. The Master Servicer is not required to make Compensating Interest Payments to cover comparable shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan or an REO Property acquired in respect thereof. If the aggregate of any Prepayment Interest Shortfalls experienced during any Collection Period exceed any Compensating Interest Payment made in respect thereof, the difference will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.]

      [The principal compensation to be paid to the Special Servicer in respect of its property level servicing activities will be the Property Servicing Fee. The "Property Servicing Fee" will accrue with respect to each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) at a rate equal to _____% per annum (the "Property Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on any such Mortgage Loan is computed. Earned but unpaid Property Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account.]

      [The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. Solely as to Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property, and in addition to the Property Servicing Fee for such Mortgage Loans, the Special Servicer shall be entitled to the "Special Servicing Fee" which will accrue at a rate equal to ____% per annum (the "Special Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on any such Mortgage Loan is computed. The Special Servicing Fee with respect to any such Mortgage Loan will cease to accrue if such loan (or the related REO Property) is liquidated or if, in the case of a Specially Serviced Mortgage Loan, it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account. A "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of _____% to, each collection of interest and principal (net of related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances) and each collection of a Prepayment Premium or a Yield Maintenance Premium, received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause, or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than as a result of the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Mortgage Loan Seller in connection with a material breach of representation or warranty or any purchase thereof by the Special Servicer or the Master Servicer). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of a "Liquidation Fee Rate" of_____% to, such full or discounted payoff, Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer or the Special Servicer to cover related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase of any Specially Serviced Mortgage Loan or REO Property by the Mortgage Loan Seller in connection with a material breach of representation or warranty or any purchase thereof by the

Special Servicer or the Master Servicer. As additional servicing compensation, the Special Servicer will be entitled to retain all modification fees received on or with respect to any Mortgage Loan. The Special Servicer will also be entitled to Default Interest and late payment charges actually collected on the Specially Serviced Mortgage Loans, but only to the extent that such items are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Trustee with respect to any Advances made in respect of the related Mortgage Loan.]

      [In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Collection Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.]

      [Assumption fees and modification fees actually collected on or with respect to the Mortgage Loans will allocated between the Master Servicer and the Special Servicer as provided in the Pooling Agreement and will be paid to each as additional servicing compensation.]

      The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the Pooling Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account and at times without regard to the relationship between the expense and the funds from which it is being paid. [In addition, if the Special Servicer is required under the Pooling Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within _____ days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception, be relieved of any obligations with respect to any Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).]

      [If the Master Servicer or Special Servicer is required under the Pooling Agreement to make a Servicing Advance, but neither does so within _____ days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for _____ more days, the Trustee will be required to make such Servicing Advance.]

      The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in its reasonable good faith judgment, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Trustee is entitled to conclusively rely on the non-recoverability determination made by the Master Servicer or Special Servicer.

      As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest on Servicing Advances made thereby. See "Description of the Certificates--P&I and Other Advances" herein.

Modifications, Waivers, Amendments and Consents

      [The Special Servicer may, consistent with the Servicing Standard (but the Master Servicer may not), agree to any modification, waiver or amendment of any term of, forgive interest (including, without limitation, Default Interest and late payment fees) on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

                  (i) with limited exception, the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation;

                  (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Balloon Loan for more than _____ years beyond its stated maturity date as set forth in the related Mortgage Note as in effect on the Closing Date;

                  (iii) the Special Servicer may not make or permit any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup date of any such REMIC under the REMIC Regulations or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                  (iv) the Special Servicer may not permit any Mortgagor to add or substitute any collateral unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

                  (v) with limited exceptions, the Special Servicer may not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan as in effect on the Closing Date or that is solely within the control of the related Mortgagor; and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.]

Inspections; Collection of Operating Information

      [As a part of its property level servicing duties, the Special Servicer will be required to perform a physical inspection of each Mortgaged Property at least once per calendar year and as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies (i) any sale, transfer or abandonment of the property or (ii) any change in the property's condition, occupancy or value that the Special Servicer considers material.

      Also as part of its property level servicing duties, the Special Servicer will be required, with respect to each Mortgage Loan, to use reasonable efforts to collect from the related Mortgagor and review the annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the financial statements of such Mortgagor, and the Special Servicer will be required to cause annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery.]

[Termination of [Special Servicer] [Master Servicer] Without Cause]

      [Specify circumstances in which the Master Servicer or the Special Servicer may be terminated without cause.]

                         DESCRIPTION OF THE CERTIFICATES

General

      The Series 199_-___ Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about _________, 199_ (the "Closing Date") pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date (the "Pooling Agreement") among the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee. The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments and other collections in respect of the Mortgage Loans received or due after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any REO Property acquired on behalf of the Trust Fund;
(iii) such funds or assets as from time to time are deposited in the Collection Account; and (iv) certain rights incidental to the representations and warranties made by the Mortgage Loan Seller as described under "Description of the Mortgage Pool--Representations and Warranties with respect to the Mortgage Loans; Repurchases" herein.

      The Certificates will consist of [13] classes (each, a "Class") to be designated as: [(i) the Class S Certificates; (ii) the Class A-1A Certificates, the Class A-1B Certificates, the Class A-2 Certificates and the Class A-3 Certificates (collectively, the "Class A Certificates"); (iii) the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates (collectively, the "Class B Certificates"); (iv) the Class C Certificates (collectively with the Class S, Class A and Class B Certificates, the "REMIC Regular Certificates"); and (v) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates")]. Only the Class S Certificates, the Class A Certificates and the Class B-1 Certificates (collectively, the "Offered Certificates") are offered hereby.

Registration and Denominations


      The Class A-1A and Class A-1B Certificates will be issued in denominations of not less than $_______ initial principal balance (initial "Certificate Principal Balance") and in any whole dollar denomination in excess thereof. The Class S Certificates will be issued in denominations of not less than $______ initial notional amount (initial "Certificate Notional Amount") and in any whole dollar denomination in excess thereof. The Class A-2, Class A-3 and Class B-1 Certificates will be issued in denominations of not less than $________ initial Certificate Principal Balance and in any whole dollar denomination in excess thereof.

      Each Class of Offered Certificates will initially be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") and, accordingly, will constitute Book-Entry Certificates within the meaning of the Prospectus. In connection therewith, each Class of Offered Certificates will initially be represented by one or more fully registered physical certificates registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Certificate (each, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing its interest in such Certificate, except under the limited circumstances described under "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus. Unless and until Definitive Certificates are issued in respect of the Offered Certificates, beneficial ownership interests in each such Class of Certificates will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"), and all references to actions by holders of each such Class of Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through the DTC Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of each such Class of Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for distribution to the related Certificate Owners through the DTC Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Securities--Book-Entry Registration and Definitive Securities" and "Risk Factors--Book-Entry Registration" in the Prospectus.

      The Trustee will initially serve as registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates and, if and to the extent Definitive Certificates are issued in respect thereof, of transfers and exchanges of the Offered Certificates.

Class Principal Balances and Class Notional Amounts

      Only the Class A, Class B and Class C Certificates (collectively, the "Sequential Pay Certificates") will have Certificate Principal Balances. The Certificate Principal Balance of any Sequential Pay Certificate, as of any date of determination, will equal the product of the Percentage Interest evidenced by such Certificate in the related Class, multiplied by the Class Principal Balance of such Class then outstanding.

      The "Class Principal Balance" of any Class of Sequential Pay Certificates is the aggregate principal amount thereof outstanding from time to time and represents the maximum amount that the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Class Principal Balance of each Class of Sequential Pay Certificates will be reduced on each Distribution Date by any distributions of principal actually made on such Class of Certificates on such Distribution Date and, further, by any Realized Losses and Extraordinary Expenses allocated to such Class of Certificates on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Realized Losses and Certain Expenses" herein.

      Upon initial issuance, the Sequential Pay Certificates will have the respective Class Principal Balances set forth below[, in each case, subject to a permitted variance of plus or minus __%]:

                                                                Approximate
                                           Initial Class       Percentage of
Class                                    Principal Balance  Initial Pool Balance
-----                                    -----------------  --------------------

Class A-1A..............................  $____________            _____%
Class A-1B..............................  $____________            _____%
Class A-2...............................  $____________            _____%
Class A-3...............................  $____________            _____%
Class B-1...............................  $____________            _____%
Class B-2...............................  $____________            _____%
Class B-3...............................  $____________            _____%
Class B-4...............................  $____________            _____%
Class C.................................  $____________            _____%

      The Class S Certificates will not have Certificate Principal Balances or entitle the holders thereof to distributions of principal. Instead, each such Certificate will accrue interest as described herein on its Certificate Notional Amount. The Certificate Notional Amount of any Class S Certificate, as of any date of determination, will equal the product of the Percentage Interest evidenced by such Certificate in the related Class, multiplied by the Class Notional Amount of such Class then outstanding.

      The "Class Notional Amount" of the Class S Certificates will be an aggregate notional amount used solely for purposes of calculating the accrual of interest in respect of such Class of Certificates.

      The Class Notional Amount of the Class S Certificates will equal the aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates outstanding from time to time. Upon initial issuance, the Class Notional Amount of the Class S Certificates will equal $______ [, subject to a variance of plus or minus __%].

      The REMIC Residual Certificates will not have Certificate Principal Balances or Certificate Notional Amounts. The Class R-I Certificates will represent the right to receive on any Distribution Date that portion, if any, of the Available Distribution Amount for such date that remains after all required distributions to be made therefrom on the REMIC Regular Certificates have been so made. It is not expected that the REMIC Residual Certificates will receive any distributions.

      The "Percentage Interest" in the related Class evidenced by any Offered Certificate will be a fraction, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate on the Closing Date as set forth on the face thereof, and the denominator of which is the initial Class Principal Balance or Class Notional Amount, as the case may be, of the related Class on the Closing Date.

Pass-Through Rates

      The Pass-Through Rates applicable to the Class A-1A, Class A-1B, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class C Certificates will, for each Distribution Date, equal ____%, ____%, ____%, ____%, ____%, ____%, ____%, ____% and ____% per annum, respectively. The Pass-Through Rate applicable to the Class S Certificates for the initial Distribution Date will equal approximately ____% per annum and for each Distribution Date thereafter will equal the excess, if any, of the Weighted Average Net Mortgage Rate for such Distribution Date, over the weighted average of the Pass-Through Rates for the respective Classes of Sequential Pay Certificates (weighted on the basis of the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date). The REMIC Residual Certificates will not have Pass-Through Rates or accrue interest.

      With respect to any Distribution Date, the "Weighted Average Net Mortgage Rate" will, in general, equal the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of the commencement of the related Collection Period, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans immediately prior to such Distribution Date.

      The "Net Mortgage Rate" with respect to any Mortgage Loan is, in general, a per annum rate equal to the related Mortgage Rate in effect from time to time, minus _____basis points [;provided that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months (which is the basis on which interest accrues in respect of the REMIC Regular Certificates), then, solely for purposes of calculating the Pass-Through Rate for the Class S Certificates, the Net Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of ____basis points); and provided, further, that, solely for purposes of calculating the Pass-Through Rate for the Class S Certificates from time to time, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modifications to the terms of the related Mortgage Note that may affect the Mortgage Rate]. As of the Cut-off Date, the Net Mortgage Rates for the Mortgage Loans will range from ___% per annum to ___% per annum, with a weighted average Net Mortgage Rate of ___% per annum.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof, reduced (to not less than zero) on each Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been (or, if they had not been applied to cover Extraordinary Expenses, would have been) distributed to Certificateholders on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

      The "Collection Period" with respect to any Distribution Date will be the period commencing immediately following the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the month in which such Distribution Date occurs.

      The "Determination Date" with respect to any Distribution Date will be the __th day of the month in which such Distribution Date occurs, or if such __th day is not a business day, the immediately preceding business day.

Distributions

      General. Distributions on the Certificates will be made by or on behalf of the [Trustee], to the extent of available funds, on the ___th day of each month or, if any such ___th day is not a business day, then on the next succeeding business day, commencing in ____________, 199__ (each, a "Distribution Date"). Except as described below, all such distributions will be made to the persons in whose names the Certificates are registered (the "Certificateholders") at the close of business on the last business day of the month preceding the month in which the related Distribution Date occurs (each, a "Record Date"). [As to each such person, such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions no less than ____ business days prior to the related Record Date and is the registered owner of Certificates with an aggregate initial Certificate Principal Balance of at least $[5,000,000] or an aggregate initial Certificate Notional Amount of at least $[10,000,000], or otherwise by check mailed to such Certificateholder.] Until Definitive Certificates are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Certificates. See "--Registration and Denominations" above. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously deemed allocated to such Certificate) will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. [Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.] All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests in such Class.

      The Available Distribution Amount. With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such date. [The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Collection Account (see "Description of the Pooling Agreements--Collection Accounts" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

                  (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

                  (ii) Prepayment Premiums and Yield Maintenance Premiums (which are separately distributable on the Certificates as hereinafter described);

                  (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), and assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Extraordinary Expenses); and

                  (iv) amounts deposited in the Collection Account in error;
plus

(b) to the extent not already included in clause (a), any P&I Advances and/or Compensating Interest Payment made in respect of such Distribution Date.]

      Application of the Available Distribution Amount. [On each Distribution Date, except as otherwise described under "--Termination" below, the Available Distribution Amount for such date will be distributed to the Certificateholders for the following purposes and in the following order of priority:

                  (i) to the holders of the Class S, Class A-1A and Class A-1B Certificates (collectively, the "Senior Certificates") in respect of interest, pro rata based on entitlement, up to an amount equal to all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to the holders of the Class A-1A and Class A-1B Certificates in respect of principal, allocable as between such Classes of Certificateholders as described below, up to an amount equal to the lesser of (a) the aggregate of the then outstanding Class Principal Balances of the Class A-1A and Class A-1B Certificates and (b) the Principal Distribution Amount for such Distribution Date;

                  (iii) to the holders of the Class A-1A and Class A-1B Certificates as reimbursement, pro rata based on entitlement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to each such Class of Certificates and for which no reimbursement has previously been received;

                  (iv) to the holders of the Class A-2 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) after the Class Principal Balances of the Class A-1A and Class A-1B Certificates have been reduced to zero, to the holders of the Class A-2 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-2 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clause (ii) above;

                  (vi) to the holders of the Class A-2 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (vii) to the holders of the Class A-3 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii)after the Class Principal Balances of the Class A-1A, Class A-1B and Class A-2 Certificates have been reduced to zero, to the holders of the Class A-3 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class A-3 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses (ii) and (v) above;

                  (ix) to the holders of the Class A-3 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (x) to the holders of the Class B-1 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) after the Class Principal Balances of the Class A Certificates have been reduced to zero, to the holders of the Class B-1 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-1 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses (ii), (v) and (viii) above;

                  (xii) to the holders of the Class B-1 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xiii)to the holders of the Class B-2 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) after the Class Principal Balances of the Class A and Class B-1 Certificates have been reduced to zero, to the holders of the Class B-2 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-2 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses (ii), (v),
      (viii) and (xi) above;

                  (xv) to the holders of the Class B-2 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xvi) to the holders of the Class B-3 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) after the Class Principal Balances of the Class A, Class B-1 and Class B-2 Certificates have been reduced to zero, to the holders of the Class B-3 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-3 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses
      (ii), (v), (viii), (xi) and (xiv) above;

                  (xviii) to the holders of the Class B-3 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xix) to the holders of the Class B-4 Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) after the Class Principal Balances of the Class A, Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero, to the holders of the Class B-4 Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class B-4 Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses (ii), (v),
      (viii), (xi), (xiv) and (xvii) above;

                  (xxi) to the holders of the Class B-4 Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received;

                  (xxii) to the holders of the Class C Certificates in respect of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxiii) after the Class Principal Balances of the Class A and Class B Certificates have been reduced to zero, to the holders of the Class C Certificates in respect of principal, up to an amount equal to the lesser of (a) the then outstanding Class Principal Balance of the Class C Certificates and (b) the excess, if any, of the Principal Distribution Amount for such Distribution Date over the amounts distributed on such Distribution Date pursuant to clauses (ii), (v), (viii), (xi), (xiv),
      (xvii) and (xx) above;

                  (xxiv) to the holders of the Class C Certificates as reimbursement, up to an amount equal to all Realized Losses and Extraordinary Expenses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been received; and

                  (xxv) after the foregoing distributions, to the holders of the Class R-I Certificates any amounts remaining.]

      [On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal on the Class A-1A and Class A-1B Certificates will be paid, first, to the holders of the Class A-1A Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero, and thereafter, to the holders of the Class A-1B Certificates, until the Class Principal Balance of such Class of Certificates is reduced to zero. On each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1A and Class A-1B Certificates will be paid to the holders of such two Classes of Certificates, pro rata, in accordance with their respective Class Principal Balances outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class of Certificates is reduced to zero. The "Senior Principal Distribution Cross-Over Date" will be the first Distribution Date as of which the aggregate Class Principal Balance of the Class A-1A and Class A-1B Certificates outstanding immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.]

      Distributable Certificate Interest. [The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date represents that portion of the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date that is net of such Class's allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date.]

      [The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date accrued on the related Class Principal Balance or Class Notional Amount, as the case may be, outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

      [Any Net Aggregate Prepayment Interest Shortfall for any Distribution Date will generally be allocable among the various Classes of REMIC Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for each such Class for such Distribution Date.]

      Principal Distribution Amount. [The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

            (a) the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all payments (including Principal Prepayments and Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (c) if such Distribution Date is subsequent to the initial Distribution Date, the excess, if any, of (i) the Principal Distribution Amount for the immediately preceding Distribution Date, over (ii) the aggregate distributions of principal made in respect of the Certificates on such immediately preceding Distribution Date.]

      [The "Scheduled Payment" due in respect of any Mortgage Loan on any related Due Date will be the amount of the Monthly Payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date, without regard to any waiver, modification or amendment of such Mortgage Loan subsequent to the Closing Date, and assuming that each prior Scheduled Payment has been made in a timely manner.]

      [The "Assumed Scheduled Payment" is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date. The Assumed Scheduled Payment deemed due on any such Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would be due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect as of the Closing Date.]

      [Distributions of Prepayment Premiums and Yield Maintenance Premiums. Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period, net of any portion thereof allocable to pay a Liquidation Fee or a Workout Fee to the Special Servicer, will be distributed on the related Distribution Date as follows:

                  (i) if the Class Notional Amount of the Class S Certificates immediately prior to such Distribution Date is greater than zero, to the holders of the Class S Certificates; and

                  (ii) if the Class Notional Amount of the Class S Certificates has been reduced to zero prior to such Distribution Date, to the holders of the Class R-I Certificates.

      Any Yield Maintenance Premium collected with respect to a Mortgage Loan during any particular Collection Period, net of any portion thereof allocable to pay a Liquidation Fee or a Workout Fee to the Special Servicer, will be distributed on the related Distribution Date as follows:

                  (i) if the Class Notional Amount of the Class S Certificates immediately prior to such Distribution Date is greater than zero, then (A) first, to the holders of the Class(es) of Sequential Pay Certificates entitled to distributions of principal on such Distribution Date, pro rata based on entitlement if there is more than one such Class, up to the amount of the corresponding Certificate Yield Maintenance Amount(s) for such Class(es), and (B) thereafter, to the holders of the Class S Certificates, in an amount equal to the balance, if any, of such Yield Maintenance Premium; and

                  (ii) if the Class Notional Amount of the Class S Certificates has been reduced to zero prior to such Distribution Date, to the holders of the Class R-I Certificates.

      The "Certificate Yield Maintenance Amount" for any Class of the Sequential Pay Certificates in respect of any Principal Prepayment accompanied by a Yield Maintenance Premium will be calculated in the same manner as such Yield Maintenance Premium, except that, for purposes of such calculation, (i) the Pass-Through Rate of such Class will be used in lieu of the Mortgage Rate, and
(ii) the portion of the Principal Prepayment distributable to such Class will be used in lieu of the total Principal Prepayment.

      Any Prepayment Premiums and Yield Maintenance Premiums, to the extent actually collected on the Mortgage Loans during any Collection Period and distributable on the Certificates, may not be sufficient to fully compensate the Certificateholders of any Class for any loss in yield attributable to the related prepayments of principal. See "Risk Factors--Special Prepayment and Yield Considerations" herein and "Risk Factors--Effect of Prepayments on Yield of Certificates" in the Prospectus. Neither the Depositor nor the Underwriter makes any representation or warranty as to the collectability of any Prepayment Premium or Yield Maintenance Premium or as to the enforceability of any Mortgage Loan provision requiring the payment of any such amount.]

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining Pass-Through Rates of, distributions on and allocations of Realized Losses and Extraordinary Expenses to the Certificates, as well as the amount of Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I and Other Advances"), the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan as if it had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Weighted Average Net Mortgage Rate" and "Principal Distribution Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Subordination; Allocation of Realized Losses and Certain Expenses

      [The rights of holders of the Class A-2, Class A-3, Class B, Class C and REMIC Residual Certificates (collectively, the "Subordinate Certificates") to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated, to the extent described herein, to the rights of holders of the Senior Certificates and each other Class of Subordinate Certificates, if any, with a higher payment priority (as reflected under "--Distributions--Application of the Available Distribution Amount" above). This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A-1A and Class A-1B Certificates of principal in an amount equal to the entire respective Class Principal Balances of those Classes of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of such Classes of Certificates on each Distribution Date, and the ultimate receipt by the holders of such Classes of Certificates of principal equal to the entire respective Class Principal Balances thereof. This subordination will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of any Class of Offered Certificateholders.

      If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then aggregate of the Class Principal Balances of the respective Classes of Sequential Pay Certificates, the Class Principal Balances of the Class C, Class B-4, Class B-3, Class B-2, Class B-1, Class A-3 and Class A-2 Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related Class Principal Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the Class Principal Balances of such Classes of Certificates are reduced to zero, then the respective Class Principal Balances of the Class A-1A and Class A-1B Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining Class Principal Balances of such Classes of Certificates, until such deficit (or each such Class Principal Balance) is reduced to zero. Any such deficit will, in general, be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Extraordinary Expenses. The foregoing reductions in the Class Principal Balances of the Sequential Pay Certificates will constitute an allocation of any such Realized Losses and Extraordinary Expenses.

      "Realized Losses" are losses arising from the inability of the Master Servicer and Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the related Mortgagor or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate and all related unreimbursed Servicing Advances, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related unpaid liquidation expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Mortgagor, the resulting reduction in interest paid or the amount so forgiven, as the case may be, also will be treated as a Realized Loss.

      "Extraordinary Expenses" are any expenses of the Trust Fund not specifically included in the calculation of a "Realized Loss," that would result in the REMIC Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date. Extraordinary Expenses include, among other things: (i) any interest paid to the Master Servicer, Special Servicer and/or Trustee in respect of unreimbursed Advances (to the extent not paid out of late payment charges and Default Interest actually collected on the related Mortgage Loan); (ii) all Special Servicing Fees, Workout Fees and Liquidation Fees payable to the Special Servicer; (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including, but not limited to, certain reimbursements and indemnification to the Trustee and certain related persons described under "Description of the Securities--The Trustee--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements and indemnification to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and certain related persons described under "Servicing and Administration of the Mortgage Assets--Certain Matters regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Company" in the Prospectus, certain taxes payable from the assets of the Trust Fund and described under "Servicing of Mortgage Loans--REO Properties" herein and under "Certain Federal Income Tax Consequences--Possible Taxes on Income from Foreclosure Property and Other Taxes" herein and "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus, the costs and expenses of any tax audits with respect to the Trust Fund and certain other tax-related expenses and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Fund; and (iv) any other expense of the Trust Fund not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a Mortgagor.]


P&I and Other Advances

      [On or about each Distribution Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling Agreement, from funds held in the Collection Account that are not required to be distributed to Certificateholders on such Distribution Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and Workout Fees). In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

      If the full amount of all P&I Advances, if any, required to be made in respect of any Distribution Date have not been so made, then the Trustee will be required to make the portion of such P&I Advances that was required to be, but not, made by the Master Servicer. See "--The Trustee" below.]

      The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made; provided that neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines, in its reasonable good faith judgment, would, if made, constitute a Nonrecoverable Advance, and the Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it that it later determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. With respect to any P&I Advance, the Trustee is entitled to conclusively rely on the non-recoverability determination made by the Master Servicer.

      [The Master Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, and the Special Servicer will be entitled, with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a per annum rate (the "Reimbursement Rate") equal to [specify applicable rate]. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected in respect of the related Mortgage Loan, and second, if such Advance has been reimbursed, out of any amounts then on deposit in the Collection Account. To the extent not offset by Default Interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.]

      [In addition to the foregoing, the Trustee will be required to advance, to the extent known to it, any amounts collected on or in respect of the Mortgage Pool that the Master Servicer is required but fails to remit to the Trustee for distribution to Certificateholders by a specified time on or about the related Distribution Date. The Trustee will be entitled to interest accrued on the amount of such advance for so long as it is outstanding at the Reimbursement Rate.]

[Appraisal Reductions]

      [Promptly (and, in any event, within 60 days) following the earliest of
(i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day (or, in the case of a Modified Mortgage Loan, the 30th day) after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be a Servicing Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will, in general, be an amount, determined as of the Determination Date immediately succeeding the date on which the related appraisal is obtained (or, if based on an earlier appraisal, as of the Determination Date immediately succeeding the earliest of the relevant dates described in the first sentence of this paragraph), equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate (as defined below), (iii) all accrued but unpaid Master Servicing Fees, Property Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any escrow reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (b) 90% of the appraised value (as is) of the related Mortgaged Property or REO Property as determined by such appraisal (net of any mortgage liens that are prior to the lien of such Mortgage Loan).

      With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be a Servicing Advance). Based upon such appraisal, the Special Servicer will be required to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

      A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.]

Reports to Certificateholders; Certain Available Information

      [Trustee Reports; Special Servicer Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder a statement (the "Trustee Report") substantially in the form of Annex ___ hereto, detailing the distributions on such Distribution Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties. [Investors and any other interested party may obtain Trustee Reports via the Trustee's electronic bulletin board by dialing ___________ and selecting the applicable statement. In addition, investors and other interested parties who have obtained approval from the Depositor, confirmation of which approval has been furnished to the Trustee, may obtain certain Mortgage Loan Information via the Trustee's restricted electronic bulletin board by contacting the Trustee at ____________.]

       With respect to each Determination Date, the Special Servicer will be required to prepare a report (the "Special Servicer Report") generally containing the information described in Annex __ hereto with respect to Specially Serviced Mortgage Loans. The Special Servicer Reports will be delivered to the Trustee and the Master Servicer, and the Trustee will distribute such reports to the Certificateholders.

       Until such time as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information will be available to the Certificate Owners through DTC and the DTC Participants. Any Certificate Owner of a Book-Entry Certificate who does not receive information through DTC or the DTC Participants may request that Trustee Reports, Special Servicer Reports and accompanying documentation be mailed directly to it (at its cost) by written request (accompanied by verification of such Certificate Owner's ownership interest) to the Trustee at the Trustee's corporate trust office primarily responsible for administering the Trust Fund (the "Corporate Trust Office"). The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Certificate Owners of Book-Entry Certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar.

      Other Information. [The Pooling Agreement requires that the [Trustee make available at its Corporate Trust Office], during normal business hours, upon reasonable advance written notice, for review by any holder or Certificate Owner of an Offered Certificate or any person identified to the Trustee by any such holder or Certificate Owner as a prospective transferee of an Offered Certificate or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items: (a) the Pooling Agreement and any amendments thereto, (b) all Trustee Reports and Special Servicer Reports delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (c) all officer's certificates delivered to the Trustee by the Master Servicer and/or Special Servicer since the Closing Date as described under "Servicing and Administration of the Mortgage Assets--Evidence as to Compliance" in the Prospectus, (d) all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or Special Servicer since the Closing Date as described under "Servicing and Administration of the Mortgage Assets--Evidence as to Compliance" in the Prospectus, and (e) [other available items to be specified]. Copies of any and all of the foregoing items will be available from the [Trustee] upon request; however, the [Trustee] will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.]

      [The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Certificateholders, Certificate Owners and prospective purchasers of Certificates and interests therein; provided that the Trustee may require (a) in the case of a Certificate Owner of an Offered Certificate, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Certificates, is requesting the information for use by it or another party in evaluating an investment in the Offered Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser of an Offered Certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Certificates or an interest therein, is requesting the information for use in evaluating a possible investment in the Offered Certificates and will otherwise keep such information confidential. Certificateholders, by the acceptance of their Certificates, will be deemed to have agreed to keep such information confidential.]

Voting Rights

      [At all times during the term of the Pooling Agreement, ___% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the holders of the respective Classes of Sequential Pay Certificates in proportion to the Class Principal Balances of their Certificates, __% of the Voting Rights will be allocated to the holders of the Class S Certificates, and all Voting Rights not otherwise allocated in the aforesaid manner will be allocated equally by Class among the holders of the respective Classes of REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders will be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.]

Termination

      [The obligations created by the Pooling Agreement will terminate following the earliest of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or related REO Property remaining in the Trust Fund, and (ii) the purchase of all of the Mortgage Loans and REO Properties remaining in the Trust Fund by the Special Servicer or the Master Servicer. Written notice of termination of the Pooling Agreement will be given to each Certificateholder, and the final distribution with respect to each Certificate will be made only upon surrender and cancellation of such Certificate at the office of the Certificate Registrar or at such other location specified in such notice of termination.

      Any such purchase by the Special Servicer or the Master Servicer of all of the Mortgage Loans and REO Properties remaining in the Trust Fund is required to be made at a price generally equal to (a) the sum of (i) the aggregate Purchase Price of all of the Mortgage Loans then included in the Trust Fund (other than the Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and (ii) the fair market value of all REO Properties then included in the Trust Fund, as determined by an appraiser mutually agreed upon by the Master Servicer and the Trustee, minus (b) the aggregate of all amounts payable or reimbursable to the party effecting the purchase under the Pooling Agreement. Such purchase will effect early retirement of the then outstanding Certificates, but the right of the Special Servicer or the Master Servicer to effect such termination is subject to the requirement that the then aggregate Stated Principal Balance of the Mortgage Pool be less than __% of the Initial Pool Balance. The purchase price paid by the Special Servicer or the Master Servicer, exclusive of any portion thereof payable or reimbursable (as if such amount constituted Liquidation Proceeds) to the Trustee, the Special Servicer or the Master Servicer, as applicable, or otherwise to cover Extraordinary Expenses, will constitute part of the Available Distribution Amount for the final Distribution Date.

      The Available Distribution Amount for the final Distribution Date will be distributed by the Trustee generally as described herein under "--Distributions--Application of the Available Distribution Amount", except that the distributions of principal on any Class of Sequential Pay Certificates described thereunder will be made, subject to available funds, up to an amount equal to the entire Class Principal Balance thereof remaining outstanding. In addition, distributions of principal made on the Class A-1A and A-1B Certificates on the final Distribution Date will be allocated between such two Classes of Certificates, pro rata, in accordance with their respective Class Principal Balances outstanding immediately prior to such Distribution Date.]

The Trustee

      ______________________________________________ will be the Trustee under the Pooling Agreement. The Trustee is at all times to be, and will be required to resign if it fails to be, [specify eligibility requirements for Trustee].

       The Depositor, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Certificates in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Master Servicer and the Trustee acting jointly shall have the power to appoint a co-trustee or separate trustees of all or any part of the Trust Fund. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      [Pursuant to the Pooling Agreement, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") generally equal to one month's interest in respect of each Mortgage Loan (including each Mortgage Loan as to which the related Mortgaged Property became an REO Property) accrued at _______% per annum (the "Trustee Fee Rate") on the unpaid principal balance of such Mortgage Loan from time to time.] See also "Description of the Securities--The Trustee" in the Prospectus.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Certificate will depend on (a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Offered Certificate will in turn depend on, among other things, (i) the Pass-Through Rate for such Certificate, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans and the extent to which such amounts are to be applied or otherwise result in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, (iii) the rate, timing and severity of Realized Losses and Extraordinary Expenses and the extent to which such losses and shortfalls are allocable in reduction of the Certificate Principal Balance or Certificate Notional Amount of such Certificate, and (iv) the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which such shortfalls are allocable in reduction of the Distributable Certificate Interest payable on such Certificate.

      Pass-Through Rates. [The Pass-Through Rate applicable to the Class S Certificates will be variable and, with respect to any Distribution Date, will be calculated based on the Weighted Average Net Mortgage Rate for such date. Accordingly, the yield on such Certificates will be sensitive to changes in the relative composition of the Mortgage Pool as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans following default. In addition, the Pass-Through Rate for the Class S Certificates will vary with changes in the relative sizes of the Class Principal Balances of the respective Classes of Sequential Pay Certificates. See "Description of the Certificates--Pass-Through Rates" and "Description of the Mortgage Pool" herein and "--Yield Consideration--Rate and Timing of Principal Payments" below.]

      Rate and Timing of Principal Payments. The yield to holders of the Class S Certificates will be extremely sensitive to, and the yield to holders of any other Offered Certificates purchased at a discount or premium will be affected by, the rate and timing of principal payments made in reduction of the Certificate Principal Balances or Certificate Notional Amounts of such Certificates. As described herein, the Principal Distribution Amount for each Distribution Date will be distributable entirely in respect of the Class A-1A and/or Class A-1B Certificates until the Class Principal Balances thereof are reduced to zero, and will thereafter be distributable entirely in respect of the Class A-2 Certificates, the Class A-3 Certificates, the Class

B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Class C Certificates, in that order, in each case until the Class Principal Balance of such Class of Certificates is reduced to zero. In addition, except under the limited circumstances described herein, holders of the Class A-1B Certificates will not receive any distributions of principal for so long as the Class A-1A Certificates are outstanding. Any such distributions of principal in respect of the Sequential Pay Certificates will cause a corresponding reduction of the Class Notional Amount of the Class S Certificates. Consequently, the rate and timing of principal payments that are distributed or otherwise result in reduction of the Class Principal Balance or Class Notional Amount, as the case may be, of each Class of REMIC Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective Maturity Dates therefor have not occurred, liquidations of the Mortgage Loans will result in distributions on the Sequential Pay Certificates of amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of those Certificates. Defaults on the Mortgage Loans, particularly at or near their Maturity Dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Certificates. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

      The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed or otherwise result in a reduction of the Class Principal Balance or Class Notional Amount of such Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Class S Certificate or any other Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Notional Amount of a Class S Certificate or the Certificate Principal Balance of a Sequential Pay Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. Investors in the Class S Certificates should fully consider the risk that an extremely rapid rate of principal payments on the Mortgage Loans could result in the failure of such investors to fully recoup their initial investments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

      Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans will, with the exception of any Net Aggregate Prepayment Interest Shortfalls, generally be applied to reduce the Class Principal Balances of the Sequential Pay Certificates in the following order: first, to the Class C Certificates until the Class Principal Balance thereof has been reduced to zero; then to the respective Classes of Class B Certificates, in descending numerical order of the numerical portions of their respective Class designations, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; then to the Class A-3 and Class A-2 Certificates, in that order, until the remaining Class Principal Balance of each such Class of Certificates has been reduced to zero; and finally to the Class A-1A and Class A-1B Certificates, pro rata in accordance with their respective remaining Class Principal Balances, until the remaining Class Principal Balance of each such Class of Certificates is reduced to zero. Any Realized Losses or Extraordinary Expenses so allocated to the Sequential Pay Certificates will cause a corresponding reduction of the Class Notional Amount of the Class S Certificates. As described herein, any Net Aggregate Prepayment Interest Shortfalls will be allocated among the respective Classes of Offered Regular Certificates pro rata based on Accrued Certificate Interest.

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring Lockout Periods, provisions requiring the payment of Prepayment Premiums and/or Yield Maintenance Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" herein and in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a Mortgage Rate, the related Mortgagor has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium or Yield Maintenance Premium may not provide a sufficient economic disincentive to deter a Mortgagor from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Mortgagors may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

      Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions-- Application of the Available Distribution Amount" herein, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of any Offered Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations and any extensions or modifications made by the Special Servicer with respect to Specially Serviced Mortgage Loans as described herein. The weighted average life of any Offered Certificate may also be affected to the extent that additional distributions in reduction of the Certificate Principal Balance of such Certificate occur as a result of the purchase of a Mortgage Loan out of the Trust Fund or the optional termination of the Trust Fund as described under "Description of the Certificates--Termination" herein. Such a purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loan(s) had prepaid in full, except that no Yield Maintenance Premiums or Prepayment Premiums are made in respect thereof.

      [The table set forth below has been prepared on the basis of the following assumptions (the "Modeling Assumptions") regarding the characteristics of the Certificates and the Mortgage Loans and the performance thereof: (i) as of the date of issuance of the Certificates, the Mortgage Loans have the terms as identified in the tables titled [identify tables]; (ii) the monthly cash flow of each Mortgage Loan (except for the Balloon Payment) is a monthly payment of principal and interest calculated based upon [specify applicable information], and no Mortgage Loan is voluntarily prepaid; (iii) no Mortgage Loan is repurchased as a result of a material breach of a representation or warranty, and the Master Servicer does not exercise its option to purchase the Mortgage Loans and thereby cause a termination of the Trust Fund; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the Maturity Date of any Mortgage Loan; (v) all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months; (vi) payments on the Certificates will be made on the __th day of each month, commencing in ________ 199_; (vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund other than the Master Servicing Fee, the Property Servicing Fee and the Trustee Fee, and there are no Extraordinary Expenses; (ix) the respective Classes of Offered Certificates will be issued with the initial Class Principal Balances set forth in the table on the cover page hereof; (x) the Offered Certificates will be settled on __________, 199_ (the "Assumed Settlement Date"); and (xi) there are no Prepayment Premiums or Yield Maintenance Premiums paid to Certificateholders.]

      The actual characteristics and performance of the Mortgage Loans will differ from the Modeling Assumptions used in calculating the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenario. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Class Principal Balances outstanding over time and the weighted average lives of the respective Classes of Offered Certificates.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of the Offered Certificates that are Sequential Pay Certificates, and sets forth the percentages of the initial Class Principal Balance of each such Class that would be outstanding after each of the Distribution Dates shown.

             Percent of Initial Class Principal Balances Outstanding

                       Class  Class  Class  Class  Class
        Date           A-1A   A-1B    A-2    A-3    B-1
        ----           -----  -----  -----  -----  -----

Closing Date..........  ___%  ___%   ___%   ___%   ___%
___________, 1998.....  ___%  ___%   ___%   ___%   ___%
___________, 1999.....  ___%  ___%   ___%   ___%   ___%
___________, 2000.....  ___%  ___%   ___%   ___%   ___%
___________, 2001.....  ___%  ___%   ___%   ___%   ___%
___________, 2002.....  ___%  ___%   ___%   ___%   ___%
___________, 2003.....  ___%  ___%   ___%   ___%   ___%
___________, 2004.....  ___%  ___%   ___%   ___%   ___%
___________, 2005.....  ___%  ___%   ___%   ___%   ___%
___________, 2006.....  ___%  ___%   ___%   ___%   ___%
___________, 2007.....  ___%  ___%   ___%   ___%   ___%
___________, 2008.....  ___%  ___%   ___%   ___%   ___%
___________, 2009.....  ___%  ___%   ___%   ___%   ___%
___________, 2010.....  ___%  ___%   ___%   ___%   ___%
___________, 2011.....  ___%  ___%   ___%   ___%   ___%
___________, 2012.....  ___%  ___%   ___%   ___%   ___%
___________, 2013.....  ___%  ___%   ___%   ___%   ___%
___________, 2014.....  ___%  ___%   ___%   ___%   ___%
___________, 2015.....  ___%  ___%   ___%   ___%   ___%
___________, 2016.....  ___%  ___%   ___%   ___%   ___%
___________, 2017.....  ___%  ___%   ___%   ___%   ___%

Weighted Average
 Life (years).........  ____  ____   ____   ____   ____

      For purposes of the foregoing table, the weighted average life of an Offered Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from [the Assumed Settlement Date] to the related Distribution Date, (ii) summing the results and
(iii) dividing the sum by the aggregate amount of the reductions in the Certificate Principal Balance of such Offered Certificate.

Special Yield Considerations for the Class S Certificates

      The following table indicates the approximate pre-tax yield to maturity (on a corporate bond equivalent basis) on the Class S Certificates for the assumed purchase prices indicated in such table. The following table is based on
(i) the Modeling Assumptions; (ii) the assumption that the initial Class Notional Amount of the Class S Certificates is $__________; and (iii) the assumption that the purchase price of the Class S Certificates is equal to the indicated percentage of the initial Class Notional Amount of such Certificates[, plus accrued interest from the Cut-off Date to but not including the Assumed Settlement Date].

             Pre-Tax Yields to Maturity for the Class S Certificates

                        Assumed Purchase Price    Yield
                        ----------------------    -----
                                -----%            -----%
                                -----%            -----%
                                -----%            -----%

      Each pre-tax yield set forth in the preceding table was calculated by determining the monthly discount rate which, when applied to the assumed stream of cash flows to be paid on the Class S Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price listed in the relevant table as stated plus accrued interest. These yields do not take into account the different interest rates at which investors may be able to reinvest funds received by them as distributions on their Class S Certificates, and thus do not reflect the return on any investment in such Certificates when any reinvestment rates other than the discount rates are considered.

      There can be no assurance that the Mortgage Loans will not be prepaid or, if prepaid, will be prepaid at any particular rate or that the yield on the Class S Certificates will conform to any of the yields described herein. Investors are urged to make their investment decisions based on their own determinations as to anticipated rates of principal payments on the Mortgage Loans under a variety of scenarios. The yield to maturity of the Class S Certificates will be especially sensitive to the rate and timing of principal payments on and/or other liquidations of the Mortgage Loans. Prospective investors in the Class S Certificates should fully consider the associated risks, including the risk that such investors may not recover their initial investment due to the rate and timing of prepayments on and/or other liquidations of the Mortgage Loans. No prediction can be made as to the actual rate and timing of principal payments and/or liquidations of the Mortgage Loans, or how such prepayments and/or losses may affect the Class Notional Amount of the Class S Certificates. See "Risk Factors--Special Prepayment and Yield Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors--Effect of Prepayments on Average Life of Certificates" and "--Effects of Prepayments on Yield of Certificates" in the Prospectus.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      Upon the issuance of the Offered Certificates, Sidley & Austin, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling Agreement (and subject to certain other assumptions set forth therein), for federal income tax purposes, the portions of the Trust Fund designated in the Pooling Agreement as "REMIC I, "REMIC II" and "REMIC III", respectively, will each qualify as a REMIC under the Code. For federal income tax purposes, (a) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (b) the separate non-certificated regular interests in REMIC I will be the "regular interests" in REMIC I and will constitute the assets of "REMIC II", (c) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II, (d) the separate non-certificated regular interests in REMIC II will be the "regular interests" in REMIC II and will constitute the assets of "REMIC III", (e) the REMIC Regular Certificates will evidence the "regular interests" in, and generally will be treated as debt instruments of, REMIC III, and (f) the Class R-III Certificates will be the sole class of "residual interests" in REMIC III. See "Material Federal Income Tax Consequences" in the Prospectus.


Discount and Premium; Prepayment Premiums


      [For federal income tax reporting purposes, it is anticipated that the Class S Certificates will, and the other Offered Certificates will not, be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the Prospectus.]


      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the Offered Certificates. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.


      Certain Classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of such Classes of Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.


      Prepayment Premiums and Yield Maintenance Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium or Yield Maintenance Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium or Yield Maintenance Premium. For federal income tax reporting purposes, Prepayment Premiums or Yield Maintenance Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums or Yield Maintenance Premiums, as applicable, only after the Master Servicer's actual receipt of a Prepayment Premium or Yield Maintenance Premium as to which such Class of Certificates is entitled under the terms of the Pooling Agreement. It appears that Prepayment Premiums and Yield Maintenance Premiums are to be treated as ordinary income rather than capital gain. However, the correct characterization of such income is not entirely clear and Certificateholders should consult their own tax advisors concerning the treatment of Prepayment Premiums and Yield Maintenance Premiums.

Characterization of Investments in Offered Certificates

      [The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under
Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein.]

      [The Offered Certificates will be treated as assets within the meaning of
Section 7701(a)(19)(C) of the Code generally only to the extent that the related Mortgage Loans are secured by multifamily properties and health care facilities. The percentage of such Mortgage Loans included in the initial principal balance of the

Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately ___%. See "Description of the Mortgage Pool" herein and "Material Federal Income Tax
Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.]


Possible Taxes on Income from Foreclosure Property and Other Taxes

      In general, the Special Servicer will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the REMIC Administrator to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Regulations or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions", and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to the "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.


      To the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax (each as defined in the Prospectus) or tax on "net income from foreclosure property" that may be imposed on REMIC I, REMIC II or REMIC III will be borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the Pooling Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the REMIC Administrator, the Trustee, the Master Servicer or the Special Servicer will be charged against the Trust Fund resulting in a reduction in amounts available for distribution to the Certificateholders. See "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.


Reporting and other Administrative Matters

      Reporting of interest income, including any original issue discount, if any, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Certificates and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. [Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.]

      As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.

      The "tax matters person" for each REMIC will be the holder of REMIC Residual Certificates evidencing the largest percentage interest in its Class of REMIC Residual Certificates. All holders of REMIC Residual Certificates will irrevocably designate the REMIC Administrator as agent for such "tax matters person" in all respects.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an Underwriting Agreement dated _____________, 199_ (the "Underwriting Agreement") between the Depositor and the Underwriter, the Underwriter has agreed to purchase and the Depositor has agreed to sell to the Underwriter each Class of the Offered Certificates. It is expected that delivery of the Offered Certificates will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, 199__, against payment therefor in immediately available funds.

      The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Certificates is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Depositor's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

      The distribution of the Offered Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be approximately ____% of the aggregate Class Certificate Balances of the Offered Certificates plus accrued interest thereon from the Cut-off Date. The Underwriter may effect such transactions by selling the Offered Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any profit on the resale of the Offered Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Underwriting Agreement provides that the Depositor will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the Depositor, against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

      The Depositor has also been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Certificates; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Certificates will develop. See "Risk Factors--Limited Liquidity" herein and "Risk Factors--Limited Liquidity of Offered Certificates" in the Prospectus.

      [If and to the extent required by applicable law or regulation, this Prospectus Supplement and the Prospectus will be used by the Underwriter in connection with offers and sales related to market-making transactions in the Offered Certificates with respect to which the Underwriter acts as principal. The Underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.]

                                  LEGAL MATTERS

      Certain legal matters relating to the Certificates will be passed upon for the Underwriter by ________________. Certain federal income tax matters and other legal matters will be passed upon for the Depositor by Sidley & Austin.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or Section 4975 of the Code (each, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

      [The DOL issued an individual administrative exemption, Prohibited Transaction Exemption ____ (the "Exemption"), to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975 (a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten or placed by (i) the Underwriter, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter and (iii) any member of an underwriting syndicate or selling group of which the Underwriter or a person described in (ii) is a manager or co-manager, provided that certain conditions set forth in the Exemption are satisfied (each such person, an "Exemption-Favored Party").

      The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Offered Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Offered Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Offered Certificates evidencing rights and interests not subordinated to the rights and interests evidenced by the other Certificates of the same series. Third, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Corporation ("S&P"), Duff & Phelps Credit Rating Co. ("DCR"), Moody's Investors Service, Inc. ("Moody's") or Fitch Investors Service, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which (in addition to the Trustee) consists of any Exemption-Favored Party, the Depositor, the Master Servicer, the Special Servicer, the Mortgage Loan Seller, any Sub-Servicer, any Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Offered Certificates, and any affiliates of the foregoing parties. Fifth, the sum of all payments made to and retained by the Exemption-Favored Parties in connection with the sale of Offered Certificates must represent not more than reasonable compensation for underwriting or placing such Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the Pooling Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

      Because the Senior Certificates are not subordinated to any other Class of Offered Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of their issuance that the Class A-1A and Class A-1B Certificates be rated not lower than ____ by each of _______ and ________ and that the Class S Certificates be rated not lower than
____ by ________. As of the Closing Date, the fourth general condition set forth above will be satisfied with respect to the Senior Certificates. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market must make its own determination that, at the time of such purchase, such Certificate continues to satisfy the second, third and fourth general conditions set forth above. In addition, a fiduciary of a Plan contemplating the purchase of a Senior Certificate, whether in the initial issuance of such Certificate or in the secondary market, must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Certificate.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest generic categories of S&P, Moody's, DCR or Fitch for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates acquired by a Plan upon initial issuance from the Depositor or an Exemption-Favored Party when the Depositor, Seller, Master Servicer, Special Servicer, Trustee, Mortgage Loan Seller, Sub-Servicer, Exemption-Favored Party or mortgagor is a Party in Interest with respect to the investing Plan, (ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Senior Certificate on behalf of an "Excluded Plan" (as defined in the following sentence) by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes hereof, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

      Moreover, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code in connection with (i) the direct or indirect sale, exchange or transfer of Senior Certificates in the initial issuance of Senior Certificates between the Depositor or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in such Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Mortgage Loans or (b) an affiliate of such a person,
(ii) the direct or indirect acquisition or disposition in the secondary market of Senior Certificates by a Plan and (iii) the holding of Senior Certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as certain other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund.

      Lastly, if the general conditions of the Exemption are satisfied, the Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Senior Certificates.

      Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm (i) that the Senior Certificates constitute "certificates" for purposes of the Exemption and (ii) that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of such purchase.

      In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary considering an investment in Offered Certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the Prospectus. There can be no assurance that any such class exemptions will apply with respect to any particular Plan investment in Offered Certificates or, even if it were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. A purchaser of Offered Certificates should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

      Because the characteristics of the Class A-2, Class A-3 and Class B-1 Certificates do not meet the requirements of the Exemption, the purchase or holding of such Certificates by a Plan may result in a prohibited transaction or the imposition of excise taxes or civil penalties. As a result, no transfer of a Class A-2, Class A-3 or Class B-1 Certificate or any interest therein may be made to a Plan or to any person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan unless the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60, which provides an exemption from the prohibited transaction rules for certain transactions involving an insurance company general account, or Section 401(c) of ERISA, which may provide limited relief from the prohibited transaction rules for certain transactions involving an insurance company general account. Any person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Underwriter, the Master Servicer, the Special Servicer and the Trustee that either (i) it is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) the purchase and holding of such Certificate or interest therein is so exempt on the basis of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA.]

      Any Plan fiduciary considering whether to purchase an Offered Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

      [The Offered Certificates will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties. The Depositor makes no representation as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.]

      All depository institutions considering an investment in the Offered Certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors.

      See "Legal Investment" in the Prospectus.

                                     RATINGS

      It is a condition to the issuance of the Offered Certificates that the respective Classes thereof receive the following credit ratings from ____________________ ("______") and/or ________________ ("________"; and
together with _______, the "Rating Agencies"):

                                      [Rating  [Rating
                       Class          Agency]  Agency]
                       -----          -------  -------
                       Class S
                       Class A-1A
                       Class A-1B
                       Class A-2
                       Class A-3
                       Class B-1

      The ratings on the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and, in the case of the Class A and Class B-1 Certificates, the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before the Distribution Date in _________ 20__ (the "Rated Final Distribution Date"). The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and interest required under the Offered Certificates. The ratings on the respective Classes of Offered Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums and Yield Maintenance Premiums will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the Class S Certificateholders might not fully recover their investment in the event of rapid prepayments and/or other liquidations of the Mortgage Loans. In general, the ratings address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class S Certificates consist only of interest (and, to the extent described herein, may consist of a portion of the Yield Maintenance Premiums and Prepayment Premiums actually collected on the Mortgage Loans). If the entire pool were to prepay in the initial month, with the result that the Class S Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders will nevertheless have been paid, and such result is consistent with the rating received from _____ on the Class S Certificates. The Class Notional Amount upon which interest is calculated with respect to the Class S Certificates is subject to reduction by the allocation of Realized Losses and prepayments, whether voluntary or involuntary. The rating does not address the timing or magnitude of reduction of such Class Notional Amount, but only the obligation to pay interest timely on such Class Notional Amount as so reduced from time to time. Accordingly, the rating of the Class S Certificates should be evaluated independently from similar ratings on other types of securities.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by either Rating Agency.

      The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                            INDEX OF PRINCIPAL TERMS


Accrued Certificate Interest ...................................            S-56
Advances .......................................................            S-47
Appraisal Reduction Amount .....................................            S-60
ARM Loans ......................................................            S-11
Assumed Final Distribution Date ................................             S-2
Assumed Scheduled Payment ......................................      S-19, S-56
Assumed Settlement Date ........................................            S-66
Available Distribution Amount ..................................      S-15, S-53
Balloon Loans ..................................................            S-11
Balloon Payment ................................................            S-11
Certificate Notional Amount ....................................      S-24, S-49
Certificate Owner ..............................................       S-9, S-50
Certificate Principal Balance ..................................      S-24, S-49
Certificate Registrar ..........................................            S-50
Certificate Yield Maintenance Amount ...........................      S-20, S-57
Certificateholders .............................................       S-3, S-52
Certificates ...................................................  S-1, S-8, S-49
Class ..........................................................  S-1, S-8, S-49
Class A Certificates ...........................................  S-1, S-8, S-49
Class B Certificates ...........................................  S-1, S-8, S-49
Class Notional Amount ..........................................      S-13, S-51
Class Principal Balance ........................................      S-12, S-50
Closing Date ...................................................       S-1, S-49
Code ...........................................................            S-25
Collection Period ..............................................            S-52
Compensating Interest Payment ..................................      S-23, S-45
Corporate Trust Office .........................................            S-61
Corrected Mortgage Loan ........................................            S-43
Cut-off Date ...................................................             S-2
Cut-off Date Balance ...........................................       S-9, S-31
DCR ............................................................            S-71
Debt Service Coverage Ratio ....................................            S-39
Definitive Certificate .........................................       S-9, S-50
Depositor ......................................................             S-2
Determination Date .............................................            S-52
Distributable Certificate Interest .............................      S-17, S-56
Distribution Date ..............................................       S-3, S-52
DTC ............................................................            S-50
DTC Participants ...............................................            S-50
Due Date .......................................................            S-11
ERISA ..........................................................            S-25
Excluded Plan ..................................................            S-72
Exemption ......................................................            S-71
Exemption-Favored Party ........................................            S-71
Extraordinary Expenses .........................................      S-21, S-58
Fitch ..........................................................            S-71
Fixed Rate Loans ...............................................            S-11
Form 8-K .......................................................            S-42
Gross Margin ...................................................            S-11
Index ..........................................................            S-11
Initial Pool Balance ...........................................  S-2, S-9, S-31
Interest Rate Adjustment Date ..................................            S-11
IRS ............................................................            S-68
Liquidation Fee ................................................            S-46
Liquidation Fee Rate ...........................................            S-46
Lockout Period .................................................      S-12, S-32
LTV Ratio ......................................................            S-40
Master Servicer ................................................       S-2, S-44
Master Servicing Fee ...........................................            S-45
Master Servicing Fee Rate ......................................            S-45
Maturity Date ..................................................            S-11
Modeling Assumptions ...........................................            S-65
Modified Mortgage Loan .........................................            S-61
Monthly Payments ...............................................            S-11
Moody's ........................................................            S-71
Mortgage .......................................................      S-10, S-31
Mortgage Asset Seller ..........................................            S-32
Mortgage Loan Purchase Agreement ...............................      S-11, S-32
Mortgage Loan Seller ...........................................             S-8
Mortgage Loans .................................................  S-2, S-9, S-31
Mortgage Note ..................................................      S-10, S-31
Mortgage Pool ..................................................             S-2
Mortgage Rate ..................................................            S-11
Mortgaged Property .............................................      S-10, S-32
Mortgagor ......................................................      S-10, S-31
Net Aggregate Prepayment
  Interest Shortfall ...........................................      S-23, S-46
Net Mortgage Rate ..............................................      S-14, S-52
Net Operating Income ...........................................            S-39
Offered Certificates ...........................................  S-1, S-8, S-49
OID Regulations ................................................            S-68
Open Period ....................................................      S-12, S-33
P&I Advance ....................................................      S-22, S-59
Pass-Through Rate ..............................................            S-13
Payment Adjustment Date ........................................            S-11
Percentage Interest ............................................            S-51
Plan ...........................................................      S-25, S-71
Pooling Agreement .............................................. S-2, S-12, S-49
Prepayment Interest Excess .....................................      S-23, S-45
Prepayment Interest Shortfall ..................................      S-23, S-45
Prepayment Premium .............................................      S-12, S-33
Principal Distribution Amount ..................................      S-18, S-56
Principal Prepayment ...........................................      S-12, S-32
Private Certificates ...........................................             S-8
Property Servicing Fee .........................................            S-46
Property Servicing Fee Rate ....................................            S-46
Purchase Price .................................................            S-42
Rated Final Distribution Date ..................................       S-2, S-74
Rating Agencies ................................................ S-2, S-26, S-74
Realized Losses ................................................      S-21, S-58
Record Date ....................................................            S-52
Reimbursement Rate .............................................      S-22, S-60
Related Proceeds ...............................................            S-47
REMIC ..........................................................       S-3, S-24
REMIC Administrator ............................................             S-2
REMIC I ........................................................ S-3, S-24, S-67
REMIC II ....................................................... S-3, S-24, S-67
REMIC III ...................................................... S-3, S-24, S-67
REMIC Regular Certificates .....................................  S-1, S-8, S-49
REMIC Residual Certificates ....................................  S-1, S-8, S-49
REO Property ...................................................      S-21, S-43
REO Tax ........................................................            S-69
Required Appraisal Loan ........................................            S-60
Restricted Group ...............................................            S-71
S&P ............................................................            S-71
Scheduled Payment ..............................................      S-18, S-56
Securities Act .................................................             S-8
Senior Certificates ............................................ S-3, S-20, S-53
Senior Principal Distribution Cross-Over Date ..................            S-55
Sequential Pay Certificates .................................... S-3, S-12, S-50
Servicing Advance ..............................................            S-47
Servicing Standard .............................................            S-43

Servicing Transfer Event .......................................            S-43
SMMEA ..........................................................            S-27
Special Servicer ...............................................             S-2
Special Servicer Report ........................................            S-61
Special Servicing Fee ..........................................            S-46
Special Servicing Fee Rate .....................................            S-46
Specially Serviced Mortgage Loans ..............................            S-43
Stated Principal Balance .......................................            S-52
Sub-Servicer ...................................................            S-45
Sub-Servicing Agreement ........................................            S-45
Subordinate Certificates ....................................... S-3, S-20, S-58
Trust Fund ..................................................... S-2, S-12, S-49
Trustee ........................................................             S-2
Trustee Fee ....................................................            S-63
Trustee Fee Rate ...............................................            S-63
Trustee Report .................................................            S-61
Underwriter ....................................................             S-1
Underwriting Agreement .........................................            S-70
Voting Rights ..................................................            S-62
Weighted Average Net Mortgage Rate ............................. S-2, S-14, S-52
Workout Fee ....................................................            S-46
Workout Fee Rate ...............................................            S-46
Yield Maintenance Premium ......................................      S-12, S-33

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Depositor or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS
                                                                            Page
                              Prospectus Supplement

Table of Contents...............................................................
Transaction Overview............................................................
Summary of Prospectus Supplement................................................
Risk Factors....................................................................
Description of the Mortgage Pool................................................
Servicing of the Mortgage Loans.................................................
Description of the Certificates.................................................
Yield and Maturity Considerations...............................................
Certain Federal Income Tax Consequences.........................................
ERISA Considerations............................................................
Legal Investment................................................................
Method of Distribution..........................................................
Legal Matters...................................................................
Ratings.........................................................................
Index of Principal Definitions..................................................

                                   Prospectus

Prospectus Supplement...........................................................
Available Information...........................................................
Incorporation of Certain Information by Reference...............................
Table of Contents...............................................................
Summary of Prospectus...........................................................
Risk Factors....................................................................
Description of the Underlying Assets............................................
Yield and Maturity Considerations...............................................
The Company.....................................................................
CRIIMI MAE Inc..................................................................
Owner Trust.....................................................................
Description of the Securities...................................................
Description of the Indentures...................................................
Description of the Pooling Agreements...........................................
Servicing and Administration of the Mortgage Assets.............................
Description of Credit Support...................................................
Certain Legal Aspects of Mortgage Loans.........................................

Material Federal Income Tax Consequences........................................

State and Other Tax  Consequences...............................................
ERISA Considerations............................................................
Legal Investment................................................................
Use of Proceeds.................................................................
Method of Distribution..........................................................
Legal Matters...................................................................
Financial Information...........................................................
Ratings.........................................................................
Index of Principal Definitions..................................................

                             $
                                  (Approximate)

                              CRIIMI MAE CMBS CORP.
                                   (Depositor)

                              Mortgage Pass-Through
                                  Certificates
                                  Series 199_-_

                        Class S, Class A-1A, Class A-1B,
                            Class A-2, Class A-3 and
                                    Class B-1

                           ---------------------------

                              PROSPECTUS SUPPLEMENT
                           ---------------------------

                                  [UNDERWRITER]

                             Dated __________, 199_

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus supplement and the prospectus to which it relates shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                SUBJECT TO COMPLETION, DATED NOVEMBER ___, 1997.


PROSPECTUS SUPPLEMENT
(To Prospectus dated _________, 199__)

                                  $
                                 (Approximate)
                    CRIIMI MAE Commercial Mortgage Trust [I]
                      Collateralized Mortgage Obligations
                               Series 199__-____

      CRIIMI MAE Commercial Mortgage Trust [I] (the "Issuer"), a trust established by CRIIMI MAE CMBS Corp. (the "Company"), is issuing approximately $_____________ aggregate Bond Principal Amount (as defined in the accompanying Prospectus) of its Series 199_- ____ Collateralized Mortgage Obligations (the "Bonds"). The Bonds will consist of [seven] classes (each, a "Class") to be designated as: [(i) the Class A-1 and Class A-2 Bonds (collectively, the "Class A Bonds" or the "Senior Bonds"); and (ii) the Class B, Class C, Class D, Class E and Class F Bonds (collectively, the "Subordinate Bonds"). Only the Class A, Class B, Class C and Class D Bonds (collectively, the "Offered Bonds") are offered hereby. The respective Classes of Offered Bonds will be issued in the aggregate Bond Principal Amounts, and will accrue interest at the Bond Interest Rates (as defined in the accompanying Prospectus), set forth in the table below.

                             (Continued on page S-2)

=======================================================================================================
 Class of Series 199_-- Initial Aggregate                               Assumed Final       Rating
Collateralized Mortgage  Bond Principal   Bond Interest                    Payment    ([identify Rating
     Obligations            Amount (a)        Rate      Stated Maturity     Date(b)    Agencies])(c)(d)
-------------------------------------------------------------------------------------------------------

Class A-1 ...........      $                    %
Class A-2............      $                    %
Class B..............      $                    %
Class C..............      $                    %
Class D..............      $                    %

=======================================================================================================

(Footnotes to table on page S-2)

                              ---------------------


        FOR A DISCUSSION OF MATERIAL RISKS TO BE CONSIDERED IN PURCHASING
           THE OFFERED BONDS, SEE "RISK FACTORS" BEGINNING ON PAGE __
                    HEREIN AND ON PAGE __ IN THE PROSPECTUS.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                    PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.
                        ANY REPRESENTATION TO THECONTRARY
                             IS A CRIMINAL OFFENSE.


         THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
           OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION
                          TO THE CONTRARY IS UNLAWFUL.

                                   -----------

The Offered Bonds will be purchased from the [Issuer] by ________________ (the "Underwriter") and will be offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the [Issuer] from the sale of the Offered Bonds, before deducting expenses payable by the [Issuer] estimated to be approximately $_____________, will be ______% of the initial aggregate Bond Principal Amount of the Offered Bonds [, plus accrued interest on the Offered Bonds from ____________, 199_]. The Offered Bonds are offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to certain other conditions. It is expected that the Offered Bonds will be delivered in book-entry form through the Same-Day Funds Settlement System of DTC on or about _____________, 199__ (the "Closing Date"), against payment therefor in immediately available funds.

                                  [Underwriter]

          The date of this Prospectus Supplement is __________ , 199__.

The footnotes to the table on the previous page are as follows:

(a) The initial aggregate Bond Principal Amount of each Class of Offered Bonds is subject to a permitted variance of plus or minus __%.

(b) The "Assumed Final Payment Date" with respect to any Class of Bonds is the Payment Date (as defined herein) on which the final payment would occur for such Class of Bonds based upon the assumption that no Mortgage Loan is prepaid prior to its stated maturity and otherwise based on the Modeling Assumptions (as described herein). The actual performance and experience of the Mortgage Loans will likely differ from such assumptions. See "Yield and Maturity Considerations" herein.

(c) It is a condition to their issuance that the respective Classes of Offered Bonds be assigned ratings by _________________ ("_____") and/or ________________________ ("________"; and together with ________, the
      "Rating Agencies") no less than those set forth above. The ratings on the Offered Bonds address the timely payment thereon of interest and the ultimate payment thereon of principal on or before Stated Maturity. See "Ratings" herein.

(d) The ratings on the Offered Bonds do not represent any assessment of (i) the likelihood or frequency of principal prepayments on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums (as defined herein) will be received. Also a security rating does not represent any assessment of the yield to maturity that investors may experience. See "Ratings" herein.

                              ---------------------

      (Continued from cover page)

      See "Index of Principal Definitions" herein for the location of meanings of capitalized terms used and defined herein. See "Index of Principal Definitions" in the accompanying Prospectus for the location of meanings of capitalized terms used but not defined herein.

      There is currently no secondary market for the Offered Bonds. The Underwriter intends to make a secondary market in the Offered Bonds, but is not obligated to do so. There can be no assurance that a secondary market for the Offered Bonds will develop or, if one does develop, that it will continue. See "Risk Factors-Limited Liquidity" herein. The Offered Bonds will not be listed on any securities exchange.

      The Bonds will be secured by a pledge of collateral (the "Collateral") which consists primarily of a segregated pool (the "Mortgage Pool") of approximately ___ [describe general characteristics of Mortgage Loans] mortgage loans (the "Mortgage Loans"). As of ______________, 199_ (the "Cut-off Date"), the Mortgage Loans had an aggregate principal balance, after taking into account all payments of principal due on or before such date, whether or not received, of $___________ (the "Initial Pool Balance")[, subject to a permitted variance of plus or minus __%.]

      The Bonds will be issued pursuant to a Terms Indenture to be dated as of ___________, 199_ (the "Terms Indenture"), between _______________________ as owner trustee (the "Owner Trustee"), on behalf of the Issuer, and __________________________ as indenture trustee (the "Trustee"), on behalf of the holders of the Bonds (the "Bondholders"), which Terms Indenture incorporates by reference certain standard indenture provisions of the Company, dated as of ________________, 1997 and filed as part of the registration statement relating to the Offered Bonds (the Terms Indenture, as it incorporates by reference such standard indenture provisions, the "Indenture"). Certain duties and obligations of the Issuer under the Indenture will be performed on behalf of the Issuer by ________________________ (the "General Administrator") in accordance with a General Administration Agreement, to be dated as of ____________, 199_ (the "General Administration Agreement"), between the Owner Trustee, on behalf of the Issuer, and the General Administrator.

      Payments of interest on and principal of the Bonds will be made to holders thereof, to the extent of available funds, on the ___ day of each month or, if any such day is not a business day, then on the next succeeding business day, commencing in ______________ 199_ (each, a "Payment Date"). As and to the extent described herein, payments of interest accrued on each Class of Bonds will be made on each Payment Date based on the Bond Interest Rate applicable to such Class and the aggregate Bond Principal Amount of such Class outstanding immediately prior to such Payment Date. To the extent there are deficiencies in the interest payment on a Class of Bonds on any Payment Date, such deficiencies will be deferred to succeeding

Payment Dates. Principal payments on the Bonds will be made on each Payment Date to the extent funds are available therefor in the amounts and in accordance with the priorities described herein. See "Description of the Bonds--Payments on the Bonds" herein.

      As and to the extent set forth herein, the Issuer's Equity (as defined herein) and the Class E and Class F Bonds (collectively, the "Private Bonds") will be subordinate to the Offered Bonds; the Class D Bonds will be subordinate to the Class A, Class B and Class C Bonds; the Class C Bonds will be subordinate to the Class A and Class B Bonds; and the Class B Bonds will be subordinate to the Class A Bonds. See "Description of the Bonds--Payments on the Bonds" and "--Subordination" herein.

      The yield to maturity of each Class of Offered Bonds will depend on, among other things, the rate and timing of principal payments (including by reason of prepayments, loan extensions, defaults and liquidations) and losses on the Mortgage Loans. See "Risk Factors" and "Yield and Maturity Considerations" herein.

      No election will be made to treat the Issuer, any of its assets or the arrangement by which the Bonds are issued as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein.

                              [inside front cover]

      THE OFFERED BONDS REPRESENT NON-RECOURSE OBLIGATIONS OF THE ISSUER AND WILL BE PAID SOLELY FROM THE COLLATERAL SECURING THE OFFERED BONDS. NEITHER THE OFFERED BONDS NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY ANY OTHER PERSON. ACCORDINGLY, IF THE COLLATERAL IS INSUFFICIENT TO PROVIDE PAYMENTS ON THE OFFERED BONDS, NO OTHER ASSETS WILL BE AVAILABLE FOR PAYMENT OF THE DEFICIENCY. PROSPECTIVE INVESTORS SHOULD MAKE AN INVESTMENT DECISION BASED UPON AN ANALYSIS OF THE SUFFICIENCY OF THE MORTGAGE LOANS TO MAKE PAYMENTS ON THE OFFERED BONDS.

      THE BONDS OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF SECURITIES ISSUED BY THE COMPANY OR TRUSTS ESTABLISHED THEREBY AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED _____________, 199__ (THE "PROSPECTUS"), OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING THAT IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED BONDS MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

      UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED BONDS, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----

TRANSACTION OVERVIEW.......................................................S-6

SUMMARY OF PROSPECTUS SUPPLEMENT...........................................S-7

RISK FACTORS..............................................................S-23


DESCRIPTION OF THE MORTGAGE POOL..........................................S-27
      General.............................................................S-27
      Certain Payment Characteristics.....................................S-28
      The Index...........................................................S-29
      [Delinquent and Nonperforming Mortgage Loans].......................S-29
      Additional Mortgage Loan Information................................S-29
      The Mortgage Loan Seller............................................S-37
      Underwriting of the Mortgage Loans..................................S-38
      Representations and Warranties with respect to the Mortgage Loans;
      Repurchases.........................................................S-38
      Changes in Mortgage Pool Characteristics............................S-38

SERVICING OF THE MORTGAGE LOANS...........................................S-39
      General.............................................................S-39
      The Master Servicer.................................................S-40
      The Special Servicer................................................S-41
      Sub-Servicers.......................................................S-41
      Servicing and Other Compensation and Payment of Expenses............S-41
      Modifications, Waivers, Amendments and Consents.....................S-44
      Inspections; Collection of Operating Information....................S-45
      [Termination of [Special Servicer] [Master Servicer] Without Cause].S-45

DESCRIPTION OF THE BONDS..................................................S-45
      General.............................................................S-45
      Registration and Denominations......................................S-46
      Payments on the Bonds...............................................S-47
      Subordination.......................................................S-53
      P&I and Other Advances..............................................S-54
      [Appraisal Reductions]..............................................S-55
      Reports to Bondholders; Certain Available Information...............S-56
      Voting Rights.......................................................S-57
      The Trustee.........................................................S-57
      [Optional Redemption]...............................................S-57
      Additional Information..............................................S-58

THE ISSUER................................................................S-58


THE OWNER TRUSTEE.........................................................S-58


THE GENERAL ADMINISTRATOR.................................................S-59

YIELD AND MATURITY CONSIDERATIONS.........................................S-59
      Yield Considerations................................................S-59
      Weighted Average Life...............................................S-61

CERTAIN FEDERAL INCOME TAX CONSEQUENCES...................................S-62
      General.............................................................S-62
      Status as Real Property Loans.......................................S-63
      Discount and Premium ...............................................S-63
      Backup Withholding and Information Reporting........................S-64

METHOD OF DISTRIBUTION....................................................S-64

LEGAL MATTERS.............................................................S-65

ERISA CONSIDERATIONS......................................................S-65

LEGAL INVESTMENT..........................................................S-67

RATINGS...................................................................S-67

                              TRANSACTION OVERVIEW

      Prospective investors in the Offered Bonds are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus in making their investment decision. The following Transaction Overview does not include all relevant information relating to the Offered Bonds or the Mortgage Loans, particularly with respect to the risks and special considerations involved with an investment in the Offered Bonds, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making any investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus.

                                  $___________
                                  (Approximate)
                    CRIIMI MAE Commercial Mortgage Trust [I]
                       Collateralized Mortgage Obligations
                                Series 199_-____

           ---------------------------------------------------------
                Initial
               Aggregate                                Bond
             Bond Principal                           Interest
               Amount(1)      Class(2)     Rating(3)    Rate
              ---------------------------------------------------
                $            [Class A-1]                     %
              ---------------------------------------------------
                $            [Class A-2]                     %
              ---------------------------------------------------
                $            [Class B]                       %
              ---------------------------------------------------
                $            [Class C]                       %
              ---------------------------------------------------
                $            [Class D]                       %
              ---------------------------------------------------
                $            [Class E]                       %
              ---------------------------------------------------
                $            [Class F]                       %
              ---------------------------------------------------
                $ (4)        Issuer's     Not Rated     N/A(5)
                             Equity
              ---------------------------------------------------
           ---------------------------------------------------------

(1)   Subject to a variance of plus or minus 5%.
(2) Only the Class A-1, Class A-2, Cass B, Class C and Class D Bonds are offered hereby. The Class E and Class F Bonds will initially be issued to and held by one or more affiliates of the Issuer and are not offered hereby. The Issuer's Equity is not a Class of Bonds, nor is it offered hereby.
(3)   By each of _________and __________.
(4) Reflects portion of the Initial Pool Balance that is in excess of the initial aggregate Bond Principal Amount of all the Bonds. The Issuer's Equity does not have a Bond Principal Amount.
(5)   The Issuer's Equity does not have a Bond Interest Rate.

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Certain capitalized terms that are used in this Summary may be defined elsewhere in this Prospectus Supplement or in the Prospectus. An Index of Principal Definitions is included at the end of both this Prospectus Supplement and the Prospectus. Terms that are used but not defined in this Prospectus Supplement will have the meanings specified in the Prospectus.


Issuer..............................CRIIMI MAE Commercial Mortgage Trust [I]
                                    (the "Issuer") is a trust established under the laws of the State of _________ by CRIIMI MAE CMBS Corp. (the "Company"), a Delaware corporation, pursuant to a Deposit Trust Agreement, to be dated as of __________, 199_ (the "Deposit Trust Agreement"), between the Company and ____________________ as owner trustee (the "Owner Trustee"). The Company is a wholly-owned special purpose subsidiary of CRIIMI MAE Inc. ("CRIIMI MAE"), a publicly held real estate investment trust. The Company initially will own 100% of the beneficial interests in the Issuer, but may transfer a portion of such beneficial interests to an affiliate. None of the Company, CRIIMI MAE, or any affiliate of either of them has guaranteed or insured the Offered Bonds or the Mortgage Loans.


                                    The Owner Trustee maintains its principal corporate trust office at_______________________________________
                                    _________________________, telephone (___)
                                    ___________. See "The Issuer" and "The Owner
                                    Trustee" herein and "The Company", "CRIIMI
                                    MAE Inc." and "Owner Trustee" in the
                                    Prospectus.

Bonds...............................The Issuer is issuing approximately
                                    $__________ aggregate Bond Principal Amount of its Series 199_-____ Collateralized Mortgage Obligations (the "Bonds"). The Bonds will be issued on the Closing Date in [seven] classes (each, a "Class") to be designated as: [(i) the Class A-1 and Class A-2 Bonds (collectively, the "Class A Bonds" or the "Senior Bonds"); (ii) the Class B, Class C and Class D Bonds (collectively with the Class A Bonds, the "Offered Bonds"); and
                                    (iii) the Class E and Class F Bonds
                                    (collectively, the "Private Bonds"; and
                                    collectively with the Class B, Class C and Class D Bonds, the "Subordinate Bonds")]. Only the Offered Bonds are offered hereby.

                                    The Private Bonds have not and will not be registered under the Securities Act of 1933, as amended (the "Securities Act") and are not offered hereby. The Private Bonds will initially be issued to and held by one or more affiliates of the Issuer and are not offered hereby. To the extent this Prospectus Supplement contains information regarding the Private Bonds, such information is provided because of its potential relevance to a prospective purchaser of an Offered Bond.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Bonds will be issued pursuant to a Terms
                                    Indenture, to be dated as of _________, 199_
                                    (the "Terms Indenture"), between the Owner
                                    Trustee, on behalf of the Issuer, and the Trustee, on behalf of the holders of the Bonds (the "Bondholders"), which Terms Indenture incorporates by reference certain standard indenture provisions of the Company, dated as of ____________, 1997 and filed as part of the registration statement relating to the Offered Bonds (the Terms Indenture, as it incorporates by reference such standard indenture provisions, the "Indenture").

                                    The Bonds will be non-recourse obligations of the Issuer. The Bonds are not insured or guaranteed by any governmental agency or instrumentality or by any other person.

                                    The respective Classes of Bonds will be
                                    issued in the initial aggregate Bond
                                    Principal Amount (in each case, subject to a variance of plus or minus 5%), and will accrue interest at the Bond Interest Rates, set forth below:

                                                     Initial
                                                  Aggregate Bond       Bond
                                      Class      Principal Amount  Interest Rate
                                      -----      ----------------  -------------
                                    [Class A-1]  $                           %
                                    [Class A-2]  $                           %
                                    [Class B]    $                           %
                                    [Class C]    $                           %
                                    [Class D]    $                           %
                                    [Class E]    $                           %
                                    [Class F]    $                           %

                                    The "Issuer's Equity" represents the right of the Issuer or its designee (i) to receive all payments on and proceeds of the Collateral not otherwise allocable to pay interest, principal and other amounts on the Bonds in accordance with their terms or expenses of the Trust Estate (as defined herein) and (ii) to have the remaining Collateral returned to it after the Indenture is satisfied and discharged. The principal amount of the Issuer's Equity as of any date of determination is the amount (the "Overcollateralization Amount"), if any, by which the then aggregate Stated Principal Balance (as defined herein) of the Mortgage Pool (initially equal to the Initial Pool Balance) exceeds the then aggregate Bond Principal Amount of all the Bonds. As of the Closing Date, the Overcollateralization Amount will equal approximately $______________.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Trustee............................._________________________, a ______________.
                                    See "Description of the Bonds--The Trustee" herein.

General Administrator..............._______________________________ (the
                                    "General Administrator") will perform
                                    certain functions as agent on behalf of the Issuer pursuant to a General Administration Agreement, to be dated as of ____________, 199_ (the "General Administration Agreement"), between the Manager and the Owner Trustee, on behalf of the Issuer.

Master Servicer.....................____________________. See "Servicing of the
                                    Mortgage Loans--The Master Servicer" herein.

Special Servicer....................____________________. See "Servicing of the
                                    Mortgage Loans--The Special Servicer"
                                    herein.

Mortgage Loan Seller   .............____________________ (the "Mortgage Loan
                                    Seller"). See "Description of the Mortgage
                                    Pool--The Mortgage Loan Seller" herein.

Cut-off Date........................___________, 199_.

Closing Date........................On or about ___________, 199_.

Accrual Date........................____________, 199_, the date as of which interest begins to accrue on the Bonds.

Payment Date........................The __th day of each month or, if any such
                                    __th day is not a business day, then the next succeeding business day, commencing in ________, 199_.

Collection Period...................As to any Payment Date, the period commencing immediately following the
                                    Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the initial Payment Date, commencing immediately following the Cut-off Date) and ending on and including the related Determination Date.

Determination Date..................As to any Payment Date, the _th day of the
                                    month in which such Payment Date occurs, or if such _th day is not a business day, the immediately preceding business day.

Record Date.........................As to any Payment Date, the last business day of the month immediately preceding the month in which such Payment Date occurs.

Interest Accrual Period.............As to any Payment Date, the calendar month preceding the month in which such Payment
                                    Date occurs.

Book-Entry Registration.............Each Class of Offered Bonds will initially be issued in book-entry form through the facilities of DTC and, accordingly, will constitute "Book-Entry Bonds" and "Bond-Entry Securities" within the meaning of the Prospectus. No person acquiring an interest in a Book-Entry Bond (any such person, a "Bond Owner") will

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    be entitled to receive a fully registered physical security (a "Definitive Bond") evidencing such interest, except under the limited circumstances described in the Prospectus. See "Risk Factors--Book-Entry Registration" in the Prospectus and "Description of the Bonds--Registration and Denominations" herein and "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus.

Denominations.......................The Offered Bonds will each be issued in minimum denominations of $________ initial
                                    Bond Principal Amount and in any whole
                                    dollar in excess thereof.

Security for the Bonds..............The Bonds will be secured by a pledge of the
                                    Trust Estate. The "Trust Estate" will
                                    consist of all rights, money, instruments, securities and other property, including all proceeds thereof, which are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Bondholders, including without limitation the Collateral. The "Collateral" will consist of the Mortgage Loans, any REO Properties (as defined herein) acquired in respect thereof and the Collection Account (as defined in the Prospectus), all of which is more specifically described under "Description of the Mortgage Pool" herein and "Description of the Underlying Assets" and "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus.

    A.  The Mortgage Pool...........The Mortgage Pool will consist of _____
                                    [describe general characteristics of
                                    Mortgage Loans] mortgage loans (the
                                    "Mortgage Loans") with an aggregate Cut-off
                                    Date Balance of $________ (the "Initial Pool
                                    Balance") [, subject to a permitted variance of plus or minus ___%]. The "Cut-off Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their Cut-off Date Balances.

                                    Each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a [first] mortgage, deed of trust or similar security instrument (a "Mortgage") on the fee simple (or, in ___ cases, representing ___% of the Initial Pool Balance, the leasehold) interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes, all buildings and improvements thereon and certain personal property located thereon (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The Mortgage Loans are non-recourse
                                    obligations of the related Mortgagors. No
                                    Mortgage Loan will be insured or guaranteed by any governmental entity or private insurer or by any other person.

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties located in the _____ states with the highest concentrations:


                                              Number of        Percentage of
                                    State   Mortgage Loans  Initial Pool Balance
                                    -----   --------------  --------------------


                                    [Identify states representing 10% or more of the Initial Pool Balance.]

                                    The remaining Mortgaged Properties are
                                    located throughout ___ other states.

                                    Set forth below are the number of Mortgage
                                    Loans, and the approximate percentage of the Initial Pool Balance represented by such Mortgage Loans, that are secured by Mortgaged Properties operated for each indicated purpose:


                                              Number of        Percentage of
                                    State   Mortgage Loans  Initial Pool Balance
                                    -----   --------------  --------------------


                                    [Identify particular property types
                                    representing 10% or more of the Initial Pool
                                    Balance.]

                                    ________ of the Mortgage Loans, which
                                    represent _____% of the Initial Pool
                                    Balance, provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the ___ day of each month; the remainder of the Mortgage Loans provide for Monthly Payments to be due on the ____, _____, _____ or _____ day of each month (the date in any month on which a
                                    Monthly Payment on a Mortgage Loan is first due, the "Due Date"). [The annualized rate at which interest accrues (the "Mortgage Rate") on ____ of the Mortgage Loans (the "ARM Loans"), which represent _____% of the Initial Pool Balance, is subject to adjustment on specified Due Dates (each such date of adjustment, an "Interest Rate Adjustment Date") by adding a fixed number of basis points (a "Gross Margin") to the value of a base index (an "Index"), subject, in ______ cases, to lifetime maximum and/or minimum Mortgage Rates, and in _____ cases, to periodic maximum and/or minimum Mortgage Rates, in each case as described herein; and the remaining Mortgage Loans (the "Fixed Rate Loans") bear interest at fixed Mortgage Rates. ____ of the ARM Loans, which represent ___% of the Initial Pool

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Balance, provide for Interest Rate
                                    Adjustment Dates that occur monthly, while the remainder of the ARM Loans provide for adjustments of the Mortgage Rate to occur semi-annually or annually. [Identify Mortgage Loan Index].] See "Description of the Mortgage Pool-Certain Payment Characteristics" herein.

                                    [If there are ARM Loans: The amount of the Monthly Payment on all of the ARM Loans is subject to adjustment on specified Due Dates (each such date, a "Payment Adjustment Date") to an amount [that would amortize the outstanding principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then applicable Mortgage Rate]. [Discuss frequency of Payment Adjustment Dates and possibility of negative amortization of interest.]]

                                    _____ of the Mortgage Loans (the "Balloon
                                    Loans"), representing ___% of the Initial
                                    Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans, thereby leaving substantial principal amounts due and payable (each such payment, together with the corresponding interest payment, a "Balloon Payment") on their respective maturity dates (each, a "Maturity Date"), unless prepaid prior thereto. The remaining Mortgage Loans are fully amortizing.

                                    [All the Mortgage Loans provided at
                                    origination for, sequentially, a period (a
                                    "Lockout Period") during which voluntary prepayments of principal (each, a "Principal Prepayment") are prohibited, then a period during which Principal Prepayments are permitted but are required to be accompanied by an additional amount (a "Prepayment Premium") the greater of a specified percentage of the principal amount being prepaid and a premium calculated on the basis of a yield maintenance formula, and then, commencing on a specified date prior to maturity, a period (the related "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium.]

                                    On or prior to the Closing Date, the Company will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase Agreement dated as of __________ (the "Mortgage Loan Purchase Agreement") between the Company and the Mortgage Loan Seller. In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has made certain representations and warranties to the Company regarding the characteristics and quality of the Mortgage Loans and, as more particularly described herein, has agreed to cure any material breach thereof or repurchase the affected Mortgage Loan. In connection with the creation of, and the assignment of its interests in the Mortgage Loans to, the Issuer, the Company will also assign its rights under the Mortgage Loan Purchase Agreement insofar as they relate

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    to or arise out of the Mortgage Loan
                                    Seller's representations and warranties
                                    regarding the Mortgage Loans. The Issuer will, in turn, pledge such rights under the Mortgage Loan Purchase Agreement so assigned to it as part of the Trust Estate to secure the Bonds. See "Description of the Mortgage Pool--Representations and Warranties with respect to the Mortgage Loans; Repurchases" herein.

                                    The Mortgage Loans will be serviced and
                                    administered by the Master Servicer and, under the circumstances described herein, the Special Servicer pursuant to [the Servicing and Administration Agreement dated as of ___________, 199_ (the "S&A
                                    Agreement"), among the Owner Trustee on
                                    behalf of the Issuer, the Trustee on behalf of the Bondholders, the Master Servicer and the Special Servicer.] See "Servicing of the Mortgage Loans" herein and "Servicing and Administration of the Mortgage Assets" in the Prospectus.

    B.  The Collection Account......All collections on or in respect of the
                                    Mortgage Loans will be deposited in the
                                    Collection Account and, as and to the extent described herein, will be available for application to payments on the Bonds on the related Payment Date and for payment of certain related servicing and administrative fees and expenses. See "Description of the Underlying Assets--Collection Accounts" and "Servicing and Administration of the Mortgage Assets--Collection Accounts" in the Prospectus.

Payments on the Bonds-General.......Payments will be made by or on behalf of the
                                    Trustee on each Payment Date to the
                                    Bondholders of record at the close of
                                    business on the related Record Date; except in the case of the final payment on any Class of Bonds which will require presentation and surrender of such Bonds. All payments made with respect to any Class of Bonds will be allocated pro rata among the outstanding Bonds of such Class based on the respective Bond Principal Amounts thereof.

Payments of Interest and Principal
  on the Bonds......................[On each Payment Date, unless the Bonds have been declared due and payable following an Issuer Event of Default (as defined in the Prospectus) and such declaration and its consequences have not been rescinded and annulled, the Available Payment Amount (as defined herein) for such date, which will not include Prepayment Premiums under such circumstances, will be applied to make payments among the respective Classes of Bondholders for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

                                    (i)    to the holders of the Class A Bonds
                                           in respect of interest, pro rata
                                           between the two Classes of Class A
                                           Bondholders based on entitlement, up
                                           to an amount equal to all Accrued
                                           Bond Interest (as

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           defined below) in respect of each
                                           such Class of Bonds for the related
                                           Interest Accrual Period and, to the
                                           extent not previously paid, for all
                                           prior Interest Accrual Periods;

                                    (ii)   to the holders of the Class A Bonds
                                           in respect of principal, allocable as
                                           between the two Classes of Class A
                                           Bondholders as described herein, up
                                           to an amount equal to the lesser of
                                           (a) the then aggregate Bond Principal
                                           Amount of the Class A Bonds and (b)
                                           the Principal Payment Amount (as
                                           defined below) for such Payment Date;

                                    (iii)  to the holders of the Class B Bonds
                                           in respect of interest, up to an
                                           amount equal to all Accrued Bond
                                           Interest in respect of such Class of
                                           Bonds for the related Interest
                                           Accrual Period and, to the extent not
                                           previously paid, for all prior
                                           Interest Accrual Periods;

                                    (iv)   after the aggregate Bond Principal
                                           Amount of the Class A Bonds has been
                                           reduced to zero, to the holders of
                                           the Class B Bonds in respect of
                                           principal, up to an amount equal to
                                           the lesser of (a) the then aggregate
                                           Bond Principal Amount of the Class B
                                           Bonds and (b) the excess, if any, of
                                           the Principal Payment Amount for such
                                           Payment Date over any amounts paid on
                                           such Payment Date in retirement of
                                           the Class A Bonds pursuant to clause
                                           (ii) above;

                                    (v)    to the holders of the Class C Bonds
                                           in respect of interest, up to an
                                           amount equal to all Accrued Bond
                                           Interest in respect of such Class of
                                           Bonds for the related Interest
                                           Accrual Period and, to the extent not
                                           previously paid, for all prior
                                           Interest Accrual Periods;

                                    (vi)   after the aggregate Bond Principal
                                           Amount of the Class A and Class B
                                           Bonds has been reduced to zero, to
                                           the holders of the Class C Bonds in
                                           respect of principal, up to an amount
                                           equal to the lesser of (a) the then
                                           aggregate Bond Principal Amount of
                                           the Class C Bonds and (b) the excess,
                                           if any, of the Principal Payment
                                           Amount for such Payment Date over any
                                           amounts paid on such Payment Date in
                                           retirement of the Class A and/or
                                           Class B Bonds pursuant to clauses
                                           (ii) and (iv) above;

                                    (vii)  to the holders of the Class D Bonds
                                           in respect of interest, up to an
                                           amount equal to all Accrued Bond
                                           Interest in respect of such Class of
                                           Bonds for the related Interest
                                           Accrual Period and, to the extent not
                                           previously paid, for all prior
                                           Interest Accrual Periods;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    (viii) after the aggregate Bond Principal
                                           Amount of the Class A, Class B and
                                           Class C Bonds has been reduced to
                                           zero, to the holders of the Class D
                                           Bonds in respect of principal, up to
                                           an amount equal to the lesser of (a)
                                           the then aggregate Bond Principal
                                           Amount of the Class D Bonds and (b)
                                           the excess, if any, of the Principal
                                           Payment Amount for such Payment Date
                                           over any amounts paid on such Payment
                                           Date in retirement of the Class A,
                                           Class B and/or Class C Bonds pursuant
                                           to clauses (ii), (iv) and (vi) above;

                                    (ix)   to the holders of the Class E Bonds
                                           in respect of interest, up to an
                                           amount equal to all Accrued Bond
                                           Interest in respect of such Class of
                                           Bonds for the related Interest
                                           Accrual Period and, to the extent not
                                           previously paid, for all prior
                                           Interest Accrual Periods;

                                    (x)    after the aggregate Bond Principal
                                           Amount of the Class A, Class B, Class
                                           C and Class D Bonds has been reduced
                                           to zero, to the holders of the Class
                                           E Bonds in respect of principal, up
                                           to an amount equal to the lesser of
                                           (a) the then aggregate Bond Principal
                                           Amount of the Class E Bonds and (b)
                                           the excess, if any, of the Principal
                                           Payment Amount for such Payment Date
                                           over any amounts paid on such Payment
                                           Date in retirement of the Class A,
                                           Class B, Class C and/or Class D Bonds
                                           pursuant to clauses (ii), (iv), (vi)
                                           and (viii) above;

                                    (xi)   to the holders of the Class F Bonds
                                           in respect of interest, up to an
                                           amount equal to all Accrued Bond
                                           Interest in respect of such Class of
                                           Bonds for the related Interest
                                           Accrual Period and, to the extent not
                                           previously paid, for all prior
                                           Interest Accrual Periods;

                                    (xii)  after the aggregate Bond Principal
                                           Amount of the Class A, Class B, Class
                                           C, Class D and Class E Bonds has been
                                           reduced to zero, to the holders of
                                           the Class F Bonds in respect of
                                           principal, up to an amount equal to
                                           the lesser of (a) the then aggregate
                                           Bond Principal Amount of the Class F
                                           Bonds and (b) the excess, if any, of
                                           the Principal Payment Amount for such
                                           Payment Date over any amounts paid on
                                           such Payment Date in retirement of
                                           the Class A, Class B, Class C, Class
                                           D and/or Class E Bonds pursuant to
                                           clauses (ii), (iv), (vi), (viii) and
                                           (x) above; and

                                    (xiii) if, after giving effect to the
                                           payments of principal on the Bonds
                                           contemplated by clauses (ii), (iv),
                                           (vi), (viii), (x) and (xii) above,
                                           the aggregate Bond Principal Amount
                                           of all the Bonds still exceeds the
                                           aggregate Stated Principal Balance of
                                           the Mortgage Pool that will be
                                           outstanding immediately following

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           such Payment Date, then to the
                                           holders of the Class A Bonds
                                           (allocable as between the two
                                           Classes of Class A Bondholders as
                                           described herein), the Class B
                                           Bonds, the Class C Bonds, the Class
                                           D Bonds, the Class E Bonds and the
                                           Class F Bonds, in that order, until
                                           (in the case of each Class of Bonds
                                           on which payments of principal are
                                           so made) such excess (or the
                                           aggregate Bond Principal Amount of
                                           such Class of Bonds) is reduced to
                                           zero (whichever occurs first).]

                                    [Except under the limited circumstances
                                    described herein, payments of principal on the Class A Bonds as described above will be paid, first, to the holders of the Class A-1 Bonds, until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero, and thereafter, to the holders of the Class A-2 Bonds, until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero.]

                                    [Any portion of the Available Payment Amount for any Payment Date that is not applied to make payments of interest and principal on the Bonds as described above will be paid to or at the direction of Issuer in respect of the Issuer's Equity on such Payment Date.]

                                    [The "Accrued Bond Interest" in respect of any Class of Bonds for any Interest Accrual Period will equal one month's interest at the applicable Bond Interest Rate accrued on the aggregate Bond Principal Amount of such Class of Bonds outstanding immediately prior to the related Payment Date. Accrued Bond Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

                                    [The "Principal Payment Amount" for any
                                    Payment Date will, in general, equal the aggregate of the following:

                                    (a)    the principal portions of all
                                           Scheduled Payments (other than
                                           Balloon Payments) and any Assumed
                                           Scheduled Payments due or deemed due,
                                           as the case may be, in respect of the
                                           Mortgage Loans for their respective
                                           Due Dates occurring during the
                                           related Collection Period;

                                    (b)    all payments (including Principal
                                           Prepayments and Balloon Payments) and
                                           other collections (including
                                           Liquidation Proceeds, Condemnation
                                           Proceeds and Insurance Proceeds (each
                                           as defined in the Prospectus)) that
                                           were received on or in respect of the
                                           Mortgage Loans during the related
                                           Collection Period and that were
                                           identified and applied by the Master
                                           Servicer as recoveries of principal
                                           thereof, in each case net of any
                                           portion of such payment or other
                                           collection that represents a recovery
                                           of the principal portion of any
                                           Scheduled Payment (other than a
                                           Balloon Payment) due, or the
                                           principal

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                           portion of any Assumed Scheduled
                                           Payment deemed due, in respect of
                                           the related Mortgage Loan on a Due
                                           Date during or prior to the related
                                           Collection Period and not previously
                                           recovered; and

                                    (c)    if such Payment Date is subsequent to
                                           the initial Payment Date, the excess,
                                           if any, of (i) the Principal Payment
                                           Amount for the immediately preceding
                                           Payment Date, over (ii) the aggregate
                                           payments of principal made in respect
                                           of the Bonds on such immediately
                                           preceding Payment Date.]

                                    [The "Scheduled Payment" due in respect of any Mortgage Loan on any related Due Date will be the amount of the Monthly Payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date, without regard to any waiver, modification or amendment of such Mortgage Loan subsequent to the Closing Date, and assuming that each prior Scheduled Payment has been made in a timely manner.]

                                    [The "Assumed Scheduled Payment" is an
                                    amount deemed due in respect of any Balloon
                                    Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date. The Assumed Scheduled Payment deemed due on any such Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would be due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect as of the Closing Date.]

[Payments of Yield Maintenance
    Amounts on the Bonds............On each Payment Date, unless the Bonds have been declared due and payable following an Issuer Event of Default and such declaration and its consequences have not been rescinded and annulled, the aggregate of all Prepayment Premiums that were received on the Mortgage Loans during the related Collection Period will be applied to make payments among the respective Classes of Bondholders in alphabetical order of Class designation (with the Class A-1 and Class A-2 Bondholders having a pari passu right to payment), in each case, up to the related Yield Maintenance Amount (if any) for their Bonds.

                                    If and to the extent that the aggregate
                                    Prepayment Premiums received on the Mortgage
                                    Loans during any Collection Period exceed the aggregate Yield Maintenance Amount in respect of the Bonds for the related Payment Date, then such excess will be paid on such Payment Date to or at the direction of the Issuer in respect of the Issuer's

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Equity. See "Description of the
                                    Bonds--Payments on the Bonds" herein.]

Subordination.......................[As and to the extent set forth herein, the rights of the Issuer or its designee to
                                    receive payments of amounts received on the Mortgage Loans in respect of the Issuer's Equity will be subordinated to the rights of the Bondholders to receive such amounts in respect of interest, principal and other amounts due and owing on their Bonds from time to time. In addition, as and to the extent set forth herein, for purposes of receiving payments of interest, principal and other amounts due and owing thereon from time to time out of collections on the Mortgage Loans, the Private Bonds will be subordinate to the Offered Bonds, the Class D Bonds will be subordinate to the Class A, Class B and Class C Bonds, the Class C Bonds will be subordinate to the Class A and Class B Bonds, and the Class B Bonds will be subordinate to the Class A Bonds. See "Description of the Bonds--Payments on the Bonds" and "--Subordination" herein. Such subordination will be accomplished by, among other things, the application of the Available Payment Amount on each Payment Date in the order described above in this Summary under "Payments of Interest and Principal on the Bonds".

                                    Realized Losses (as defined herein), Net
                                    Aggregate Prepayment Interest Shortfalls
                                    (also as defined herein) and other
                                    shortfalls in respect of the Mortgage Loans and Extraordinary Expenses (also as defined herein) will, in each case, be borne by the Issuer and the holders of the Private Bonds (to the extent of amounts otherwise payable in respect of the Issuer's Equity and the Private Bonds, respectively) prior to any such losses, shortfalls and/or expenses being borne by the holders of the Offered Bonds. If and to the extent that Realized Losses, together with any Net Aggregate Prepayment Interest Shortfalls and Extraordinary Expenses, exceed the sum of the initial Overcollateralization Amount and the initial aggregate Bond Principal Amount of the Private Bonds, it is likely that the holders of one or more Classes of Offered Bonds will not receive the full Bond Principal Amount of their Bonds. See "Description of the Bonds--Subordination" herein.]

Treatment of REO Properties.........Notwithstanding that a Mortgaged Property securing any Mortgage Loan may be acquired as part of the Trust Estate through foreclosure, deed in lieu of foreclosure or otherwise (upon acquisition, an "REO Property"), such Mortgage Loan will, for purposes of, among other things, determining payments of principal on the Bonds, as well as Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees and Trustee Fees (each as defined herein), generally be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs, including certain reimbursements payable to the Master Servicer and/or Special Servicer in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    connection with the operation and
                                    disposition of such REO Property) will be "applied" or treated by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to a recoverability determination as more fully described herein (see "Description of the Bonds--P&I and Other Advances"), the Master Servicer will be required to make P&I Advances, as described below, in respect of such Mortgage Loan as if it had remained outstanding.

[P&I Advances.......................Subject to a recoverability determination as described herein, and further subject to the reduced advancing obligations in respect of certain modified Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has declined in value as described herein, the Master Servicer will be required to make advances (each, a "P&I Advance") with respect to each Payment Date in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, on or in respect of the Mortgage Loans during the related Collection Period, in each case to the extent that such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the last day of the related Collection Period.

                                    If the Master Servicer fails to make a
                                    required P&I Advance, the Trustee will be required to make such P&I Advance. The Special Servicer shall have no obligation to make any P&I Advance.

                                    As more fully described herein, the Master
                                    Servicer and the Trustee will each be
                                    entitled to interest on any P&I Advance made by it, and the Master Servicer, the Special Servicer and the Trustee will each be entitled to interest on certain reimbursable servicing expenses incurred by it. Such interest will accrue from the date any such P&I Advance is made or such servicing expense is incurred at a rate per annum equal to [specify applicable rate] (the "Reimbursement Rate"), and will be paid: first, out of Default Interest (as defined herein) and late payment charges collected in respect of the related Mortgage Loan; and, second, if such P&I Advance or servicing expense has been reimbursed, out of general collections on the Mortgage Pool. See "Description of the Bonds--P&I and Other Advances" herein.]

[Compensating Interest
    Payments........................To the extent of the aggregate of all Master
                                    Servicing Fees and Prepayment Interest
                                    Excesses paid to the Master Servicer as
                                    servicing compensation for the related
                                    Collection Period, the Master Servicer is required to make a non-reimbursable payment (a "Compensating Interest Payment") with respect to each Payment Date to cover the aggregate of any Prepayment Interest Shortfalls incurred during such Collection Period. A "Prepayment Interest

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    Shortfall" is a shortfall in the collection of a full month's interest (net of related Master Servicing Fees and Property Servicing Fees (as defined herein), and without regard to any Prepayment Premium actually collected) on any Mortgage Loan by reason of a full or partial voluntary principal prepayment being made and applied to such Mortgage Loan prior to the related Due Date in any Collection Period. A "Prepayment Interest Excess" is a payment of interest (net of related Master Servicing Fees and Property Servicing Fees and exclusive of any Prepayment Premium actually collected) made in connection with any full or partial prepayment of a Mortgage Loan being made and applied to such Mortgage Loan after the related Due Date in any Collection Period, which payment of interest is intended to cover the period from such Due Date to the date of prepayment. The "Net Aggregate Prepayment Interest Shortfall" for any Payment Date will be the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred during the related Collection Period exceeds (b) any Compensating Interest Payment made by the Master Servicer with respect to such Payment Date. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" herein.]

[Optional Redemption................The Issuer may, at its option, redeem any
                                    Class of Offered Bonds, in whole but not in part, on any Payment Date, if the then aggregate Bond Principal Amount of such Class of Offered Bonds is less than __% of the initial aggregate Bond Principal Amount thereof and no Issuer Event of Default has occurred and is continuing. Such redemption will be at a price (calculated after taking into account payments made on the Bonds out of the Available Payment Amount for the applicable Payment Date) equal to 100% of the aggregate unpaid Bond Principal Amount of the Bonds redeemed, plus accrued and unpaid interest through the end of the related Interest Accrual Period. Notice of any such optional redemption must be mailed by the Issuer or the Trustee at least __ days prior to the date set for optional redemption. No Yield Maintenance Amount will be payable in connection with such optional redemption. See "Description of the Bonds--Optional Redemption" herein.]


Certain Investment
  Considerations....................The yield on any Offered Bond will depend on
                                    (a) the price at which such Bond is
                                    purchased by an investor and (b) the rate, timing and amount of payments on such Bond. The rate, timing and amount of payments on any Offered Bond will in turn depend on, among other things, (i) the Bond Interest Rate for such Bond, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans, (iii) the rate, timing and severity of Realized Losses, Net Aggregate Prepayment Interest Shortfalls and Extraordinary Expenses and (iv) the priority of such Bond to receive payments.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    The yield to maturity on any Offered Bond purchased at a discount or premium will be affected by the rate and timing of principal payments thereon. Principal payments on the Offered Bonds will, in turn, be affected by payments and other collections of principal on or in respect of the Mortgage Loans. An investor should consider, in the case of any Offered Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments thereon could result in a lower than anticipated yield and, in the case of any Offered Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments thereon could result in a lower than anticipated yield. See "Yield and Maturity Considerations" herein and in the Prospectus. The full or partial, as applicable, allocation of Prepayment Premiums actually collected on the Mortgage Loans to make payments to the holders of any particular Class of Bonds in respect of the related Yield Maintenance Amount may be insufficient to offset fully any adverse effects on the yield of such Class of Bonds that the related prepayments may otherwise have.


Certain Federal Income Tax
  Consequences......................In the opinion of ______________________, counsel to the Issuer, for federal income tax purposes, the Offered Bonds will be characterized as indebtedness and not as representing an ownership interest in the Trust Estate or an equity interest in the Issuer or the Company. For further information regarding certain federal income tax consequences of an investment in the Bonds, see "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the Prospectus.

                                    Investors are advised to consult their tax advisors as to the tax consequences of an investment in the Offered Bonds in light of investors' individual circumstances and to review "Certain Federal Income Tax Consequences" herein and "Material Federal Income Tax Consequences" in the
                                    Prospectus.


ERISA Considerations................A fiduciary of any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (a "Plan") should review carefully with its legal counsel whether the purchase or holding of Offered Bonds or an interest therein could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or
                                    Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable to an investment therein.

                                    The Department of Labor ("DOL") has granted a number of administrative exemptions which provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code. There can be no assurance that any exemption granted by the DOL will provide relief from the prohibited transaction

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    provisions of ERISA and the Code with
                                    respect to the purchase, sale or holding of the Offered Bonds.

                                    Any Plan fiduciary considering whether to purchase any Offered Bonds or an interest therein on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

Ratings.............................It is a condition to their issuance that the respective Classes of Offered Bonds receive the following credit ratings from ("________") and/or____________________
                                    ("_____"; together with _____, the "Rating
                                    Agencies"):

                                                        [Rating     [Rating
                                    Class               Agency]     Agency]
                                    -----               -------     -------
                                    Class A-1
                                    Class A-2
                                    Class B
                                    Class C
                                    Class D

                                    The foregoing ratings of the Offered Bonds address the timely payment thereon of interest and the ultimate payment thereon of principal on or before their Stated Maturity. The foregoing ratings of the Offered Bonds do not address the tax attributes of the Offered Bonds, the Issuer or the Trust Estate. The ratings of the Offered Bonds do not address certain other matters as described under "Ratings" herein. There is no assurance that any such rating will not be lowered, qualified or withdrawn by a Rating Agency, if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate any of the Offered Bonds, or if one does, what rating such agency would assign. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

Legal Investment ...................[The Offered Bonds will not constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). In addition, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions on the investment by such institutions in certain forms of mortgage derivative securities. Any such restrictions enacted or adopted after the date hereof could alter the extent to which such an institution may continue to hold a particular investment. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Bonds may be purchased by such investors. See "Legal Investment" herein and in the Prospectus.]

--------------------------------------------------------------------------------

                                  RISK FACTORS

      Prospective purchasers of Offered Bonds should consider, among other things, the following risk factors (as well as the risk factors set forth under "Risk Factors" in the Prospectus) in connection with an investment therein. [The following risks are subject to modification to reflect the actual circumstances relating to any series of Bonds.]


       Certain Yield and Maturity Considerations. As a result of, among other things, prepayments, defaults and losses on the Mortgage Loans, the amount and timing of payments of principal and/or interest on the Bonds may be highly unpredictable. Prepayments on the Mortgage Loans will result in a faster rate of principal payments on the Bonds than if payments on such Mortgage Loans were made as scheduled. Defaults and losses on the Mortgage Loans may delay and/or reduce the principal payments on the Bonds. Thus, the prepayment, default and loss experience on the Mortgage Loans may affect the aggregate payments on and the yield to maturity and average life of one or more Classes of Bonds, including one or more Classes of the Offered Bonds. The rate of principal payments and defaults and severity of losses on pools of multifamily and commercial mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors, as well as acts of God. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, principal prepayments thereon are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by such Mortgage Loans, principal prepayments thereon are likely to be lower than if prevailing interest rates remain at or below the rates borne by those Mortgage Loans. The foregoing is subject, however, to, among other things, the particular terms of the Mortgage Loans (e.g., provisions which prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of Mortgagors to obtain new financing. There can be no assurance as to the actual rate of prepayment or default or the severity of losses on the Mortgage Loans. The extent to which prepayments on Mortgage Loans ultimately affect the yield to maturity and average life of any Class of Offered Bonds, will depend on the terms of such Bonds.

      The extent to which the yield to maturity of any Class of Offered Bonds may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of payments thereon. An investor should consider, in the case of any Offered Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments thereon could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments thereon could result in an actual yield to such investor that is lower than the anticipated yield.

      When considering the effects of prepayments on the average life and yield of a Bond, an investor should also consider provisions of the Indenture that permit the optional redemption of the Bonds. [The Issuer may, at its option, redeem any Class of Offered Bonds, in whole but not in part, on any Payment Date, if the then aggregate Bond Principal Amount of such Class of Bonds is less than __% of the initial aggregate Bond Principal Amount thereof.] See "Yield and Maturity Considerations" herein.

      [Optional Redemption of Bonds. The Issuer may, at its option, redeem any Class of Offered Bonds, in whole but not in part, on any Payment Date, if the then aggregate Bond Principal Amount of such Class of Offered Bonds is less than __% of the initial aggregate Bond Principal Amount thereof and no Issuer Event of Default has occurred and is continuing. No Yield Maintenance Amount will be payable in connection with such optional redemption. See "Description of the Bonds--Optional Redemption" herein.]

      Subordination of Subordinated Bonds. As and to the extent described herein, the rights of the Issuer or its designee to receive payments of amounts received on the Mortgage Loans in respect of the Issuer's Equity will be subordinated to the rights of the Bondholders to receive such amounts on their Bonds, and the rights of the holders of the respective Classes of Subordinate Bonds, including the Class

B, Class C and Class D Bonds, to receive payments of amounts collected in respect of the Mortgage Loans will be subordinated to those of the holders of the Class A Bonds and to those of the holders of each other Class of Bonds with an earlier alphabetical class designation. Although such subordination (whether of the Issuer's Equity or Subordinate Bonds) is, in varying degrees depending on the Class, intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the respective Classes of Offered Bonds, the amount of subordination afforded to any particular Class of Offered Bonds will be limited and may decline under certain circumstances. In addition, the impact of losses and shortfalls experienced with respect to the Mortgage Loans may fall primarily upon those Classes of Bonds having a later right of payment.

      The amount of any applicable credit support provided by the Issuer's Equity in the Collateral to the Bonds, by the Private Bonds to the Offered Bonds, by the Class D Bonds to the Class A, Class B and Class C Bonds, by the Class C Bonds to the Class A and Class B Bonds, and by the Class B Bonds to the Class A Bonds, has been determined on the basis of criteria established by each Rating Agency that take into account an assumed level of defaults, delinquencies and losses on the Mortgage Loans. There can be no assurance, however, that the loss experience on the Mortgage Loans will not exceed such assumed levels. See "Description of the Bonds--Subordination" herein.

      Limited Recourse Nature of Mortgage Loans; Recourse Generally Limited to Mortgaged Property. The Mortgage Loans are nonrecourse obligations of the Mortgagors and, accordingly, in the case of default, recourse will be limited to the related Mortgaged Property securing the defaulted Mortgage Loan. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property and, at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property or the ability of the related Mortgagor to refinance the Mortgaged Property. None of the Mortgage Loans is insured or guaranteed by any governmental entity or private mortgage insurer or by any other person. However, as more fully described under "Description of the Mortgage Pool--Representations and Warranties with respect to the Mortgage Loans; Repurchases" herein, the Mortgage Loan Seller will be obligated to repurchase those Mortgage Loans as to which there is a material breach of its representations and warranties, which breach cannot be cured in a timely manner.


      Increased Risk of Default Associated with Adjustable Rate Mortgage Loans. ________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. Increases in the required Monthly Payments on ARM Loans in excess of those assumed in the original underwriting of such loans may result in a default rate higher than that on mortgage loans with fixed mortgage rates.

      Increased Risk of Default Associated with Balloon Payments. [None] [Only ___] of the Mortgage Loans [is][are] fully amortizing over [its term] [their respective terms] to maturity. Thus, [each] [most] of the Mortgage Loans will have a substantial payment (that is, a Balloon Payment) due at its stated maturity unless prepaid prior thereto. Mortgage Loans with Balloon Payments involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments" in the Prospectus.



      Extension Risk Associated With Modification of Mortgage Loans with Balloon Payments. In order to maximize recoveries on defaulted Mortgage Loans, the S&A Agreement enables the Special Servicer to extend and modify Mortgage Loans that are in material default or as to which a payment default (including the failure to make a Balloon Payment) is reasonably foreseeable; subject, however, to the limitations described under "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" herein. There can be no assurance, however, that any such extension or modification will increase the present value of recoveries in a given case. Any delay in collection of a Balloon Payment that would otherwise be payable in respect of a Class of Offered Bonds, whether such delay is due to borrower default or to modification of the related

Mortgage Loan by the Special Servicer, will likely extend the weighted average life of such Class of Offered Bonds. See "Yield and Maturity Considerations" herein and in the Prospectus.


      Exposure of the Mortgage Pool to Adverse Economic or other Developments Based on Geographic Concentration. ______ Mortgage Loans, which represent ____% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in _____________. In general, that concentration increases the exposure of the Mortgage Pool to any adverse economic or other developments that may occur in _________. In recent periods, _____________ (along with other regions of the United States) has experienced a significant downturn in the market value of real estate.

       Increased Risk of Loss Associated With Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Balances (as defined herein) that are substantially higher than the average Cut-off Date Balance. In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of the pool were more evenly distributed. In addition, in several cases, multiple Mortgage Loans have been made to the same Mortgagor or to a group of affiliated Mortgagors that are under common control. Concentration of borrowers also poses increased risks. For instance, if a borrower that owns several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, or at another income-producing property that it owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans.


      Risks Associated With Changes in Concentrations. If and as payments in respect of principal (including voluntary prepayments and prepayments resulting from casualty or condemnation, defaults and liquidations and repurchases due to breaches of representations and warranties) are received with respect to the Mortgage Loans, the remaining Mortgage Loans as a group may exhibit increased concentration with respect to the type of properties, property characteristics, number of Mortgagors and affiliated Mortgagors and geographic location. [Because unscheduled collections of principal on the Mortgage Loans are payable on the respective Classes of Bonds in sequential order, such Classes that have a lower sequential priority are relatively more likely to be exposed to any risks associated with changes in concentrations of loan or property characteristics.]


      [Inclusion of Delinquent, Under-Performing and Non-Performing Mortgage Loans. The Mortgage Pool will include _____ Mortgage Loans, representing _____% of the Initial Pool Balance, that [describe generally the characteristics of those delinquent, under-performing and non-performing Mortgage Loans, if any, included in the Mortgage Pool]. The amount of any applicable credit support provided to a Class of Bonds as described under "--Subordination of Subordinated Bonds" may not cover all losses and shortfalls related to such delinquent, under-performing and non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Mortgage Pool may adversely affect the rate of defaults and prepayments in respect of the Mortgage Pool and the yield on the Offered Bonds. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Inclusion of Delinquent, Under-Performing and Non-Performing Mortgage Loans in a Mortgage Asset Pool' in the Prospectus.]

      Potential Liability to the Trust Estate Relating to a Materially Adverse Environmental Condition. [An environmental site assessment was performed at [each][all but ___] of the Mortgaged Properties during the _____ month period prior to the Cut-off Date. [Note any special environmental problems.] [Otherwise,] no such environmental assessment revealed any material adverse environmental condition or circumstance at any Mortgaged Property[, except for
(i) those cases in which the condition or circumstance was remediated or an escrow for such remediation has been established and (ii) those cases in which an operations and maintenance plan or periodic monitoring of nearby properties was recommended, which recommendations are consistent with industrywide practices].

      [The S&A Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property securing a defaulted Mortgage Loan prior to acquiring title thereto or assuming its operation. Such prohibition effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Issuer or the Trust Estate will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the S&A Agreement will effectively insulate the Issuer and the Trust Estate from potential liability for a materially adverse environmental condition at any Mortgaged Property.] See "Servicing and Administration of the Mortgage Assets--Realization Upon Defaulted Mortgage Loans", "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Risk of Liability Arising from Environmental Conditions" and "Certain Legal Aspects of Mortgage Loans--Environmental Considerations" in the Prospectus.

      Limited Liquidity. There is currently no secondary market for the Offered Bonds. The Underwriter has indicated its intention to make a secondary market in the Offered Bonds, but it is not obligated to do so. There can be no assurance that a secondary market for the Offered Bonds will develop or, if one does develop, that it will provide holders of Offered Bonds with liquidity of investment or that it will continue for the life of the Offered Bonds. The Offered Bonds will not be listed on any securities exchange. See "Risk Factors--Limited Liquidity of Offered Securities" in the Prospectus.


      Limited Assets for Payment of Offered Bonds. The Offered Bonds will not be guaranteed or insured by the Company or any of its affiliates, by the United States or any governmental agency or instrumentality, or by any other person. The Offered Bondholders will have no recourse to the Issuer in the event of a default on the Offered Bonds, and each Offered Bondholder will be deemed to have agreed by the acceptance of its Offered Bond not to file a bankruptcy petition or commence similar proceedings in respect of the Issuer. Accordingly, if the Collateral is insufficient to provide payments on the Offered Bonds, no other assets will be available for payment of the deficiency. Additionally, certain amounts on deposit from time to time in the Collection Account may be withdrawn under certain conditions, as described herein and the Prospectus, for purposes other than the payment of principal of or interest on the Bonds. To the extent that Realized Losses, Net Aggregate Prepayment Interest Shortfalls and Extraordinary Expenses exceed the sum of the initial Overcollateralization Amount and the aggregate Bond Principal Amount of the Private Bonds, it is unlikely the amounts received on the remaining Mortgage Loans will be sufficient to make full and timely payment on the Offered Bonds. [Furthermore, notwithstanding the Mortgage Rates on the Mortgage Loans, the Bond Interest Rate on each Class of Offered Bonds is a fixed rate set forth in the table on the cover page hereof. In certain limited circumstances, the Mortgage Rate on one or more of the Mortgage Loans may be less than the Bond Interest Rate on one or more Classes of the Offered Bonds. However, holders of the Offered Bonds would not receive the full Bond Principal Amount of their Bonds, together with Accrued Bond Interest thereon, generally only if (i) the aggregate Stated Principal Balance of the Mortgage Pool is less than the aggregate Bond Principal Amount of the Offered Bonds and/or (ii) the aggregate interest collected in respect of the Mortgage Loans (net of certain fees and expenses payable therefrom under the Indenture and the S&A Agreement) is less than the aggregate interest payable on the Offered Bonds.] See "Description of the Bonds--Subordination" herein and "Servicing and Administration of the Mortgage Assets--The Collection Account" in the Prospectus.

      Limited Issuer Events of Default. With certain exceptions described herein and in the Prospectus, the Bondholders will have no independent ability to declare a default unless the Issuer shall fail to pay the Bonds in full by their Stated Maturity, which with respect to each Class of Offered Bonds is the Payment Date in ___________. Interest will be payable on the respective Classes of Bonds on each Payment Date only to the extent that there are funds available for such purpose in the Collection Account. The Issuer's failure to pay interest on the Bonds on a current basis will not constitute an Issuer Event of Default. In addition, it will not be an Issuer Event of Default if the Stated Principal Balance of the Mortgage Pool declines below the aggregate Bond Principal Amount of the Bonds or of any particular Class or Classes thereof. See "Description of the Indentures--Issuer Events of Default" in the Prospectus.

      Bondholders Have Limited Ability to Force Sale of Collateral Following Non-Payment of Principal or Interest. [Following an Issuer Event of Default, the Indenture Trustee may (and, at the direction of the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount of each Class of Bonds, the Indenture Trustee shall) declare all the Bonds to be due and payable. In connection with any such declaration of acceleration, the Indenture Trustee may, as described in the Prospectus, liquidate the Mortgage Collateral generally only with the consent or at the direction of the holders of Bonds representing an even greater percentage of the aggregate Bond Principal Amount of each Class of Bonds. Such declaration of acceleration and its consequences may be rescinded and annulled under certain circumstances by the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount of each Class of Bonds. For purposes of the foregoing, Bonds held by the Issuer, the Company or any affiliate thereof will be deemed not to be outstanding. See "Description of the Indentures--Issuer Events of Default" in the Prospectus.

      The market value of the Mortgage Loans will fluctuate as general interest rates fluctuate, among other things. Following an Issuer Event of Default, there is no assurance that the market value of the Mortgage Loans will be equal to or greater than the unpaid principal and accrued interest due on the Bonds, together with any other expenses or liabilities payable from the sales proceeds. Certain Classes of Bondholders may have a disincentive to authorize the sale of Bonds following an Issuer Event of Default because the net proceeds of such sale may be insufficient to pay in full the principal of and interest on their Bonds.

      The inability of a particular Class of Bondholders independently to force the sale of the Mortgage Loans even though an Issuer Event of Default has occurred, and the inability of Bondholders to generally force a sale of the Mortgage Loans regardless of a substantial decline in the aggregate Stated Principal Balance of the Mortgage Pool and notwithstanding that interest may not have been timely paid on a Class of Bonds, may adversely affect the holders of one or more Classes of Offered Bonds.]


       Risks Relating to Lack of Bondholder Control Over Trust Estate. Bondholders generally do not have a right to vote, except in connection with Issuer Events of Default, S&A Events of Default (as defined in the Prospectus) and certain amendments to the Indenture and the S&A Agreement (as defined herein). Furthermore, Bondholders will generally not have the right to make decisions with respect to the administration of the Mortgage Loans. Such decisions are generally made, subject to the express terms of the Indenture and the S&A Agreement, by the Master Servicer, the Special Servicer or the Trustee, as applicable. Any decision made by one of those parties in respect of the Mortgage Loans, even if made in the best interests of the Bondholders (as determined by such party in its good faith and reasonable judgment), may be contrary to the decision that would have been made by the holders of any particular Class of Offered Bonds and may negatively affect the interests of such holders.


                        DESCRIPTION OF THE MORTGAGE POOL

General

      The "Mortgage Pool" will be a segregated pool of ___ [describe general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans") with an aggregate Cut-off Date Balance of $__________ (the "Initial Pool Balance")[, subject to a permitted variance of plus or minus __%]. The "Cutoff Date Balance" of each Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments due on or before such date, whether or not received. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All weighted average information provided herein with respect to the Mortgage Loans reflects the weighting of the Mortgage Loans by their Cut-off Date Balances.

      Each Mortgage Loan is evidenced by a note or bond (a "Mortgage Note") and is secured by a [first] mortgage, deed of trust or similar security instrument (a "Mortgage") on the fee simple (or, in ___ cases, representing ___% of the Initial Pool Balance, the leasehold) interest of the related mortgagor (the "Mortgagor") in real property used for commercial or multifamily purposes, all buildings and improvements thereon and certain personal property located thereon (each, a "Mortgaged Property") and security interests in certain funds and accounts and other collateral described herein.

      The Mortgage Loans are not insured or guaranteed by the Issuer, the Company or the Mortgage Loan Seller, by any governmental entity or private mortgage insurer or by any other person. All of the Mortgage Loans are nonrecourse loans as to which recourse in the case of default will be limited to the specific property and such other assets, if any, as were pledged to secure a Mortgage Loan.

      On or prior to the Closing Date, the Company will acquire the Mortgage Loans from the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement dated as of ___________, 199_ (the "Mortgage Loan Purchase Agreement"), between the Company and the Mortgage Loan Seller, and the Company will thereupon assign its interests in the Mortgage Loans, without recourse, to the Issuer. The Issuer will pledge the Mortgage Loans and the other assets in the Trust Estate to secure the Bonds. See "--The Mortgage Loan Seller" herein and "Description of the Indentures--Pledge of Mortgage Assets" in the Prospectus. For purposes of the Prospectus, the Mortgage Loan Seller constitutes a "Mortgage Asset Seller".

      [The Mortgage Loans were originated during the period from ____________ to _____________, generally in accordance with the underwriting criteria described below under "--Underwriting of the Mortgage Loans". The Mortgage Loan Seller originated ____ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, and acquired the remaining Mortgage Loans from the respective originators thereof.]

Certain Payment Characteristics

      ___ of the Mortgage Loans, which represent ___% of the Initial Pool Balance, have Due Dates that occur on the ___ day of each month. The remaining Mortgage Loans have Due Dates that occur on the ______ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), _____ (____% of the Mortgage Loans), and _______ (____% of the Mortgage Loans) day of each month.

      [____________ of the Mortgage Loans, which represent ____% of the Initial Pool Balance, are ARM Loans. The ARM Loans bear interest at Mortgage Rates that are subject to adjustment on periodically occurring Interest Rate Adjustment Dates by adding the related Gross Margin to the applicable value of the related Index, subject in ______ cases to rounding conventions and lifetime minimum and/or maximum Mortgage Rates and, in the case of ________ Mortgage Loans, which represent ____% of the Initial Pool Balance, to periodic minimum and/or maximum Mortgage Rates. The remaining Mortgage Loans are Fixed Rate Loans. None of the ARM Loans is convertible into a Fixed Rate Loan.]

      [If there are ARM Loans: [Identify Mortgage Loan Index]. The adjustments to the Mortgage Rates on the ARM Loans may in each case be based on the value of the related Index as available a specified number of days prior to an Interest Rate Adjustment Date, or may be based on the value of the related Index as most recently published as of an Interest Rate Adjustment Date or as of a designated date preceding an Interest Rate Adjustment Date. ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur monthly; ____ of the ARM Loans, which represent ___% of the Initial Pool Balance, provide for Interest Rate Adjustment Dates that occur semi-annually; and the remaining ARM Loans provide for Interest Rate Adjustment Dates that occur annually.]

      [If there are ARM Loans: The Monthly Payments on each ARM Loan are subject to adjustment on each Payment Adjustment Date to an amount [that would amortize fully the principal balance of the Mortgage Loan over its then remaining amortization schedule and pay interest at the then applicable Mortgage Rate]. [Discuss frequency of Payment Adjustment Dates and possibility of negative amortization of interest.]]

      _____ of the Mortgage Loans, representing ___% of the Initial Pool Balance, are Balloon Loans that provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of such Mortgage Loans. Thus, each such Mortgage Loan will have a Balloon Payment due at its stated maturity date, unless prepaid prior thereto. The remaining Mortgage Loans are fully amortizing.

      [All the Mortgage Loans provided at origination for, sequentially, a period (a "Lockout Period") during which voluntary prepayments of principal (each, a "Principal Prepayment") are prohibited, then a period during which Principal Prepayments are permitted but are required to be accompanied by an additional amount (a "Prepayment Premium") equal to the greater of a specified percentage of the principal amount being prepaid or a premium calculated on the basis of a yield maintenance formula, and then, commencing on a specified date prior to maturity, a period (the related "Open Period") during which Principal Prepayments may be made without payment of any Prepayment Premium.]

[The Index]

      [Describe Index.]

[Delinquent and Nonperforming Mortgage Loans]

      [Describe those delinquent and nonperforming Mortgage Loans, if any, included in the Mortgage Pool.]

Additional Mortgage Loan Information

      The following tables set forth the specified characteristics of, in each case as indicated, the ARM Loans, the Fixed Rate Loans or all the Mortgage Loans. The sum in any column may not equal the indicated total due to rounding.

                      Mortgage Rates as of the Cut-off Date

                                                                   Percent by
                                  Number of        Aggregate       Aggregate
                                   Mortgage       Cut-off Date    Cut-off Date
  Range of Mortgage Rates(%)        Loans           Balance         Balance
  --------------------------        -----           -------         -------

                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Mortgage Rate
(All Mortgage Loans): ______% per annum

Weighted Average Mortgage Rate
 (ARM Loans): ____% per annum

Weighted Average Mortgage Rate
(Fixed Rate Loans): _____% per annum

                         Gross Margins for the ARM Loans


                                                                  Percent by
                                                   Aggregate       Aggregate
                                   Number of      Cut-off Date   Cut-off Date
   Range of Gross Margins(%)       ARM Loans        Balance         Balance
   -------------------------       ---------        -------         -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Gross Margin:____%

             Frequency of Adjustments to Mortgage Rates and Monthly
                           Payments for the ARM Loans

                    Mortgage     Monthly                             Percent by
                      Rate       Payment   Number of   Aggregate     Aggregate
                   Adjustment  Adjustment  Mortgage   Cut-off Date  Cut-off Date
                    Frequency   Frequency    Loans      Balance       Balance
                    ---------   ---------    -----      -------       -------


                                          ============ ============ ===========
Total.............
                                          ============ ============ ===========

                Maximum Lifetime Mortgage Rates for the ARM Loans


                                                                  Percent by
                                                   Aggregate       Aggregate
         Range of Maximum            Number of    Cut-off Date   Cut-off Date
    Lifetime Mortgage Rates(%)       ARM Loans      Balance         Balance
    --------------------------       ---------      -------         -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Maximum
Lifetime Mortgage Rate
(ARM Loans): _____% per annum (A)

-----------------


(A) This calculation does not include the __________ ARM Loans without maximum lifetime Mortgage Rates.

               Minimum Lifetime Mortgage Rates for the ARM Loa ns

                                                                  Percent by
                                                   Aggregate      Aggregate
         Range of Minimum            Number of    Cut-off Date   Cut-off Date
    Lifetime Mortgage Rates(%)       ARM Loans      Balance        Balance
    --------------------------       ---------      -------        -------


                               ================ =============== ================
Total..........................
                               ================ =============== ================

Weighted Average Minimum
Lifetime Mortgage Rate
(ARM Loans): _____% per annum (A)



-----------------

(A) This calculation does not include the __________ ARM Loans without minimum lifetime Mortgage Rates.

                              Cut-off Date Balances

                                                                   Percent by
                                                    Aggregate      Aggregate
           Cut-off Date            Number of      Cut-off Date    Cut-off Date
        Balance Range ($)       Mortgage Loans       Balance        Balance
        -----------------       --------------       -------        -------

                               ================ =============== ================
Total
                               ================ =============== ================

Average Cut-off Date Balance
(All Mortgage Loans): $____________

Average Cut-off Date Balance
(ARM Loans): $____________


Average Cut-off Date Balance
(Fixed Rate Loans): $____________




                          Types of Mortgaged Properties

                                                                   Percent by
                                                   Aggregate       Aggregate
                                  Number of       Cut-off Date    Cut-off Date
          Property Type         Mortgage Loans      Balance         Balance
          -------------         --------------      -------         -------

Total.........................
                               ================ =============== ================
                               ================ =============== ================

               Geographic Distribution of the Mortgaged Properties

                                                                   Percent by
                                                   Aggregate       Aggregate
                                  Number of       Cut-off Date    Cut-off Date
              State             Mortgage Loans      Balance         Balance
              -----             --------------      -------         -------

Total.........................
                               ================ =============== ================
                               ================ =============== ================

                  Original Term to Stated Maturity (in Months)

                                                                   Percent by
                                                   Aggregate       Aggregate
         Range of Original        Number of       Cut-off Date    Cut-off Date
         Terms (in Months)      Mortgage Loans      Balance         Balance
         -----------------      --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Original
Term to Stated Maturity
(All Mortgage Loans): ____ months

Weighted Average Original
Term to Stated Maturity
(ARM Loans): ____ months

Weighted Average Original
Term to Stated Maturity
(Fixed Rate Loans): ____ months

                  Remaining Term to Stated Maturity (in Months)
                             as of the Cut-off Date

                                                                   Percent by
                                                   Aggregate       Aggregate
        Range of Remaining        Number of       Cut-off Date    Cut-off Date
         Terms (in Months)      Mortgage Loans      Balance         Balance
                                --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Remaining
Term to Stated Maturity
(All Mortgage Loans): ___ months

Weighted Average Remaining
Term to Stated Maturity
(ARM Loans): ___ months

Weighted Average Remaining
Term to Stated Maturity
(Fixed Rate Loans): ___ months

      The following table sets forth a range of Debt Service Coverage Ratios for the Mortgage Loans. The "Debt Service Coverage Ratio" set forth in the following table for any Mortgage Loan is [the ratio of (i) Net Operating Income produced by the related Mortgaged Property for the period (annualized if the period was less than one year) covered by the most recent operating statement available to the Company to (ii) the amount of the Monthly Payment in effect as of the Cut-off Date multiplied by 12. "Net Operating Income" is the revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income and deposit forfeitures), less operating expenses (such as utilities, general administrative expenses, management fees, advertising, repairs and maintenance), and further less fixed expenses (such as insurance and real estate taxes). Net Operating Income generally does not reflect capital expenditures. The following table was prepared using operating statements obtained from the respective Mortgagors or the related property managers. In each case, the information contained in such operating statements was unaudited, and neither the Issuer nor the Company has made any attempt to verify its accuracy. In the case of _____ Mortgage Loans (____ ARM Loans and ____ Fixed Rate Loans), representing __% of the Initial Pool Balance, operating statements could not be obtained, and accordingly, Debt Service Coverage Ratios for those Mortgage Loans were not calculated. The last day of the period (which may not correspond to the most recently ended calendar year) covered by each operating statement from which a Debt Service Coverage Ratio was calculated is set forth in [Annex A] with respect to the related Mortgage Loan.]

                         Debt Service Coverage Ratios(A)

                                                                   Percent by
            Range of               Number of                       Aggregate
          Debt Service             Mortgage    Aggregate Cut-off  Cut-off Date
      Coverage Ratios (x)           Loans        Date Balance       Balance
      -------------------           -----        ------------       -------

Not Calculated(B).............
                               ================ =============== ================

Total.........................
                               ================ =============== ================

Weighted Average
Debt Service Coverage Ratio
(All Mortgage Loans): _____x(C)

Weighted Average
Debt Service Coverage Ratio
(ARM Loans): _____x(D)


Weighted Average
Debt Service Coverage Ratio
(Fixed Rate Loans): _____x(E)


-------------------

(A) The Debt Service Coverage Ratios are based on the most recently available operating statements obtained from the respective mortgagors or the related property managers.
(B) The Debt Service Coverage Ratios for these Mortgage Loans were not calculated due to a lack of available operating statements.
(C) This calculation does not include the ________ Mortgage Loans as to which Debt Service Coverage Ratios were not calculated.
(D) This calculation does not include the ________ ARM Loans as to which Debt Service Coverage Ratios were not calculated.
(E) This calculation does not include the ________ Fixed Rate Loans as to which Debt Service Coverage Ratios were not calculated.

      The following tables set forth the range of LTV Ratios of the Mortgage Loans at the Cut-off Date. The "LTV Ratio" set forth in the following table for any Mortgage Loan is [a fraction, expressed as a percentage, the numerator of which is the Cut-off Date Balance of such Mortgage Loan, and the denominator of which is the appraised value of the related Mortgaged Property as determined by an appraisal thereof obtained in connection with the origination of such Mortgage Loan. Because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in the table below is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the fair market value of a Mortgaged Property could have decreased from the value determined at origination, and the current actual loan-to-value ratio of a Mortgage Loan may be higher than its LTV Ratio as reflected in the table set forth below.]

                           LTV Ratios at Cut-off Date

                                                                   Percent by
                                                   Aggregate       Aggregate
   Range of LTV Ratios(%)         Number of       Cut-off Date    Cut-off Date
     as of Cut-off Date         Mortgage Loans      Balance         Balance
     ------------------         --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average LTV
   Ratios as of Cut-off Date
   (All Mortgage Loans):
    _____%

Weighted Average LTV Ratio
   as of Cut-off Date (ARM
   Loans):  _____%

Weighted Average LTV Ratio
   as of Cut-off Date (Fixed
   Rate Loans):  _____%

                                 Occupancy Rates

                                                                   Percent by
                                                   Aggregate       Aggregate
             Range of             Number of       Cut-off Date    Cut-off Date
        Occupancy Rates(A)      Mortgage Loans      Balance         Balance
                                --------------      -------         -------

                               ================ =============== ================
Total.........................
                               ================ =============== ================

Weighted Average Occupancy Rate (All
    Mortgage Loans)(A):  _____%

Weighted Average Occupancy Rate
   (ARM Loans)(A):  _____%

Weighted Average Occupancy Rate
   (Fixed Rate Loans)(A):  _____%

---------------------------------

(A) Physical occupancy rates calculated based on rent rolls provided by the respective Mortgagors or related property managers as of a date no more than ___ months prior to the Cut-off Date.

      Specified in [Annex A] to this Prospectus Supplement are the foregoing and certain additional characteristics of the Mortgage Loans set forth on a loan-by-loan basis. Certain additional information regarding the Mortgage Loans is contained herein under "--Underwriting of the Mortgage Loans" and "--Representations and Warranties with respect to the Mortgage Loans; Repurchases" and in the Prospectus under "Description of the Underlying Assets--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans".

      [Delinquencies. As of the Cut-off Date, [no] Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment.]

The Mortgage Loan Seller

      General. [The Mortgage Loan Seller [, a wholly-owned subsidiary of __________,] is a _________________ organized in 19___ under the laws of
__________________. [Specify additional information regarding the Mortgage Loan Seller's multifamily and commercial portfolio.]

      The information set forth herein concerning the Mortgage Loan Seller and the underwriting of the Mortgage Loans has been provided by the Mortgage Loan Seller, and none of the Issuer, the Company or the Underwriter makes any representation or warranty as to the accuracy or completeness of such information.

Underwriting of the Mortgage Loans

      [All of the Mortgage Loans were originated generally in accordance with the underwriting criteria described herein.]

      [Description of underwriting.]

Representations and Warranties with respect to the Mortgage Loans; Repurchases

      In the Mortgage Loan Purchase Agreement, the Mortgage Loan Seller has represented and warranted with respect to each Mortgage Loan, as of [the Closing Date], or as of such other date specifically provided in the representation and warranty, among other things, that:

      [Specify significant representations and warranties.]

      If the Mortgage Loan Seller has been notified of a material breach of any of the foregoing representations and warranties as described in the Prospectus and if the Mortgage Loan Seller cannot cure such breach within a period of ___ days following its receipt of such notice, then the Mortgage Loan Seller will be obligated pursuant to the Mortgage Loan Purchase Agreement (the relevant rights under which will be assigned, together with the Mortgage Loans, by the Company to the Issuer and, further, will be pledged, together with the Mortgage Loans, by the Issuer to secure the Bonds) to repurchase the affected Mortgage Loan within such __-day period at a price (the "Purchase Price") equal to [the sum of
(i) the unpaid principal balance of such Mortgage Loan, (ii) unpaid accrued interest on such Mortgage Loan at the related Mortgage Rate from the date to which interest was last paid to the Due Date in the Due Period in which the purchase is to occur, and (iii) certain servicing expenses that are reimbursable to the Master Servicer and the Special Servicer].

      The foregoing repurchase obligation will constitute the sole remedy available to the Bondholders and the Trustee for any breach of the Mortgage Loan Seller's representations and warranties regarding the Mortgage Loans. The Mortgage Loan Seller will be the sole Warranting Party in respect of the Mortgage Loans, and none of the Issuer, the Company, the Master Servicer, the Special Servicer or any of their affiliates [(other than the Mortgage Loan Seller)] will be obligated to repurchase any affected Mortgage Loan in connection with a breach of the Mortgage Loan Seller's representations and warranties if the Mortgage Loan Seller defaults on its obligation to do so. See "Description of the Indentures--Representations and Warranties with respect to Mortgage Assets; Repurchase and Other Remedies" in the Prospectus.

Changes in Mortgage Pool Characteristics

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Bonds are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Bonds, a Mortgage Loan may be removed from the Mortgage Pool if the Company deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Bonds, unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Company believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Bonds are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

      A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Bonds on or shortly after the Closing Date and will be filed, together with the Terms Indenture, with the Commission within fifteen days after the initial issuance of the Offered Bonds. In the event Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

                         SERVICING OF THE MORTGAGE LOANS

General

      The servicing and administration of the Mortgage Pool will be governed by the terms of the Servicing and Administration Agreement dated as of __________________, 199__ (the "S&A Agreement"), among the Owner Trustee on behalf of the Issuer, the Trustee on behalf of the Bondholders, the Master Servicer and the Special Servicer. The Master Servicer and the Special Servicer, either directly or through sub-servicers, will be required to service and administer the Mortgage Loans, for the benefit of the Bondholders and the Issuer, in accordance with applicable law, the terms of the S&A Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, [in accordance with the following standards (collectively, the "Servicing Standard"): (a) with the same care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans or, if higher, with the same care, skill and diligence with which the Master Servicer or Special Servicer, as the case may be, generally services comparable mortgage loans owned by it; (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the net recovery on such Mortgage Loan on a present value basis; and (c) without regard to: (i) any relationship that it or any of its affiliates may have with the related Mortgagor or any other party to the S&A Agreement; (ii) its ownership (or that of an affiliate) of any Bond;
(iii) any obligation to make Advances (as defined below); and (iv) its right or the right of any affiliate to receive compensation for its services or reimbursement of costs under the S&A Agreement or with respect to any particular transaction].

      The Master Servicer initially will, except for certain limited duties, be responsible for the master servicing and administration of the entire Mortgage Pool. [The Special Servicer will be responsible for property level servicing and administration of the entire Mortgage Pool, including: (i) conducting (or retaining a third party to conduct) inspections of each Mortgaged Property at least once every ___ years; and (ii) collecting and making certain calculations based on annual operating statements and rent rolls with respect to each Mortgaged Property.] The Special Servicer will also be responsible for special servicing and administering any Mortgage Loan as to which any of the following events (each, a "Servicing Transfer Event") occurs: [(a) the related Mortgagor fails to make when due any Balloon Payment, which failure continues unremedied, or the Master Servicer determines, in its reasonable good faith judgment, will continue unremedied, for 30 days; (b) the related Mortgagor fails to make when due any other Monthly Payment or any other payment required under the related Mortgage Note and Mortgage, which failure continues unremedied, or the Master Servicer determines, in its reasonable good faith judgment, will continue unremedied, for 60 days; (c) the Master Servicer determines, in its reasonable good faith judgment, that a default in making any Monthly Payment (including a Balloon Payment) or any other payment required under the related Mortgage Note and Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; (d) the Master Servicer determines, in its reasonable good faith judgment, that a default (other than as described in clause (a) or (b) above) has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan and such default continues unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); (e) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur in respect of the related Mortgagor or the related Mortgaged Property, or the related Mortgagor takes certain actions indicating its insolvency or its inability to pay its obligations, or (f) the Master Servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property].

      If a Servicing Transfer Event occurs with respect to any Mortgage Loan, the Master Servicer is required to use reasonable efforts to effect or to cooperate in effecting the transfer of the servicing responsibilities with respect thereto to the Special Servicer within ____ business days. Notwithstanding such transfer, the Master Servicer will continue to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), to make certain calculations with respect to such Mortgage Loan, and to make remittances to (including, if necessary, P&I Advances) and prepare certain reports for, the Trustee with respect to such Mortgage Loan. If title to the related Mortgaged Property is acquired as part of the Trust Estate (upon acquisition, an "REO Property"), whether through foreclosure, deed in lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for the operation and management thereof. Mortgage Loans serviced by the Special Servicer are referred to herein as "Specially Serviced Mortgage Loans". The Master Servicer will have no responsibility for the Special Servicer's performance of its duties under the S&A Agreement.

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as no circumstance identified in clauses (a) through (f) of the second preceding paragraph exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan and such of the following as are applicable occur:

            (w) with respect to the circumstances described in clause (a) and
      (b) of the second preceding paragraph, the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

            (x) with respect to the circumstances described in clauses (c) and
      (e) of the second preceding paragraph, such circumstances cease to exist in the reasonable good faith judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) of the second preceding paragraph, such default is cured; and

            (z) with respect to the circumstances described in clause (f) of the second preceding paragraph, such proceedings are terminated.

      Set forth below is a description of certain pertinent provisions of the S&A Agreement relating to the servicing of the Mortgage Loans. Reference is also made to the Prospectus, in particular to the section captioned "Servicing and Administration of the Mortgage Assets", for additional important information regarding the terms and conditions of the S&A Agreement as such terms and conditions relate to the rights and obligations of the Master Servicer and the Special Servicer thereunder.

The Master Servicer

      [_____________________________________________ (the "Master Servicer")
will act as Master Servicer with respect to the Mortgage Pool. The offices of the Master Servicer that will be primarily responsible for servicing and administering the Mortgage Pool are located at__________________________________________________. As of_______________,
199__, the Master Servicer had a net worth of approximately $______________ and was the servicer of a portfolio of multifamily and commercial mortgage loans in ___ states totaling approximately $______________ in aggregate outstanding principal amount.]

      The foregoing information has been provided by the Master Servicer. None of the Issuer, the Company, the Underwriter, the Trustee, the Special Servicer or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness thereof.

      The Master Servicer will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or sufficiency of the security arrangements described herein with respect to the Mortgage Loans or the collectability of amounts due under the Mortgage Loans.

The Special Servicer

      [____________________________________ will act as Special Servicer with respect to the Mortgage Pool. The principal offices of the Special Servicer are located at ____________________________. As of _________, 199__, the Special
Servicer was responsible for the servicing of approximately _________ commercial and multifamily loans with an aggregate principal balance of approximately $_______, the collateral for which is located in ___ states.]

      The foregoing information has been provided by the Special Servicer. None of the Issuer, the Company, the Underwriter, the Trustee, the Master Servicer or any of their respective affiliates takes any responsibility therefor or makes any representation or warranty as to the accuracy or completeness of such information.

      The Special Servicer will have no responsibility for, and makes no representation with respect to, the origination of the Mortgage Loans, the management of the Mortgaged Properties, the validity or sufficiency of the security arrangements described herein with respect to the Mortgage Loans or the collectability of amounts due under the Mortgage Loans.

Sub-Servicers

      The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the S&A Agreement. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the S&A Agreement and must provide, among other things, that, if for any reason such Master Servicer or Special Servicer is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

      The Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer would be reimbursed under the S&A Agreement. See "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus and "--Servicing and Other Compensation and Payment of Expenses" below.

Servicing and Other Compensation and Payment of Expenses

      [The principal compensation to be paid to the Master Servicer in respect of its servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property), will accrue at _______% per annum (the "Master Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the Mortgage Loan is computed. As additional servicing compensation, the Master Servicer will be entitled to (x) Prepayment Interest Excesses (as defined below) actually collected on the Mortgage Loans and (y) any Default Interest (that is, interest in excess of interest at the related Mortgage Rate, accrued on any Mortgage Loan by reason of a default thereunder) and late payment charges actually collected on the Mortgage Loans, but only to the extent that such items (i) are allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property and (ii) are not allocable to pay any portion of a Workout Fee or Liquidation Fee (each as defined below) payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Trustee with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Collection Account (as defined in the Prospectus), in Permitted Investments (as defined in the Prospectus), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement. See "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus.]

      [If a Mortgagor prepays a Mortgage Loan in whole or in part prior to the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and Property Servicing Fees) that would have accrued on the amount of such Principal Prepayment from the date of such Principal Prepayment to, but not including, such Due Date, to the extent not collected (without regard to any related Prepayment Premium), will constitute a "Prepayment Interest Shortfall". If such a Principal Prepayment is made after the related Due Date in any Collection Period, the amount of interest (net of related Master Servicing Fees and Property Servicing Fees) that accrues on the amount of such Principal Prepayment from such Due Date to, but not including, the date of such Principal Prepayment, to the extent collected (exclusive of any related Prepayment Premium), will constitute a "Prepayment Interest Excess". Any Prepayment Interest Excesses collected will be paid to the Master Servicer as additional servicing compensation. However, with respect to each Payment Date, the Master Servicer will be required to deposit into the Collection Account (such deposit, a "Compensating Interest Payment"), without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate Master Servicing Fees for the related Collection Period, plus any Prepayment Interest Excesses received during such Collection Period, and (ii) the aggregate of any Prepayment Interest Shortfalls experienced during the related Collection Period. The Master Servicer is not required to make Compensating Interest Payments to cover comparable shortfalls in Mortgage Loan interest accruals that result from any liquidation of a defaulted Mortgage Loan or an REO Property acquired in respect thereof. If the aggregate of any Prepayment Interest Shortfalls experienced during any Collection Period exceed any Compensating Interest Payment made in respect thereof, the difference will constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Payment Date.]

      [The principal compensation to be paid to the Special Servicer in respect of its property level servicing activities will be the Property Servicing Fee. The "Property Servicing Fee" will accrue with respect to each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) at a rate equal to _____% per annum (the "Property Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on any such Mortgage Loan is computed. Earned but unpaid Property Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account.]

      [The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. Solely as to Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property, and in addition to the Property Servicing Fee for such Mortgage Loans, the Special Servicer shall be entitled to the "Special Servicing Fee" which will accrue at a rate equal to ____% per annum (the "Special Servicing Fee Rate") and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on any such Mortgage Loan is computed. The Special Servicing Fee with respect to any such Mortgage Loan will cease to accrue if such loan (or the related REO Property) is liquidated or if, in the case of a Specially Serviced Mortgage Loan, it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees will be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account. A "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of _____% to, each collection of interest and principal (net of related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances) and each collection of a Prepayment Premium, received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated other than for cause, or resigns, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds (other than as a result of the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Mortgage Loan Seller in connection with a material breach of representation or warranty or any purchase thereof by the Special Servicer or the Master Servicer). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable out of, and shall be calculated by application of a "Liquidation Fee Rate" of_____% to, such full or discounted payoff, Liquidation Proceeds, Condemnation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer or the Special Servicer to cover related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase of any Specially Serviced Mortgage Loan or REO Property by the Mortgage Loan Seller in connection with a material breach of representation or warranty or any purchase thereof by the Special Servicer or the Master Servicer. As additional servicing compensation, the Special Servicer will be entitled to Default Interest and late payment charges actually collected on the Specially Serviced Mortgage Loans, but only to the extent that such items are not allocable to pay any portion of a Workout Fee or Liquidation Fee payable to the Special Servicer with respect to the related Mortgage Loan or to cover interest payable to the Master Servicer, Special Servicer or Trustee with respect to any Advances made in respect of the related Mortgage Loan.]

      [In addition, the Special Servicer will be authorized to invest or direct the investment of funds held in any accounts maintained by it that constitute part of the Collection Account, in Permitted Investments, and the Special Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any losses from its own funds without any right to reimbursement.]

      [Assumption fees and modification fees actually collected on or with respect to the Mortgage Loans will allocated between the Master Servicer and the Special Servicer as provided in the S&A Agreement and will be paid to each as additional servicing compensation.]

      The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the S&A Agreement, including the fees of any Sub-Servicers retained by it, and will not be entitled to reimbursement therefor except as expressly provided in the S&A Agreement. In general, customary, reasonable and necessary "out of pocket" costs and expenses required to be incurred by the Master Servicer or Special Servicer in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases, will be reimbursable from future payments and other collections, including in the form of Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, on or in respect of the related Mortgage Loan or REO Property ("Related Proceeds"). Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Collection Account and at times without regard to the relationship between the expense and the funds from which it is being paid. [In addition, if the Special Servicer is required under the S&A Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of the Issuer or any Bondholder. The Master Servicer will be required to make any such Servicing Advance that it is requested by the Special Servicer to so make within _____ days of the Master Servicer's receipt of such request. The Special Servicer will, with limited exception, be relieved of any obligations with respect to any Servicing Advance that it so requests the Master Servicer to make (regardless of whether or not the Master Servicer makes that Advance).]

      [If the Master Servicer or Special Servicer is required under the S&A Agreement to make a Servicing Advance, but neither does so within _____ days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for _____ more days, the Trustee will be required to make such Servicing Advance.]

      The Master Servicer, the Special Servicer and the Trustee will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in its reasonable good faith judgment, ultimately recoverable from Related Proceeds. With respect to any Servicing Advance, the Trustee is entitled to conclusively rely on the non-recoverability determination made by the Master Servicer or Special Servicer.

      As and to the extent described herein, the Master Servicer, the Special Servicer and the Trustee are each entitled to receive interest on Servicing Advances made thereby. See "Description of the Bonds--P&I and Other Advances" herein.

Modifications, Waivers, Amendments and Consents

      [The Special Servicer may, consistent with the Servicing Standard (but the Master Servicer may not), agree to any modification, waiver or amendment of any term of, forgive interest (including, without limitation, Default Interest and late payment fees) on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan it is required to service and administer, without the consent of the Trustee or any Bondholder, subject, however, to each of the following limitations, conditions and restrictions:

            (i) with limited exception, the Special Servicer may not agree to any modification, waiver or amendment of any term of, or take any of the other above referenced actions with respect to, any Mortgage Loan it is required to service and administer that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater net recovery on a present value basis than would liquidation;

            (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Balloon Loan for more than _____ years beyond its stated maturity date as set forth in the related Mortgage Note as in effect on the Closing Date;

            (iii) the Special Servicer may not permit any Mortgagor to add or substitute any collateral unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

            (iv) with limited exceptions, the Special Servicer may not release any collateral securing an outstanding Mortgage Loan;

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (iv) above will not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan as in effect on the Closing Date or that is solely within the control of the related Mortgagor; and (y) notwithstanding clauses (i) through (iv) above, neither the Master Servicer nor the Special Servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.]

Inspections; Collection of Operating Information

      [As a part of its property level servicing duties, the Special Servicer will be required to perform a physical inspection of each Mortgaged Property at least once per calendar year and as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer will be required to prepare a written report of each such inspection performed by it that describes the condition of the Mortgaged Property and that specifies
(i) any sale, transfer or abandonment of the property or (ii) any change in the property's condition, occupancy or value that the Special Servicer considers material.

      Also as part of its property level servicing duties, the Special Servicer will be required, with respect to each Mortgage Loan, to use reasonable efforts to collect from the related Mortgagor and review the annual operating statements, budgets and rent rolls of the related Mortgaged Property, and the financial statements of such Mortgagor, and the Special Servicer will be required to cause annual operating statements, budgets and rent rolls to be prepared for each REO Property. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Special Servicer likely to have any practical means of compelling such delivery.]

[Termination of [Special Servicer] [Master Servicer] Without Cause]

      [Specify circumstances in which the Master Servicer or the Special Servicer may be terminated without cause.]

                            DESCRIPTION OF THE BONDS

General

      The Issuer's Series 199__-__ Collateralized Mortgage Obligations (the "Bonds") will be issued on or about ___________, 199__ (the "Closing Date") in an aggregate Bond Principal Amount of approximately $_____________, pursuant to a Terms Indenture, to be dated as of ____________, 199__ (the "Terms Indenture"), between the Owner Trustee, on behalf of the Issuer, and the Trustee, on behalf of the holders of the Bonds (the "Bondholders"), which Terms Indenture incorporates by reference certain standard indenture provisions of the Company, dated as of _________________, 1997 and filed as part of the registration statement relating to the Offered Bonds (the Terms Indenture, as it so incorporates by reference such standard indenture provisions, the "Indenture"). The Bonds will be issued in [seven] classes (each, a "Class") to be designated as: [(i) the Class A-1 and Class A-2 Bonds (collectively, the "Class A Bonds" or the "Senior Bonds"); (ii) the Class B, Class C and Class D Bonds (collectively with the Class A Bonds, the "Offered Bonds"); and (iii) the Class E and Class F Bonds (collectively, the "Private Bonds"; and, collectively with the Class B, Class C and Class D Bonds, the "Subordinate Bonds")]. The Bonds will be secured by the Trust Estate. The "Trust Estate" will consist of all rights, money, instruments, securities and other property, including all proceeds thereof, which are subject to, or intended to be subject to, the lien of the Indenture for the benefit of the Bondholders, including without limitation the Collateral. The "Collateral" will consist of the Mortgage Loans, any REO Properties and the Collection Account, all of which is more specifically described under "Description of the Mortgage Pool" herein and "Description of the Underlying Assets" and "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus.

      Only the Offered Bonds are offered hereby. The Private Bonds will initially be issued to and held by an affiliate of the Issuer and are not offered hereby.

      The Offered Bonds will be non-recourse obligations of the Issuer. The holders and beneficial owners of the Offered Bonds will be deemed to have agreed that they have no rights or claims against the Issuer directly and may only look to the Collateral to satisfy the Issuer's obligations under the Indenture. Each holder and beneficial owner of an Offered Bond will also be deemed, by the acceptance of its Bond or interest therein, to have agreed not to file or cause a filing against the Issuer of an involuntary petition under any bankruptcy or receivership law.

      The Offered Bonds are not insured or guaranteed by any government agency or instrumentality or by any other person.

      The respective Classes of Bonds will be issued in the initial aggregate Bond Principal Amounts (in each case, subject to a variance of plus or minus 5%), and will accrue interest at the Bond Interest Rates set forth below:

                                 Initial
                              Aggregate Bond        Bond
           Class             Principal Amount   Interest Rate
           -----             ----------------   -------------

Class A-1...................  $                            %
Class A-2...................  $                            %
Class B.....................  $                            %
Class C.....................  $                            %
Class D.....................  $                            %
Class E.....................  $                            %
Class F.....................  $                            %

      The "Issuer's Equity" represents the right of the Issuer or its designee
(i) to receive all payments on and proceeds of the Collateral not otherwise allocable to pay interest, principal or other amounts on the Bonds in accordance with their terms or expenses of the Trust Estate and (ii) to have the remaining Collateral returned to it after the Indenture is satisfied and discharged. The principal amount of the Issuer's Equity as of any date of determination is the amount (the "Overcollateralization Amount"), if any, by which the then aggregate Stated Principal Balance of the Mortgage Pool (initially equal to the Initial Pool Balance) exceeds the then aggregate Bond Principal Amount of all the Bonds. As of the Closing Date, the Overcollateralization Amount will equal approximately $_______________.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal the Cut-off Date Balance thereof, reduced (to not less than zero) on each Payment Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been (or, if they had not been applied to cover Extraordinary Expenses, would have been) applied to make payments to Bondholders and/or the Issuer on such date and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan during the related Collection Period.

      The "Collection Period" with respect to any Payment Date will be the period commencing immediately following the Determination Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date) and ending on and including the Determination Date in the month in which such Payment Date occurs.

      The "Determination Date" with respect to any Payment Date will be the __th day of the month in which such Payment Date occurs, of if such __th day is not a business day, the immediately preceding business day.

Registration and Denominations

      The Offered Bonds will be issued in denominations of not less than $_______ initial Bond Principal Amount and in any whole dollar denomination in excess thereof.

      Each Class of Offered Bonds will initially be issued in book-entry form through the facilities of The Depository Trust Company ("DTC") and, accordingly, will constitute Book-Entry Bonds and Book-Entry Securities within the meaning of the Prospectus. In connection therewith, each Class of Offered Bonds will initially be represented by one or more fully registered physical securities registered in the name of the nominee of DTC. The Company has been informed by DTC that DTC's nominee will be Cede & Co. No beneficial owner of a Book-Entry Bond (each, a "Bond Owner") will be entitled to receive a fully registered physical security (a "Definitive Bond") representing its interest in such Bond, except under the limited circumstances described under "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus. Unless and until Definitive Bonds are issued in respect of the Offered Bonds, beneficial ownership interests in each such Class of Bonds will be maintained and transferred on the book-entry records of DTC and its participating organizations (the "DTC Participants"), and all references to actions by holders of each such Class of Bonds will refer to actions taken by DTC upon instructions received from the related Bond Owners through the DTC Participants in accordance with DTC procedures, and all references herein to payments, notices, reports and statements to the holders of each such Class of Bonds will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder thereof, for payment to the related Bond Owners through the DTC Participants in accordance with DTC procedures. The form of such payments and transfers may result in certain delays in receipt of payments by an investor and may restrict an investor's ability to pledge its securities. See "Description of the Securities--Book-Entry Registration and Definitive Securities" and "Risk Factors--Book-Entry Registration" in the Prospectus.

      The Trustee will initially serve as registrar (in such capacity, the "Bond Registrar") for purposes of recording and otherwise providing for the registration of the Offered Bonds and, if and to the extent Definitive Bonds are issued in respect thereof, of transfers and exchanges of the Offered Bonds.

Payments on the Bonds

      General. Payments on the Bonds will be made by or on behalf of the [Trustee], to the extent of available funds, on the ___th day of each month or, if any such ___th day is not a business day, then on the next succeeding business day, commencing in ____________, 199__ (each, a "Payment Date"). Except as described below, all such payments will be made to the Bondholders of record at the close of business on the last business day of the month preceding the month in which the related Payment Date occurs (each, a "Record Date"). [As to each such Bondholder, such payments will be made by wire transfer in immediately available funds to the account specified by the Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder will have provided the Trustee with wiring instructions no less than ____ business days prior to the related Record Date and is the registered owner of Bonds with an aggregate initial Bond Principal Amount of at least $[5,000,000], or otherwise by check mailed to such Bondholder.] Until Definitive Bonds are issued in respect thereof, Cede & Co. will be the registered holder of the Offered Bonds. See "--Registration and Denominations" above. The final payment on any Bond will be made only upon presentation and surrender of such Bond at the location that will be specified in a notice of the pendency of such final payment. All payments made with respect to a Class of Bonds will be allocated pro rata among the outstanding Bonds of such Class based on the respective Bond Principal Amounts thereof.

      Funds Available for Payments on the Bonds. With respect to any Payment Date, payments of interest and principal on the Bonds will be made from the Available Payment Amount for such date. [The "Available Payment Amount" for any Payment Date will, in general, equal (a) all amounts on deposit in the Collection Account (see "Servicing and Administration of the Mortgage Assets--Collection Account" in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

            (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

            (ii) Prepayment Premiums (however, Prepayment Premiums will be excluded from the Available Payment Amount only if the Bonds have not been declared due and payable following an Issuer Event of Default or if any such declaration and its consequences have been rescinded and annulled);

            (iii) amounts that are payable or reimbursable to any person other than the Bondholders in respect of their Bonds or the Issuer in respect of the Issuer's Equity (including amounts payable to the Master Servicer, the Special Servicer, any Sub-Servicers or the Trustee as compensation (including Trustee Fees, Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees, Liquidation Fees, Default Interest and late payment charges (to the extent not otherwise applied to cover interest on Advances), and assumption fees and modification fees), amounts payable in reimbursement of outstanding Advances, together with interest thereon, and amounts payable in respect of other Extraordinary Expenses); and

            (iv) amounts deposited in the Collection Account in error; plus

(b) to the extent not already included in clause (a), any P&I Advances and/or Compensating Interest Payment made in respect of such Payment Date.]

      With respect to any Payment Date, payments of Yield Maintenance Amounts on the Bonds will be made from Prepayment Premiums actually collected on the Mortgage Loans during the related Collection Period.

      Priority of Payments. On each Payment Date, unless the Bonds have been declared due and payable following an Issuer Event of Default and such declaration and its consequences have not been rescinded and annulled, the Available Payment Amount for such date will be applied to make payments to the respective Classes of Bondholders and the Issuer for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

            [(i) to the holders of the Class A Bonds in respect of interest, pro rata as between the two Classes of Class A Bondholders based on entitlement, up to an amount equal to all Accrued Bond Interest (as defined below) in respect of each such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (ii) to the holders of the Class A Bonds in respect of principal, allocable as between the two Classes of Class A Bondholders as described below, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class A Bonds and (b) the Principal Payment Amount (as defined below) for such Payment Date;

            (iii) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (iv) after the aggregate Bond Principal Amount of the Class A Bonds has been reduced to zero, to the holders of the Class B Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class B Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in retirement of the Class A Bonds pursuant to clause (ii) above;

            (v) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (vi) after the aggregate Bond Principal Amount of the Class A and Class B Bonds has been reduced to zero, to the holders of the Class C Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class C Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in retirement of the Class A and/or Class B Bonds pursuant to clauses (ii) and (iv) above;

            (vii) to the holders of the Class D Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

           (viii) after the aggregate Bond Principal Amount of the Class A, Class B and Class C Bonds has been reduced to zero, to the holders of the Class D Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class D Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in retirement of the Class A, Class B and/or Class C Bonds pursuant to clauses
                  (ii), (iv) and (vi) above;

            (ix) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (x) after the aggregate Bond Principal Amount of the Class A, Class B, Class C and Class D Bonds has been reduced to zero, to the holders of the Class E Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class E Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in retirement of the Class A, Class B, Class C and/or Class D Bonds pursuant to clauses (ii), (iv), (vi) and (viii) above;

            (xi) to the holders of the Class F Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (xii) after the aggregate Bond Principal Amount of the Class A,
                  Class B, Class C, Class D and Class E Bonds has been reduced to zero, to the holders of the Class F Bonds in respect of principal, up to an amount equal to the lesser of (a) the then aggregate Bond Principal Amount of the Class F Bonds and (b) the excess, if any, of the Principal Payment Amount for such Payment Date over any amounts paid on such Payment Date in retirement of the Class A, Class B, Class C, Class D and/or Class E Bonds pursuant to clauses (ii), (iv), (vi), (viii) and
                  (x) above;

           (xiii) if, after giving effect to the payments of principal on the Bonds contemplated by clauses (ii), (iv), (vi), (viii), (x) and (xii) above, the aggregate Bond Principal Amount of all the Bonds still exceeds the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Payment Date, then to the holders of the Class A Bonds (allocable as between the two Classes of Class A Bondholders as described below), the Class B Bonds, the Class C Bonds, the Class D Bonds, the Class E Bonds and the Class F Bonds, in that order, in respect of principal, until (in the case of each Class of Bonds on which payments of principal are so made) such excess (or the aggregate Bond Principal Amount of such Class of Bonds) is reduced to zero (whichever occurs first); and

            (xiv) to or at the direction of the Issuer in respect of the
                  Issuer's Equity to the extent of any remaining portion of the Available Payment Amount for such Payment Date.]

      [On each Payment Date prior to the Class A Principal Payment Cross-Over Date, if any, all payments of principal on the Class A Bonds described above will be paid, first, to the holders of the Class A-1 Bonds, until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero, and thereafter, to the holders of the Class A-2 Bonds, until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero. On each Payment Date on and after the Class A Principal Payment Cross-Over Date, all payments of principal on the Class A Bonds described above will be paid to the holders of such two Classes of Bonds, pro rata, in accordance with their respective aggregate Bond Principal Amounts immediately prior to such Payment Date, until the aggregate Bond Principal Amount of each such Class of Bonds is reduced to zero. Provided that both the Class A-1 Bonds and the Class A-2 Bonds are still outstanding, the "Class A Principal

Payment Cross-Over Date" will be the first Payment Date as of which the aggregate Bond Principal Amount of the Class A Bonds immediately prior thereto equals or exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Payment Date, plus (b) the lesser of (i) the Principal Payment Amount for such Payment Date and (ii) the Available Payment Amount Funds for such Payment Date that will be remaining following the payment of all Accrued Bond Interest payable on the Class A Bonds on such Payment Date.]

      [On each Payment Date, unless the bonds have been declared due and payable following an Issuer Event of Default and such declaration has not been rescinded or annulled, any Prepayment Premiums actually collected during the related Collection Period will be applied to make payments to the respective Classes of Bondholders and the Issuer for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

            (i) to the holders of the Class A Bonds in respect of additional interest, pro rata as between the two Classes of Class A Bondholders based on entitlement, up to an amount equal to the Yield Maintenance Amount (as defined below) for each such Class of Bonds for such Payment Date;

            (ii) to the holders of the Class B Bonds in respect of additional interest, up to an amount equal to the Yield Maintenance Amount for such Class of Bonds for such Payment Date;

            (iii) to the holders of the Class C Bonds in respect of additional interest, up to an amount equal to the Yield Maintenance Amount for such Class of Bonds for such Payment Date;

            (iv) to the holders of the Class D Bonds in respect of additional interest, up to an amount equal to the Yield Maintenance Amount for such Class of Bonds for such Payment Date;

            (v) to the holders of the Class E Bonds in respect of additional interest, up to an amount equal to the Yield Maintenance Amount for such Class of Bonds for such Payment Date;

            (vi) to the holders of the Class F Bonds in respect of additional interest, up to an amount equal to the Yield Maintenance Amount for such Class of Bonds for such Payment Date; and

            (vii) to or at the direction of the Issuer in respect of the Issuer's Equity to the extent of any remaining Prepayment Premiums actually collected during the related Collection Period.]

      On each Payment Date, if the Bonds have been declared due and payable following an Issuer Event of Default and such declaration and its consequences have not been rescinded and annulled, the Available Payment Amount (which will, under such circumstances, include Prepayment Premiums) for such date will be applied to make payments to the respective Classes of Bondholders and the Issuer for the following purposes and in the following order of priority, in each case to the extent of remaining funds:

            [(i) to the holders of the Class A-1 and Class A-2 Bonds in respect of interest, pro rata based on entitlement up to an amount equal to all Accrued Bond Interest in respect of each such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (ii) to the holders of the Class A-1 and Class A-2 Bonds in respect of principal, pro rata based on their respective aggregate Bond Principal Amounts, until such Bonds are retired;

            (iii) to the holders of the Class B Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (iv) after the aggregate Bond Principal Amount of the Class A Bonds has been reduced to zero, to the holders of the Class B Bonds in respect of principal, until such Bonds are retired;

            (v) to the holders of the Class C Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (vi) after the aggregate Bond Principal Amount of the Class A and Class B Bonds has been reduced to zero, to the holders of the Class C Bonds in respect of principal, until such Bonds are retired;

            (vii) to the holders of the Class D Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (viii) after the aggregate Bond Principal Amount of the Class A, Class B and Class C Bonds has been reduced to zero, to the holders of the Class D Bonds in respect of principal, until such Bonds are retired; and

            (ix) to the holders of the Class E Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (x) after the aggregate Bond Principal Amount of the Class A, Class B, Class C and Class D Bonds has been reduced to zero, to the holders of the Class E Bonds in respect of principal, until such Bonds are retired;

            (xi) to the holders of the Class F Bonds in respect of interest, up to an amount equal to all Accrued Bond Interest in respect of such Class of Bonds for the related Interest Accrual Period and, to the extent not previously paid, for all prior Interest Accrual Periods;

            (xii) after the aggregate Bond Principal Amount of the Class A, Class B, Class C, Class D and Class E Bonds has been reduced to zero, to the holders of the Class F Bonds in respect of principal, until such Bonds are retired; and

            (xiii) after the aggregate Bond Principal Amount of all the Bonds has been reduced to zero, to or at the direction of the Issuer in respect of the Issuer's Equity to the extent of any remaining portion of the Available Payment Amount for such Payment Date.]

      Accrued Bond Interest. [The "Accrued Bond Interest" in respect of any Class of Bonds for any Interest Accrual Period will equal one month's interest at the applicable Bond Interest Rate accrued on the aggregate Bond Principal Amount of such Class of Bonds outstanding immediately prior to the related Payment Date. Accrued Bond Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.]

      [If the portion of the Available Payment Amount payable in respect of interest on any Class of Offered Bonds on any Payment Date is less than the Accrued Bond Interest then payable for such Class, the shortfall will be payable to holders of such Class of Bonds on subsequent Payment Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Bonds for so long as it is outstanding. The failure to pay the full amount of Accrued Bond Interest in respect of any Class of Bonds on any Payment Date will not be an Issuer Event of Default.]

      [As to each Class of Bonds for any Payment Date, the "Interest Accrual Period" will be the calendar month preceding the month in which such Payment Date occurs.]

      Principal Payment Amount. [The "Principal Payment Amount" for any Payment Date will, in general, equal the aggregate of the following:

            (a) the principal portions of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

            (b) all payments (including Principal Prepayments and Balloon Payments) and other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

            (c) if such Payment Date is subsequent to the initial Payment Date, the excess, if any, of (i) the Principal Payment Amount for the immediately preceding Payment Date, over (ii) the aggregate payments of principal made in respect of the Bonds on such immediately preceding Payment Date.]

      [The "Scheduled Payment" due in respect of any Mortgage Loan on any related Due Date will be the amount of the Monthly Payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date, without regard to any waiver, modification or amendment of such Mortgage Loan subsequent to the Closing Date, and assuming that each prior Scheduled Payment has been made in a timely manner.]

      [The "Assumed Scheduled Payment" is an amount deemed due in respect of any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original stated maturity date. The Assumed Scheduled Payment deemed due on any such Mortgage Loan on its original stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Scheduled Payment that would be due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect as of the Closing Date.]

      [The failure to pay the full Principal Payment Amount on the Bonds on any Payment Date will not be an Issuer Event of Default except to the extent that any Bond is not retired by Stated Maturity.]

      [Yield Maintenance Amount. The "Yield Maintenance Amount" will equal: (a) with respect to any Class of Bonds, for any Payment Date on which any portion of the Principal Prepayment Amount, if any, is paid thereon on such Payment Date, an amount equal to the present value of a series of equal monthly payments deemed payable on each future Payment Date up to and including the Assumed Final Payment Date for such Class of Bonds, each such monthly payment to be equal to the related Interest Payment Adjustment and to be discounted from the applicable future Payment Date to the then current Payment Date at a per annum rate equal to the sum of (i) the yield per annum on United States treasury securities having a maturity closest to the Assumed Final Payment Date for such Class of Bonds, plus (ii) ___ basis points; and (b) with respect to any Class of Bonds for any Payment Date on which no portion of a Principal Prepayment Amount is paid thereon on such Payment Date, zero. For purposes of the foregoing, the "related Interest Payment Adjustment" will equal one-twelfth of the product of the Bond Interest Rate for the subject Class of Bonds, multiplied by the portion of the Principal Prepayment Amount for such Payment Date payable on such Class of Bonds. The "Principal Prepayment Amount" for any Payment Date will be that portion of the Principal Payment Amount for such Payment Date that represents voluntary principal prepayments and other early collections of principal on or in respect of the Mortgage Loans received in advance of their respective stated maturity dates as of the Closing Date.]


      [Failure to pay the full Yield Maintenance Amount in respect of any Class of Bonds on any Payment Date will not be an Issuer Event of Default and the shortfall will not be carried forward to any subsequent Payment Date.]

      Treatment of REO Properties. Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Estate through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will, for purposes of, among other things, determining payments of principal on the Bonds, as well as the amount of Master Servicing Fees, Property Servicing Fees, Special Servicing Fees, Workout Fees and Trustee Fees payable under the Indenture and the S&A Agreement, be treated as having remained outstanding until such REO Property is liquidated. In connection therewith, operating revenues and other proceeds derived from such REO Property (exclusive of related operating costs) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan; and, subject to the recoverability determination described below (see "--P&I and Other Advances"), the Master Servicer will be required to make P&I Advances in respect of such Mortgage Loan as if it had remained outstanding. References to "Mortgage Loan" and "Mortgage Loans" in the definitions of "Principal Payment Amount" and "Principal Prepayment Amount" are intended to include any Mortgage Loan or Mortgage Loans as to which the related Mortgaged Property has become an REO Property.

Subordination

      [As and to the extent described herein, the rights of the Issuer or its designee to receive payments of amounts received on the Mortgage Loans in respect of the Issuer's Equity will be subordinated to the rights of holders of the Bonds to receive such amounts in respect of interest, principal and other amounts due and owing on their Bonds from time to time. In addition, as and to the extent described herein, the rights of holders of the Subordinate Bonds (including the Class B, Class C and Class D Bonds) to receive payments of amounts received on the Mortgage Loans in respect of interest, principal and other amounts due and owing on their Bonds from time to time will, in the case of each Class thereof, be subordinated to such rights of the holders of the Class A Bonds and the holders of each other Class of Subordinate Bonds with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by the holders of the Class A Bonds of the full amount of Accrued Bond Interest payable in respect of such Bonds on each Payment Date, and the ultimate receipt by the holders of such Bonds of principal in an amount equal to the entire aggregate Bond Principal Amount thereof. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the other Classes of Offered Bonds of the full amount of Accrued Bond Interest payable in respect of such Bonds on each Payment Date, and the ultimate receipt by the holders of such Bonds of principal equal to the entire aggregate Bond Principal Amount thereof. This subordination will be accomplished by, among other things, the application of the Available Payment Amount on each Payment Date in accordance with the order of priority described under "--Payments on the Bonds--Priority of Payments" above. No other form of Credit Support will be available for the benefit of any Class of Offered Bondholders.

      Realized Losses, Net Aggregate Prepayment Interest Shortfalls and other shortfalls in respect of the Mortgage Loans and Extraordinary Expenses will, in each case, be borne by the Issuer and the holders of the Private Bonds (to the extent of amounts otherwise payable in respect of the Issuer's Equity and the Private Bonds, respectively) prior to any such losses, shortfalls and/or expenses being borne by the Offered Bondholders. If and to the extent that Realized Losses, together with any Net Aggregate Prepayment Interest Shortfalls and/or Extraordinary Expenses, exceed the sum of the initial Overcollateralization Amount and the initial aggregate Bond Principal Amount of the Private Bonds, it is likely that the holders of one or more Classes of Offered Bonds will not receive the full Bond Principal Amount of their Bonds. [Furthermore, notwithstanding the Mortgage Rates on the Mortgage Loans, the Bond Interest Rate on each Class of Bonds is fixed. In certain limited circumstances, the Mortgage Rate on one or more of the Mortgage Loans may be less than the Bond Interest Rate on one or more Classes of the Offered Bonds. However, holders of the Offered Bonds would not receive the full Bond Principal Amount of their Bonds, together with Accrued Bond Interest thereon, generally only if (i) the aggregate Stated Principal Balance of the Mortgage Pool is less than the aggregate Bond Principal Amount of the Offered Bonds and/or (ii) aggregate interest collected in respect of the Mortgage Loans (net of certain fees and expenses payable therefrom under the Indenture and the S&A Agreement) is less than the aggregate interest payable on the Offered Bonds.]

      "Realized Losses" are losses arising from the inability of the Master Servicer and Special Servicer to collect all amounts due and owing under any defaulted Mortgage Loan, including by reason of fraud or bankruptcy of the related Mortgagor or a casualty of any nature at the related Mortgaged Property, to the extent not covered by insurance. The Realized Loss, if any, in respect of a liquidated Mortgage Loan (or related REO Property) will generally equal the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with all accrued and unpaid interest thereon at the related Mortgage Rate and all related unreimbursed Servicing Advances, over (b) the aggregate amount of Liquidation Proceeds, if any, recovered in connection with such liquidation (net of any portion of such Liquidation Proceeds that is payable or reimbursable in respect of related unpaid liquidation expenses). If the Mortgage Rate on any Mortgage Loan is reduced or a portion of the debt due under any Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with a bankruptcy or similar proceeding involving the related Mortgagor, the resulting reduction in interest paid or the amount so forgiven, as the case may be, also will be treated as a Realized Loss.

      "Extraordinary Expenses" are any expenses of the Trust Estate not specifically included in the calculation of a "Realized Loss," that would result in the Bondholders (in respect of their Bonds) and the Issuer (in respect of the Issuer's Equity) receiving less than the full amount of principal and/or interest to which they are entitled on any Payment Date. Extraordinary Expenses include, among other things: (i) any interest paid to the Master Servicer, Special Servicer and/or Trustee in respect of unreimbursed Advances (to the extent not paid out of late payment charges and Default Interest actually collected on the related Mortgage Loan); (ii) all Special Servicing Fees, Workout Fees and Liquidation Fees payable to the Special Servicer; (iii) any of certain unanticipated, non-Mortgage Loan specific expenses of the Trust Estate, including, but not limited to, certain reimbursements and indemnification to the Trustee and certain related persons described under "Description of the Securities--The Trustee--Certain Matters Regarding the Trustee" in the Prospectus, certain reimbursements and indemnification to the Master Servicer, the Special Servicer and certain related persons described under "Servicing and Administration of the Mortgage Assets--Certain Matters regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Company" in the Prospectus, and the cost of various opinions of counsel required to be obtained in connection with the servicing of the Mortgage Loans and administration of the Trust Estate; and (iv) any other expense of the Trust Estate not specifically included in the calculation of "Realized Loss" for which there is no corresponding collection from a Mortgagor.]

P&I and Other Advances

      [On or about each Payment Date, the Master Servicer will be obligated, subject to the recoverability determination described in the next paragraph, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the S&A Agreement, from funds held in the Collection Account that are not required to be paid to Bondholders and/or the Issuer on such Payment Date, in an amount that is generally equal to the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date. Notwithstanding the foregoing, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding or a modification, waiver or amendment granted or agreed to by the Special Servicer, the Master Servicer will be required in the event of subsequent delinquencies to advance in respect of such Mortgage Loan only the amount of the reduced Monthly Payment (net of related Master Servicing Fees and Workout Fees). In addition, if it is determined that an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan (as defined below), then, with respect to the Payment Date immediately following the date of such determination and with respect to each subsequent Payment Date for so long as such Appraisal Reduction Amount exists, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Mortgage Loan will be reduced (no reduction to be made in the principal portion, however) to equal to the product of (i) the amount of the interest portion of such P&I Advance that would otherwise be required to be made for such Payment Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of such Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "--Appraisal Reductions" below.

      If the full amount of all P&I Advances, if any, required to be made in respect of any Payment Date is not deposited in the Collection Account, then the Trustee will be required to make the portion of such P&I Advances that was required to be, but not, made by the Master Servicer. See "--The Trustee" below.

      The Master Servicer and the Trustee will each be entitled to recover any P&I Advance made out of its own funds from any Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made; provided that neither the Master Servicer nor the Trustee will be obligated to make any P&I Advance that it determines, in its reasonable good faith judgment, would, if made, constitute a Nonrecoverable Advance, and the Master Servicer and the Trustee will each be entitled to recover any P&I Advance made by it that it later determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account. With respect to any P&I Advance, the Trustee is entitled to conclusively rely on the non-recoverability determination made by the Master Servicer.

      [The Master Servicer and the Trustee will each be entitled, with respect to any Advance made thereby, and the Special Servicer will be entitled, with respect to any Servicing Advance made thereby, to interest accrued on the amount of such Advance for so long as it is outstanding at a per annum rate (the "Reimbursement Rate") equal to [specify applicable rate]. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, first, out of Default Interest and late payment charges collected in respect of the related Mortgage Loan, and second, if such Advance has been reimbursed, out of any amounts then on deposit in the Collection Account.]

      [In addition to the foregoing, the Trustee will be required to advance, to the extent known to it, any amounts collected on or in respect of the Mortgage Pool that the Master Servicer is required but fails to remit to the Trustee for payment to Bondholders and/or the Issuer by a specified time on or about the related Distribution Date. The Trustee will be entitled to interest accrued on the amount of such advance for so long as it is outstanding at the Reimbursement Rate.]

[Appraisal Reductions]

      [Promptly (and, in any event, within 60 days) following the earliest of
(i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan (as defined below), (ii) the 60th day (or, in the case of a Modified Mortgage Loan, the 30th day) after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer will be required to obtain an appraisal of the related Mortgaged Property from an independent MAI-designated appraiser, unless such an appraisal had previously been obtained within the prior twelve months. The cost of such appraisal will be a Servicing Advance. As a result of any such appraisal, it may be determined that an "Appraisal Reduction Amount" exists with respect to the related Required Appraisal Loan. The Appraisal Reduction Amount for any Required Appraisal Loan will, in general, be an amount, determined as of the Determination Date immediately succeeding the date on which the related appraisal is obtained (or, if based on an earlier appraisal, as of the Determination Date immediately succeeding the earliest of the relevant dates described in the first sentence of this paragraph), equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on the Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee Fee Rate (as defined below), (iii) all accrued but unpaid Master Servicing Fees, Property Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee with respect to such Required Appraisal Loan plus interest accrued thereon at the Reimbursement Rate and (v) all currently due and unpaid real estate taxes and assessments, insurance premiums, and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property (net of any escrow reserves held by the Master Servicer or the Special Servicer with respect to any such item), over (b) 90% of the appraised value (as is) of the related Mortgaged Property or REO Property as determined by such appraisal (net of any mortgage liens that are prior to the lien of such Mortgage Loan).

      With respect to each Required Appraisal Loan (unless such Mortgage Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during the preceding twelve months), the Special Servicer is required, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, to order an update of the prior appraisal (the cost of which will be a Servicing Advance). Based upon such appraisal, the Special Servicer will be required to redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Mortgage Loan.

      A "Modified Mortgage Loan" is any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer in a manner that: (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan); (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.]

Reports to Bondholders; Certain Available Information

      [Trustee Reports; Special Servicer Reports. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Payment Date to each Bondholder a statement (the "Trustee Report") substantially in the form of Annex ___ hereto, detailing the payments on the Bonds on such Payment Date and the performance, both in the aggregate and individually to the extent available, of the Mortgage Loans and Mortgaged Properties. [Investors and any other interested party may obtain Trustee Reports via the Trustee's electronic bulletin board by dialing ___________ and selecting the applicable statement. In addition, investors and other interested parties who have obtained approval from the Company, confirmation of which approval has been furnished to the Trustee, may obtain certain Mortgage Loan information via the Trustee's restricted electronic bulletin board by contacting the Trustee at ____________.]

       With respect to each Determination Date, the Special Servicer will be required to prepare a report (the "Special Servicer Report") generally containing the information described in Annex __ hereto with respect to Specially Serviced Mortgage Loans. The Special Servicer Reports will be delivered to the Trustee and the Master Servicer, and the Trustee will distribute such reports to the Bondholders.

       Until such time as Definitive Bonds are issued in respect of the Offered Bonds, the foregoing information will be available to the Bond Owners through DTC and the DTC Participants. Any Bond Owner of a Book-Entry Bond who does not receive information through DTC or the DTC Participants may request that Trustee Reports, Special Servicer Reports and accompanying documentation be mailed directly to it (at its cost) by written request (accompanied by verification of such Bond Owner's ownership interest) to the Trustee at the Trustee's corporate trust office primarily responsible for administering the Trust Estate (the "Corporate Trust Office"). The manner in which notices and other communications are conveyed by DTC to DTC Participants, and by DTC Participants to the Bond Owners of Book-Entry Bonds, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee, the Company and the Issuer are required to recognize as Bondholders only those persons in whose names the Bonds are registered on the books and records of the Bond Registrar.

      Other Information. [The Indenture requires that the [Trustee make available at its Corporate Trust Office], during normal business hours, upon reasonable advance written notice, for review by any holder or Bond Owner of an Offered Bond or any person identified to the Trustee by any such holder or Bond Owner as a prospective transferee of an Offered Bond or any interest therein, subject to the discussion in the following paragraph, originals or copies of, among other things, the following items: (a) the Indenture, the S&A Agreement and any amendments or supplements to either of the foregoing, (b) all Trustee Reports and Special Servicer Reports delivered to holders of the relevant Class of Offered Bonds since the Closing Date, (c) all officer's certificates delivered to the Trustee by the Master Servicer and/or Special Servicer since the Closing

Date as described under "Servicing and Administration of the Mortgage Assets--Evidence as to Compliance" in the Prospectus, (d) all accountant's reports delivered to the Trustee in respect of the Master Servicer and/or Special Servicer since the Closing Date as described under "Servicing and Administration of the Mortgage Assets--Evidence as to Compliance" in the Prospectus, and (e) [other available items to be specified]. Copies of any and all of the foregoing items will be available from the [Trustee] upon request; however, the [Trustee] will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such services.]

      [The Trustee will make available, upon reasonable advance written notice and at the expense of the requesting party, originals or copies of the items referred to in the prior paragraph that are maintained thereby, to Bondholders, Bond Owners and prospective purchasers of Bonds and interests therein; provided that the Trustee may require (a) in the case of a Bond Owner of an Offered Bond, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a beneficial owner of Offered Bonds, is requesting the information for use by it or another party in evaluating an investment in the Offered Bonds and will otherwise keep such information confidential and (b) in the case of a prospective purchaser of an Offered Bond, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the Trustee, generally to the effect that such person or entity is a prospective purchaser of Offered Bonds or an interest therein, is requesting the information for use in evaluating a possible investment in the Offered Bonds and will otherwise keep such information confidential. Bondholders, by the acceptance of their Bonds, will be deemed to have agreed to keep such information confidential.]

Voting Rights

      [At all times during the term of the Indenture, ___% of the voting rights for the series offered hereby (the "Voting Rights") will be allocated among the holders of the respective Classes of Bonds in proportion to the aggregate Bond Principal Amounts of such Classes. Voting Rights allocated to a Class of Bondholders will be allocated among such Bondholders in proportion to the respective Bond Principal Amounts of their Bonds.]

The Trustee

      ______________________________________________ will be the Trustee under the Indenture. The Trustee is at all times to be, and will be required to resign if it fails to be, [specify eligibility requirements for Trustee, including qualification under the Trust Indenture Act of 1939, as amended].

       The Company, the Master Servicer, the Special Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee and any of its respective affiliates may hold Bonds in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee may appoint a co-trustee or separate trustee of all or any part of the Trust Estate. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

      [Pursuant to the Indenture, the Trustee will be entitled to receive a monthly fee (the "Trustee Fee") generally equal to one month's interest in respect of each Mortgage Loan (including each Mortgage Loan as to which the related Mortgaged Property became an REO Property) accrued at _______% per annum (the "Trustee Fee Rate") on the unpaid principal balance of such Mortgage Loan from time to time.] See also "Description of the Securities--The Trustee" in the Prospectus.

[Optional Redemption]

      [Any Class of Offered Bonds may be redeemed in whole but not in part, at the Issuer's option, on any Payment Date, if the then aggregate Bond Principal Amount of such Class of Bonds is less than ___% of the initial aggregate Bond Principal Amount of such Class of Bonds and no Issuer Event of Default has occurred and is continuing. Such redemption will be at a price (calculated after taking into account payments made on the Bonds out of the Available Payment Amount on the applicable Payment Date) equal to 100% of the unpaid aggregate Bond Principal Amount of the Bonds to be redeemed, plus accrued and unpaid interest thereon to the last day of the related Interest Accrual Period. Notice of any optional redemption must be mailed by the Issuer or the Indenture Trustee at least ___ days prior to the date set for optional redemption. No Yield Maintenance Amount will be payable in connection with any such optional redemption. See "Yield and Maturity Considerations" herein.]

Additional Information

      Prospective investors should carefully review the Prospectus, in particular the sections captioned "Description of the Securities" and "Description of the Indentures", for important additional information regarding the Bonds and the Indenture.

                                   THE ISSUER

      CRIIMI MAE Commercial Mortgage Trust [I] (the "Issuer") is a business trust formed under the laws of the State of ___________, pursuant to the Deposit Trust Agreement, to be dated as of ____________, 199__ (the "Deposit Trust Agreement"), between CRIIMI MAE CMBS Corp., (the "Company") and the Owner Trustee, for the transactions described in this Prospectus Supplement. The Deposit Trust Agreement constitutes the "governing instrument" under the laws of the State of __________ relating to business trusts. [Ownership of the Issuer will initially be evidenced by ______ classes of ownership certificates (the "Ownership Certificates"). The Company initially will hold all of the Ownership Certificates, but may transfer some or all such Ownership Interests to an affiliate structured substantially similar to the Company.] The Company, a __________ corporation, is a wholly-owned special purpose subsidiary of CRIIMI MAE Inc., a publicly held real estate investment trust ("CRIIMI MAE"). See "The Company" and "CRIIMI MAE Inc." in the Prospectus.

      After its formation, the Issuer will generally not engage in any activity other than (i) acquiring, holding and, pursuant to the Indenture, pledging the Mortgage Loans and the other assets of the Issuer and proceeds therefrom, (ii) issuing the Bonds and the Ownership Certificates, (iii) making payments on the Bonds and the Ownership Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

      The assets of the Issuer will consist of the Mortgage Loans and certain related assets.

      The Issuer's principal offices are in _____________, in care of _______________________, as Owner Trustee, at the address listed below.

                                THE OWNER TRUSTEE

      ________________________ is the Owner Trustee under the Deposit Trust Agreement. The Owner Trustee is a ____________________ and its principal offices are located at __________________________.

      As compensation for the performances of its duties, the Owner Trustee will be paid $___________ per annum (the "Owner Trustee Fee").
___________________________ will be responsible for payment of the Owner Trustee Fee.

      Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Deposit Trust Agreement or for errors in judgment; provided that none of the Owner Trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of gross negligence or willful misconduct in the performance of obligations and duties under the Deposit Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Deposit Trust Agreement.

                            THE GENERAL ADMINISTRATOR

      ______________________ (the "General Administrator") is a
__________________________, and its principal offices are located at
_____________________________________.

      The Owner Trustee, on behalf of the Issuer, and the General Administrator will enter into a General Administration Agreement, to be dated as of ___________, 199__ (the "General Administration Agreement"), pursuant to which the General Administrator will be required to perform (without relieving the Issuer from liability therefor) certain duties of the Issuer set forth in the Indenture. As compensation for the performance of its duties, the General Administrator will be paid a monthly fee on each Payment Date equal to one-twelfth of _____% of the aggregate Stated Principal Balance of the Mortgage Pool immediately prior to such Payment Date (the "General Administration Fee"). _______________________________ will be responsible for payment of the General Administration Fee.

                        YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

      General. The yield on any Offered Bond will depend on (a) the price at which such Bond is purchased by an investor and (b) the rate, timing and amount of payments on such Bond. The rate, timing and amount of payments on any Offered Bond will in turn depend on, among other things, (i) the Bond Interest Rate for such Bond, (ii) the rate and timing of principal payments (including principal prepayments) and other principal collections on the Mortgage Loans, and (iii) the rate, timing and severity of Realized Losses, Net Aggregate Prepayment Interest Shortfalls and Extraordinary Expenses.

      Rate and Timing of Principal Payments. The yield to holders of any Offered Bonds purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Bond Principal Amounts of such Bonds. As described herein, the Principal Payment Amount for each Payment Date will be payable entirely in respect of the Class A-1 and/or Class A-2 Bonds until the aggregate Bond Principal Amounts thereof are reduced to zero, and will thereafter be payable entirely in respect of the Class B Bonds, the Class C Bonds, the Class D Bonds, the Class E Bonds and the Class F Bonds, in that order, in each case until the aggregate Bond Principal Amount of such Class of Bonds is reduced to zero. In addition, except under the limited circumstances described herein, holders of the Class A-2 Bonds will not receive any payments of principal for so long as the Class A-1 Bonds are outstanding. Consequently, the rate and timing of principal payments that are paid with respect to each Class of Bonds will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans. The rate and timing of principal payments of the Mortgage Loans are affected by the amortization schedules of such Mortgage Loans, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Trust Estate). Prepayments and, assuming the respective maturity dates therefor have not occurred, liquidations of the Mortgage Loans will result in payments on the Bonds of amounts that would otherwise be paid over the remaining terms of the Mortgage Loans and will tend to shorten the weighted average lives of the Bonds. Defaults on the Mortgage Loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Bonds) while work-outs are negotiated or foreclosures are completed, and such delays will tend to lengthen the weighted average lives of those Bonds. See "Servicing of the Mortgage Loans--Modifications, Waivers and Amendments" herein.

      The extent to which the yield to maturity of any Class of Offered Bonds may vary from the anticipated yield will depend upon the degree to which such Bonds are purchased at a discount or premium and when, and to what degree, payments of principal are made on such Bonds. An investor should consider, in the case of any Offered Bond purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Bond, could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Bond purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Bond could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on any Offered Bond purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on its Offered Bonds occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments. As stated above, the rate of principal payments on the Offered Bonds are ultimately dependent on the rate of principal payments on the Mortgage Loans. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of principal prepayments in particular.

      Losses and Shortfalls. The yield to holders of the Offered Bonds will also depend on the extent to which payments on the Bonds are adversely affected by any losses and other shortfalls on the Mortgage Loans. Realized Losses, Net Aggregate Prepayment Interest Shortfalls and other shortfalls in respect of the Mortgage Loans and Extraordinary Expenses will, in each case, be borne by the Issuer and the holders of the Private Bonds (to the extent of amounts otherwise payable on or in respect of the Issuer's Equity and the Private Bonds, respectively) prior to any such losses, shortfalls and/or expenses being borne by the holders of the Offered Bonds. If and to the extent that Realized Losses, together with any Net Aggregate Prepayment Interest Shortfalls and Extraordinary Expenses, exceed the sum of the initial Overcollateralization Amount and the initial aggregate Bond Principal Amount of the Private Bonds, it is likely that the holders of one or more Classes of Offered Bonds will not receive the full Bond Principal Amount of their Bonds.

      Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, provisions requiring Lockout Periods, provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental units or comparable commercial space, as applicable, in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" herein and in the Prospectus and "Description of the Mortgage Pool" herein.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a Mortgage Rate, the related Mortgagor has an incentive to refinance its Mortgage Loan. A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to deter a Mortgagor from refinancing at a more favorable interest rate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some Mortgagors may sell or refinance Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some Mortgagors may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      Neither the Company nor the Issuer makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

      Unpaid Accrued Bond Interest. As described under "Description of the Bonds--Payments on the Bonds" herein, if the portion of the Available Payment Amount payable in respect of interest on any Class of Offered Bonds on any Payment Date is less than the Accrued Bond Interest then payable for such Class, the shortfall will be payable to holders of such Class of Bonds on subsequent Payment Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Bonds for so long as it is outstanding.

Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar payable in reduction of principal of such security (assuming no losses). The weighted average life of any Offered Bonds will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations and any extensions or modifications made by the Special Servicer with respect to Specially Serviced Mortgage Loans as described herein. The weighted average life of any Offered Bond may also be affected to the extent that additional payments in reduction of the Bond Principal Amount of such Bond occur as a result of the purchase of a Mortgage Loan out of the Trust Estate or any optional redemption of such Bond as described under "Description of the Bonds--Optional Redemption" herein.

      [The table set forth below has been prepared on the basis of the following assumptions (the "Modeling Assumptions") regarding the characteristics of the Bonds and the Mortgage Loans and the performance thereof: (i) as of the date of issuance of the Bonds, the Mortgage Loans have the terms as identified in the tables titled [identify tables]; (ii) the monthly cash flow of each Mortgage Loan (except for the Balloon Payment) is a monthly payment of principal and interest calculated based upon [specify applicable information], and no Mortgage Loan is voluntarily prepaid; (iii) no Mortgage Loan is repurchased as a result of a material breach of a representation or warranty, and there is no optional redemption of Bonds; (iv) there are no delinquencies or Realized Losses on the Mortgage Loans, and there is no extension of the maturity date of any Mortgage Loan; (v) all Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months; (vi) payments on the Bonds will be made on the __th day of each month, commencing in ________ 199_; (vii) payments on the Mortgage Loans earn no reinvestment return; (viii) there are no additional ongoing expenses payable out of the Trust Estate other than the Master Servicing Fee, the Property Servicing Fee and the Trustee Fee, and there are no Extraordinary Expenses; (ix) the respective Classes of Offered Bonds will be issued in the initial aggregate Bond Principal Amounts and will accrue interest at the Bond Interest Rates set forth in the table on the cover page hereof; (x) the Offered Bonds will be settled on __________, 199_ (the "Assumed Settlement Date"); and (xi) no Prepayment Premiums are collected on the Mortgage Loans.]

      The actual characteristics and performance of the Mortgage Loans will differ from the Modeling Assumptions used in calculating the table set forth below, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment and loss scenario. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial aggregate Bond Principal Amounts outstanding over time and the weighted average lives of the respective Classes of Offered Bonds.

      Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of each Class of the Offered Bonds, and sets forth the percentages of the initial aggregate Bond Principal Amount of each such Class that would be outstanding after each of the Payment Dates shown.

         Percent of Initial Aggregate Bond Principal Amounts Outstanding

                                 Class  Class  Class  Class  Class
                  Date           A-1A   A-1B    A-2    A-3    B-1
                  ----           -----  -----  -----  -----  -----

          Closing Date..........  ___%  ___%   ___%   ___%   ___%
          ___________, 1998.....  ___%  ___%   ___%   ___%   ___%
          ___________, 1999.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2000.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2001.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2002.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2003.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2004.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2005.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2006.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2007.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2008.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2009.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2010.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2011.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2012.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2013.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2014.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2015.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2016.....  ___%  ___%   ___%   ___%   ___%
          ___________, 2017.....  ___%  ___%   ___%   ___%   ___%


          Weighted Average
            Life (years)........  ____  ____   ____   ____   ____


      For purposes of the foregoing table, the weighted average life of an Offered Bond is determined by (i) multiplying the amount of each principal payment thereon by the number of years from [the Assumed Settlement Date] to the related Payment Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Bond Principal Amount of such Offered Bond.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General


      Upon the issuance of the Offered Bonds, ________________________, counsel to the Issuer, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Indenture and certain related documents, and based in part on the facts set forth in this Prospectus Supplement and additional information and representations (including financial calculations relating to the Mortgage Loans made or reviewed and verified by the Underwriter), the Offered Bonds will be treated as indebtedness. See "Material Federal Income Tax Consequences--Debt Securities" in the Prospectus.

      Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporations. An entity (or a portion thereof) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgage loans or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations.

      It is anticipated that the Issuer will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes one hundred percent of the Issuer will at all times be owned by one or more "qualified REIT subsidiaries" (as defined in Section 856(i) of the Code) of CRIIMI MAE, which is a "real estate investment trust" (a "REIT") (as defined in Section 856(a) of the Code). So long as the Issuer is so owned and CRIIMI MAE and such owner or owners qualify as a REIT and as qualified REIT subsidiaries, respectively, characterization of the Issuer as a TMP will result only in the shareholders of CRIIMI MAE being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be "excess inclusion" income if the Issuer were treated as "real estate mortgage investment conduit," or REMIC, within the meaning of Section 860D of the Code. Characterization of the Issuer as an owner's trust or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. In the event of CRIIMI MAE's failure to continue to qualify as a REIT or the failure of the owner or owners of the Issuer to continue to qualify as "qualified REIT subsidiaries" for federal income tax purposes, or for any other reason, the net income (after the deduction of interest and original issue discount, if any, on the Bonds) of the Issuer would be subject to corporate income tax, reducing cash flow of the Issuer available to make payments on the Bonds, and the Issuer would not be permitted to be included in a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either an owner's trust or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal income tax purposes.

Status as Real Property Loans

      Offered Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; Offered Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Section 856(c)(5)(A) of the Code and interest on Offered Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Offered Bonds will not be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code.

Discount and Premium


      [For federal income tax reporting purposes, it is anticipated that the Offered Bonds will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will not prepay (that is, a CPR of 0%), and there will be no extensions of maturity for any Mortgage Loan. However, no representation is made that the Mortgage Loans will not prepay or that, if they do, they will prepay at any particular rate. See "Material Federal Income Tax Consequences--Debt Securities--Interest and Original Issue Discount","--Debt Securities--Market Discount" and "--Debt Securities--Premium" in the Prospectus.]


      The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Offered Bonds should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the Offered Bonds. Prospective purchasers of the Offered Bonds are advised to consult their tax advisors concerning the tax treatment of such Bonds.

      Certain Classes of the Offered Bonds may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a Class of Bonds will be treated as holding a Bond with amortizable bond premium will depend on such Bondholder's purchase price and the payments remaining to be made on such Bond at the time of its acquisition by such Bondholder. Holders of such Classes of Bonds should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Material Federal Income
Tax Consequences--Debt Securities --Premium" in the Prospectus.


Backup Withholding and Information Reporting

      Payments of interest and principal, as well as payments of proceeds from the sale of Offered Bonds, may be subject to the "backup withholding tax" under
Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      The Trustee or the General Administrator on behalf of the Issuer will report to Bondholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Offered Bonds.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an Underwriting Agreement dated _____________, 199_ (the "Underwriting Agreement") between the [Owner Trustee, on behalf of the Issuer,] and the Underwriter, the Underwriter has agreed to purchase and the [Issuer] has agreed to sell to the Underwriter each Class of the Offered Bonds. It is expected that delivery of the Offered Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about _____________, 199__, against payment therefor in immediately available funds.

      The Underwriting Agreement provides that the obligation of the Underwriter to pay for and accept delivery of the Offered Bonds is subject to, among other things, the receipt of certain legal opinions and to the conditions, among others, that no stop order suspending the effectiveness of the Company's Registration Statement shall be in effect, and that no proceedings for such purpose shall be pending before or threatened by the Commission.

      The distribution of the Offered Bonds by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the [Issuer] from the sale of the Offered Bonds, before deducting expenses payable by the [Issuer], will be approximately ____% of the aggregate Bond Principal Amount of the Offered Bonds plus accrued interest thereon from the Accrual Date. The Underwriter may effect such transactions by selling the Offered Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter for whom they act as agent. In connection with the sale of the Offered Bonds, the Underwriter may be deemed to have received compensation from the [Issuer] in the form of underwriting compensation. The Underwriter and any dealers that participate with such Underwriter in the distribution of the Offered Bonds may be deemed to be underwriters and any profit on the resale of the Offered Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      The Underwriting Agreement provides that the [Issuer] will indemnify the Underwriter, and that under limited circumstances the Underwriter will indemnify the [Issuer], against certain civil liabilities under the Securities Act or contribute to payments required to be made in respect thereof.

      The [Issuer] has also been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Bonds; however, the Underwriter has no obligation to do so, any market making may be discontinued at any time and there can be no assurance that an active public market for the Offered Bonds will develop. See "Risk Factors--Limited Liquidity" herein and "Risk Factors--Limited Liquidity of Offered Securities" in the Prospectus.

                                  LEGAL MATTERS

      Certain legal matters relating to the Bonds will be passed upon for the Underwriter by ________________. Certain federal income tax matters and other legal matters will be passed upon for the Issuer by ___________________.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA, or Section 4975 of the Code (each, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Bonds could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

      Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases an Offered Bond, if the assets of the Issuer are deemed to be assets of the Plan. For example, if the assets of an investing Plan were deemed to include assets of the Issuer and if any of the Mortgage Loans constitute obligations of or are purchased from or sold to a Party in Interest (as defined in the Prospectus) with respect to such Plan, an indirect prohibited transaction in the nature of an extension of credit or a purchase or sale of assets between such Plan and such Party in Interest might be deemed to occur. Under regulations issued by the United States Department of Labor, set forth in 29 C.F.R. ss. 2510.3-101 (the "DOL Regulations"), the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an equity interest in the Issuer and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the Offered Bonds should be treated as indebtedness under local law without any substantial equity features for purposes of the DOL Regulations. However, there is no assurance that the Offered Bonds will not be characterized as equity interests for purposes of the DOL Regulations.

      Nevertheless, without regard to whether the Offered Bonds are treated as equity interests for such purposes, the acquisition or holding of an Offered Bond by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the Company, the Master Servicer, the Special Servicer, the Trustee, the Owner Trustee, the General Administrator, the Underwriter or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the fiduciary making the decision to acquire an Offered Bond. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks, PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest, PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest, and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager" (collectively, the "Class Exemptions"). Even if the conditions specified in one or more of the Class Exemptions are met, the scope of the relief provided by the Class Exemptions might not cover all acts which might be construed as prohibited transactions.

      [In addition to the above-described Class Exemptions, the DOL issued an individual administrative exemption, Prohibited Transaction Exemption ____ (the "Private Exemption"), to the Underwriter, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975 (a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of "certificates" (within the meaning of the Private Exemption) evidencing interests in a mortgage trust, which certificates have been underwritten or placed by (i) the Underwriter, (ii) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Underwriter and (iii) any member of an underwriting syndicate or selling group of which the Underwriter or a person described in (ii) is a manager or co-manager, provided that certain conditions set forth in the Private Exemption are satisfied. If the Bonds were determined to represent equity interests in the Issuer or the Trust Estate, the Class A Bonds may, but the other Offered Bonds would not, be eligible for the exemptive relief provided by the Private Exemption, provided that the general and other conditions set forth in the Private Exemption and the other requirements set forth in the Private Exemption would be satisfied at the time of such purchase. The Private Exemption is set forth in volume ___ of the Federal Register at page
-----.]

      A Plan fiduciary considering an investment in an Offered Bond should also consider that if the Offered Bonds are determined to be equity interests for purposes of the DOL Regulations, the underlying assets of the Issuer will be treated for purposes of ERISA and Section 4975 of the Code to be Plan assets. As a result, the Issuer, the Company, the Master Servicer, the Special Servicer, the Trustee, the Owner Trustee, the General Administrator, the Underwriter or any of their respective affiliates may be considered to be or may become Parties in Interest with respect to investing Plans. Therefore, the acquisition and continued holding of an Offered Bond by or on behalf of a Plan could give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code unless one or more statutory or administrative exemptions is available. Although the Class Exemptions described above may provide an exemption for the purchase of an Offered Bond, it is expected that only the Private Exemption may provide an exemption for the transactions relating to the operation of the Issuer. However, the Private Exemption is potentially available only with respect to the Class A Bonds and only if the requirements of the Private Exemption are satisfied.

      In any event, a Plan generally should not purchase an Offered Bond if the Issuer, the Company, the Master Servicer, the Special Servicer, the Trustee, the Owner Trustee, the General Administrator, the Underwriter or any of their respective affiliates either (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advice with respect to assets of such Plan, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or
(c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the Plan and any such purchase might result in a "prohibited transaction" under ERISA or the Code.

      Each person or entity that acquires any Offered Bond or interest therein shall be deemed to have represented that either (i) it is not a Plan and is not directly or indirectly purchasing such Bond or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan or (ii) its purchase and holding of such Bond or interest therein will not give rise to a prohibited transaction under ERISA or any excise tax under Section 4975 of the Code.

      Any Plan fiduciary considering whether to purchase an Offered Bond on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

                                LEGAL INVESTMENT

      [The Offered Bonds will not be "mortgage related securities" for purposes of SMMEA. As a result, the appropriate characterization of the Offered Bonds under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Bonds, is subject to significant interpretive uncertainties. Neither the Issuer nor the Company makes any representation as to the ability of particular investors to purchase the Offered Bonds under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Bonds constitute legal investments for them or are subject to investment, capital or other restrictions.]

      All depository institutions considering an investment in the Offered Bonds should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying".

      There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Bonds or to purchase Offered Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Bonds constitute legal investments for such investors.

      See "Legal Investment" in the Prospectus.

                                     RATINGS

      It is a condition to the issuance of the Offered Bonds that the respective Classes thereof receive the following credit ratings from ____________________ ("______") and/or ________________ ("________"; and together with _______, the
"Rating Agencies"):

                                      [Rating  [Rating
                          Class       Agency]  Agency]
                          -----       -------  -------
                        Class A-1
                        Class A-2
                        Class B
                        Class C
                        Class D

      The ratings on the Offered Bonds address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled on each Payment Date and the ultimate receipt by the holders thereof of all payments of principal to which they are entitled on or before their Stated Maturity. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Offered Bonds, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of principal and interest required under the Offered Bonds. The ratings on the respective Classes of Offered Bonds do not represent any assessment of
(i) the likelihood or frequency of principal prepayments on the Mortgage Loans,
(ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums will be received or that Yield Maintenance Amounts will be paid. Also a security rating does not represent any assessment of the yield to maturity that investors may experience. In general, the ratings address credit risk and not prepayment risk.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Bonds will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Bonds by a rating agency that has not been requested by the Company to do so may be lower than the rating assigned thereto by either Rating Agency.

      The ratings on the Offered Bonds should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


Accrued Bond Interest ..........................................      S-16, S-57
Advances .......................................................            S-43
Appraisal Reduction Amount .....................................            S-55
ARM Loans ......................................................            S-11
Assumed Final Payment Date .....................................             S-2
Assumed Scheduled Payment ......................................      S-17, S-52
Assumed Settlement Date ........................................            S-61
Available Payment Amount .......................................            S-47
Balloon Loans ..................................................            S-12
Balloon Payment ................................................            S-12
Bond Owner .....................................................       S-9, S-46
Bond Registrar .................................................            S-47
Bond-Entry Securities ..........................................             S-9
Bondholders ....................................................  S-2, S-8, S-45
Bonds ..........................................................  S-1, S-7, S-45
Book-Entry Bonds ...............................................             S-9
Class ..........................................................  S-1, S-7, S-45
Class A Bonds ..................................................  S-1, S-7, S-45
Class A Principal Payment Cross-Over Date ......................            S-49
Class Exemptions ...............................................            S-65
Closing Date ...................................................       S-1, S-45
Collateral ..................................................... S-2, S-10, S-45
Collection Period ..............................................            S-46
Company ........................................................  S-1, S-7, S-58
Compensating Interest Payment ..................................      S-19, S-42
Corporate Trust Office .........................................            S-56
Corrected Mortgage Loan ........................................            S-40
CRIIMI MAE .....................................................       S-7, S-58
Cut-off Date ...................................................             S-2
Cut-off Date Balance ...........................................      S-10, S-27
Debt Service Coverage Ratio ....................................            S-35
Definitive Bond ................................................      S-10, S-47
Deposit Trust Agreement ........................................       S-7, S-58
Determination Date .............................................            S-46
DOL ............................................................            S-21
DOL Regulations ................................................            S-65
DTC ............................................................            S-46
DTC Participants ...............................................            S-47
Due Date .......................................................            S-11
ERISA ..........................................................            S-21
Extraordinary Expenses .........................................            S-54
Fixed Rate Loans ...............................................            S-11
Form 8-K .......................................................            S-38
General Administration Agreement ...............................  S-2, S-9, S-59
General Administration Fee .....................................            S-59
General Administrator ..........................................  S-2, S-9, S-59
Gross Margin ...................................................            S-11
Indenture ......................................................  S-2, S-8, S-45
Index ..........................................................            S-11
Initial Pool Balance ........................................... S-2, S-10, S-27
Interest Accrual Period ........................................            S-51
Interest Rate Adjustment Date ..................................            S-11
IRS ............................................................            S-63
Issuer .........................................................  S-1, S-7, S-58
Issuer's Equity ................................................       S-8, S-46
Liquidation Fee ................................................            S-43
Liquidation Fee Rate ...........................................            S-43
Lockout Period .................................................      S-12, S-28
LTV Ratio ......................................................            S-36
Master Servicer ................................................            S-40
Master Servicing Fee ...........................................            S-41
Master Servicing Fee Rate ......................................            S-41
Maturity Date ..................................................            S-12
Modeling Assumptions ...........................................            S-61
Modified Mortgage Loan .........................................            S-56
Monthly Payments ...............................................            S-11
Mortgage .......................................................      S-10, S-27
Mortgage Asset Seller ..........................................            S-28
Mortgage Loan Purchase Agreement ...............................      S-12, S-28
Mortgage Loan Seller ...........................................             S-9
Mortgage Loans ................................................. S-2, S-10, S-27
Mortgage Note ..................................................      S-10, S-27
Mortgage Pool ..................................................       S-2, S-27
Mortgage Rate ..................................................            S-11
Mortgaged Property .............................................      S-10, S-28
Mortgagor ......................................................      S-10, S-27
Net Aggregate Prepayment Interest Shortfall ....................      S-20, S-42
Net Operating Income ...........................................            S-35
Offered Bonds ..................................................  S-1, S-7, S-45
OID Regulations ................................................            S-63
Open Period ....................................................      S-12, S-29
Overcollateralization Amount ...................................       S-8, S-46
Owner Trustee ..................................................        S-2, S-7
Owner Trustee Fee ..............................................            S-58
Ownership Certificates .........................................            S-58
P&I Advance ....................................................      S-19, S-54
Payment Adjustment Date ........................................            S-12
Payment Date ...................................................       S-2, S-47
Plan ...........................................................      S-21, S-65
Prepayment Interest Excess .....................................      S-20, S-42
Prepayment Interest Shortfall ..................................      S-19, S-42
Prepayment Premium .............................................      S-12, S-29
Principal Payment Amount .......................................      S-16, S-51
Principal Prepayment ...........................................      S-12, S-28
Principal Prepayment Amount ....................................            S-52
Private Bonds ..................................................  S-3, S-7, S-45
Private Exemption ..............................................            S-65
Property Servicing Fee .........................................            S-42
Property Servicing Fee Rate ....................................            S-42
Prospectus .....................................................             S-3
PTCE ...........................................................            S-65
Purchase Price .................................................            S-38
Rating Agencies ................................................ S-2, S-22, S-67
Realized Losses ................................................            S-53
Record Date ....................................................            S-47
Reimbursement Rate .............................................      S-19, S-55
REIT ...........................................................            S-63
Related Proceeds ...............................................            S-43
REMIC ..........................................................             S-3
REO Property ...................................................      S-18, S-39
Required Appraisal Loan ........................................            S-55
S&A Agreement ..................................................      S-13, S-39
Scheduled Payment ..............................................      S-17, S-52
Securities Act .................................................             S-7
Senior Bonds ...................................................  S-1, S-7, S-45
Servicing Advances .............................................            S-43
Servicing Standard .............................................            S-39
Servicing Transfer Event .......................................            S-39
SMMEA ..........................................................            S-22
Special Servicer Report ........................................            S-56
Special Servicing Fee ..........................................            S-42
Special Servicing Fee Rate .....................................            S-42
Specially Serviced Mortgage Loans ..............................            S-40
Stated Principal Balance .......................................            S-46
Sub-Servicer ...................................................            S-41
Sub-Servicing Agreement ........................................            S-41
Subordinate Bonds ..............................................  S-1, S-7, S-45
Terms Indenture ................................................  S-2, S-8, S-45
TMP ............................................................            S-63

Trust Estate ...................................................      S-10, S-45
Trustee ........................................................             S-2
Trustee Fee ....................................................            S-57
Trustee Fee Rate ...............................................            S-57
Trustee Report .................................................            S-56
Underwriter ....................................................             S-1
Underwriting Agreement .........................................            S-64
Voting Rights ..................................................            S-57
Workout Fee ....................................................            S-42
Workout Fee Rate ...............................................            S-42
Yield Maintenance Amount .......................................            S-52

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus Supplement and the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by the Underwriter. This Prospectus Supplement and the Prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that information herein or therein is correct as of any time since the date of this Prospectus Supplement or the Prospectus.

                                TABLE OF CONTENTS
                                                                            Page
                              Prospectus Supplement

Transaction Overview............................................................
Summary of Prospectus Supplement................................................
Risk Factors....................................................................
Description of the Mortgage Pool................................................
Servicing of the Mortgage Loans.................................................
Description of the Bonds........................................................
The Issuer......................................................................
The Owner Trustee...............................................................
The General Administrator.......................................................
Yield and Maturity Considerations...............................................
Certain Federal Income Tax Consequences.........................................
Method of Distribution..........................................................
Legal Matters...................................................................
ERISA Considerations............................................................
Legal Investment................................................................
Ratings.........................................................................

                                        Prospectus

Prospectus Supplement...........................................................
Available Information...........................................................
Incorporation of Certain Information by Reference...............................
Table of Contents...............................................................
Summary of Prospectus...........................................................
Risk Factors....................................................................
Description of the Underlying Assets............................................
Yield and Maturity Considerations...............................................
The Company.....................................................................
CRIIMI MAE Inc..................................................................
Owner Trustee...................................................................
Description of the Securities...................................................
Description of the Indentures...................................................
Description of the Pooling Agreements...........................................
Servicing and Administration of the Mortgage Assets.............................
Description of Credit Support...................................................
Certain Legal Aspects of Mortgage Loans.........................................

Material Federal Income Tax Consequences........................................

State and Other Tax  Consequences...............................................
ERISA Considerations............................................................
Legal Investment................................................................
Use of Proceeds.................................................................
Method of Distribution..........................................................
Legal Matters...................................................................
Financial Information...........................................................
Ratings.........................................................................
Index of Principal Definitions..................................................

                              $
                                  (Approximate)
                              CRIIMI MAE COMMERCIAL
                               MORTGAGE TRUST [I]
                                    (Issuer)

                       Collateralized Mortgage Obligations
                                  Series 199_-_

                         Class A-1, Class A-2, Class B,
                              Class C, and Class D

                           ---------------------------

                              PROSPECTUS SUPPLEMENT
                           ---------------------------

                                  [UNDERWRITER]

                             Dated __________, 199_

                                EXPLANATORY NOTE

            Immediately following this explanatory note there are eight separate sets of alternative pages labeled in the upper right corner as follows: "Version 1: Multifamily Properties", "Version 2: Office Properties", "Version 3: Retail Properties", "Version 4: Hotel and Motel Properties", "Version 5: Health Care-Related Facilities", "Version 6: Industrial and Warehouse Properties", "Version 7: Self-Storage Facilities" and "Version 8: Mobile Home Parks." Each such "version" contains inserts to the Base Prospectus and each Prospectus Supplement included herein showing the text specific to a material concentration in each of the eight specified types of properties (i.e. multifamily properties, office properties, retail properties, hotel and motel properties, health care-related facilities, industrial and warehouse properties, self-storage facilities and mobile home parks).

            The above described eight "versions" of changes to the Base Prospectus and each Prospectus Supplement included herein are being filed with this Registration Statement for purposes of identifying changes that will be made thereto as a result of a material concentration in any of the eight specified types of properties in any specific securitization transaction. Depending on the types of properties that involve a material concentration in any particular transaction, the respective changes to the Base Prospectus and each Prospectus Supplement from one or more of the above described "versions" would be included in the specific Base Prospectus and Prospectus Supplement for that transaction. When multiple sets of inserts are to be included in the specific Base Prospectus and Prospectus Supplement for any particular transaction, such inserts will be included in each appropriate spot in an order that goes from highest material concentration to lowest material concentration (although one sentence inserts that simply identify properties that involve a material concentration may be combined but will still present such properties in the aforementioned order). The specific Base Prospectus and Prospectus Supplement for each particular transaction reflecting such changes would be filed at the time and in the manner provided by Rule 424 under the Securities Act of 1933.

                                              Version 1:  Multifamily Properties

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on principal balance at the time such Series is issued.

                                              Version 1:  Multifamily Properties

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Multifamily properties consisting of multiple rental or cooperatively owned dwellings will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                              Version 1:  Multifamily Properties

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                              Version 1:  Multifamily Properties

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Multifamily Rental Properties.....................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Multifamily Rental Properties...............[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Multifamily Properties

            Adverse economic conditions, either local or national, may limit the amount of rent that can be charged for rental units, and may result in a reduction in timely rent payments or a reduction in occupancy levels without a corresponding decrease in expenses. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants in multifamily rental properties to purchase single-family housing rather than continue to lease housing. Further, the cost of operating a multifamily property may increase, including the cost of utilities and the costs of required capital expenditures. Furthermore, the rent limitations imposed on Mortgaged Properties eligible to receive low-income housing tax credits pursuant to Section 42 of the Code ("Section 42 Properties") may adversely affect the ability of the applicable borrowers to increase rents to maintain such Mortgaged Properties in proper condition during periods of rapid inflation or declining market value of such Mortgaged Properties. In addition, the income restrictions on tenants imposed by
Section 42 of the Code may reduce the number of eligible tenants in such Mortgaged Properties and result in a reduction in occupancy rates applicable thereto. Furthermore, some eligible tenants may not find any differences in rents between the Section 42 Properties and other multifamily rental properties in the same area to be a sufficient economic incentive to reside at a Section 42 Property, which may have fewer amenities or otherwise be less attractive as a residence. Additionally, the characteristics of a neighborhood may change over time or in relation to newer developments. All of these conditions and events may increase the possibility that a borrower may be unable to meet its obligations under its Mortgage Loan.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Multifamily Properties

            Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

                                              Version 1:  Multifamily Properties

            Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

            In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

            Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing rather than continue to lease housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

                                                   Version 2:  Office Properties

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Office properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                                   Version 2:  Office Properties

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Office properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                                   Version 2:  Office Properties

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                                   Version 2:  Office Properties

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Office Properties.................................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Office Properties...........................[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Office Properties

            In addition to risks generally associated with real estate, Mortgage Loans secured by office properties are also affected significantly by adverse changes in population and employment growth (which generally creates demand for office space), local competitive conditions (such as the supply of office space or the existence or construction of new competitive office buildings), the quality and management philosophy of management, the attractiveness of the properties to tenants and their customers or clients, the attractiveness of the surrounding neighborhood and the need to make major repairs or improvements to satisfy the needs of major tenants. In addition, office properties may be adversely affected by an economic decline in the business operated by their tenants. Such decline may result in one or more significant tenants ceasing operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenants, such tenants' general cessation of business activities or for other reasons). The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds", immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Office Properties

            Significant factors affecting the value of office properties include, without limitation, the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings, the location of the building with respect to the central business district or population centers, demographic trends within the metropolitan area to move away from or towards the central business district, social trends combined with space management trends (which may change towards options such as telecommuting or hoteling to satisfy space needs), tax incentives offered to businesses by cities or suburbs adjacent to or near the city where the building is located and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected by an economic decline in the business operated by their

                                                   Version 2:  Office Properties

tenants. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

            Office properties are also subject to competition with other office properties in the same market. Competition is affected by a building's age, condition, design (including floor sizes and layout), access to transportation, availability of parking and ability to offer certain amenities to its tenants (including sophisticated building systems, such as fiberoptic cables, satellite communications or other base building technological features).

            The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life matters, such as schools and cultural amenities. A central business district may have a substantially different economy from that of a suburb. The local economy will affect an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often higher than for other property types.

                                                   Version 3:  Retail Properties

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                                   Version 3:  Retail Properties

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Retail properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                                   Version 3:  Retail Properties

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                                   Version 3:  Retail Properties

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Retail Properties.................................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Retail Properties...........................[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated with Changes in Concentrations":]

Risks Particular to Retail Properties

            In addition to risks generally associated with real estate, Mortgage Loans secured by retail properties are also affected significantly by adverse changes in consumer spending patterns, local competitive conditions (such as the supply of retail space or the existence or construction of new competitive shopping centers or shopping malls), alternative forms of retailing (such as direct mail, video shopping networks and selling through the Internet, which reduce the need for retail space by retail companies), the quality and management philosophy of management, the attractiveness of the properties and the surrounding neighborhood to tenants and their customers, the public perception of the safety of customers (at shopping malls and shopping centers, for example) and the need to make major repairs or improvements to satisfy the needs of major tenants.

            Retail properties may be adversely affected if a significant tenant ceases operations at such locations (which may occur on account of a voluntary decision not to renew a lease, bankruptcy or insolvency of such tenant, such tenant's general cessation of business activities or for other reasons). Significant tenants at a retail property play an important part in generating customer traffic and making a retail property a desirable location for other tenants at such property. In addition, certain tenants at retail properties may be entitled to terminate their leases if an anchor tenant ceases operations at such property. In such cases, there can be no assurance that any such anchor tenants will continue to occupy space in the related shopping centers.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool", immediately following "General":]

Mortgage Loans Secured by Retail Properties

            Retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Income from and the market value of retail properties is dependent on various factors including, but not limited to, the ability to lease space in such properties, the ability of tenants to meet their lease obligations, the possibility of a significant tenant becoming a debtor in a bankruptcy case

                                                   Version 3:  Retail Properties

under the Bankruptcy Code, as well as fundamental aspects of real estate such as location and market demographics.

            The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Declines in sales of tenants of retail properties will likely cause a corresponding decline in percentage rents and such tenants may become unable to pay their rent or other occupancy costs. The default by a tenant under its lease could result in delays and costs in enforcing the lessor's rights. Repayment of the related mortgage loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the retail properties.

            Whether a retail property is "anchored" or "unanchored" is also an important distinction. Anchor tenants in shopping centers traditionally have been a major factor in the public's perception of a shopping center. The Anchors at a shopping center play an important part in generating customer traffic and making a center a desirable location for other tenants of the center. The failure of an anchor tenant to renew its leases, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor tenant (notwithstanding any continued payment of rent) can have a material negative effect on the economic performance of a retail property. Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property.

            Unlike certain other types of commercial properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, telemarketing, selling through the Internet, and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at retail properties.

                                          Version 4:  Hotel and Motel Properties

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Hotel and motel properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                          Version 4:  Hotel and Motel Properties

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Hotel and motel properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                          Version 4:  Hotel and Motel Properties

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                          Version 4:  Hotel and Motel Properties

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Hotel and Motel Properties........................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Hotel and Motel Properties..................[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Hotel Properties

            Like any income producing property, the income generated by a hotel or motel property is subject to several factors such as local, regional and national economic conditions and competition. However, because such income is primarily generated by room occupancy and such occupancy is usually for short periods of time, the level of such income may respond more quickly to conditions such as those described above. This daily mark-to-market also accentuates the highs and lows of economic cycles. Moreover, as a result of relatively high operating costs, relatively small decreases in revenue can cause significant stress on a property's cash flow. Also, sensitivity to competition may require more frequent improvements and renovations than other properties. To the extent a hotel or motel is affiliated to, or associated with, a regional, national or international chain, changes in the public perception of such chain may have an impact on the income generated by the related property. Finally, the hotel and motel industry is generally seasonal. This will result in fluctuation in the income generated by hotel and motel properties.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds", immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Hotel and Motel Properties

            Hotel and motel properties may involve different types of hotels and motels, including full service hotels, limited service hotels, hotels and motels associated with national franchise chains, hotels and motels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel or motel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels and motels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. Because hotel and motel rooms generally are rented for short periods of time, hotels and motels tend to respond more

                                          Version 4:  Hotel and Motel Properties

quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel or motel may have an impact on such hotel's or motel's quality of service and economic performance. Additionally, the lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

            The viability of any hotel or motel property that is a franchise of a national or a regional hotel or motel chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreement. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such hotel or motel property, the consent of the franchisor for the continued use the franchise license by the hotel or motel property would be required. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel or motel property, it is unlikely that the purchaser (or the trustee, servicer or special servicer, as the case may be) of such hotel or motel property may be entitled to the rights under any liquor license for such hotel or motel property, and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

                                      Version 5:  Health Care-Related Facilities

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Health Care-related-facilities will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                      Version 5:  Health Care-Related Facilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Health Care-related-facilities will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the Underlying MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                      Version 5:  Health Care-Related Facilities

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                      Version 5:  Health Care-Related Facilities

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Health Care-Related Facilities....................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Health Care-Related Properties..............[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risks Associated With Changes in Concentrations":]

Risks Particular to Health Care-Related Properties

            Certain types of health care-related facilities (including nursing homes) typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions, all of which can adversely affect revenues from operation. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers and there are currently under consideration various proposals for national health care relief that could further limit these payments. In addition, providers of long-term nursing care and other medical services are highly regulated by federal, state and local law and are subject to, among other things, federal and state licensing requirements, facility inspections, rate setting, reimbursement policies, and laws relating to the adequacy of medical care, distribution of pharmaceuticals, equipment, personnel operating policies and maintenance of and additions to facilities and services, any or all of which factors can increase the cost of operation, limit growth and in extreme cases, require or result in suspension or cessation of operations.

            Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure on a Mortgaged Property that is operated as a health care-related facility, none of the Trustee, the Special Servicer or a subsequent lessee or operator of the Mortgaged Property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective Mortgaged Properties prior to such foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals and such party may have to apply in its own right for such licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use, and transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of other types of commercial operations and other types of real estate, all of which may adversely affect the liquidation value.

                                      Version 5:  Health Care-Related Facilities

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool", immediately following "General":]

Mortgage Loans Secured by Health Care-Related Properties

            The Mortgaged Properties may include Senior Housing, Assisted Living Facilities, Skilled Nursing Facilities and Acute Care Facilities (any of the foregoing, "Health Care-Related Facilities"). "Senior Housing" generally consist of facilities with respect to which the residents are ambulatory, handle their own affairs and typically are couples whose children have left the home and at which the accommodations are usually apartment style. "Assisted Living Facilities" are typically single or double room occupancy, dormitory-style housing facilities which provide food service, cleaning and some personal care and with respect to which the tenants are able to medicate themselves but may require assistance with certain daily routines. "Skilled Nursing Facilities" provide services to post trauma and frail residents with limited mobility who require extensive medical treatment. "Acute Care Facilities" generally consist of hospital and other facilities providing short-term, acute medical care services.

            Certain types of Health Care-Related Facilities, particularly Acute Care Facilities, Skilled Nursing Facilities and some Assisted Living Facilities, typically receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there exist various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If such payments are insufficient, net operating income of those Health Care-Related Facilities that receive revenues from those sources, and consequently the ability of the related borrowers to meet their obligations under any Mortgage Loans secured thereby, could be adversely affected.

            Moreover, Health Care-Related Facilities are generally subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. Providers of assisted living services are also subject to state licensing requirements in certain states. The failure of an operator to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Health Care-Related Facility or, if applicable, bar it from participation in government reimbursement programs. Furthermore, under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements are generally not permitted to be made to any person other than the provider who actually furnished the related medical goods and services. Accordingly, in the event of foreclosure, none of the Trustee, the Master Servicer, the Special Servicer or a subsequent lessee or operator of any Health Care-Related Facility securing a defaulted Mortgage Loan (a "Health Care-Related Mortgaged Property") would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at such property prior to such foreclosure. Any of the aforementioned events may adversely affect the ability of the related borrowers to meet their Mortgage Loan obligations.

                                      Version 5:  Health Care-Related Facilities

            Government regulation applying specifically to Acute Care Facilities, Skilled Nursing Facilities and certain types of Assisted Living Facilities includes health planning legislation, enacted by most states, intended, at least in part, to regulate the supply of nursing beds. The most common method of control is the requirement that a state authority first make a determination of need, evidenced by its issuance of a Certificate of Need ("CON"), before a long-term care provider can establish a new facility, add beds to an existing facility or, in some states, take certain other actions (for example, acquire major medical equipment, make major capital expenditures, add services, refinance long-term debt, or transfer ownership of a facility). States also regulate nursing bed supply in other ways. For example, some states have imposed moratoria on the licensing of new beds, or on the certification of new Medicaid beds, or have discouraged the construction of new nursing facilities by limiting Medicaid reimbursements allocable to the cost of new construction and equipment. In general, a CON is site specific and operator specific; it cannot be transferred from one site to another, or to another operator, without the approval of the appropriate state agency. Accordingly, if a Mortgage Loan secured by a lien on such a Health Care-Related Mortgaged Property were foreclosed upon, the purchaser at foreclosure might be required to obtain a new CON or an appropriate exemption. In addition, compliance by a purchaser with applicable regulations may in any case require the engagement of a new operator and the issuance of a new operating license. Upon a foreclosure, a state regulatory agency may be willing to expedite any necessary review and approval process to avoid interruption of care to a facility's residents, but there can be no assurance that any will do so or that any necessary licenses or approvals will be issued.

            Further government regulation applicable to Health Care-Related Facilities is found in the form of federal and state "fraud and abuse" laws that generally prohibit payment or fee-splitting arrangements between health care providers that are designed to induce or encourage the referral of patients to, or the recommendation of, a particular provider for medical products or services. Violation of these restrictions can result in license revocation, civil and criminal penalties, and exclusion from participation in Medicare or Medicaid programs. The state law restrictions in this area vary considerably from state to state. Moreover, the federal anti-kickback law includes broad language that potentially could be applied to a wide range of referral arrangements, and regulations designed to create "safe harbors" under the law provide only limited guidance. Accordingly, there can be no assurance that such laws will be interpreted in a manner consistent with the practices of the owners or operators of the Health Care-Related Mortgaged Properties that are subject to such laws.

            The operators of Health Care-Related Facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Health Care-Related Facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care. The inability of a Health Care-Related Mortgaged Property to flourish in a competitive market may increase the likelihood of foreclosure on the related Mortgage Loan, possibly affecting the yield on one or more classes of the related series of

                                 Version 6:  Industrial and Warehouse Properties

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Industrial and warehouse properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                 Version 6:  Industrial and Warehouse Properties

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Industrial and warehouse properties will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                 Version 6:  Industrial and Warehouse Properties

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                 Version 6:  Industrial and Warehouse Properties

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Industrial and Warehouse Properties...............[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Industrial and Warehouse Properties.........[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Industrial and Warehouse Properties

            Industrial and warehouse properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slow-down in the economy, and an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, industrial and warehouse properties may be adversely affected by the availability of labor sources or a change in the proximity of supply sources.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Industrial and Warehouse Properties

            Significant factors determining the value of industrial and warehouse properties are the quality of tenants, building design and adaptability, the functionality of the finish-out and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

            Aspects of building site, design and adaptability affect the value of an industrial or warehouse property. Site characteristics which are valuable to an industrial or warehouse property include clear heights, column spacing, number of bays and bay depths, divisibility, floor loading capacities, truck turning radius and overall functionality and accessibility. Nevertheless, site characteristics of an industrial or warehouse property suitable for one tenant may not be appropriate for other potential tenants, which may make it difficult to relet the property.

            Location is also important because an industrial or warehouse property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and

                                 Version 6:  Industrial and Warehouse Properties

other distribution channels. Further, industrial and warehouse properties may be adversely affected by economic declines in the industry segment of their tenants.

                                             Version 7:  Self-Storage Facilities

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Self-storage facilities will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                             Version 7:  Self-Storage Facilities

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Self-storage facilities will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                             Version 7:  Self-Storage Facilities

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                             Version 7:  Self-Storage Facilities

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Self-Storage Facilities...........................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Self-Storage Facilities.....................[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Self-Storage Facilities

            Self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self-storage Mortgaged Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that self-storage Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the self-storage Mortgaged Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the self-storage Mortgaged Properties and there is no assurance that all of the units included in the self-storage Mortgaged Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future; however, substantially all of the lease agreements used in connection with such Mortgaged Properties prohibit the storage of hazardous substances, pollutants or contaminants.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Self-Storage Facilities

            Because of relatively low acquisition costs and break-even occupancy rates, self-storage facilities are considered vulnerable to competition. Despite their low acquisition costs, and because of their particular building characteristics, self-storage facilities would require substantial capital investments in order to adapt them to alternative uses. Such constraint in adaptability to other uses may substantially reduce the liquidation value of a self-storage mortgaged property. In addition to competition, other factors that affect the success of a self-storage facility, and thus the ability of the borrower to meet its obligations on the related mortgage loan, include the location and visibility of the facility, its proximity to apartment complexes or commercial users, trends of apartment tenants in the area moving to single-family homes, services provided

                                             Version 7:  Self-Storage Facilities

(such as security and accessibility), age of improvements, the appearance of the improvements and the quality of management.

                                                   Version 8:  Mobile Home Parks

            [The following to be inserted, as indicated on the next page, on the cover of the Base Prospectus.]

            Mobile home parks will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued.

                                                   Version 8:  Mobile Home Parks

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.

                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series

      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Mobile home parks will represent security for a material concentration of the Mortgage Loans (and the mortgage loans underlying the MBS) constituting the Collateral or Trust Fund for any Series, based on a principal balance at the time such Series is issued. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                                  (cover continued on next page)

                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.

      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.

      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                   -----------

                  The date of this Prospectus is ______, 199_.

                                                   Version 8:  Mobile Home Parks

(cover continued)

If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".

      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".

      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                                                   Version 8:  Mobile Home Parks

            [The following to be inserted in the Table of Contents of the Base Prospectus, immediately following "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans":]

Risks Particular to Mobile Home Parks.................................[page no.]

            [The following to be inserted in the Table of Contents of the Prospectus Supplement, immediately following "Description of the Mortgage Pool--General":]

Mortgage Loans Secured by Mobile Home Parks...........................[page no.]

            [The following to be inserted in the Base Prospectus under "Risk Factors", immediately following "Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans" and in the Prospectus Supplement under "Risk Factors", immediately following "Risks Associated With Changes in Concentrations":]

Risks Particular to Mobile Home Parks

            The successful operation of a Mortgaged Property operated as a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market, as well as upon other factors such as its age, appearance, reputation, management and the types of services it provides.

            Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the Mortgaged Properties constituting mobile home parks becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Mortgaged Property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the Mortgaged Property were readily adaptable to other uses.

            [The following to be inserted in the Base Prospectus under "Description of the Trust Funds," immediately following "Mortgage
Loans--General" and in the Prospectus Supplement under "Description of the Mortgage Pool," immediately following "General":]

Mortgage Loans Secured by Mobile Home Parks

            For purposes of this discussion, mobile home parks may include mobile home parks, recreational vehicle parks or combinations thereof. Loans secured by liens on properties of these types are affected by factors not associated with loans secured by liens on other types of income-producing real estate. The successful operation of a mobile home park will generally depend upon the number of competing mobile home parks and other residential developments in the local market (such as apartment buildings, other manufactured housing communities and site-built single family homes), as well as upon other factors such as its age, appearance, reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides. Mobile home parks are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of a mobile home park becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes

                                                   Version 8:  Mobile Home Parks

unable to meet its obligations on the related mortgage loan, the liquidation value of that mobile home park may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the mobile home park were readily adaptable to other uses.

            Certain states regulate the relationship of a mobile home park owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Mobile home park owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a mobile home owner's tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's mobile home. Certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change.

            In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on mobile home parks. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol, or permit vacancy decontrol only in the relatively rare event that the mobile home is removed from the homesite. Local authority to impose rent control on mobile home parks is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its mortgage loan from its net operating income or the proceeds of a sale or refinancing of the related mortgaged property.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                 SUBJECT TO COMPLETION, DATED NOVEMBER __, 1997.



                              CRIIMI MAE CMBS CORP.
                 Mortgage-Backed Securities, Issuable in Series


      The mortgage-backed securities offered hereby (the "Offered Securities") and by the supplements hereto (each, a "Prospectus Supplement") will be offered from time to time in series (each, a "Series"). The Offered Securities of any Series, together with any other mortgage-backed securities of such Series, are collectively referred to herein as the "Securities". Each Series will consist of one or more classes (each, a "Class") of Securities. As specified in the related Prospectus Supplement, the Securities of each Series will be either (i) collateralized mortgage obligations ("Bonds") representing indebtedness of an owner trust (an "Owner Trust") established by CRIIMI MAE CMBS Corp. (the "Company"); or (ii) mortgage pass-through certificates ("Certificates") evidencing beneficial ownership interests in a trust fund (a "Trust Fund") established by the Company as depositor. Bonds that constitute Offered Securities are also referred to as "Offered Bonds", and Certificates that constitute Offered Securities are also referred to as "Offered Certificates".

      Each Series of Securities will be secured by a pledge of collateral ("Collateral"), or will represent in the aggregate the entire beneficial ownership interest in a Trust Fund, that in either case includes a segregated pool (a "Mortgage Asset Pool") of: (i) various types of multifamily and commercial mortgage loans ("Mortgage Loans"); (ii) mortgage-backed securities ("Underlying MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans; or
(iii) a combination of Mortgage Loans and Underlying MBS (collectively, "Mortgage Assets"). The Mortgage Loans (and the mortgage loans underlying the Underlying MBS) will be secured by first or junior liens on, or security interests in, fee or leasehold estates in one or more of the following types of real property (each, a "Mortgaged Property"): (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities, hotels and motels, health care-related facilities, recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. Certain Mortgage Loans (and mortgage loans underlying certain Underlying MBS) may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.


                                                  (cover continued on next page)
                                    --------

PROCEEDS OF THE ASSETS CONSTITUTING THE RELATED COLLATERAL OR TRUST FUND, AS THE CASE MAY BE, WILL BE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED SECURITIES OF ANY SERIES. THE OFFERED BONDS OF ANY BOND SERIES WILL BE NONRECOURSE OBLIGATIONS SOLELY OF THE ISSUER THEREOF. UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, NEITHER THE OFFERED SECURITIES NOR THE MORTGAGE ASSETS WILL BE GUARANTEED OR INSURED BY THE COMPANY OR ANY OF ITS AFFILIATES BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE COMPANY OR BY ANY OTHER PERSON.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                    --------

      Prospective investors should review the information appearing on page ___ herein under the caption "Risk Factors" and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Security.

      The Offered Securities of any Series may be offered through one or more different methods, including offerings through underwriters, as described herein under "Method of Distribution" and in the related Prospectus Supplement.


      There will be no secondary market for the Offered Securities of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Offered Securities will develop or, if one does develop, that it will continue. The Offered Securities will not be listed on any securities exchange.


      Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Offered Securities of any Series unless accompanied by the Prospectus Supplement for such Series.

                                       -----------

                      The date of this Prospectus is ______, 199_.

(cover continued)


If so specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates (a "Certificate Series") and the Collateral for a Series of Bonds (a "Bond Series") may also include letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets. See "Description of the Underlying Assets", "Description of the Securities" and "Description of Credit Support".


      The yield on each Class of Offered Certificates of a Series will be affected by, among other things, the rate and timing of payment of principal (including prepayments) on the related Mortgage Assets, as described herein and in the related Prospectus Supplement. See "Yield and Maturity Considerations". The Bonds of any Bond Series may be subject to optional redemption prior to Stated Maturity (as defined herein), and the Trust Fund for any Certificate Series may be subject to early termination, under the circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption" and "--Termination of a Trust Fund".

      As described in the related Prospectus Supplement, the Securities of each Series, including the Offered Securities of such Series, may consist of one or more Classes of Securities that: (i) provide for the accrual of interest thereon based on a fixed, variable or adjustable interest rate; (ii) are senior or subordinate to one or more other Classes of Securities of such Series in entitlement to certain payments or distributions thereon; (iii) are entitled to payments or distributions of principal, with disproportionate, nominal or no payments or distributions of interest; (iv) are entitled to payments or distributions of interest, with disproportionate, nominal or no payments or distributions of principal; (v) provide for payments or distributions of interest thereon or principal thereof that commence only following the occurrence of certain events, such as the retirement of one or more other Classes of Securities of such Series; (vi) provide for payments or distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; or (vii) provide for payments or distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology. Payments in respect of the Bonds or distributions in respect of the Certificates of each Series will be made on a monthly, quarterly, semi-annual, annual or other periodic basis as specified in the related Prospectus Supplement. See "Description of the Securities".


      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Collateral or Trust Fund, as the case may be, or a designated portion thereof as a "real estate mortgage investment conduit" (each, a "REMIC") for federal income tax purposes. If applicable, the Prospectus Supplement for a Series of Securities will specify which Class or Classes of such Series will be considered to be regular interests in the related REMIC and which Class of such Securities or other interests will be designated as the residual interest in the related REMIC. See "Material Federal Income Tax Consequences".


      An Index of Principal Definitions is included at the end of this Prospectus specifying the location of definitions of important or frequently used defined terms.

                             PROSPECTUS SUPPLEMENT


      As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each Series will, among other things, set forth, as and to the extent appropriate: (i) whether such Offered Securities are Bonds or Certificates; (ii) a description of the Class or Classes of such Offered Securities, including the payment provisions and, if applicable, maturity with respect to each such Class, the aggregate principal amount, if any, of each such Class, the rate at which interest accrues from time to time, if at all, with respect to each such Class or the method of determining such rate, and whether interest with respect to each such Class will accrue from time to time on its aggregate principal amount, if any, or on a specified notional amount, if at all; (iii) information with respect to any other Classes of Securities of the same Series; (iv) the respective dates on which payments or distributions are to be made; (v) information as to the assets, including the Mortgage Assets, constituting the related Collateral or Trust Fund, as the case may be; (vi) the circumstances, if any, under which such Offered Securities may be subject to call or early retirement; (vii) additional information with respect to the method of distribution of such Offered Securities; (viii) whether one or more REMIC elections will be made and the designation of the "regular interests" and "residual interests" in each REMIC to be created and the identity of the person (the "REMIC Administrator") responsible for the various tax-related duties in respect of each REMIC to be created; (ix) information concerning the Trustee (as defined herein) for the holders of such Offered Securities; (x) if the related Collateral or Trust Fund, as the case may be, includes Mortgage Loans, information concerning the Master Servicer and any Special Servicer (each as defined herein) of such Mortgage Loans and the circumstances under which all or a portion, as specified, of the servicing of a Mortgage Loan would transfer from the Master Servicer to the Special Servicer; (xi) information as to the nature and extent of subordination of any Class of Securities of such Series, including a Class of Offered Securities; and (xii) whether such Offered Securities will be initially issued in definitive or book-entry form.


                             AVAILABLE INFORMATION

      The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each Series of Offered Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov).

      No dealer, salesman, or other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or any related Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any other person. Neither the delivery of this Prospectus or any related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein since the date hereof or therein since the date thereof. This Prospectus and any related Prospectus Supplement are not an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

      The Company, the related Trustee or another specified person or entity will cause to be provided to registered holders of the Offered Securities of each Series periodic unaudited reports concerning such Securities and the related Mortgage Assets. If beneficial interests in a Class or Series of Offered Securities are being held and transferred in book-entry format through the facilities of DTC (as defined herein), then such reports will be sent to a nominee of DTC as the registered holder of such Offered Securities and will be sent directly to the actual beneficial owners of the Offered Securities only under the circumstances described in the related Prospectus Supplement. Conveyance of notices and other communications by DTC to its participating organizations, and directly or indirectly through such participating organizations to the beneficial owners of the applicable Offered Securities, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. See "Description of the Securities--Reports to Securityholders" and "--Book-Entry Registration and Definitive Securities".

      The Company will file or cause to be filed with the Commission such periodic reports with respect to the Offered Securities of each Series and the related Mortgage Assets as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. The Company intends to make a written request to the staff of the Commission that the staff either (i) issue an order pursuant to
Section 12(h) of the Exchange Act exempting the Company or other appropriate person or entity from certain reporting requirements under the Exchange Act with respect to the Offered Securities of each Series and the related Mortgage Assets or (ii) state that the staff will not recommend that the Commission take enforcement action if the Company or other appropriate person or entity fulfills its reporting obligations as described in its written request. If such request is granted, the Company will file or cause to be filed with the Commission as to each Series of Offered Securities and the related Mortgage Assets the periodic unaudited reports to holders of the Offered Securities referenced in the preceding paragraph; however, because of the nature of the related Collateral or Trust Fund, as the case may be, it is unlikely that any significant additional information will be filed. In addition, because of the limited number of holders of Securityholders (as defined herein) expected for each Series, the Company anticipates that a significant portion of such reporting requirements will be permanently suspended following the first fiscal year for the related Owner Trust or Trust Fund, as the case may be.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Company with respect to the Offered Securities of each Series and the related Mortgage Assets pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of an offering of such Offered Securities. The Company will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Offered Securities, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Such requests to the Company should be directed in writing to the Company at 11200 Rockville Pike, Rockville, Maryland 20852,
Attention: _________________, or by telephone at (301) 816-2300.

                               TABLE OF CONTENTS



PROSPECTUS SUPPLEMENT.....................................................  3

AVAILABLE INFORMATION.....................................................  3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................  4

SUMMARY OF PROSPECTUS.....................................................  9


RISK FACTORS.............................................................. 25
      Effect of Prepayments on Average Life of Offered Securities......... 25
      Effect of Prepayments on Yield of Offered Securities ............... 26
      Optional Redemption of Bonds........................................ 26
      Early Retirement of Certificates.................................... 26
      Limited Assets Available to Pay Offered Securities.................. 26
      Certain Factors Affecting Delinquency, Foreclosure and Loss of the
        Mortgage Loans.................................................... 27
      Inclusion of Delinquent, Under-Performing and Non-Performing
        Mortgage Loans in a Mortgage Asset Pool........................... 32
      Limited Liquidity of Offered Securities............................. 32
      Credit Support Limitations.......................................... 33
      Limited Nature of Ratings........................................... 34
      Issuer Events of Default; Bankruptcy or Insolvency of the Issuer.... 35
      Potential Conflicts of Interest .................................... 36
      Substitution, Acquisition, Release and Repurchase of Mortgage
        Assets............................................................ 37
      Certain Federal Tax Considerations Regarding REMIC Residual
        Securities........................................................ 37

DESCRIPTION OF THE UNDERLYING ASSETS...................................... 38
      General............................................................. 38
      Mortgage Loans...................................................... 38
      Underlying MBS...................................................... 42
      Substitution, Acquisition, Release and Repurchase of Mortgage Assets 43
      Undelivered Mortgage Assets......................................... 44
      Collection Accounts................................................. 44
      Credit Support...................................................... 44
      Cash Flow Arrangements.............................................. 44

YIELD AND MATURITY CONSIDERATIONS......................................... 44
      General............................................................. 44
      Security Interest Rate.............................................. 45
      Payment Delays...................................................... 45
      Certain Shortfalls in Collections of Interest....................... 46
      Yield and Prepayment Considerations................................. 46
      Weighted Average Life and Maturity.................................. 48
      Other Factors Affecting Yield, Weighted Average Life and Maturity... 48

THE COMPANY............................................................... 50

CRIIMI MAE INC............................................................ 51

OWNER TRUST............................................................... 51

DESCRIPTION OF THE SECURITIES............................................. 51
      General............................................................. 51
      The Bonds........................................................... 51
      The Certificates.................................................... 54
      Allocation of Losses and Shortfalls................................. 57
      Advances in Respect of Delinquencies................................ 58
      Reports to Securityholders.......................................... 59
      Voting Rights....................................................... 59
      Special Redemption of Bonds......................................... 60
      Optional Redemption of Bonds........................................ 60
      Termination of a Trust Fund......................................... 60
      The Trustee......................................................... 61
      Book-Entry Registration and Definitive ............................. 62

DESCRIPTION OF THE INDENTURES............................................. 64
      General............................................................. 64
      Pledge of Mortgage Assets........................................... 64
      Certain Covenants................................................... 66
      Modification of Indenture........................................... 67
      Issuer Events of Default............................................ 68
      Control by Bondholders.............................................. 70
      Authentication and Delivery of Bonds................................ 71
      Satisfaction and Discharge of the Indenture......................... 71
      Release of Collateral............................................... 72
      Compliance Certificates and Opinions................................ 72
      List of Bondholders................................................. 72
      Meetings of Bondholders............................................. 73
      Fiscal Year......................................................... 73
      Trustee's Annual Report............................................. 73

DESCRIPTION OF THE POOLING AGREEMENTS..................................... 73
      General............................................................. 73
      Transfer of Mortgage Assets......................................... 74
      Representations and Warranties with Respect to Mortgage Assets;
        Repurchases and Other Remedies.................................... 75
      Amendment........................................................... 76
      Certain Matters Affecting Certificateholders........................ 77
      List of Certificateholders.......................................... 77

SERVICING AND ADMINISTRATION OF THE MORTGAGE ASSETS....................... 78
      General............................................................. 78
      Collection and Other Servicing Procedures with Respect to Mortgage
        Loans ............................................................ 78
      Sub-Servicers....................................................... 80
      Collection of Payments on Underlying MBS............................ 80
      Collection Account.................................................. 81
      Modifications, Waivers and Amendments of Mortgage Loans............. 84
      Realization Upon Defaulted Mortgage Loans........................... 84
      Hazard Insurance Policies........................................... 86
      Due-on-Sale and Due-on-Encumbrance Provisions....................... 87
      Servicing Compensation and Payment of Expenses...................... 87
      Evidence as to Compliance........................................... 88
      Certain Matters Regarding the Master Servicer, the Special Servicer,
        the REMIC Administrator, the Manager and the Company.............. 88

      S&A Events of Default............................................... 89
      Rights Upon S&A Event of Default.................................... 90

DESCRIPTION OF CREDIT SUPPORT............................................. 91
      General............................................................. 91
      Subordinate Securities and Issuer's Equity.......................... 91
      Insurance or Guarantees with Respect to Mortgage Loans.............. 92
      Letter of Credit.................................................... 92
      Certificate Insurance and Surety Bonds.............................. 92
      Reserve Funds....................................................... 93
      Credit Support with Respect to MBS.................................. 93

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS................................... 93
      General............................................................. 93
      Types of Mortgage Instruments....................................... 94
      Leases and Rents.................................................... 94
      Personalty.......................................................... 95
      Foreclosure......................................................... 95
      Bankruptcy Laws..................................................... 98
      Environmental Considerations........................................ 99
      Due-on-Sale and Due-on-Encumbrance Provisions...................... 101
      Junior Liens; Rights of Holders of Senior Liens.................... 101
      Subordinate Financing.............................................. 101
      Default Interest and Limitations on Prepayments.................... 102
      Applicability of Usury Laws........................................ 102
      Certain Laws and Regulations....................................... 102
      Americans with Disabilities Act.................................... 102
      Soldiers' and Sailors' Civil Relief Act of 1940.................... 102
      Forfeitures in Drug and RICO Proceedings........................... 103

MATERIAL FEDERAL INCOME TAX CONSEQUENCES................................. 103
      General............................................................ 103
      REMICs............................................................. 106
      Grantor Trusts..................................................... 121
      Debt Securities.................................................... 130

STATE AND OTHER TAX CONSEQUENCES......................................... 135

ERISA CONSIDERATIONS..................................................... 135
      Summary.............................................................135
      General............................................................ 135
      Plan Asset Regulations............................................. 136
      Prohibited Transaction Exemptions.................................. 137
      Insurance Company General Accounts................................. 137
      Consultation With Counsel.......................................... 138
      Tax Exempt Investors............................................... 138

LEGAL INVESTMENT......................................................... 138

USE OF PROCEEDS.......................................................... 140

METHOD OF DISTRIBUTION................................................... 140

LEGAL MATTERS............................................................ 141

FINANCIAL INFORMATION.................................................... 142

RATING................................................................... 142

INDEX OF PRINCIPAL DEFINITIONS........................................... 143

                             SUMMARY OF PROSPECTUS

      The following summary of certain material information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Offered Securities of such Series. An Index of Principal Definitions is included at the end of this Prospectus.

Securities Offered................   Mortgage-backed securities consisting of
                                     collateralized mortgage obligations and
                                     mortgage pass-through certificates,
                                     issuable in series.



Company...........................   CRIIMI MAE CMBS Corp., a Delaware
                                     corporation. See "The Company".


Issuer/Depositor .................   The Company will establish the Owner Trust
                                     that will act as the issuer (in such
                                     capacity, the "Issuer") of each Bond
                                     Series, and the Company will establish the Trust Fund for each Certificate Series.


Trustee...........................   The trustee (the "Trustee") for each Series
                                     of Securities will be named in the related
                                     Prospectus Supplement. In the case of a
                                     Bond Series, the Trustee will be a bank or trust = = company qualified under the Trust
                                     Indenture Act of 1939, as amended (the
                                     "TIA"). See "Description of the
                                     Securities--The Trustee".

Master Servicer...................   If a Mortgage Asset Pool includes Mortgage
                                     Loans, then the master servicer (the
                                     "Master Servicer") for the corresponding
                                     Series will be named in the related
                                     Prospectus Supplement. The Master Servicer for any such Series may be an affiliate of the Company. See "Servicing and
                                     Administration of the Mortgage Assets".

Special Servicer..................   If a Mortgage Asset Pool includes Mortgage
                                     Loans, then the special servicer (the
                                     "Special Servicer") for the corresponding
                                     Series will be named, or the circumstances under which a Special Servicer may be appointed will be described, in the related
                                     Prospectus Supplement. The Special Servicer for any such Series may be an affiliate of the Company. See "Servicing and
                                     Administration of the Mortgage Assets".

MBS Administrator.................   If a Mortgage Asset Pool includes
                                     Underlying MBS, then the entity responsible for administering such Underlying MBS (the
                                     "MBS Administrator") will be named in the related Prospectus Supplement. The MBS
                                     Administrator for any Series may be an
                                     affiliate of the Company. If an entity
                                     other than the Trustee or the Master
                                     Servicer is the MBS Administrator, such
                                     entity will be referred to herein
                                     as the "Manager". See "Servicing and
                                     Administration of the Mortgage Assets".


REMIC Administrator...............   The person (the "REMIC Administrator")
                                     responsible for the various tax-related
                                     administration duties for a Series as to which one or more REMIC elections have been made will be named in the related
                                     Prospectus Supplement. The REMIC
                                     Administrator for any such Series may be an affiliate of the Company. See "Material
                                     Federal Income Tax Consequences--REMICs--
                                     Reporting and Other Administrative
                                     Matters".


The Mortgage Assets...............   The Collateral for each Bond Series and the
                                     Trust Fund for each Certificate Series will primarily consist of a Mortgage Asset Pool.
                                     Each Mortgage Asset Pool will consist of
                                     Mortgage Loans, Underlying MBS or some
                                     combination thereof.


                                     The Mortgage Loans included in any Mortgage
                                     Asset Pool will be secured by first or
                                     junior liens on, or security interests in, fee or leasehold estates in Mortgaged Properties consisting of one or more of the following types of real property: (i) residential properties consisting of multiple rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; (ii) commercial properties consisting of office buildings, retail shopping facilities (such as shopping centers, malls and individual stores), hotels and motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Mortgaged Properties may be located in the United States, any territory or possession thereof, the Commonwealth of Puerto Rico or, in limited circumstances, outside the foregoing jurisdictions. The Mortgage Loans will not be guaranteed or insured by the Company or any of its affiliates or, unless the related Prospectus Supplement states that they are insured by the Federal Housing Administration (the "FHA") under the National Housing Act of 1934 (the "Housing Act"), by any governmental agency or instrumentality or by any other person. If so specified in the related Prospectus Supplement, certain Mortgage Loans may be delinquent, non-performing or have loan-to-value ratios in excess of 100% or debt service coverage ratios below 1.0x as of the date that the related Series of Securities is issued.

                                     As and to the extent described in the
                                     related Prospectus Supplement, a Mortgage
                                     Loan (i) may provide for no accrual of
                                     interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts or resets one or more times over its term, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, (iv) may prohibit over its term or for a certain period prepayments and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments and
                                     (v) may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. Although no Mortgage Loan will have been originated by the Company, certain Mortgage Loans may have been originated by affiliates of the Company. See "Description of the Underlying Assets--Mortgage Loans".

                                     If any Mortgage Loan, or group of related
                                     Mortgage Loans (by reason of
                                     cross-collateralization, common borrower or affiliation of borrowers), constitutes a material concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement. See "Description of the Underlying Assets--Mortgage Loans--Mortgage
                                     Loan Information in Prospectus
                                     Supplements".

                                     The Underlying MBS included in any Mortgage
                                     Asset Pool will consist of mortgage
                                     participations, mortgage pass-through
                                     certificates, collateralized mortgage
                                     obligations and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the Mortgage Loans contained herein and that may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See "Description of the Underlying Assets--Underlying MBS".


                                     If so specified in the related Prospectus
                                     Supplement, the Company, the Issuer of a Bond Series or another specified person or entity may be permitted, at its option, but subject to the conditions specified in such Prospectus Supplement, to replace related Mortgage Assets with (or, in the case of a Bond Series, to obtain a release of the related Mortgage Assets in exchange for) other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trustee for any Series may be authorized or required (including at the direction of the Company or the Issuer of a Bond Series) to apply collections on the related Mortgage Assets to acquire new mortgage loans and or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. No such substitution of Mortgage Assets or acquisition of new Mortgage Assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any Rating Agency (as defined herein) to any Class of Offered Securities of the related Series.

                                     If so specified in the related Prospectus
                                     Supplement, the Company, the Issuer of a Bond Series or another specified person or entity may be permitted, at its option, but subject to the conditions specified in such Prospectus Supplement, to obtain the release of Mortgage Assets constituting the Collateral for a Bond Series or to repurchase Mortgage Assets included in the Trust Fund for a Certificate Series. Any such release or repurchase of Mortgage Assets will likely result in the pay down of the aggregate outstanding principal balance or amount of the Securities of the related Series.

                                     Except as described below, the aggregate outstanding principal balance of a Mortgage
                                     Asset Pool as of the date it is formed
                                    (such date, the "Cut-off Date"; and such
                                     aggregate outstanding principal balance,
                                     the "Initial Pool Balance") will equal or exceed the aggregate outstanding principal balance or amount, as the case may be, of the related Series of Securities as of the date such Securities are issued (such date, the "Closing Date"). In the event that the Initial Pool Balance of the related Mortgage Asset Pool is not at least equal to the initial aggregate outstanding principal balance or amount the Securities of a Series, the Company or, in the case of a Bond Series, the Issuer may, in lieu of delivering Mortgage Assets (the
                                    "Undelivered Mortgage Assets"), deposit
                                     with the Trustee for such Series on the
                                     related Closing Date cash or Permitted
                                     Investments (as defined herein) on an
                                     interim basis to cover the amount of the shortfall; provided that the shortfall may in no event be more than 25% of the initial aggregate principal balance or amount, as the case may be, of the Securities of the related Series. During the 90-day period following the related Closing Date, the Company or, in the case of a Bond Series, the Issuer will be entitled to obtain a release of such cash or Permitted Investments to the extent that it delivers a corresponding amount of Undelivered Mortgage Assets. The parameters of the Undelivered Mortgage Assets will be specified in the related Prospectus Supplement, and no Undelivered Mortgage Asset may be included as part of the Collateral or Trust Fund for a Series after the related Closing Date if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any Rating Agency to any Class of Offered Securities of the related Series. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, such cash or, following liquidation, such Permitted Investments will be applied to pay a corresponding amount of principal of the Securities of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.

The Bonds.........................   Each Bond Series will be issued in one or
                                     more Classes pursuant to a terms indenture
                                     (a "Terms Indenture"), which shall
                                     incorporate by reference certain applicable standard indenture provisions of the
                                     Company (any such Terms Indenture, as and to the extent it incorporates such standard indenture provisions, an "Indenture"), and will be secured by a pledge of Collateral that includes Mortgage Assets. The Issuer of each Bond Series will be an Owner Trust
                                     = established by the Company solely for the purpose of issuing one or more Bond Series.
                                     Each such Owner Trust will be created by an agreement (the "Deposit Trust Agreement") between the Company, acting as depositor, and a bank, trust company or other fiduciary, acting as owner trustee (the
                                     "Owner Trustee"). The Bonds will be
                                     nonrecourse obligations of the Issuer. The related Terms Indenture for a particular
                                     Bond Series may permit the related
                                     Collateral to be transferred by the Issuer to another trust or another limited purpose affiliate of the Company, subject to the obligations of the Bonds of such Series, thereby relieving the Issuer of its obligations with respect to such Bonds.


                                     As described in the related Prospectus
                                     Supplement, the Bonds of any Bond Series, including the Offered Bonds of such Series, may consist of one or more Classes of Bonds that, among other things: (i) are senior (such Bonds, "Senior Bonds" and also "Senior Securities") or subordinate (such Bonds, "Subordinate Bonds" and also "Subordinate Securities") to one or more other Classes of Bonds of such Series in entitlement to certain payments on such Bonds; (ii) are entitled to payments of principal, with disproportionate, nominal or no payments of interest (such Bonds, "Stripped Principal Bonds" and also "Stripped Principal Securities"); (iii) are entitled to payments of interest, with disproportionate, nominal or no payments of principal (such Bonds, "Stripped Interest Bonds" and also "Stripped Interest Securities"); (iv) provide for payments of interest or principal thereon that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Bonds of such Series; (v) provide for payments of principal thereon to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; (vi) provide for payments of principal thereon to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or (vii) provide for payments thereon that constitute prepayment premiums or yield maintenance payments or that are based on collections on the related Mortgage Assets attributable to prepayment premiums, yield maintenance payments or equity participations.

                                     Each Bond, other than certain Stripped
                                     Interest Bonds and certain Bonds that
                                     constitute REMIC Residual Securities (as defined herein), will have an initial stated principal amount (a "Bond Principal Amount"); and each Bond, other than certain Stripped Principal Bonds and certain Bonds that constitute REMIC Residual Securities, will accrue interest on its Bond Principal Amount or, in the case of certain Stripped Interest Bonds, on a notional amount (a "Bond Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Bond Interest Rate"). The related Prospectus Supplement will specify the aggregate Bond Principal Amount, aggregate Bond Notional Amount and/or Bond Interest Rate (or, in the case of a variable or adjustable Bond Interest Rate, the method for determining such rate), as applicable, for each Class of Offered Bonds.

                                     If so specified in the related Prospectus
                                     Supplement, a Class of Bonds may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes.


                                     The Bonds will not be guaranteed or insured by the Company or any of its affiliates, by any governmental agency or instrumentality or, except under the circumstances contemplated hereby, by any other person or entity. See "Risk Factors--Limited
                                     Assets".


The Certificates..................   Each Certificate Series will be issued in
                                     one or more Classes pursuant to a pooling and servicing agreement or other agreement specified in the related Prospectus
                                     Supplement (in any case, a "Pooling
                                     Agreement") and will
                                     represent in the aggregate the entire
                                     beneficial ownership interest in the
                                     related Trust Fund.

                                     As described in the related Prospectus
                                     Supplement, the Certificates of each
                                     Certificate Series, including the Offered
                                     Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) are senior (such Certificates, "Senior Certificates" and also "Senior Securities") or subordinate (such Certificates, "Subordinate
                                     Certificates" and also "Subordinate
                                     Securities") to one or more other Classes of Certificates of such Series in entitlement to certain distributions on such Certificates; (ii) are entitled to distributions of principal, with disproportionate, nominal or no distributions of interest (such Certificates, "Stripped Principal
                                     Certificates" and also "Stripped Principal
                                     Securities"); (iii) are entitled to
                                     distributions of interest, with
                                     disproportionate, nominal or no
                                     distributions of principal (such
                                     Certificates, "Stripped Interest
                                     Certificates" and also "Stripped Interest
                                     Securities"); (iv) provide for
                                     distributions of interest thereon or
                                     principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
                                     (vii) provide for distributions based on collections on the Mortgage Assets in the related Trust Fund attributable to prepayment premiums, yield maintenance payments or equity participations.

                                     Each Certificate, other than certain
                                     Stripped Interest Certificates and certain
                                     Certificates that constitute REMIC Residual
                                     Securities, will have an initial stated
                                     principal amount (a "Certificate Principal
                                     Balance"); and each Certificate, other than certain Stripped Principal Certificates and certain Certificates that constitute REMIC Residual Securities, will accrue interest on its Certificate Principal Balance or, in the case of certain Stripped Interest Certificates, on a notional amount (a "Certificate Notional Amount"), based on a fixed, variable or adjustable interest rate (a "Certificate Interest Rate"). The related Prospectus Supplement will specify the aggregate Certificate Principal Balance, aggregate Certificate Notional Amount and/or Certificate Interest Rate (or, in the case of a variable or adjustable Certificate Interest Rate, the method for determining such rate), as applicable, for each Class of Offered Certificates.

                                     If so specified in the related Prospectus
                                     Supplement, a Class of Certificates may
                                     have two or more component parts, each
                                     having characteristics that are otherwise described herein as being attributable to separate and distinct Classes.


                                     The Certificates will not be guaranteed or insured by the Company or any of its affiliates, by any governmental agency or instrumentality or, except under the circumstances contemplated hereby, by any other person or entity. See "Risk Factors--Limited Assets".


Payments of Interest on the Bonds .. Interest on each Class of Offered Bonds
                                     (other than certain Classes of Stripped
                                     Principal Bonds and certain Classes of
                                     Bonds that constitute REMIC Residual
                                     Securities) of each Bond Series will accrue at the applicable Bond Interest Rate on the Bond Principal Amount or, in the case of certain Classes of Stripped Interest Bonds, the Bond Notional Amount thereof outstanding from time to time and will be paid to holders of the Bonds as provided in the related Prospectus Supplement (each of the specified dates on which payments are to be made on the Bonds of any Bond Series, a "Payment Date"). Payments of interest on one or more Classes of Bonds (such Bonds, "Accrual Bonds" and also "Accrual Securities") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Bonds, and interest accrued with respect to a Class of Accrual Bonds prior to the occurrence of such an event will either be added to the Bond Principal Amount thereof or otherwise deferred as described in the related Prospectus Supplement. Payments of interest on one or more Classes of Bonds may be reduced or deferred to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. However, failure to pay interest on a current basis may not necessarily be an Issuer Event of Default (as defined herein) with respect to a particular Bond Series. See "Risk Factors--Effect of Prepayments on Average Life of Securities" and "--Effect of Prepayments on Yield of Securities", "Yield and Maturity Considerations--Certain
                                     Shortfalls in Collections of Interest" and "Description of the Securities--The Bonds--Payments of Interest on the Bonds".

Distributions of Interest on the
  Certificates....................   Interest on each Class of Offered
                                     Certificates (other than certain Classes of Stripped Principal Certificates and certain
                                     Classes of Certificates that constitute
                                     REMIC Residual Securities) of each
                                     Certificate Series will accrue at the
                                     applicable Certificate Interest Rate on the Certificate

                                     Principal Balance or, in the case of
                                     certain Classes of Stripped Interest
                                     Certificates, the Certificate Notional
                                     Amount thereof outstanding from time to
                                     time and will be distributed to holders of the Certificates as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions of interest with respect to one or more Classes of Certificates (such Certificates, "Accrual Certificates" and also "Accrual Securities") may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates, and interest accrued with respect to a Class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Principal Balance thereof or otherwise deferred as described in the related Prospectus Supplement.
                                     Distributions of interest with respect to one or more Classes of Certificates may be reduced or deferred to the extent of certain delinquencies, losses and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Effect of Prepayments on Average Life of Securities" and "--Effect of Prepayments on Yield of Securities", "Yield and Maturity Considerations--Certain
                                     Shortfalls in Collections of Interest" and "Description of the Securities--The Certificates--Distributions of Interest on the Certificates".


Payments of Principal on the Bonds   Each Class of Bonds of each Bond Series
                                     (other than certain Classes of Stripped
                                     Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities) will have an aggregate Bond Principal
                                     Amount. The aggregate Bond Principal Amount of a Class of Bonds outstanding from time to time will represent the maximum amount of payments that the holders thereof are ultimately entitled to receive in respect of principal from the related Issuer, subject to the nonrecourse provisions thereof. = Except under the circumstances described herein involving Undelivered
                                     Mortgage Assets, the initial aggregate Bond
                                     Principal Amount of all Bonds of any
                                     particular Bond Series will not be greater than the Initial Pool Balance of the related Mortgage Asset Pool. As and to the extent described in the related Prospectus
                                     Supplement, any payments of principal to be made with respect to the Bonds of any Bond
                                     Series on any Payment Date will be paid to the holders of the Class or Classes of Bonds of such Series then entitled thereto until the Bond Principal Amounts of such Bonds have been reduced to zero. The aggregate payments of principal to be made with respect to any Series of Bonds on any Payment Date will be in an amount (the
                                     "Principal Payment Amount") to be
                                     determined by a formula to be described in the related Prospectus Supplement. The
                                     Principal Payment Amount in respect of any Bond Series for any Payment Date may be zero or may include certain interest accrued, but not then payable, on any Accrual Bonds of such Series. Payments of principal with respect to one or more Classes of Bonds: (i) may be made at a rate that is faster (and, in some cases, substantially faster) or slower
                                     (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Bonds of the same
                                     Series; (iii) may be made, subject to
                                     certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another Class of Bonds of the same Series and the rate at which payments and other collections of principal on the related Mortgage Assets are received. Payments of principal of any Class of Offered Bonds will be made on a pro rata basis among all of the Bonds of such Class or on such other basis specified in the related Prospectus Supplement. See
                                     "Description of the Securities--The
                                     Bonds--Payments of Principal on the Bonds".

Distributions of Principal of
  the Certificates................   Each Class of Certificates of each
                                     Certificate Series (other than certain
                                     Classes of Stripped Interest Certificates and certain Classes of Certificates that constitute REMIC Residual Securities) will have an aggregate Certificate Principal
                                     Balance. The aggregate Certificate
                                     Principal Balance of a Class of
                                     Certificates outstanding from time to time will represent the maximum amount that the holders thereof are then entitled to receive in respect of principal from future cash flow on the assets in the related
                                     Trust Fund. Except under the circumstances described herein involving Undelivered
                                     Mortgage Assets, the initial aggregate
                                     Certificate Principal Balance of all
                                     Certificates of any particular Certificate
                                     Series will not be greater than the Initial
                                     Pool Balance of the related Mortgage Asset
                                     Pool. As and to the extent described in the related Prospectus Supplement, any distributions of principal to be made with respect to the Certificates of any Certificate Series on any Distribution Date will be allocated among the holders of the Class or Classes of Certificates of such Series then entitled thereto until the Certificate Principal Balances of such
                                     Certificates have been reduced to zero. The aggregate distributions of principal to be made with respect to any Certificate Series on any Distribution Date will be made in an amount (the "Principal Distribution
                                     Amount") to be determined by a formula to be described in the related Prospectus
                                     Supplement. The Principal Distribution
                                     Amount in respect of any Certificate Series for any Distribution Date may be zero or may include certain interest accrued, but not then payable, on any Accrual
                                     Certificates of such Series. Distributions of principal with respect to one or more
                                     Classes of Certificates: (i) may be
                                     made at a rate that is faster (and, in some cases, substantially faster) or slower
                                     (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; (ii) may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series; (iii) may be made, subject to certain limitations, based on a specified principal payment schedule; or (iv) may be contingent on the specified principal payment schedule for another Class of Certificates of the same Series and the rate at which payments and other collections of principal on the related
                                     Mortgage Assets are received.
                                     Distributions of principal of any Class of Offered Certificates will be made on a pro rata basis among all of the Certificates of such Class or on such other basis described in the related Prospectus Supplement. See
                                     "Description of the Securities--The
                                     Certificates--Distributions of Principal of the Certificates".

Allocation of Losses and
  Certain Expenses................   If and to the extent specified in the
                                     Prospectus Supplement for any Series,
                                     losses on the related Mortgage Assets and certain unanticipated expenses in respect of such Series will be allocated in reduction of the aggregate Bond Principal
                                     Amount or the aggregate Certificate
                                     Principal Balance, as the case may be (in either case, the aggregate "Outstanding
                                     Principal"), of one or more Classes of
                                     Securities of such Series, in the order and at the times so specified. Such reductions in the aggregate Outstanding Principal of any Class of Securities will be allocated among the Securities of such Class pro rata on the basis of the outstanding principal of each such Security or on such other basis described in the related Prospectus
                                     Supplement. If such losses and expenses are not allocated to reduce the aggregate
                                     Outstanding Principal of the Securities of the related Series and are not otherwise covered by any fund or agreement constituting Credit Support or, in the case of a Bond Series, any equity of the related
                                     Issuer in the related Collateral, the
                                     aggregate Outstanding Principal of the
                                     Securities of such Series will exceed and, accordingly, not be supported by the aggregate principal balance of the related
                                     Mortgage Assets.


Stated Maturity of the Bonds......   The "Stated Maturity" for each Class of
                                     Bonds is the date as of which all the Bonds of such Class will be required to be fully paid. However, the actual maturity of any Bond may occur earlier, and even significantly earlier, than its Stated
                                     Maturity, depending, in part, on the rate of principal payments on the related
                                     Mortgage Assets. The rate of principal
                                     payments (and of principal prepayments in particular) on the Mortgage Assets pledged as security for any Bond Series will depend on a variety of factors, including the characteristics of such
                                     Mortgage Assets (and of the mortgage loans underlying any Underlying MBS included among such Mortgage Assets) and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, geographic, tax, legal and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage Assets. The
                                     Stated Maturity for each Class of Offered
                                     Bonds will be set forth in the related
                                     Prospectus Supplement. See "Yield and
                                     Maturity Considerations".

Final Scheduled Distribution Dates
  of the Certificates.............   The "Final Scheduled Distribution Date" for
                                     each Class of Certificates is the date
                                     after which no Certificates of such Class will remain outstanding, calculated on the basis of the assumptions set forth in the related Prospectus Supplement. The Final
                                     Scheduled Distribution Date of a Class of
                                     Certificates may equal the maturity date of the Mortgage Asset in the related Trust
                                     Fund which has the latest stated maturity or will otherwise be determined as described in the related Prospectus
                                     Supplement. However, the actual maturity of any Certificate may occur earlier and even significantly earlier, than its Final
                                     Scheduled Distribution Date, depending, in part, on the rate of principal payments on the related Mortgage Assets. The rate of principal payments (and of principal prepayments in particular) on the Mortgage
                                     Assets in the Trust Fund for any
                                     Certificate Series will depend on a variety of factors, including certain characteristics of such Mortgage Assets
                                     (and of the mortgage loans underlying any Underlying MBS included among such Mortgage
                                     Assets) and the prevailing level of
                                     interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience of such Mortgage
                                     Assets. The Final Scheduled Distribution
                                     Date for each Class of Offered Certificates will be set forth in the related Prospectus
                                     Supplement. See "Yield and Maturity
                                     Considerations".

Special Redemption of Bonds.......   If specified in the related Prospectus
                                     Supplement, the Bonds of any Bond Series will be subject to a special redemption
                                     (any date on which a special redemption may and does occur, a "Special Redemption
                                     Date"), in whole or in part, if, as a
                                     result of prepayment experience on the
                                     related Mortgage Assets or low reinvestment yields or both, the Trustee determines
                                     (based on assumptions, if any, specified in the related Indenture and after giving effect to the amounts, if any, available to be withdrawn from or under any reserve fund or instrument constituting Credit Support or a Cash Flow Arrangement (each as defined below) for such Series) that the amount anticipated to be available in the Collection Account (as defined herein) for such Series on the date specified in the related Prospectus Supplement, will be insufficient to meet debt service requirements on any portion of the Bonds.
                                     Any such redemption would be limited to
                                     certain collections, including the
                                     aggregate amount of all scheduled principal payments and prepayments, received on the related Mortgage Assets since the last
                                     Payment Date or Special Redemption Date, whichever is later, and may shorten the maturity of any Bond so redeemed by no more than the period between the date of such special redemption and the next Payment
                                     Date. All payments of principal pursuant to any special redemption will be made in the order of priority and manner specified in the related Prospectus
                                     Supplement. Bonds subject to special
                                     redemption shall be redeemed on the
                                     applicable Special Redemption Date at a
                                     price (the "Redemption Price") equal to
                                     100% (or such other percentage specified in the related Prospectus Supplement) of the principal amount of such Bonds, or portions thereof, so redeemed, plus accrued interest thereon to the date specified in the related Prospectus Supplement. To the extent described in the related Prospectus
                                     Supplement, the Bonds of any Bond Series may be subject to special redemption in whole or in part following certain defaults under an agreement constituting Credit
                                     Support and upon the occurrence of certain other events, at the Redemption Price. See
                                     "Description of the Securities--Special
                                     Redemption of Bonds".

Optional Redemption of Bonds......   If and to the extent specified in the
                                     related Prospectus Supplement, one or more
                                     Classes of Bonds of any Bond Series may be redeemed in whole or in part, at the Issuer's option, on any Payment Date on or after the date specified in the related
                                     Prospectus Supplement and at the Redemption
                                     Price equal to 100% of the principal amount of such Bonds, or portions thereof, so redeemed, plus accrued interest thereon to the date specified in the related
                                     Prospectus Supplement. Any such optional redemption may occur at a time when a significant portion of the aggregate Bond
                                     Principal Amount of all the Classes of
                                     Bonds that will be so redeemed, remains
                                     outstanding (that is, a time when the
                                     aggregate Bond Principal Amount of such
                                     Classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof). See "Description of the
                                     Securities--Optional Redemption of Bonds".


Optional Termination of a Trust Fund If so specified in the related Prospectus
                                     Supplement, the Trust Fund for any
                                     Certificate Series may be subject to
                                     optional early termination (and,
                                     accordingly, the Certificates of such
                                     Series may be subject to early retirement) as a result of the purchase of the Mortgage Assets in such Trust Fund by the party or parties specified in such Prospectus Supplement, under the circumstances and in the manner set forth therein; provided that the related Pooling Agreement will provide that such termination may not occur until the aggregate scheduled principal balance of the related Mortgage Asset Pool has declined to 10% or less of the greater of the Initial Pool Balance of such Mortgage Asset Pool or the initial aggregate Certificate Principal Balance of the Certificates of the subject Certificate Series. In addition, if so provided in the related Prospectus Supplement, upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party specified therein may be authorized or required to solicit bids for the purchase of all of the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. See "Description of the Securities--Termination of a Trust Fund".


Credit Support and
  Cash Flow Arrangements..........   If so provided in the related Prospectus
                                     Supplement, partial or full protection
                                     against certain defaults and losses on the related Mortgage Assets may be provided to one or more Classes of Securities of any Series in the form of subordination of one or more other Classes of Securities of such Series, which other Classes may include one or more Classes of Offered Securities, in the form of the subordination (in the case of a Bond Series) of the related Issuer's interest in and its right to receive payments on its equity (if any) in the related Collateral, or by one or more other types of credit support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund, or a combination thereof (any such coverage with respect to the Securities of any Series, "Credit Support"). If so provided in the related Prospectus
                                     Supplement, the Collateral for a Bond
                                     Series or the Trust Fund for a Certificate
                                     Series may include: (i) guaranteed
                                     investment contracts pursuant to which
                                     moneys held in the funds and accounts
                                     established for such Series will be
                                     invested at a specified rate; or (ii)
                                     interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the related Mortgage Assets or on one or more
                                     Classes of Securities of such Series; or
                                     (iii) letters of credit, surety bonds,
                                     insurance policies, guarantees and/or
                                     reserve funds intended to offset a slower than anticipated rate of principal payments on the related Mortgage Assets (any such fund or agreement, in the case of clause
                                     (i), (ii) or (iii), a "Cash Flow
                                     Arrangement"). Certain relevant information regarding any applicable Credit Support or Cash Flow Arrangement relating to the Offered Securities of any Series will be set forth in the related Prospectus Supplement. See "Risk
                                     Factors--Credit Support Limitations",
                                     "Description of the Underlying
                                     Assets--Credit Support" and "--Cash Flow
                                     Arrangements" and "Description of Credit
                                     Support".

Advances..........................   If and to the extent provided in the
                                     related Prospectus Supplement, if the
                                     Collateral for a Bond Series or the Trust
                                     Fund for a Certificate Series includes
                                     Mortgage Loans, the Master Servicer, the
                                     Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on such Mortgage Loans. Any such advances made with respect to a particular
                                     Mortgage Loan will be reimbursable from
                                     subsequent recoveries in respect of such Mortgage Loan and otherwise to the extent described herein and in the related
                                     Prospectus Supplement. See "Description of the Securities--Advances in Respect of
                                     Delinquencies". If and to the extent
                                     provided in the related Prospectus
                                     Supplement, any entity making such advances may be entitled to receive interest thereon for a specified period during which certain or all of such advances are outstanding, payable from the sources specified in such Prospectus Supplement. See "Description of the Securities--Advances in Respect of
                                     Delinquencies". If the Collateral for a
                                     Bond Series or the Trust Fund for a
                                     Certificate Series includes Underlying MBS, any comparable advancing obligation, including of a party to the related
                                     Underlying MBS Agreement (as defined
                                     herein), will be described in the related
                                     Prospectus Supplement.


Risk Factors....................     As a result of the nature of the Offered
                                     Securities and the Mortgage Assets, there are material risks associated with an investment in the Offered Securities. See
                                     "Risk Factors".


Federal Income Tax
  Consequences....................   For federal income tax purposes, the
                                     Offered Securities of each Series will be
                                     (i) "regular interests" ("REMIC Regular
                                     Securities") and "residual interests"
                                     ("REMIC Residual Securities") in a "real estate mortgage investment conduit" (a
                                     "REMIC") under sections 860A through 860G of the Internal Revenue Code of 1986 (the
                                     "Code"), or (ii) in the case of certain
                                     Certificate Series, interests ("Grantor
                                     Trust Certificates") in a Trust Fund that is treated as a grantor trust under applicable provisions of the Code or (iii) in the case of certain Bond Series, indebtedness of the related Issuer.

                                     Investors are advised to consult their tax advisors concerning the specific tax consequences to them of the purchase, ownership and disposition of the Offered Securities and to review "Material
                                     Federal Income Tax Consequences" herein and in the related Prospectus
                                     Supplement.

ERISA Considerations..............   Fiduciaries of employee benefit plans and
                                     certain other retirement plans and
                                     arrangements, including individual
                                     retirement accounts, annuities, Keogh
                                     plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee
                                     Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, should review with their legal advisors whether the purchase or holding of Offered Securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or
                                     Section 4975 of the Code. Certain
                                     prohibited transaction class exemptions, as well as certain individual prohibited transaction class exemptions, issued by the Department of Labor may provide an exemption for the purchase and holding of the Offered Securities, if the applicable requirements of such exemptions are satisfied. See "ERISA Considerations" herein and in the related Prospectus
                                     Supplement.


Legal Investment..................   The Offered Securities will constitute
                                     "mortgage related securities" for purposes of the Secondary Mortgage Market
                                     Enhancement Act of 1984, as amended
                                     ("SMMEA"), only if so specified in the
                                     related Prospectus Supplement. Investors whose investment authority is subject to legal restrictions should consult their legal advisors to determine whether and to what extent the Offered Securities constitute legal investments for them. See
                                     "Legal Investment" herein and in the
                                     related Prospectus Supplement.

Rating............................   At their respective dates of issuance, each
                                     Class of Offered Securities will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency").
                                     See "Rating" herein and in the related
                                     Prospectus Supplement.

                                 RISK FACTORS

      In considering an investment in the Offered Securities of any Series, investors should consider, among other things, the following risk factors and any other factors set forth under the heading "Risk Factors" in the related Prospectus Supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of Mortgage Loans included in a particular Mortgage Asset Pool, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any Underlying MBS included in such Mortgage Asset Pool.


Effect of Prepayments on Average Life of Offered Securities

      As a result of prepayments on the Mortgage Loans in any Mortgage Asset Pool, the amount and timing of payments or distributions, as the case may be, of principal and/or interest on the Offered Securities of the related Series may be highly unpredictable. Prepayments on the Mortgage Loans in any Mortgage Asset Pool will result in a faster rate of principal payments on one or more Classes of such Securities (unless otherwise applied to acquire new Mortgage Assets) than if payments on such Mortgage Loans were made as scheduled. Thus, the prepayment experience on the Mortgage Loans in any Mortgage Asset Pool may affect the average life of one or more Classes of Securities of the related Series, including a Class of Offered Securities. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the Mortgage Rates borne by the Mortgage Loans in any Mortgage Asset Pool, then, subject to the particular terms of the Mortgage Loans (e.g., provisions that prohibit voluntary prepayments during specified periods or impose penalties in connection therewith) and the ability of borrowers to obtain new financing, principal prepayments on such Mortgage Loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those Mortgage Loans. Conversely, if prevailing interest rates rise significantly above the Mortgage Rates borne by the Mortgage Loans in any Mortgage Asset Pool, then principal prepayments on such Mortgage Loans are likely to be lower than if prevailing interest rates remain at or below the Mortgage Rates borne by those Mortgage Loans. There can be no assurance as to the actual rate of prepayment on the Mortgage Loans in any Mortgage Asset Pool or that such rate of prepayment will conform to any model described herein or in any Prospectus Supplement. As a result, depending on the anticipated rate of prepayment for the Mortgage Loans underlying any Series, the retirement of any Class of Securities of such Series could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

      The extent to which prepayments on the Mortgage Loans included in any Mortgage Asset Pool ultimately affect the average life of any Class of Securities of the related Series will depend on the terms and provisions of such Class of Securities. A Class of Securities, including a Class of Offered Securities, may provide that on any Payment Date or Distribution Date, as the case may be, the holders of such Securities are entitled to a pro rata share of the prepayments on the underlying Mortgage Loans that are payable or distributable on such date, to a disproportionately large share (which, in some cases, may be all) of such prepayments, or to a disproportionately small share (which, in some cases, may be none) of such prepayments. A Class of Securities that entitles the holders thereof to a disproportionately large share of the prepayments on the underlying Mortgage Loans increases the likelihood of early retirement of such Class ("Call Risk") if the rate of prepayment is relatively fast; while a Class of Securities that entitles the holders thereof to a disproportionately small share of the prepayments on the underlying Mortgage Loans increases the likelihood of an extended average life of such Class ("Extension Risk") if the rate of prepayment is relatively slow. As and to the extent described in the related Prospectus Supplement, the respective entitlements of the various Classes of Securityholders (as defined herein) of any Series to receive payments (and, in particular, prepayments) of principal of the underlying Mortgage Loans may vary based on the occurrence of certain events (e.g., the retirement of one or more

Classes of Securities of such Series) or subject to certain contingencies (e.g., prepayment and default rates with respect to such Mortgage Loans).

Effect of Prepayments on Yield of Offered Securities

      A Series of Securities may include one or more Classes of Offered Securities offered at a premium or discount. Yields on such Classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on the Mortgage Loans in the related Mortgage Asset Pool and, where the amount of interest payable with respect to a Class is disproportionately large, as compared to the amount of principal, as with certain Classes of Stripped Interest Securities, a holder might fail to recover its original investment under some prepayment scenarios. The extent to which the yield to maturity of any Class of Offered Securities may vary from the anticipated yield will depend upon the degree to which such Securities are purchased at a discount or premium and the amount and timing of payments or distributions thereon. An investor should consider, in the case of any Offered Security purchased at a discount, the risk that a slower than anticipated rate of principal payments on the underlying Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal payments on the underlying Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. See "Yield and Maturity Considerations".

Optional Redemption of Bonds

      The Issuer may, at its option and if so specified in the related Prospectus Supplement, redeem in whole or in part, one or more Classes of Bonds of any Bond Series on any Payment Date for such Series on or after the date or dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee for such Series prior to the expected date thereof. The Redemption Price for any Bond so redeemed will be equal to 100% of the Outstanding Principal of such Bond, or portion thereof, so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement. Any such optional redemption may occur at a time when a significant portion of the aggregate Bond Principal Amount of all the Classes of Bonds that will be so redeemed, remains outstanding (that is, a time when the aggregate Bond Principal Amount of such Classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof).

Early Retirement of Certificates

      If so provided in the related Prospectus Supplement, upon a specified date or upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates to a specified amount, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, if so specified in the Prospectus Supplement for a Certificate Series, upon the reduction of the aggregate principal balance of some or all of the related Mortgage Assets to a specified amount, a party or parties designated therein may be authorized to purchase such Mortgage Assets, generally at a price equal to, in the case of any such Mortgage Asset, the unpaid principal balance thereof plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of, and other amounts due on, the related Mortgage Assets sold or purchased, together with interest thereon, and therefore, as a result of such a sale or purchase, the holders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates. See "Description of the Securities--Termination of a Trust Fund".

Limited Assets Available to Pay Offered Securities

      Except under the circumstances contemplated hereby, neither the Offered Securities of any Series nor the related Mortgage Assets will be guaranteed or insured by the Company or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity. Furthermore, no holder of an Offered Bond will have any recourse against the Issuer or any of its assets other than the related Collateral in the event of a default on such Bond, and no Offered Certificate of any Certificate Series will represent a claim against or interest in the Trust Fund for any other Certificate Series. Accordingly, if the Underlying Assets (as defined herein) constituting the Collateral or Trust Fund, as the case may be, for any Series are insufficient to make payments on the Offered Securities of such Series, no other assets will be available for payment of the deficiency, and the holders of one or more Classes of such Offered Securities will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of the Collateral for a Bond Series or the Trust Fund for a Certificate Series, including the Collection Account (as defined herein) and any accounts maintained as Credit Support, may be withdrawn under certain conditions, if and to the extent described in the related Prospectus Supplement, for purposes other than the payment of principal of or interest on the Securities of such Series. If a Series of Securities includes one or more Classes of Subordinate Securities, and if losses or shortfalls in collections on the related Mortgage Assets have been incurred (in excess of the Issuer's equity (if any) in the related Collateral, in the case of a Bond Series), all or a portion of the amount of such losses or shortfalls will be borne first by one or more such Classes of Subordinate Securities, and, thereafter, by the remaining Classes of Securities, in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage
Loans

      General. The payment performance (and, accordingly, the yields and averages lives) of the Offered Securities of any Series will be directly related to the payment performance of the underlying Mortgage Loans. Set forth below is a discussion of certain factors that will affect the full and timely payment of the Mortgage Loans that may be included in any Mortgage Asset Pool. In addition, a description of certain material considerations associated with investments in or based on the performance of mortgage loans is included herein under "Certain Legal Aspects of Mortgage Loans".

      The Offered Securities will be directly or indirectly backed by mortgage loans secured by multifamily and/or commercial properties. Mortgage loans made on the security of multifamily or commercial property may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans made on the security of an owner-occupied single-family property. See "Description of the Underlying Assets--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans". The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. A number of the Mortgage Loans may be secured by liens on owner-occupied Mortgaged Properties or on Mortgaged Properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants. Furthermore, the value of any Mortgaged Property may be adversely affected by factors generally incident to interests in real property, including changes in general or local economic conditions and/or specific industry segments; declines in real estate values; declines in rental or occupancy rates; increases in interest rates, real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots; and other circumstances, conditions or events beyond the control of a mortgagee or its servicing agent.

      Additional considerations may be presented by the type and use of a particular Mortgaged Property. For instance, Mortgaged Properties that operate as hospitals, nursing homes and other health care-related facilities may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Hotel, motel and restaurant properties are often operated pursuant to franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant, as the case may be, whether through purchase or foreclosure, is subject to local law requirements.

      In addition, the concentration of default, foreclosure and loss risks in individual Mortgage Loans underlying a particular Series of Securities will generally be greater than for pools of single-family loans because Mortgage Loans underlying a Series of Securities will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

      Limited Recourse Nature of the Mortgage Loans; Recourse Generally Limited to Mortgaged Property. It is anticipated that some or all of the Mortgage Loans underlying any Series of Securities will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such Mortgage Loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the Mortgage Loan. However, even with respect to those Mortgage Loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted Mortgage Loan in excess of the liquidation value of the related Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Anti-Deficiency Legislation".

      Increased Risk of Default Associated With Balloon Payments. Certain of the Mortgage Loans underlying a Series of Securities may be nonamortizing or only partially amortizing over their terms to maturity and, thus, will require substantial payments of principal and interest (that is, balloon payments) at their stated maturity. Mortgage Loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the related Mortgaged Property, the level of available mortgage rates at the time of sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition and operating history of the borrower and the related Mortgaged Property, tax laws, rent control laws (with respect to certain residential properties), Medicaid and Medicare reimbursement rates (with respect to hospitals and nursing homes), prevailing general economic conditions and the availability of credit for loans secured by multifamily or commercial, as the case may be, real properties generally. Neither the Company nor any of its affiliates will be required to refinance any Mortgage Loan.

      If and to the extent described herein and in the related Prospectus Supplement, in order to maximize recoveries on defaulted Mortgage Loans, the Master Servicer or the Special Servicer will be permitted (within prescribed limits) to extend and modify Mortgage Loans that are in default or as to which a payment default is imminent. See "Servicing and Administration of the Mortgage Assets--Realization Upon Defaulted Mortgage Loans". While the Master Servicer or the Special Servicer generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery than liquidation, taking into account the time value of money, there can be no assurance that any such extension or modification will in fact increase the present value of receipts from or proceeds of the affected Mortgage Loans.

      Performance of Mortgaged Properties Dependent on Tenants. In most cases, the Mortgaged Properties will be subject to leases, and the related borrowers will rely on periodic lease or rental payments from tenants to pay for maintenance and other operating expenses of such Mortgaged Properties, to fund capital improvements at such Mortgaged Properties and to service the related Mortgage Loans and any other outstanding debt or obligations they may have outstanding. Generally, there will be existing leases that expire during the term of the related Mortgage Loans. There can be no guaranty that tenants will renew leases upon expiration or, in the case of a commercial tenant, that it will continue operations throughout the term of its lease. Such borrowers' income would be adversely affected if tenants were unable to pay rent, if space were unable to be rented on favorable terms or at all, or if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code. For example, if any such borrower were to relet or renew the existing leases for a significant amount of retail or office space at rental rates significantly lower than expected rates, then such borrower's funds from operations may be adversely affected. Changes in payment patterns by tenants may result from a variety of social, legal and economic factors, including, without limitation, the rate of inflation and unemployment levels and may be reflected in the rental rates offered for comparable space. In addition, upon reletting or renewing existing leases at commercial properties, borrowers will likely be required to pay leasing commissions and tenant improvement costs which may adversely affect cash flow from the related Mortgaged Property. There can be no assurances whether, or to what extent, economic, legal or social factors will affect future rental or repayment patterns.

      Performance of Mortgaged Properties Dependent on Management. In general, a Mortgaged Property will be managed by a manager (which may be the borrower or an affiliate of the borrower), which is responsible for responding to changes in the local market for the facilities offered at the property, planning and implementing the rental or pricing structure, including staggering durations of leases and establishing levels of rent payments, and causing maintenance and capital improvements to be carried out in a timely fashion. Management errors may adversely affect the long-term viability of a Mortgaged Property. In the case of certain Mortgage Asset Pools, multiple Mortgaged Properties may be managed by the same property manager. A concentration of property management of Mortgaged Properties securing or underlying the Mortgage Assets in any Mortgage Asset Pool will increase the risk that the poor performance of a single property manager will have widespread effect on such Mortgage Asset Pool.

      In the case of Mortgaged Properties used for certain commercial purposes, the performance and liquidation value of such properties may be dependent upon the business operated by tenants, the creditworthiness of such tenants and/or the number of tenants. In some cases, a single tenant or a relatively small number of tenants may account for all or a disproportionately large share of the rentable space or rental income of a Mortgaged Property. Accordingly, a decline in the financial condition of a significant or sole tenant, as the case may be, or other adverse circumstances of such a tenant (such as bankruptcy or insolvency), may have a disproportionately greater effect on the net operating income derived from such property than would be the case if rentable space or rental income were more evenly distributed among a greater number of tenants at such property.

      Performance of Mortgaged Properties Dependent on Competition. Other comparable multifamily/commercial properties located in the same areas will compete with the Mortgaged Properties to attract residents, retail sellers, tenants, customers, patients and/or guests. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A mortgagor competes with all lessors and developers of comparable types of real estate in the area in which the related Mortgaged Property is located. Such lessors or developers could have lower rents, lower operating costs, more favorable locations or better facilities. While a mortgagor may renovate, refurbish or expand the related Mortgaged Property to maintain such Mortgaged Property and remain competitive, such renovation, refurbishment or expansion may itself entail significant risks. Increased competition could adversely affect income from and the market value of the Mortgaged Properties. In addition, the business conducted at each Mortgaged Property may face competition from other industries and industry segments.

      Effects of Property Location and Condition on Occupancy. The location and construction quality of a particular Mortgaged Property may affect the occupancy level as well as the rents that may be charged. The characteristics of an area or neighborhood in which a Mortgaged Property is located may change over time or in relation to competing facilities. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the management company does not schedule and perform adequate maintenance in a timely fashion. Although the Master Servicer or the Special Servicer, as applicable, generally will be required to inspect the related Mortgaged Properties (but not mortgaged properties securing mortgage loans Underlying MBS) periodically, there can be no assurance that such inspections will detect damage or prevent a default.

      Risks of Geographic Concentration. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region's economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The Mortgage Loans included in any particular Mortgage Asset Pool may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

      Risk of Liability Arising From Environmental Conditions. Under the laws of certain states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over an existing mortgage lien on such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage. Unless otherwise specified in the related Prospectus Supplement, if a Mortgage Asset Pool includes Mortgage Loans, then the related S&A Agreement (as defined herein) will contain provisions generally to the effect that neither the Master Servicer nor the Special Servicer may, on behalf of the related Securityholders and, if applicable, the related Issuer, acquire title to a Mortgaged Property or assume control of its operation unless the Special Servicer, based upon a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so, as described under "Servicing and Administration of the Mortgage Assets--Realization Upon Defaulted Mortgage Loans". See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

      Lack of Insurance Coverage for Certain Special Hazard Losses. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and Special Servicer for any Mortgage Asset Pool will be required to cause the borrower on each Mortgage Loan in such Mortgage Asset Pool to maintain such insurance coverage in respect of the related Mortgaged Property as is required under the related Mortgage, including hazard insurance; provided that, as and to the extent described herein and in the related Prospectus Supplement, each of the Master Servicer and the Special Servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any Mortgaged Property through acquisition of a blanket policy. In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related Mortgage specifically requires the mortgagor to insure against physical damage arising from such causes, then, to the extent any consequent losses are not covered by Credit Support, such losses may be borne, at least in part, by the holders of one or more Classes of Offered Securities of the related Series. See "Servicing and Administration of the Mortgage Assets--Hazard Insurance Policies".

      Increased Operating Expenses Due to Changes in Laws. Increases in income, service or other taxes (other than real estate taxes) in respect of a Mortgaged Property generally are not passed through to tenants under leases and may adversely affect the related mortgagor's funds from operations. Similarly, changes in laws increasing the potential liability for environmental conditions existing on a Mortgaged Property or increasing the restrictions on discharges or other conditions may result in significant unanticipated expenditures, which could adversely affect the related mortgagor's funds from operations. See "--Risks of Liability Arising From Environmental Conditions" herein.

      Adverse Effects on Property Performance Due to Litigation. There may be legal proceedings pending and, from time to time, threatened against certain mortgagors under the Mortgage Loans, managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of such mortgagors, managers and affiliates. There can be no assurance that such litigation may not have a material adverse effect on payments to holders of Bonds secured by, or distributions to holders of Certificates evidencing interests in, such Mortgage Loans.

      Limitations on Recovery Due to Limitations on Enforceability of Assignments of Leases and Rents. In general, any Mortgage Loan that is secured by a Mortgaged Property that is subject to leases, will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related Mortgaged Property, and the income derived therefrom, as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents".

      Limitations on Recovery Due to Limitations on Enforceability of Cross-Collateralization. A Mortgage Asset Pool may include groups of Mortgage Loans which are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective Mortgage Loans in a cross-collateralized group, and the cash flows generated thereby, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by those Mortgage Loans. These arrangements thus seek to reduce the risk that the inability of one or more of the Mortgaged Properties securing any such group of Mortgage Loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

      There may not be complete identity of ownership of the Mortgaged Properties securing a group of cross-collateralized Mortgage Loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and was then insolvent or was rendered insolvent by such obligation or transfer. Accordingly, a creditor seeking to realize against a Mortgaged Property subject to such cross-collateralization to repay such creditor's claim against the related borrower could assert (i) that such borrower was insolvent at the time the cross-collateralized Mortgage Loans were made and (ii) that such borrower did not, when it allowed its property to be encumbered by a lien securing the indebtedness represented by the other Mortgage Loans in the group of cross-collateralized Mortgage Loans, receive fair consideration or reasonably equivalent value for, in effect, "guaranteeing" the performance of the other borrowers. Although the borrower making such "guarantee" will be receiving "guarantees" from each of the other borrowers in return, there can be no assurance that such exchanged "guarantees" would be found to constitute fair consideration or be of reasonably equivalent value, and no unqualified legal opinion to that effect will be obtained.

      The cross-collateralized Mortgage Loans constituting any group thereof may be secured by mortgage liens on Mortgaged Properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale, and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such Mortgage Loan to foreclose on the related Mortgaged Properties in a particular order rather than simultaneously in order to ensure that the lien of the related Mortgages is not impaired or released.

Inclusion of Delinquent, Under-Performing and Non-Performing Mortgage Loans in a Mortgage Asset Pool

      If so provided in the related Prospectus Supplement, the Mortgage Asset Pool for a particular Series may include Mortgage Loans that are past due or are non-performing or that have loan-to-value ratios in excess of 100% or debt service coverage ratios that are below 1.0x. If so specified in the related Prospectus Supplement, the servicing of such Mortgage Loans will be performed by the Special Servicer; however, the same entity may act as both Master Servicer and Special Servicer. When a Mortgage Loan has a loan-to-value ratio of 100% or more, the related borrower will have no equity in the related Mortgaged Property. In such cases, the related borrower may not have an incentive to continue to perform under the subject Mortgage Loan. In addition, when the debt service coverage ratio of a Mortgage Loan is below 1.0x, the revenue derived from the use and operation of the related Mortgaged Property is insufficient to cover the operating expenses of such Mortgaged Property and to pay debt service on such Mortgage Loan and all mortgage loans senior thereto. In such cases, the related borrower will be required to pay a portion of such items from sources other than cash flow from the related Mortgaged Property. If the related borrower ceases to use such alternative cash sources at time when operating revenue from the related Mortgaged Property is still insufficient to cover such items, deferred maintenance at the related Mortgaged Property and/or a default under the subject Mortgage Loan may occur. Credit Support provided with respect to a particular Series may not cover all losses related to such delinquent, under-performing or non-performing Mortgage Loans, and investors should consider the risk that the inclusion of such Mortgage Loans in the Mortgage Asset Pool may adversely affect the rate of defaults and prepayments in respect of such Mortgage Asset Pool and the yield on the Offered Certificates of such Series. See "Description of the Underlying Assets--Mortgage Loans--General".

Limited Liquidity of Offered Securities

      General. The Offered Securities of any Series may have limited or no liquidity. Accordingly, an investor may be forced to bear the risk of its investment in any Offered Securities for an indefinite period of time. Furthermore, except to the extent described herein and in the related Prospectus Supplement, holders of Securities will have no redemption rights, and the Offered Securities of each Series are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Securities--Optional Redemption of Bonds","--Special Redemption of Bonds" and "--Termination of a Trust Fund".


      Lack of a Secondary Market for Offered Securities. There can be no assurance that a secondary market for the Offered Securities of any Series will develop or, if it does develop, that it will provide holders with liquidity of investment or that it will continue for as long as such Securities remain outstanding. The Prospectus Supplement for the Offered Securities of any Series may indicate that an underwriter specified therein intends to establish a secondary market in such Offered Securities; however, no underwriter will be obligated to do so. Any such secondary market may provide less liquidity to investors than any comparable market for securities that are secured by or evidence interests in single-family mortgage loans. Unless otherwise provided in the related Prospectus Supplement, the Offered Securities will not be listed on any securities exchange.

      Sensitivity of Market Value of Offered Securities to Fluctuations in Prevailing Interest Rates. Insofar as a secondary market does develop with respect to the Offered Securities of any Series or with respect to any Class thereof, the market value of such Securities will be affected by several factors, including the perceived liquidity thereof, the anticipated cash flow thereon (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying Mortgage Loans) and prevailing interest rates. The price payable at any given time in respect of certain Classes of Security (in particular, a Class with a relatively long average life, a Class that has features that make it more likely to be prepaid or a Class of Stripped Interest Securities or Stripped Principal Securities) may be extremely sensitive to small fluctuations in prevailing interest rates; and the relative change in price for an Offered Security in response to an upward or downward movement in prevailing interest rates may not necessarily equal the relative change in price for such Security in response to an equal but opposite movement in such rates. Accordingly, the sale of Offered Securities by a holder in any secondary market that may develop may be at a discount from the price paid by such holder. The Company is not aware of any source through which price information about the Offered Securities will be generally available on an ongoing basis.

      Limited Nature of Ongoing Information Available to Holders of Offered Securities. The primary source of ongoing information regarding the Offered Securities of any Series, including information regarding the status of the related Mortgage Assets and any Credit Support for such Securities, will be the periodic reports to holders of such Securities to be delivered pursuant to the related Indenture or related Pooling Agreement, as applicable, as described herein under the heading "Description of the Securities--Reports to Securityholders". There can be no assurance that any additional ongoing information regarding the Offered Securities of any Series will be available through any other source. The limited nature of such information in respect of the Offered Securities of any Series may adversely affect the liquidity thereof, even if a secondary market for such Securities does develop.

Credit Support Limitations

      Limitations Regarding Types of Losses Covered. The Prospectus Supplement for the Offered Securities of any Series will describe any Credit Support provided with respect thereto. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses; for example, Credit Support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any such losses not covered by Credit Support may, at least in part, be allocated to one or more Classes of Offered Securities.

      Disproportionate Benefits to Certain Classes and Series. A Series of Securities may include one or more Classes of Subordinate Securities (which may include Offered Securities) or, in the case of a Bond Series, may be supported by the Issuer's equity (if any) in the related Collateral, if so provided in the related Prospectus Supplement. Although subordination (whether of Subordinate Securities or of an Issuer's equity in the related Collateral) is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of Offered Securities senior thereto, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more Classes of Offered Securities of a Series are made in a specified order of priority, any related Credit Support may be exhausted before the principal of the later paid Classes of Offered Securities of such Series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the related Mortgage Assets may fall primarily upon those Classes of Offered Securities having a later right of payment. Moreover, if a form of Credit Support covers the Offered Securities of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Securities of one (or more) other such Series.

      Limitations Regarding the Amount of Credit Support. The amount of any applicable Credit Support supporting one or more Classes of Offered Securities, including the subordination of one or more other Classes of Securities of the same Series or, in the case of a Bond Series, the subordination of the Issuer's equity (if any) in the related Collateral, will be determined on the basis of criteria established by each Rating Agency rating such Classes of Securities based on an assumed level of defaults, delinquencies and losses on the related Mortgage Assets and certain other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "Description of the Securities--Allocation of Losses and Shortfalls" and "Description of Credit Support". If the losses on the related Mortgage Assets do exceed such assumed levels, the holders of one or more Classes of Offered Securities will be required to bear such additional losses.

Effects on Market Value and Liquidity of Offered Securities Due to Adverse Changes in Rating

      Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments to which such Securityholders are entitled under the related Indenture or Pooling Agreement, as applicable. If the factors considered by such Rating Agency in making such assessment change in a manner adverse to a Class of Offered Securities rated by such Rating Agency, such Rating Agency may qualify, downgrade or withdraw its rating of such Class of Offered Securities. Any such qualification, downgrade or withdrawal of a rating assigned to any Class of Offered Securities will likely adversely effect the liquidity and market value of those Securities.

Limited Nature of Ratings

      Any rating assigned by a Rating Agency to a Class of Offered Securities will reflect only its assessment of the likelihood that holders of such Offered Securities will receive payments to which such Securityholders are entitled under the related Indenture or Pooling Agreement, as applicable. Such rating will not constitute an assessment of the likelihood that principal prepayments on the underlying Mortgage Loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early redemption of such Bonds or early optional termination of the related Trust Fund, as applicable. Furthermore, such rating will not address the possibility that prepayment of the related Mortgage Loans at a higher or lower rate than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor that purchases an Offered Security at a significant premium might fail to recover its initial investment under certain prepayment scenarios. Hence, a rating assigned by a Rating Agency does not guarantee or ensure the realization of any anticipated yield on a Class of Offered Securities.

      The amount, type and nature of Credit Support, if any, provided with respect to a Series of Securities will be determined on the basis of criteria established by each Rating Agency rating Classes of the Securities of such Series. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, there can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of Mortgage Loans. In other cases, such criteria may be based upon determinations of the values of the Mortgaged Properties that provide security for the Mortgage Loans. However, no assurance can be given that those values will not decline in the future. As a result, the Credit Support required in respect of the Offered Securities of any Series may be insufficient to fully protect the holders thereof from losses on the related Mortgage Asset Pool. See "Description of Credit Support" and "Rating".

Issuer Events of Default; Bankruptcy or Insolvency of the Issuer


      Limited Issuer Events of Default. With certain exceptions described herein, and unless otherwise provided in the related Prospectus Supplement, the holders of Bonds of any Bond Series will have no independent ability to declare a default unless the Issuer shall fail to pay such Bonds in full by their Stated Maturity. Unless otherwise specified in the Prospectus Supplement for any Bond Series, interest will be payable on the respective Classes of Bonds of such Series on each Payment Date only to the extent that there are funds available for such purpose in the related Collection Account, and the Issuer's failure to pay interest on such Bonds on a current basis will not constitute an Issuer Event of Default (as defined herein). In addition, unless otherwise specified in the Prospectus Supplement for any Bond Series, it will not be an Issuer Event of Default if the aggregate principal amount of the related Collateral declines below the aggregate Bond Principal Amount of such Bonds or of any particular Class or Classes thereof. See "Description of the Indentures--Issuer Events of Default".

      Bondholders Have Limited Ability to Force Sale of Collateral following Non-Payment of Principal or Interest. Unless otherwise specified in the related Prospectus Supplement, following an Issuer Event of Default in respect of any Bond Series, the Trustee for such Series may (and, at the direction of the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount (or, in the case of certain Classes of Stripped Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities, the aggregate Bond Notional Amount) of each Class of Bonds of such Series, shall) declare all the Bonds of such Series to be due and payable. In addition, unless otherwise specified in the related Prospectus Supplement, following any such declaration of acceleration, the Trustee for such Series may, generally with the consent or at the direction of the holders of Bonds representing an even greater percentage of the aggregate Bond Principal Amount (or, in the case of certain Classes of Stripped Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities, the aggregate Bond Notional Amount) of each Class of Bonds of such Series, liquidate the related Mortgage Assets. Unless otherwise specified in the related Prospectus Supplement, any such declaration of acceleration and its consequences may be rescinded and annulled under certain circumstances by the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount (or, in the case of certain Classes of Stripped Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities, the aggregate Bond Notional Amount) of each Class of Bonds of such Series. For purposes of the foregoing, Bonds held by the Issuer or any affiliate thereof will be deemed not to be outstanding. See "Description of the Indentures--Issuer Events of Default".

      Declaration of acceleration and liquidation of Collateral pursuant to the foregoing procedures (or any alternative procedures described in the related Prospectus Supplement) will, in general, be the sole remedy against the Issuer for the holders of the Offered Bonds upon an Issuer Event of Default. Each holder of an Offered Bond will be deemed to have agreed by the acceptance of its Bond not to file a bankruptcy petition or commence similar proceedings in respect of the Issuer.

      The market value of the Mortgage Assets pledged to secure any Bond Series will fluctuate as general interest rates fluctuate, among other things. Following an Issuer Event of Default, there is no assurance that the market value of the Mortgage Assets pledged to secure the affected Bond Series will be equal to or greater than the unpaid principal and accrued interest due on the Bonds of such Series, together with any other expenses or liabilities payable from the sales proceeds. The holders of certain Classes of Bonds may have a disincentive to authorize the sale of the related Mortgage Assets following an Issuer Event of Default because the net proceeds of such sale may be insufficient to pay in full the principal of and interest on their Bonds.

      The inability of the holders of a particular Class of Bonds independently to force the sale of the related Mortgage Assets even though an Issuer Event of Default has occurred that affects such Class of Bondholders (as defined herein), and the inability of Bondholders generally to force a sale of the related Mortgage Assets regardless of a substantial decline in the aggregate principal amount of the related Collateral and notwithstanding that interest may not have been timely paid on a Class of Bonds, may adversely affect the holders of one or more Classes of Offered Bonds.

      Bankruptcy or Insolvency of the Issuer. The bankruptcy or insolvency of the Issuer of any Bond Series could adversely affect payments on the Offered Bonds of such Series. The automatic stay imposed by title 11 of the United States Code (the "Bankruptcy Code") could prevent enforcement of obligations of such Issuer, including under such Bonds and the related Indenture, or actions against any such Issuer's property, including the related Collateral, prior to modification of the stay. In addition, the trustee in bankruptcy for such Issuer may be able to accelerate payment of such Bonds and liquidate the related Mortgage Assets. In the event the principal of the Bonds of such Series is declared due and payable, the holders of any Offered Bonds of such Series issued at a discount from par ("original issue discount") may be entitled, under applicable provisions of the Bankruptcy Code, to receive no more than an amount equal to the unpaid principal amount thereof less unamortized original issued discount ("accreted value"). There is no assurance as to how such accreted value would be determined if such event occurred. However, the Issuer of each Bond Series will be structured to limit the likelihood of bankruptcy or insolvency.



Potential Conflicts of Interest


      If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator and/or MBS Administrator, as applicable. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller or the Company, may perform the functions of Master Servicer, Special Servicer, REMIC Administrator and/or MBS Administrator, as applicable. In addition, any party to a Pooling Agreement, an Indenture or a separate S&A Agreement or any affiliate thereof may own Securities. Investors in the Offered Securities should consider that any resulting conflicts of interest could affect the performance of duties under a Pooling Agreement, an Indenture or a separate S&A Agreement. For example, if the Master Servicer or Special Servicer for any Mortgage Asset Pool owns a significant portion of any Class of Securities of the related Series, then, notwithstanding the applicable servicing standard imposed by the related S&A Agreement, such fact could influence servicing decisions in respect of the Mortgage Loans in such Mortgage Asset Pool. Also, if specified in the related Prospectus Supplement, the Company, the Issuer of a Bond Series or the holders of a specified Class or Classes of Subordinate Securities may have the ability to replace the Special Servicer or direct the Special Servicer's actions in connection with liquidating or modifying defaulted Mortgage Loans. The Company, such Issuer or the investors in such specified Class or Classes of Subordinate Securities may have interests when dealing with defaulted Mortgage Loans that are in conflict with those of the holders of the Offered Securities of the relevant Series.

      In the case of certain Mortgage Loans, an affiliate of the Company may provide additional financing (a "Mezzanine Loan") to an affiliate of the borrower under the particular Mortgage Loan, and in connection therewith, such affiliate of the Company (the "Mezzanine Lender") will acquire a nominal interest in both the borrower under such Mezzanine Loan and the borrower under such Mortgage Loan. In the event of a default under the Mezzanine Loan, the Mezzanine Loan documents entitle the Mezzanine Lender to control both such borrowers. Upon gaining control of a borrower under a

Mortgage Loan, the lender on the Mezzanine Loan may take actions which conflict with the interests of the related Securityholders. In addition, if an affiliate of the Company is acting as Master Servicer or Special Servicer with respect to the related Mortgage Asset Pool, it may have interests that conflict with those of related Securityholders when dealing with a Mortgage Loan that has associated therewith a related Mezzanine Loan.


Substitution, Acquisition, Release and Repurchase of Mortgage Assets


      If so specified in the Prospectus Supplement for the Offered Securities of any Series, the Company, the Issuer for a Bond Series or another specified person or entity may be permitted, at its option, but subject to the conditions specified in such Prospectus Supplement, to replace related Mortgage Assets with (or, in the case of a Bond Series, to obtain a release of the related Mortgage Assets in exchange for) other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trustee for any Series may be authorized or required (including at the direction of the Company or, in the case of a Bond Series, the Issuer) to apply collections on the related Mortgage Assets to acquire new mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. No such substitution of Mortgage Assets or acquisition of new Mortgage Assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any Rating Agency to any Class of Offered Securities of the related Series.

      If so specified in the Prospectus Supplement for the Offered Securities of any Series, the Company, the Issuer for a Bond Series or another specified person or entity may be permitted, at it option, but subject to the conditions specified in such Prospectus Supplement, to obtain the release of Mortgage Assets constituting Collateral for a Bond Series or to repurchase Mortgage Assets included in a Trust Fund for a Certificate Series. Any such release or repurchase of Mortgage Assets will likely result in the pay down of the aggregate Outstanding Principal of the related Series of Securities.


Certain Federal Tax Considerations Regarding REMIC Residual Securities

      Holders of REMIC Residual Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described under "Material Federal Income Tax Consequences--REMICs". Accordingly, under certain circumstances, holders of Offered Securities that constitute REMIC Residual Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of REMIC Residual Securities report their pro rata share of the taxable income and net loss of the related REMIC will continue until the aggregate Outstanding Principal of all Classes of Securities of the related Series have been reduced to zero, even though holders of REMIC Residual Securities have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of any such Securityholder's share of the related REMIC's taxable income (i) may be treated as "excess inclusion" income to such holder, which generally will not be subject to offset by losses from other activities,
(ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of REMIC Residual Securities may be limited in their ability to deduct servicing fees and other expenses of the related REMIC. In addition, REMIC Residual Securities are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC Residual Securities, the taxable income arising in a given year on a REMIC Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. In particular, REMIC Residual Securities may have "phantom income" associated with them. That is, taxable income may be reportable with respect to a REMIC Residual Security early in the term of the related REMIC with a corresponding amount of tax losses reportable in later years of that REMIC's term. Under these circumstances, the present value of the tax detriments with respect to the related REMIC Residual Security may significantly exceed the present value of the related tax benefits accruing later. Therefore, the after-tax yield on a REMIC Residual Security may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics, and certain REMIC Residual Securities may have a negative "value".


                     DESCRIPTION OF THE UNDERLYING ASSETS

General


      The assets that constitute the Collateral for any Series of Bonds or the Trust Fund for any Series of Certificates are herein referred to as "Underlying Assets". The primary Underlying Assets included as part of the Collateral or Trust Fund, as the case may be, for any Series will consist of Mortgage Loans, Underlying MBS or some combination thereof. Each Mortgage Asset will be selected by the Company for inclusion as part of the Collateral or Trust Fund, as the case may be, for any Series from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be an affiliate of the Company and may or may not be the originator of such Mortgage Loan or the issuer of such Underlying MBS. The Mortgage Assets will not be guaranteed or insured by the Company or any of its affiliates or, except as contemplated hereby and further discussed in the related Prospectus Supplement, by any governmental agency or instrumentality or by any other person. The discussion below under the heading "--Mortgage Loans", unless otherwise noted, applies equally to mortgage loans underlying any Underlying MBS included as part of the Collateral or the Trust Fund, as the case may be.


Mortgage Loans


      General. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust, deeds to secure debt or similar security instruments (the "Mortgages") that create first or junior liens on fee or leasehold estates in Mortgaged Properties consisting of one or more of the following types of real property: (i) residential properties ("Multifamily Properties") consisting of multiple rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and mobile home parks; (ii) commercial properties ("Commercial Properties") consisting of office buildings, retail shopping facilities (such as shopping centers, malls and individual stores), hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots and restaurants; and (iii) mixed use properties (that is, any combination of the foregoing) and unimproved land. The Multifamily Properties may include mixed commercial and residential structures and apartment buildings owned by private cooperative housing corporations ("Cooperatives"). Each Mortgage will create a first or junior priority mortgage lien on a fee or leasehold estate in a Mortgaged Property. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Company, although any Originator may be an affiliate of the Company.

      The Mortgaged Properties securing the Mortgage Loans in any Mortgage Asset Pool may be located in the United States, its territories and possessions, the Commonwealth of Puerto Rico and, in a limited number of cases, outside the foregoing jurisdictions.


      If so provided in the related Prospectus Supplement, Mortgage Assets for a Series of Securities may include Mortgage Loans secured by junior liens, and the loans secured by the related senior liens ("Senior Liens") may not be included in the related Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trustee, as holder of the junior lien on behalf of Securityholders, receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to such Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and any Senior Liens or purchase the Mortgaged Property subject to such Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trustee as the holder of the junior lien on behalf of the Securityholders, and, accordingly, one or more Classes of such Securityholders bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular Mortgage Loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure repayment of the Mortgage Loan.


      If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular series may include Mortgage Loans that are insured by the FHA under the Housing Act.

      If so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series of Securities may include Mortgage Loans that are delinquent or nonperforming as of the date such Securities are issued. In that case, the related Prospectus Supplement will set forth, as to each such Mortgage Loan, available information as to the period of such delinquency or nonperformance, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt. In addition, if so specified in the related Prospectus Supplement, the Mortgage Assets for a particular Series of Securities may include Mortgage Loans that have loan-to-value ratios of greater than 100% or debt service coverage ratios of less than 1.0x.

      If so specified in the related Prospectus Supplement, a Mortgage Asset Pool may include Mortgage Loans in respect of which an affiliate of the Company has provided a Mezzanine Loan to an affiliate of the borrower under such Mortgage Loan, and in connection therewith, such affiliate of the Company as Mezzanine Lender has acquired a nominal interest in both the borrower under such Mezzanine Loan and the borrower under such Mortgage Loan. In the event of a default under the Mezzanine Loan, the Mezzanine Loan documents will entitle the Mezzanine Lender to control both such borrowers.


      Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the Mortgage Loans included in a particular Mortgage Asset Pool may be nonrecourse loans.


      Lenders typically look to the debt service coverage ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. As more particularly described in the related Prospectus Supplement, the "debt service coverage ratio" of a Mortgage Loan reflects the ability of the net operating income derived from the related Mortgaged Property to service the debt that constitutes such Mortgage Loan. As more particularly described in the related Prospectus Supplement, "net operating income" means, for any given period, subject to various adjustments (including the inclusion or exclusion of various items as income or expenses), the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period.
The net operating income of a Mortgaged Property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related Mortgage Loan at any given time. As the primary source of the operating revenues of a nonowner-occupied, income-producing property, rental income (and, with respect to a Mortgage Loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial Properties may be owner-occupied or leased to one tenant or a small number of tenants. Thus, the net operating income of such a Mortgaged Property may depend substantially on the financial condition of the borrower or a tenant, and Mortgage Loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on Multifamily Properties or on multi-tenant Commercial Properties.

      Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of such "net of expense" provisions will result in stable net operating income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. As more particularly described in the related Prospectus Supplement, the "loan-to-value ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of (i) the then outstanding principal balance of the Mortgage Loan and any other loans senior thereto that are secured by the related Mortgaged Property to (ii) the value of the related Mortgaged Property (calculated as described in the related Prospectus Supplement). The lower the loan-to-value ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus (a) the greater the incentive of the borrower to perform under the terms of the related Mortgage Loan (in order to protect such equity) and (b) the greater the cushion provided to the lender against loss on liquidation following a default.

      Loan-to-value ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of Mortgage Loans. For example, the value of a Mortgaged Property as of the date of initial issuance of Securities of the related Series may be less than the value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and/or discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      Although there may be multiple methods for determining the value of a Mortgaged Property, value will in all cases be affected by property performance. As a result, if a Mortgage Loan defaults because the income generated by the related Mortgaged Property is insufficient to cover operating costs and expenses and pay debt service, then the value of the Mortgaged Property will reflect such and a liquidation loss may occur.


      While the Company believes that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, there can be no assurance that all of such factors will in fact have been prudently considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--General" and "--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Increased Risk of Default Associated With Balloon Payments".

      Payment Provisions of the Mortgage Loans. All of the Mortgage Loans will
(i) have had original terms to maturity of not more than approximately 40 years and (ii) provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually. A Mortgage Loan (i) may provide for no accrual of interest or for accrual of interest thereon at a Mortgage Rate that is fixed over its term or that adjusts or resets one or more times over its term, or that may be converted at the borrower's election from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, (ii) may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may permit negative amortization, (iii) may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date, and (iv) may prohibit over its term or for a certain period prepayments (the period of such prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance payment (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related Prospectus Supplement. A Mortgage Loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of such Mortgaged Property or the benefit, if any, resulting from the refinancing of the Mortgage Loan (any such provision, an "Equity Participation"), as described in the related Prospectus Supplement.


      Mortgage Loan Information in Prospectus Supplements. Each Prospectus Supplement will contain certain information pertaining to the Mortgage Loans in the related Mortgage Asset Pool, which, to the extent then applicable, will generally include the following: (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans, (ii) the type or types of property that provide security for repayment of the Mortgage Loans, (iii) the earliest and latest maturity date of the Mortgage Loans, (iv) the original and remaining terms to maturity of the Mortgage Loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the loan-to-value ratios of the Mortgage Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such loan-to-value ratios, (vi) the Mortgage Rates borne by the Mortgage Loans, or the range thereof, and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on Mortgage Rate adjustments at the time of any adjustment and over the life of the ARM Loan, (viii) information regarding the payment characteristics of the Mortgage Loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums, (ix) the debt service coverage ratios of the Mortgage
Loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such debt service coverage ratios, and (x) whether any of the Mortgage Loans are more than 30 days' delinquent (and the aggregate principal balance thereof) as of the related Cut-off Date (or, alternatively, the related Closing Date) and specific identification of Mortgage Loans that are more than 60 days' delinquent or in foreclosure, and (xi) the geographic distribution of the Mortgaged Properties on a state-by-state basis. In appropriate cases, the related Prospectus Supplement will also contain certain information available to the Company that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If the Company is unable to provide the specific information described above at the time Offered Securities of a Series are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of those Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days following such issuance.

      If any Mortgage Loan, or group of related Mortgage Loans (by reason or cross-collateralization, common borrower or affiliation of borrowers), constitutes a concentration of credit risk, financial statements or other financial information with respect to the related Mortgaged Property or Mortgaged Properties will be included in the related Prospectus Supplement.

      If and to the extent available and relevant to an investment decision in the Offered Securities of the related Series, information regarding the prepayment experience of a Master Servicer's multifamily and/or commercial mortgage loan servicing portfolio will be included in the related Prospectus Supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a Master Servicer's servicing portfolio may be so materially different from those of the related Mortgage Asset Pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the Master Servicer's prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a Special Servicer, no comparable prepayment information will be presented with respect to the Special Servicer's multifamily and/or commercial mortgage loan servicing portfolio.

Underlying MBS

      Underlying MBS may include (i) private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities or (ii) certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"; and such certificates issued and/or insured or guaranteed thereby, "FHLMC Certificates"), the Federal National Mortgage Association ("FNMA", and such certificates issued and/or guaranteed thereby, "FNMA Certificates"), the Government National Mortgage Association ("GNMA"; and such certificates issued and/or guaranteed thereby, "GNMA Certificates") or the Federal Agricultural Mortgage Corporation ("FAMC"; and such certificates issued and/or guaranteed thereby, "FAMC Certificates"), provided that, unless otherwise specified in the related Prospectus Supplement, each Underlying MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the Mortgage Loans contained herein.


      Except in the case of a pro rata mortgage participation in a single mortgage loan or a pool of mortgage loans, each Underlying MBS included in a Mortgage Asset Pool: (a) will either (i) have been acquired (other than from the Company or an affiliate thereof) in bona fide secondary market transactions or
(ii) if so specified in the related Prospectus Supplement, will have been issued (or caused to be issued) by the Company (or an affiliate thereof, including an Owner Trust) but not previously offered to third parties (except to the extent that it was subject to a repurchase agreement); and (b) will either
(i) have been previously registered under the Securities Act, (ii) be exempt from such registration requirements, (iii) have been held for at least the holding period specified in Rule 144(k) under the Securities Act or (iv) constitute an entire class of securities.


      Any Underlying MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will be parties to the MBS Agreement, generally together with a trustee (the "MBS Trustee") or, in the alternative, together with the original purchaser or purchasers of the Underlying MBS.

      The Underlying MBS may have been issued in one or more Classes with characteristics similar to the Classes of Certificates described herein. Distributions in respect of the Underlying MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related Prospectus Supplement. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the Underlying MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Reserve funds, subordination or other credit support similar to that described for the Certificates under "Description of Credit Support" may have been provided with respect to the Underlying MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the Underlying MBS, or by the initial purchasers of the Underlying MBS.

      The Prospectus Supplement for a Series of Securities that are secured by or evidence interests in Underlying MBS will specify: (i) the aggregate approximate initial and outstanding principal amount(s) and type of the Underlying MBS to be included as part of the related Mortgage Asset Pool, (ii) the original and remaining term(s) to stated maturity of the Underlying MBS, if applicable, (iii) the pass-through or bond interest rate(s) of the Underlying MBS or the formula for determining such rate(s), (iv) the payment characteristics of the Underlying MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the Underlying MBS, (vi) a description of the related credit support, if any, (vii) the circumstances under which the related underlying mortgage loans, or the Underlying MBS themselves, may be purchased prior to their maturity, (viii) the terms on which mortgage loans may be substituted for those originally underlying the Underlying MBS, (ix) the type of mortgage loans underlying the Underlying MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements", and (x) the characteristics of any cash flow arrangements that relate to the Underlying MBS.

      The Company will provide the same information regarding the Underlying MBS that constitute part of the Mortgage Asset Pool for any Series in its reports filed under the Exchange Act with respect to such Series as was provided by the related MBS Issuer in its own such reports if such Underlying MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such Underlying MBS was privately issued.

Substitution, Acquisition, Release and Repurchase of Mortgage Assets


      If so specified in the Prospectus Supplement for the Offered Securities of any Series, the Company, the Issuer of a Bond Series or another specified person or entity may be permitted, at its option, but subject to the conditions specified in such Prospectus Supplement, to replace related Mortgage Assets with (or, in the case of a Bond Series, to obtain a release of the related Mortgage Assets in exchange for) other mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trustee for any Series may be authorized or required (including at the direction of the Company or the Issuer of a Bond Series) to apply collections on the related Mortgage Assets to acquire new mortgage loans or mortgage-backed securities that conform to the description of "Mortgage Assets" herein and satisfy the criteria set forth in the related Prospectus Supplement. No such substitution of Mortgage Assets or acquisition of new Mortgage Assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any Rating Agency to any Class of Offered Securities of the related Series.

      If so specified in the Prospectus Supplement for the Offered Securities of any Series, the Company, the Issuer of a Bond Series or another specified person or entity may be permitted, at it option, but subject to the conditions specified in such Prospectus Supplement, to obtain the release of Mortgage Assets constituting Collateral for a Bond Series or to repurchase Mortgage Assets included in a Trust Fund for a Certificate Series. Any such release or repurchase of Mortgage Assets will likely result in the pay down of the aggregate Outstanding Principal of the related Series of Securities.


Undelivered Mortgage Assets


      Except as described below, the Initial Pool Balance of a Mortgage Asset Pool will equal or exceed the initial aggregate Outstanding Principal of the Securities of the related Series. In the event that the related Mortgage
Asset Pool is not at least equal to the initial aggregate Outstanding Principal of the Securities of any Series, the Company or, in the case of a Bond Series, the Issuer may, in lieu of delivering the Undelivered Mortgage Assets, deposit with the Trustee for such Series on the related Closing Date cash or Permitted Investments on an interim basis (such cash and/or Permitted Investments to collectively constitute, and be held as part of, a "Pre-Funding Account" ) to cover the shortfall amount; provided that the shortfall may in no event be more than 25% of the initial aggregate Outstanding Principal of the Securities of the related Series). During the 90-day period following the related Closing Date, the Company or, in the case of a Bond Series, the Issuer will be entitled to obtain a release of such cash or Permitted Investments to the extent that it delivers a corresponding amount of Undelivered Mortgage Assets. The parameters of the Undelivered Mortgage Assets will be specified in the related Prospectus Supplement, and no Undelivered Mortgage Asset may be included as part of the Collateral or Trust Fund for a Series after the related Closing Date if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any Rating Agency to any Class or Offered Securities of such Series. If and to the extent all the Undelivered Mortgage Assets are not delivered during the 90-day period following the related Closing Date, amounts in the Pre-Funding Account will be applied to pay a corresponding amount of principal of the Securities of such Series to the extent set forth, and on the dates specified, in the related Prospectus Supplement.


Collection Accounts

      The Collateral or Trust Fund, as the case may be, for any Series of Securities will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Securityholders into which all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund will be deposited to the extent described herein and in the related Prospectus Supplement. See "Servicing and Administration of the Mortgage Assets--Collection Account".

Credit Support

      If so provided in the Prospectus Supplement for the Offered Securities of any Series, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Mortgage Asset Pool may be provided to one or more Classes of Securities of such Series in the form of subordination of one or more other Classes of Securities of such Series, in the form of subordination (in the case of a Bond Series) of the related Issuer's interest in and right to receive payments on its equity (if any) in the related Collateral, or by one or more other types of Credit Support, which may include a letter of credit, a surety bond, an insurance policy, a guarantee, a reserve fund or any combination thereof. The amount and types of such Credit Support in respect of the Offered Securities of any Series, the identity of the entity providing it (if applicable) and related information with respect to each type of such Credit Support, if any, will be set forth in the Prospectus Supplement for such Offered Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support".

Cash Flow Arrangements

      If so provided in the Prospectus Supplement for the Offered Securities of any Series, the related Collateral or Trust Fund, as the case may be, may include (i) guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such Series will be invested at a specified rate; (ii) interest rate exchange agreements, interest rate cap or floor agreements, or other agreements designed to reduce the effects of interest rate fluctuations on the Mortgage Assets on one or more Classes of Securities of such Series; or (iii) letters of credit, surety bonds, insurance policies, guarantees and/or reserve funds intended to offset a slower than anticipated rate of principal payments on the related Mortgage Assets. The principal terms of any such Cash Flow Arrangement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related Prospectus Supplement. The related Prospectus Supplement will also identify the obligor (if applicable) under any agreement constituting a Cash Flow Arrangement.

                       YIELD AND MATURITY CONSIDERATIONS

General

      The yield on any Offered Security will depend on the price paid by the holder thereof, the Certificate Interest Rate of the Security and the amount and timing of distributions on the Security. See "Risk Factors--Effect of Prepayments on Average Life of Securities". The following discussion generally contemplates a Mortgage Asset Pool that consists solely of Mortgage Loans. Although the characteristics and behavior of mortgage loans underlying an Underlying MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a Class of Securities as will the characteristics and behavior of comparable Mortgage Loans, the effect may differ due to the payment characteristics of the Underlying MBS. If a Series is secured by, or evidences interests in, Underlying MBS, the related Prospectus Supplement will discuss the effect, if any, that the payment characteristics of such Underlying MBS may have on the yield to maturity and weighted average lives of the Offered Securities of such Series.

Security Interest Rate

      The Securities of any Class within a Series may have a fixed, variable or adjustable Bond Interest Rate or Certificate Interest Rate, as the case may be (in either case, a "Security Interest Rate"), which may or may not be based upon the interest rates borne by the underlying Mortgage Assets. The Prospectus Supplement with respect to the Offered Securities of any Series will specify the Security Interest Rate for each Class of such Offered Securities or, in the case of a Class of Offered Securities with a variable or adjustable Security Interest Rate, the method of determining such Security Interest Rate; the effect, if any, of the prepayment of any Mortgage Asset in the related Mortgage Asset Pool on the Security Interest Rate for each Class of such Offered Securities, and whether the payments or distributions of interest on any Class of such Offered Securities will be dependent, in whole or in part, on the performance of any obligor under any instrument constituting a Cash Flow Arrangement.

Payment Delays

      With respect to any Series, a period of time will elapse between the date upon which payments on the underlying Mortgage Loans are due and the Payment Date or Distribution Date, as the case may be, on which such payments are applied to make payments to, or passed through to, Securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such Mortgage Loans were applied to make payments to, or distributed to, Securityholders on the date they were due.

Certain Shortfalls in Collections of Interest

      When a principal prepayment in full or in part is made on a Mortgage Loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any Series of Securities and payable thereon on any Payment Date, or distributable thereon on any Distribution Date, will generally correspond to interest accrued on the Mortgage Loans to their respective Due Dates during the related Due Period. A "Due Period" will be a specified time period (generally corresponding in length to the period between Payment Dates or Distribution Dates, as the case may be) and all scheduled payments on the underlying Mortgage Loans that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related Master Servicer, Special Servicer or other specified person, be applied to make payments to, or distributed to, the holders of the Securities of such Series on the next succeeding Payment Date or Distribution Date, as applicable. Consequently, if a prepayment on any Mortgage Loan is payable or distributable to Securityholders on a particular Payment Date or Distribution Date, as applicable, but such prepayment is not accompanied by interest thereon to the Due Date for such Mortgage Loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the Securities of the related Series. If and to the extent that any such shortfall is allocated to a Class of Offered Securities, the yield thereon will be adversely affected. The related Prospectus Supplement will describe the manner in which any such shortfalls will be allocated among the Classes of Securities of the related Series. The related Prospectus Supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

      The yield to maturity on any Stripped Interest Security or any other Security purchased at a discount or a premium will be affected by the rate of principal payments on the Mortgage Loans in the related Mortgage Asset Pool and the extent to which such principal payments are applied to reduce, or otherwise result in the reduction of, the Bond Principal Amount (or, in the case of a Stripped Interest Bond, the Bond Notional Amount) or the Certificate Principal Balance (or, in the case of a Stripped Interest Certificate, the Certificate Notional Amount), as the case may be, of such Security. The rate of principal payments on the Mortgage Loans in any Mortgage Asset Pool will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the Mortgage Rates thereon), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the related Mortgaged Properties, releases of Mortgage Loans as Collateral, or purchases of Mortgage Loans out of the related Trust Fund, as applicable). Because the rate of principal prepayments on the Mortgage Loans in any Mortgage Asset Pool will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate.

      An investor should consider, in the case of any Offered Security purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans in the related Mortgage Asset Pool could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Security purchased at a premium, the risk that a faster than anticipated rate of principal payments on the Mortgage Loans in the related Mortgage Asset Pool could result in an actual yield to such investor that is lower than the anticipated yield. In addition, if an investor purchases an Offered Security at a discount (or premium), and principal payments are made in reduction of the Bond Principal Amount or Bond Notional Amount (or, in the case of a Certificate, the Certificate Principal Balance or Certificate Notional Amount), as applicable, of such Offered Security at a rate slower (or faster) than the rate anticipated by the investor during any particular period, any consequent adverse effects on such investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

      In general, the aggregate Bond Notional Amount or Certificate Notional Amount, as the case may be, of a Class of Stripped Interest Securities will either (i) be based on the principal balances of some or all of the Mortgage Assets in the related Mortgage Asset Pool or (ii) equal the aggregate Bond Principal Amount or Certificate Principal Balance, as applicable, of one or more of the other Classes of Securities of the same Series. Accordingly, the yield on such Stripped Interest Securities will be inversely related to the rate at which payments and other collections of principal are received on such Mortgage Assets or payments or distributions are made in reduction of the aggregate Bond Principal Amount or Certificate Principal Balance, as applicable, of such Classes of Securities, as the case may be.

      Consistent with the foregoing, if a Class of Securities of any Series consists of Stripped Interest Securities or Stripped Principal Securities, a lower than anticipated rate of principal prepayments on the Mortgage Loans in the related Mortgage Asset Pool will negatively affect the yield to investors in Stripped Principal Securities, and a higher than anticipated rate of principal prepayments on such Mortgage Loans will negatively affect the yield to investors in Stripped Interest Securities. If the Offered Securities of a Series include any Stripped Interest Securities or Stripped Principal Securities, the related Prospectus Supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such Securities. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

      The extent of prepayments of principal of the Mortgage Loans in any Mortgage Asset Pool may be affected by a number of factors, including, without limitation, the availability of mortgage credit, the relative economic vitality of the area in which the Mortgaged Properties are located, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. In general, those factors which increase the attractiveness of selling a Mortgaged Property or refinancing a Mortgage Loan or which enhance a borrower's ability to do so, as well as those factors which increase the likelihood of default under a Mortgage Loan, would be expected to cause the rate of prepayment in respect of any Mortgage Asset Pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any Mortgage Asset Pool to slow.

      The rate of principal payments on the Mortgage Loans in any Mortgage Asset Pool may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower's voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the Mortgage Rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to a fixed rate loan and thereby "locking in" such rate or (ii) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan. Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. The Company makes no representation as to the particular factors that will affect the prepayment of the Mortgage Loans in any Mortgage Asset Pool, as to the relative importance of such factors, as to the percentage of the principal balance of such Mortgage Loans that will be paid as of any date or as to the overall rate of prepayment on such Mortgage Loans.

Weighted Average Life and Maturity


      The rate at which principal payments are received on the Mortgage Loans underlying any Series of Securities will affect the ultimate maturity and the weighted average life of one or more Classes of such Securities. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor.


      The weighted average life and maturity of a Class of Securities of any Series will be influenced by the rate at which principal on the related Mortgage Loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of Mortgage Loans due to default, casualties or condemnations affecting the related Mortgaged Properties, releases of Mortgage Loans as part of the related Collateral and/or purchases of Mortgage Loans out of the related Trust Fund, as applicable), is paid to such Class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the Mortgage Loans included in any Mortgage Asset Pool will conform to any particular level of CPR or SPA.

      The Prospectus Supplement with respect to the Offered Securities of any Series will contain tables, if applicable, setting forth the projected weighted average life of each Class of such Offered Securities with an aggregate Bond Principal Amount or Certificate Principal Balance, as the case may be, and the percentage of the initial aggregate Bond Principal Amount or Certificate Principal Balance, as the case may be, of each such Class of such Offered Securities that would be outstanding on specified dates, based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the related Mortgage Loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such Prospectus Supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the Offered Securities to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the Offered Securities.

Other Factors Affecting Yield, Weighted Average Life and Maturity

      Balloon Payments; Extensions of Maturity. Some or all of the Mortgage Loans included in a particular Mortgage Asset Pool may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a possibility that Mortgage Loans that require balloon payments may default at maturity, or that the maturity of such a Mortgage Loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Master Servicer or the Special Servicer, to the extent and under the circumstances set forth herein and in the related Prospectus Supplement, may be authorized to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan may delay payments or distributions of principal on a Class of Offered Securities and thereby extend the weighted average life of such Securities and, if such Securities were purchased at a discount, reduce the yield thereon.

      Negative Amortization. The weighted average life of a Class of Securities can be affected by Mortgage Loans that permit negative amortization to occur (that is, Mortgage Loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more Mortgage Loans in any Mortgage Asset Pool may result in negative amortization on the Offered Securities of the related Series. The related Prospectus Supplement will describe, if applicable, the manner in which negative amortization in respect of the Mortgage Loans in any Mortgage Asset Pool is allocated among the respective Classes of Securities of the related Series. The portion of any Mortgage Loan negative amortization allocated to a Class of Securities may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the aggregate Outstanding Principal thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of Mortgage Loan amortization would correspondingly be reflected in a slower rate of amortization for one or more Classes of Securities of the related Series. Accordingly, the weighted average lives of Mortgage Loans that permit negative amortization (and that of the Classes of Securities to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such Mortgage Loans) may increase as a result of such feature.

      Negative amortization may occur in respect of an ARM Loan that (i) limits the amount by which its scheduled payment may adjust in response to a change in its Mortgage Rate, (ii) provides that its scheduled payment will adjust less frequently than its Mortgage Rate or (iii) provides for constant scheduled payments notwithstanding adjustments to its Mortgage Rate. Accordingly, during a period of declining interest rates, the scheduled payment on such a Mortgage Loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable Mortgage Rate, thereby resulting in the accelerated amortization of such Mortgage Loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such Mortgage Loan and, correspondingly, the weighted average lives of those Classes of Securities entitled to a portion of the principal payments on such Mortgage Loan.

      The extent to which the yield on any Offered Security will be affected by the inclusion in the related Mortgage Asset Pool of Mortgage Loans that permit negative amortization, will depend upon (i) whether such Offered Security was purchased at a premium or a discount and (ii) the extent to which the payment characteristics of such Mortgage Loans delay or accelerate the distributions of principal on such Security (or, in the case of a Stripped Interest Security, delay or accelerate the reduction of the notional amount thereof).
See "--Yield and Prepayment Considerations" above.

      Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the Mortgage Loans that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average lives of those Mortgage Loans and, accordingly, the weighted average lives of and yields on the Securities of the related Series. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average lives of and yields on the Securities of the related Series.

      Losses and Shortfalls on the Mortgage Assets. The yield to holders of the Offered Securities of any Series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the underlying Mortgage Loans and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any Class of Securities that is required to bear the effects thereof.

      The amount of any losses or shortfalls in collections on the Mortgage Assets in any Mortgage Asset Pool (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support and, in the case of a Bond Series, to the extent in excess of the Issuer's equity (if any) in the related Collateral) will be allocated among the respective Classes of Securities of the related Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Outstanding Principal of one or more such Classes of Securities and/or (ii) establishing a priority of payments among such Classes of Securities.

      The yield to maturity on a Class of Subordinate Securities may be extremely sensitive to losses and shortfalls in collections on the Mortgage Loans in the related Mortgage Asset Pool.


      Additional Certificate Amortization. In addition to entitling the holders thereof to a specified portion (which may during specified periods range from none to all) of the principal payments received on the Mortgage Assets in the related Mortgage Asset Pool, one or more Classes of Securities of any Series, including one or more Classes of Offered Securities of such Series, may provide for payments or distributions of principal thereof from (i) amounts attributable to interest accrued but not currently payable or distributable, as the case may be, on one or more Classes of Accrual Securities, (ii) Excess Funds or (iii) any other amounts described in the related Prospectus Supplement."Excess Funds" will, in general, represent that portion of the amounts payable or distributable in respect of the Securities of any Series on any Payment Date or Distribution Date, as the case may be, that represent (i) interest received or advanced on the Mortgage Assets in the related Mortgage Asset Pool that is in excess of the interest currently accrued on the Securities of such Series, and/or (ii) such other amounts described in the related Prospectus Supplement.


      The amortization of any Class of Securities out of the sources described in the preceding paragraph would shorten the weighted average life of such Securities and, if such Securities were purchased at a premium, reduce the yield thereon. The related Prospectus Supplement will discuss the relevant factors to be considered in determining whether payments or distributions of principal of any Class of Offered Securities out of such sources is likely to have any material effect on the rate at which such Securities are amortized and the consequent yield with respect thereto.

                                  THE COMPANY


      The Company will act as depositor in connection with the formation of the Trust Fund for each Certificate Series, and an Owner Trust established by the Company will act as Issuer with respect to each Bond Series.


      The Company was incorporated in the State of Delaware on August 13, 1997 and is a wholly-owned subsidiary of CRIIMI MAE Inc. See "CRIIMI MAE Inc." below. The Company was organized, among other things, for the purposes of issuing debt securities, establishing trusts and selling beneficial interests therein and/or debt securities thereof, and acquiring and selling or otherwise transferring mortgage assets to such trusts. The principal executive offices of the Company are located at 11200 Rockville Pike, Rockville, Maryland 20852. Its telephone number is (301) 816-2300. The Company does not have and is not expected to have any significant assets other than (i) Mortgage Assets on a temporary basis pending issuance of the related Series and (ii) certain debt securities of and/or beneficial interests in trusts established by it.


                                CRIIMI MAE INC.

      CRIIMI MAE Inc. ("CRIIMI MAE") is a full-service commercial mortgage company structured as a self-administered real estate investment trust. CRIIMI MAE invests in government insured and guaranteed mortgages secured by multifamily housing complexes located throughout the United States and in uninsured mortgages and mortgage related investments backed by multifamily and commercial mortgages, including subordinated securities. As of June 30, 1997, CRIIMI MAE's total consolidated assets were equal to approximately $1.4 billion.

      CRIIMI MAE's principal offices are located at 11200 Rockville Pike, Rockville, Maryland 20852 and its telephone number is (301) 816-2300.

                                  OWNER TRUST

      Each Owner Trust established to act as Issuer of a Series of Bonds will be created pursuant to a Deposit Trust Agreement between the Company, which will act as depositor, and a bank, trust company or other fiduciary named in the related Prospectus Supplement, which will act solely in its fiduciary capacity as Owner Trustee. Under the terms of each Deposit Trust Agreement, the Company will convey to the Owner Trust Mortgage Assets and other Underlying Assets to secure one or more Bond Series in return for certificates or other instruments evidencing beneficial ownership in the Owner Trust, Bonds and/or the net proceeds from the sale of Bonds. The Company may in turn sell or assign the certificates of beneficial interest and any Bonds so received to another entity or entities, including affiliates of the Company.

      Each Deposit Trust Agreement and/or Indenture will provide that the related Owner Trust may not conduct any activities other than those related to the issuance and sale of one or more Bond Series. The holders of the beneficial interest in an Owner Trust which issues a Bond Series will not be liable for payment of principal of or interest on such Bonds, and each holder of such Bonds will be deemed to have released such beneficial owners from any such liability.

                         DESCRIPTION OF THE SECURITIES

General

      The Securities consist of Bonds and Certificates, issuable in Series. Each Series will consist of one or more Classes of Securities. The following summaries describe certain provisions common to each Series of Securities. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, the provisions of the Indenture or Pooling Agreement, as applicable, and the Prospectus Supplement relating to each Series.

The Bonds

      General. Each Bond Series will be issued pursuant to the related Indenture. As will be described in the related Prospectus Supplement, the Bonds of each Bond Series, including the Offered Bonds of such Series, may consist of one or more Classes of Bonds that, among other things: (i) provide for the accrual of interest on the Bond Principal Amount or Bond Notional Amount thereof at a fixed, variable or adjustable Bond Interest Rate; (ii) constitute Senior Bonds or Subordinate Bonds; (iii) constitute Stripped Interest Bonds or Stripped Principal Bonds; (iv) provide for payments of interest or principal thereon that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Bonds of such Series; (v) provide for payments of principal thereon to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; (vi) provide for payments of principal thereon to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
(vii) provide for payments thereon that constitute prepayment premiums or yield maintenance payments in connection with certain redemptions thereof or provide for payments thereon based on collections on the related Mortgage Assets attributable to Prepayment Premiums and Equity Participations.

      If so specified in the related Prospectus Supplement, a Class of Bonds may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Bonds may have a Bond Principal Amount on which it accrues interest at a fixed, variable or adjustable Bond Interest Rate. Such Class of Bonds may also have certain characteristics attributable to Stripped Interest Bonds insofar as it may also entitle the holders thereof to payments of interest accrued on an aggregate Bond Notional Amount at a different fixed, variable or adjustable Bond Interest Rate. In addition, a Class of Bonds may accrue interest on one portion of its aggregate Bond Principal Amount or Bond Notional Amount at one fixed, variable or adjustable Bond Interest Rate and on another portion of its aggregate Bond Principal Amount or Bond Notional Amount at a different fixed, variable or adjustable Bond Interest Rate.

      The Offered Bonds of each Bond Series will be issued in minimum denominations corresponding to the Bond Principal Amounts or, in case of certain Stripped Interest Bonds or Bonds that constitute REMIC Residual Securities, the Bond Notional Amounts, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Bonds of any Bond Series may be issued in fully registered, definitive form (such Bonds, "Definitive Bonds" and also "Definitive Securities") or may be offered in book-entry format (such Bonds, "Book-Entry Bonds" and also "Book-Entry Securities") through the facilities of DTC. The Offered Bonds of each Bond Series (if issued as Definitive Bonds) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Bonds will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.


      Payments on the Bonds. Payments on the Bonds of each Bond Series will be made on each Payment Date from the Available Payment Amount in respect of such Series for such Payment Date. The "Available Payment Amount" in respect of any Bond Series for any Payment Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the related Mortgage Assets and any other assets included as part of the related Collateral that are available for payments of principal and interest to the holders of Bonds of such Series on such date. The particular components of the Available Payment Amount for any Bond Series and Payment Date will be more specifically described in the related Prospectus Supplement. The Payment Date for each Bond Series will be specified in the related Prospectus Supplement.

      Except for the final payment on any Class of Bonds, payments on the Bonds of each Bond Series (other than the final payment on any such Bond) will be made to the persons in whose names such Bonds are registered (the "Bondholders" and also "Securityholders") at the close of business on a specified date (the "Record Date") prior to the applicable Payment Date and the amount of each payment will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All payments with respect to each Class of Bonds on each Payment Date will be allocated pro rata among such Bonds in accordance with their respective Bond Principal Amounts or Bond Notional Amounts, or will be allocated on such other basis specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Bondholder at a bank or other entity having appropriate facilities therefor, if such Bondholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such Bondholder holds Bonds in the requisite amount or denomination specified therein), or by check mailed to the address of such Bondholder as it appears on the Bond register; provided, however, that the final payment on of any Class of Bonds (whether Definitive Bonds or Book-Entry Bonds) will be made only upon presentation and surrender of such Bonds at the location specified in the notice to the affected Bondholders of such final payment.


      Payments of Interest on the Bonds. Each Class of Bonds of each Bond Series (other than certain Classes of Stripped Principal Bonds and certain Classes of Bonds constituting REMIC Residual Securities that have no Bond Interest Rate) may have a different Bond Interest Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Bond Interest Rate or, in the case of a variable or adjustable Bond Interest Rate, the method for determining the Bond Interest Rate, for each Class of Offered Bonds. The related Prospectus Supplement will specify whether interest on the Bonds of any Bond Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on an alternative basis.

      Payments of interest in respect of any Class of Bonds (other than a Class of Accrual Bonds, which will be entitled to payments of accrued interest commencing only on the Payment Date, or under the circumstances, specified in the related Prospectus Supplement, and other than certain Classes of Stripped Principal Bonds and certain Classes of Bonds that constitute REMIC Residual Securities, which are not entitled to any payments of interest) will be made on each Payment Date based on the Accrued Bond Interest for such Class of Bonds and such Payment Date, subject to the sufficiency of that portion, if any, of the Available Payment Amount allocable to such Class of Bonds on such Payment Date. Prior to the time interest is payable on each Class of Accrual Bonds, the amount of Accrued Bond Interest otherwise payable on each such Bond will be added to the Bond Principal Amount thereof on each Payment Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Bonds (other than certain Classes of Stripped Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities), the "Accrued Bond Interest" for each Payment Date will be equal to interest at the applicable Bond Interest Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate outstanding Bond Principal Amount of such Class of Bonds immediately prior to such Payment Date. The Accrued Bond Interest for each Payment Date on certain Classes of Stripped Interest Bonds will, as to any such Class, be similarly calculated except that it will accrue on an aggregate Bond Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the related Mortgage Assets or (ii) equal to the aggregate Bond Principal Amount of one or more other Classes of Bonds of the same Series. Reference to a Bond Notional Amount with respect to a Stripped Interest Bond is solely for convenience in making certain calculations and does not represent the right to receive any payments of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Bond Interest that is otherwise payable on (or, in the case of Accrual Bonds, that may otherwise be added to the aggregate Bond Principal Amount of) one or more Classes of Bonds of a Bond Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Bonds of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Bond Interest that is otherwise payable on (or, in the case of Accrual Bonds, that may otherwise be added to the aggregate Bond Principal Amount of) a Class of Offered Bonds may be reduced or deferred as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the related Mortgage Assets. If so provided in the related
Prospectus Supplement, any reduction in the amount of Accrued Bond Interest otherwise payable on a Class of Bonds by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the related Mortgage Assets may result in a corresponding increase in the aggregate Bond Principal Amount of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Securities" and "--Effect of Prepayments on Yield of Securities " and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

      Payments of Principal on the Bonds. Each Class of Bonds of each Bond Series (other than certain Classes of Stripped Interest Bonds and certain Classes of Bonds that constitute REMIC Residual Securities) will have an aggregate Bond Principal Amount, which, at any time, will equal the then maximum amount of principal payments the holders of Bonds of such Class will be entitled to receive from the Issuer, subject to the nonrecourse provisions of such Bonds. The aggregate outstanding Bond Principal Amount of a Class of Bonds will be reduced by payments of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets and any unanticipated expenses allocated thereto from time to time. In turn, the aggregate outstanding Bond Principal Amount of a Class of Bonds may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Bonds prior to the Payment Date on which payments of interest thereon are required to commence, by the amount of any Accrued Bond Interest in respect thereof (reduced as described above). Except under the circumstances described herein involving Undelivered Mortgage Assets, the initial aggregate Bond Principal Amount of all Bonds of any particular Bond Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cutoff Date. The initial aggregate Bond Principal Amount of each Class of Offered Bonds will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, payments of principal with respect to the Bonds of any Bond Series will be made on each Payment Date to the holders of the Class or Classes of Bonds of such Series entitled thereto until, in the case of each such Class, the aggregate Bond Principal Amount thereof has been reduced to zero. Payments of principal with respect to one or more Classes of Bonds may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the related Mortgage Assets. Payments of principal with respect to one or more Classes of Bonds may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Bonds of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets.


      Payments on the Bonds in Respect of Prepayment Premiums or in Respect of Equity Participations. If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the related Mortgage Assets will be distributed on each Payment Date to the holders of the Class or Classes of Bonds of the related Bond Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Company or any of its affiliates or by any other specified person and/or may be excluded as Underlying Assets. In addition, certain redemptions of Bonds may be conditioned on the Issuer's making an additional payment in the nature of a prepayment premium or yield maintenance payment that may or may not be based on any such amount payable under the related Mortgage Assets.

The Certificates


      General. Each Certificate Series will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Pooling Agreement. As will be described in the related Prospectus Supplement, the Certificates of each Certificate Series, including the Offered Certificates of such Series, may consist of one or more Classes of Certificates that, among other things: (i) provide for the accrual of interest on the aggregate Certificate Principal Balance or Certificate Notional Amount thereof at a fixed, variable or adjustable Certificate Interest Rate; (ii) constitute Senior Certificates or Subordinate Certificates; (iii) constitute Stripped Interest Certificates or Stripped Principal Certificates; (iv) provide for distributions of interest thereon or principal thereof that commence only after the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of such Series; (v) provide for distributions of principal thereof to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related Mortgage Assets; (vi) provide for distributions of principal thereof to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

or (vii) provide for distributions based on collections on the related Mortgage Assets attributable to Prepayment Premiums and Equity Participations.

      If so specified in the related Prospectus Supplement, a Class of Certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct Classes. For example, a Class of Certificates may have an aggregate Certificate Principal Balance on which it accrues interest at a fixed, variable or adjustable Certificate Interest Rate. Such Class of Certificates may also have certain characteristics attributable to Stripped Interest Certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on an aggregate Certificate Notional Amount at a different fixed, variable or adjustable Certificate Interest Rate. In addition, a Class of Certificates may accrue interest on one portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at one fixed, variable or adjustable Certificate Interest Rate and on another portion of its aggregate Certificate Principal Balance or Certificate Notional Amount at a different fixed, variable or adjustable Certificate Interest Rate.

      The Offered Certificates of each Certificate Series will be issued in minimum denominations corresponding to Certificate Principal Balances or, in case of certain Stripped Interest Certificates or Certificates that constitute REMIC Residual Securities, the Certificate Notional Amounts or percentage interests, specified in the related Prospectus Supplement. As provided in the related Prospectus Supplement, one or more Classes of Offered Certificates of any Certificate Series may be issued in fully registered, definitive form (such Certificates, "Definitive Certificates" and also "Definitive Securities") or may be offered in book-entry format (such Certificates, "Book-Entry Certificates" and also "Book-Entry Securities") through the facilities of DTC. The Offered Certificates of each Certificate Series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related Prospectus Supplement, at the location specified in the related Prospectus Supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a Class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related Prospectus Supplement, arrangements may be made for clearance and settlement through CEDEL, S.A. or the Euroclear System, if they are participants in DTC.


      Distributions on the Certificates. Distributions on the Certificates of each Certificate Series will be made on each Distribution Date from the Available Distribution Amount in respect of such Series for such Distribution Date. The "Available Distribution Amount" in respect of any Certificate Series for any Distribution Date will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the related Mortgage Assets and any other assets included in the related Trust Fund that are available for distributions of principal and interest to the holders of Certificates of such Series on such date. The particular components of the Available Distribution Amount for any Certificate Series and Distribution Date will be more specifically described in the related Prospectus Supplement. The Distribution Date for each Certificate Series will be specified in the related Prospectus Supplement.

      Except for the final distribution on any Class of Certificates, distributions on the Certificates of each Certificate Series (other than the final distribution in retirement of any such Certificate) will be made to the persons in whose names such Certificates are registered (the "Certificateholders" and also "Securityholders") at the close of business on a specified date (the "Record Date") prior to the applicable Distribution Date, and the amount of each distribution will be determined as of the close of business on the date (the "Determination Date") specified in the related Prospectus Supplement. All distributions with respect to each Class of Certificates on each Distribution Date will be allocated pro rata among such Certificates in such Class in proportion to the respective Percentage Interests evidenced thereby, or will be allocated on such other basis specified in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, such

Certificateholder holds Certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such Certificateholder as it appears on the Certificate register; provided, however, that the final distribution in retirement of any Class of Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such Certificates at the location specified in the notice to the affected Certificateholders of such final distribution. The undivided percentage interest (the "Percentage Interest") in any Class of Offered Certificates that is represented by any particular Certificate of such Class will be equal to the percentage obtained by dividing the initial Certificate Principal Balance or Certificate Notional Amount of such Certificate by the initial aggregate Certificate Principal Balance or Certificate Notional Amount of such Class.


      Distributions of Interest on the Certificates. Each Class of Certificates of each Certificate Series (other than certain Classes of Stripped Principal Certificates and certain Classes of Certificates constituting REMIC Residual Securities that have no Certificate Interest Rate) may have a different Certificate Interest Rate, which in each case may be fixed, variable or adjustable. The related Prospectus Supplement will specify the Certificate Interest Rate or, in the case of a variable or adjustable Certificate Interest Rate, the method for determining the Certificate Interest Rate, for each Class of Offered Certificates. The related Prospectus Supplement will specify whether interest on the Certificates of any Certificate Series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on an alternative basis.

      Distributions of interest in respect of any Class of Certificates (other than a Class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and other than certain Classes of Stripped Principal Certificates and certain Classes of Certificates that constitute REMIC Residual Securities, which are not entitled to any distributions of interest) will be made on each Distribution Date based on the Accrued Certificate Interest for such Class of Certificates and such Distribution Date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such Class of Certificates on such Distribution Date. Prior to the time interest is distributable on any Class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on each such Certificate will be added to the Certificate Principal Balance thereof on each Distribution Date or otherwise deferred as described in the related Prospectus Supplement. With respect to each Class of Certificates (other than certain Classes of Stripped Interest Certificates and certain Classes of Certificates that constitute REMIC Residual Securities), the "Accrued Certificate Interest" for each Distribution Date will be equal to interest at the applicable Certificate Interest Rate accrued for a specified period (generally the most recently ended calendar month) on the aggregate outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such Distribution Date. The Accrued Certificate Interest for each Distribution Date on certain Classes of Stripped Interest
Certificates will, as to any such Class, be similarly calculated except that it will accrue on an aggregate Certificate Notional Amount that, in general, will either be (i) based on the principal balances of some or all of the related Mortgage Assets or (ii) equal to the aggregate Certificate Principal Balance of one or more other Classes of Certificates of the same Series. Reference to a Certificate Notional Amount with respect to a Stripped Interest Certificate is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related Prospectus Supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) one or more Classes of Certificates of a Certificate Series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest", exceed the amount of any sums that are applied to offset the amount of such shortfalls. The particular manner in which such shortfalls will be allocated among some or all of the Classes of Certificates of that Series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the aggregate Certificate Principal Balance of) a Class of Offered Certificates may be reduced or deferred as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the related Mortgage Assets. If so provided in the related
Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a Class of Certificates by reason of the allocation to such Class of a portion of any deferred interest on or in respect of the related Mortgage Assets may result in a corresponding increase in the aggregate Certificate Principal Balance of such Class. See "Risk Factors--Effect of Prepayments on Average Life of Securities" and "--Effect of Prepayments on Yield of Securities" and "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest".

      Distributions of Principal of the Certificates. Each Class of Certificates of each Certificate Series (other than certain Classes of Stripped Interest Certificates and certain Classes of Certificates that constitute REMIC Residual Securities) will have an aggregate Certificate Principal Balance, which, at any time, will equal the then maximum amount that the holders of Certificates of such Class will be entitled to receive as principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The aggregate outstanding Certificate Principal Balance of a Class of Certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, further by any losses incurred in respect of the related Mortgage Assets and any unanticipated expenses allocated thereto from time to time. In turn, the outstanding aggregate Certificate Principal Balance of a Class of Certificates may be increased as a result of any deferred interest on or in respect of the related Mortgage Assets being allocated thereto from time to time, and will be increased, in the case of a Class of Accrual Certificates prior to the Distribution Date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). Except under the circumstances described herein involving Undelivered Mortgage Assets, the initial aggregate Certificate Principal Balance of all Certificates of any particular Certificate Series will not be greater than the aggregate outstanding principal balance of the related Mortgage Assets as of the related Cut-off Date. The initial aggregate Certificate Principal Balance of each Class of Offered Certificates will be specified in the related Prospectus Supplement. As and to the extent described in the related Prospectus Supplement, distributions of principal with respect to the Certificates of any Certificate Series will be made on each Distribution Date to the holders of the Class or Classes of Certificates of such Series entitled thereto until, in the case of each such Class, the aggregate Certificate Principal Balance thereof has been reduced to zero. Distributions of principal with respect to one or more Classes of Certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund. Distributions of principal with respect to one or more Classes of Certificates may not commence until the occurrence of certain events, such as the retirement of one or more other Classes of Certificates of the same Series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the Mortgage Assets in the related Trust Fund.


      Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations. If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the Mortgage Assets in any Trust Fund will be distributed on each Distribution Date to the holders of the Class of Certificates of the related Series entitled thereto in accordance with the provisions described in such Prospectus Supplement. Alternatively, such items may be retained by the Company or any of its affiliates or by any other specified person and/or may be excluded as Underlying Assets.

Allocation of Losses and Shortfalls


      The amount of any losses or shortfalls in collections on the Mortgage Assets included as part of the Mortgage Asset Pool for any Series and the amount of any unanticipated expenses for such Series (in each case, to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support and, in the case of a Bond Series, to the extent in excess of the Issuer's equity (if any) in the related Collateral) will be allocated among the respective Classes of Securities of such Series in the priority and manner, and subject to the limitations, specified in the related Prospectus Supplement. As will be described in the related Prospectus Supplement, such allocations may be effected by (i) a reduction in the entitlements to interest and/or the aggregate Outstanding Principal of one or more such Classes of Securities and/or (ii) establishing a priority of payments among such Classes of Securities. If such losses and expenses are not allocated to reduce the aggregate Outstanding Principal of the Securities of the related Series and are not otherwise covered by any fund or agreement constituting Credit Support or, in the case of a Bond Series, any equity of the related Issuer in the related Collateral, the aggregate Outstanding Principal of the Securities of such Series will exceed and, accordingly, not be supported by the aggregate principal balance of the related Mortgage Assets. See "Description of Credit Support".

Advances in Respect of Delinquencies

      If and to the extent provided in the related Prospectus Supplement, if a Mortgage Asset Pool includes Mortgage Loans, the Master Servicer, the Special Servicer, the Trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each Payment Date or Distribution Date, as the case may be, from its or their own funds or from excess funds held in the related Collection Account that are not part of the Available Payment Amount or Available Distribution Amount, as the case may be, for the related Series for such Payment Date or Distribution Date, as the case may be, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such Mortgage Loans during the related Due Period and were delinquent on the related Determination Date.

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the Mortgage Loans (including amounts drawn under any fund or instrument constituting Credit Support) with respect to which such advances were made (as to any Mortgage Loan, "Related Proceeds") and such other specific sources as may be identified in the related Prospectus Supplement, including, in the case of a Series that includes one or more Classes of Subordinate Securities, if so identified, collections on other Mortgage Assets included in the related Mortgage Asset Pool that would otherwise be distributable to the holders of one or more Classes of such Subordinate Securities. No advance will be required to be made by a Master Servicer, Special Servicer or Trustee if, in the judgment of the Master Servicer, Special Servicer or Trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a "Nonrecoverable Advance"); and, if previously made by a Master Servicer, Special Servicer or Trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Collection Account prior to any payments or distributions being made to the holders of the related Series of Securities.

      If advances have been made by a Master Servicer, Special Servicer, Trustee or other entity from excess funds in a Collection Account, such Master Servicer, Special Servicer, Trustee or other entity, as the case may be, will be required to replace such funds in such Collection Account on or prior to any future Payment Date or Distribution Date, as applicable, to the extent that funds in such Collection Account on such Payment Date or Distribution Date are less than payments required to be made to the holders of the related Series of Securities on such date. If so specified in the related Prospectus Supplement, the obligation of a Master Servicer, Special Servicer, Trustee or other entity to make advances may be backed or secured by a cash advance reserve fund, a guarantee, a letter of credit or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such guarantee, letter of credit or surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such Prospectus Supplement, and such entity will be entitled to payment of such interest periodically from general collections on the Mortgage Assets included as part of the related Mortgage Asset Pool prior to any payment to the related Series of Securityholders or as otherwise described in such Prospectus Supplement.

      If the Mortgage Asset Pool for any Series includes Underlying MBS, the related Prospectus Supplement will describe any comparable advancing obligation of a party to the related Indenture, the related Pooling Agreement or any separate related S&A Agreement, as the case may be, or of a party to the related MBS Agreement.

Reports to Securityholders

      On each Payment Date or Distribution Date, as applicable, for a Series, together with the payment or distribution to the holders of each Class of the Offered Securities of such Series, a Master Servicer, Manager, Trustee or other specified person, as provided in the related Prospectus Supplement, will forward to each such holder, a statement (a "Securityholder Statement") substantially in the form, or specifying the information, set forth in the related Prospectus Supplement. In general, the Securityholder Statement for each Payment Date or Distribution Date, as applicable, will detail the distributions on the related Series of Securities on such Payment Date or Distribution Date and the performance of the related Mortgage Assets.

      Within a reasonable period of time after the end of each calendar year, the Issuer, Master Servicer, Manager or Trustee, as the case may be, for a Series will be required to furnish to each person who at any time during the calendar year was a holder of an Offered Security of such Series a statement containing information regarding the principal, interest and other payments or distributions on the applicable Class of Offered Securities, aggregated for such calendar year or the applicable portion thereof during which such person was a Securityholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, "--Book-Entry Registration and Definitive Securities" below.

      If the Mortgage Asset Pool for any Series includes Underlying MBS, the ability of the related Issuer, Master Servicer, Manager or Trustee, as the case may be, to include in any Securityholder Statement information regarding the mortgage loans underlying such Underlying MBS will depend on the reports received with respect to such Underlying MBS. In such cases, the related Prospectus Supplement will describe the loan-specific information to be included in the Securityholder Statements that will be forwarded to the holders of the Offered Securities of that Series in connection with payments or distributions made to them.

Voting Rights

      If so provided in the related Prospectus Supplement, specific voting rights evidenced by the Securities of each Series (collectively as to such Series, the "Voting Rights") will be allocated among the respective Classes of such Series in the manner described in the related Prospectus Supplement. In the case of any particular Bond Series, the Bondholders of such Series may also vote or otherwise take action based upon the aggregate Bond Principal Amounts or Bond Notional Amounts of their Bonds.

      Securityholders will generally not have a right to vote, except with respect to certain amendments of related transaction documents (including the related Indenture or Pooling Agreement, as applicable) and as otherwise specified in the related Prospectus Supplement. See "Description of the Indentures--Modification of the Indenture" and "Description of the Pooling Agreements--Amendment". The holders of specified amounts of Voting Rights (or, in the case of certain Bond Series, of specified Bond Principal Amounts and/or Bond Notional Amounts) of a particular Series will have the right to act as a group to remove the related Trustee and also upon the occurrence of certain events which if continuing would constitute an Event of Default (as defined herein) on the part of the related Issuer, Master Servicer, Special Servicer, Manager or REMIC Administrator. See "--The Trustee", "Description of the Indenture--Issuer Events of Default" and "Servicing and Administration of the Mortgage Assets--S&A Events of Default" and "--Rights Upon Event of Default".

Special Redemption of Bonds

      If specified in the related Prospectus Supplement, the Bonds of any Bond Series may be subject to special redemption on the day of any month specified therein if, as a result of the prepayment experience on the Mortgage Assets securing such Bonds or the low yield available for reinvestment or both, the Trustee determined (based on assumptions specified in the Indenture and after giving effect to the amounts, if any, available to be withdrawn from or under any reserve fund or instrument constituting Credit Support or a Cash Flow Arrangement for such Series) that the amount anticipated to be available in the Collection Account for such Series on the next Payment Date, is anticipated to be insufficient to pay debt service on the Bonds of such Series on such Payment Date. The principal amount of Bonds of such Series required to be so redeemed will not exceed the Principal Payment Amount otherwise required to be paid on the next Payment Date. Therefore, the primary result of such a special redemption of Bonds is payment of principal prior to the next scheduled Payment Date.

      To the extent described in the related Prospectus Supplement, Bonds of any Bond Series may be subject to special redemption in whole or in part following certain defaults under an instrument of Credit Support and in certain other events.


      All payments of principal pursuant to any special redemption will be made in the order of priority and in the manner specified in the related Prospectus Supplement. Notice of any special redemption will be mailed by the Issuer or the Trustee prior to the Special Redemption Date. The Redemption Price for any
Bonds so redeemed will be equal to 100% (or such other percentage specified in the related Prospectus Supplement) of the principal amount of such Bonds (or portions thereof) so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement.


Optional Redemption of Bonds


      The Issuer may, at its option and if so specified in the related Prospectus Supplement, redeem, in whole or in part, one or more Classes of Bonds of any Bond Series on any Payment Date on or after the dates, if any, specified in such Prospectus Supplement. Notice of such redemption will be given by the Issuer or Trustee prior to the anticipated date of redemption. The Redemption Price for any Bonds so redeemed will be equal to 100% of the principal amount of such Bonds, or the portions thereof, so redeemed, together with interest accrued thereon to the date specified in the related Prospectus Supplement. Any such optional redemption may occur at a time when a significant portion of the aggregate Bond Principal Amount of all the Classes of Bonds that will be so redeemed, remains outstanding (that is, a time when the aggregate Bond Principal Amount of such Classes of Bonds is greater than 25% of the initial aggregate Bond Principal Amount thereof). The maximum aggregate Bond Principal Amount of the Bonds of any Bond Series that may be outstanding before any optional redemption may be effected will be disclosed in the related Prospectus Supplement.


Termination of a Trust Fund

      The Trust Fund, and the obligations created by the corresponding Pooling Agreement, for each Certificate Series will terminate following (i) the final payment or other liquidation of the last Mortgage Asset in such Trust Fund or the disposition of all property acquired upon foreclosure of any Mortgage Loan in such Trust Fund and (ii) the payment (or provision for payment) to the Certificateholders of that Series of all amounts required to be paid to them pursuant to such Pooling Agreement. Written notice of termination of a Trust Fund and the related Pooling Agreement will be given to each Certificateholder of the related Certificate Series, and the final distribution will be made only upon presentation and surrender of the Certificates of such Series at the location to be specified in the notice of termination.


      If so specified in the related Prospectus Supplement, a Certificate Series may be subject to optional early termination through the purchase of all the Mortgage Assets remaining in the related Trust Fund by the party or parties specified therein, under the circumstances and in the manner set forth therein; provided that the related Pooling Agreement will provide that such termination may not occur until the aggregate scheduled principal balance of the related Mortgage Asset Pool has declined to 10% or less of the greater of the Initial Pool Balance of such Mortgage Asset Pool or the initial aggregate Certificate Principal Balance of the Certificates of the subject Certificate Series. The purchase price for some or all of the Mortgage Assets remaining in the related Trust Fund may be based on fair market value (which may be less than the unpaid balance of, and other amounts due on, such Mortgage Assets) and, therefore, the aggregate purchase price for all the Mortgage Assets may be insufficient to pay the aggregate Certificate Principal Balance of, and accrued and unpaid interest on, all the Certificates of the related Certificate Series.

      In addition, if so provided in the related Prospectus Supplement upon the reduction of the aggregate Certificate Principal Balance of a specified Class or Classes of Certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the Mortgage Assets of the related Trust Fund, or of a sufficient portion of such Mortgage Assets to retire such Class or Classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of, and other amounts due on, the Mortgage Assets sold and therefore, as a result of such a sale, the Certificateholders of one or more Classes of Certificates may receive an amount less than the aggregate Certificate Principal Balance of, and accrued unpaid interest on, their Certificates.

      Sales of Mortgage Assets as contemplated under this "--Termination of a Trust Fund" section are to be made without any continuing direct or indirect liability to the purchaser on the part of the related Trust Fund or the related Certificateholders.


The Trustee


      General. The Trustee under each Indenture and Pooling Agreement will be named in the related Prospectus Supplement. In the case of a Bond Series, the Trustee will be a bank or trust company qualified under the TIA. The commercial bank, national banking association, banking corporation or trust company that serves as Trustee may have typical banking relationships with the Company and its affiliates and with any Master Servicer, Special Servicer, Manager or REMIC Administrator and its affiliates.


      Certain Matters Regarding the Trustee. If no Event of Default on the part of any related Issuer, Master Servicer, Special Servicer, Manager or REMIC Administrator has occurred and is continuing, the Trustee for each Series will be required to perform only those duties specifically required under the related Indenture or Pooling Agreement, as applicable.

      As and to the extent described in the related Prospectus Supplement, the fees and normal disbursements of any Trustee may be an expense of the related Issuer, Master Servicer or other specified person or entity or may be payable out of collections on the related Mortgage Assets.

      Unless otherwise specified in the related Prospectus Supplement, the Trustee for each Series will be entitled to indemnification, from amounts held in the Collection Account for such Series, for any loss, liability or expense incurred by the Trustee in connection with the Trustee's acceptance or administration of its trusts under the related Indenture or Pooling Agreement, as applicable; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

      The rights of the Trustee to receive out of the related Trust Fund or Collateral, as the case may be, any compensation or reimbursement to which it is entitled under the related Pooling Agreement or Indenture, as the case may be, will be senior to the rights of Securityholders of the related Series to receive payments on their Securities.

      The Trustee for each Series will be entitled to execute any of its trusts or powers under the related Indenture or Pooling Agreement, as applicable, or perform any of its duties thereunder either directly or by or through agents or attorneys; however, unless otherwise specified in the related Prospectus Supplement, the Trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.


      Resignation and Removal of the Trustee. The Trustee for a Series may resign at any time, in which event the Company or, in the case of certain
Bond Series, the Issuer will be obligated to appoint a successor Trustee. The Company or, in the case of certain Bond Series, the Issuer may also remove the Trustee for such Series if such Trustee ceases to be eligible to continue as such under the related Indenture or Pooling Agreement, as applicable, or if such Trustee becomes insolvent. Upon becoming aware of such circumstances, the Company or, in the case of certain Bond Series, the Issuer will be obligated to appoint a successor Trustee. In addition, unless otherwise specified in the related Prospectus Supplement, the Trustee for any Series may also be removed at any time by the holders of Securities of such Series of more than 50% of the Voting Rights for or, in the case of most Bond Series, the aggregate Bond Principal Amount of such Series; provided that if such removal was without cause, the Securityholders effecting such removal may be responsible for any costs and expenses incurred by the terminated Trustee in connection with its removal. Any resignation or removal of the Trustee for any Series and appointment of a successor trustee for such Series will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both Trustee and REMIC Administrator for a Series, then any resignation or removal of such entity as the Trustee will also constitute the resignation or removal of such entity as REMIC Administrator, and the successor trustee will also serve as the successor REMIC Administrator as well.


Book-Entry Registration and Definitive Securities

      If so provided in the related Prospectus Supplement, one or more Classes of the Offered Securities will be offered in book-entry format through the facilities of The Depository Trust Company ("DTC"), and each such Class will be represented by one or more global Securities registered in the name of DTC or its nominee. If so provided in the related Prospectus Supplement, arrangements may be made for clearance and settlement through the Euroclear System or CEDEL, S.A., if they are participants in DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants (the "DTC Participants") and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Commission.

      Purchases of Book-Entry Securities under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the

Financial Intermediary's ownership of such Securities will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such Securities. The beneficial ownership interest of the actual beneficial owner of a Book-Entry Security (a "Security Owner") may only be transferred in compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

      DTC has no knowledge of the actual Security Owners; DTC's records reflect only the identity of the DTC Participants to whose accounts the related Securities are credited, which may or may not be the Security Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Security Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments or distributions on the Book-Entry Securities will be made to DTC. DTC's practice is to credit DTC Participants' accounts on the related Payment Date or Distribution Date, as applicable, in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such payments or distributions by DTC Participants to Financial Intermediaries and Security Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of each such DTC Participant (and not of DTC, the Company or any Owner Trust, Trustee, Master Servicer, Special Servicer or Manager), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Security Owners may receive payments after the related Payment Date or Distribution Date, as applicable.


      The only "Bondholder" (as such term is used in the related Indenture) of Book-Entry Bonds and the only "Certificateholder" (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC, and the Security Owners will not be recognized as Bondholders under any Indenture or as Certificateholders under any Pooling Agreement. Security Owners will be permitted to exercise the rights of Bondholders under the related Indenture or Certificateholders under the related Pooling Agreement, as applicable, only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The Company has been informed that DTC will take action permitted to be taken by a Bondholder under an Indenture or a Certificateholder under a Pooling Agreement, in any case, only at the direction of one or more DTC Participants to whose account with DTC interests in the applicable Book-Entry Securities are credited. DTC may take conflicting actions with respect to the Book-Entry Securities of any Series to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Securities.


      Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Security Owners, the ability of a Security Owner to pledge its interest in Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Securities, may be limited due to the lack of a physical security evidencing such interest.


      Securities of any Series initially issued in book-entry form will be issued as Definitive Securities to the related Security Owners or their nominees, rather than to DTC or its nominee, only if (i) the Company or, in the case of certain Bond Series, the Issuer, advises the Trustee for such Series in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and the Company or, in the case of certain Bond Series, the Issuer is unable to locate a qualified successor or (ii) the Company or, in the case of certain Bond
Series, the Issuer, at its option,
elects to terminate the book-entry system through DTC with respect to such Securities or (iii) such other circumstances as may be described in the related Prospectus Supplement occur. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Securities. Upon surrender by DTC of the physical security or securities representing a Class of Book-Entry Securities, together with instructions for registration, the Trustee for the related Series or other designated party will be required to issue to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the holders of such Definitive Securities will be recognized, as applicable, as "Bondholders" under and within the meaning of the related Indenture or as "Certificateholders" under and within the meaning of the related Pooling Agreement.



                         DESCRIPTION OF THE INDENTURES

General


      Each Bond Series will be issued pursuant to a Terms Indenture, between the Issuer and the Trustee, which shall incorporate by reference certain standard indenture provisions of the Company applicable to owner trusts established thereby. The Terms Indenture for any particular Bond Series, as and to the extent it incorporates by reference such standard indenture provisions, will constitute the Indenture for such Series. The standard indenture provisions that may be used with respect to any Bond Series shall be substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part. A copy of the Terms Indenture for any Bond Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of such Bonds.


      The provisions of the Indenture for each Bond Series will vary depending upon the nature of such Bonds and the nature of the related Collateral. The following summaries describe certain provisions that may appear in an Indenture. The Prospectus Supplement for the Offered Bonds of any Bond Series will describe any provision of the related Indenture that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indenture for each Bond Series and the description of such provisions in the related Prospectus Supplement. The Company will provide a copy of the Indenture that relates to any Bond Series without charge upon written request of a holder of a Bond of such Series addressed to it at its principal executive offices specified herein under "The Company".

Pledge of Mortgage Assets

      General. At the time of issuance of any Bond Series, the Issuer will grant to the designated Trustee to secure payment of the Bonds of such Series a security interest in, among other things, the Mortgage Assets to be included as part of the related Collateral, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will hold such Mortgage Assets as security only for that Bond Series, and holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security, subject to the express subordination of certain Classes thereof. In addition, the Trustee will, concurrently with such grant, deliver such Bonds to or at the direction of the Issuer. Each Mortgage Asset to be included as part of the related Collateral will be identified in a schedule appearing as an exhibit to the related Terms Indenture. Such schedule generally will include detailed information that pertains to each Mortgage Asset included as part of the related Collateral, which information will typically include: (i) in the case of each Mortgage Loan, if any, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of each Underlying MBS, if any, the outstanding principal balance and the pass-through rate or coupon rate.

      Delivery of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Issuer will, as to each Mortgage Loan to be included as part of the related Collateral, deliver, or cause to be delivered, to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents, at such times as are set forth in the related Indenture. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, the Collateral for a Bond Series may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Issuer delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Issuer or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Issuer cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment (with evidence of recording thereon) concurrently with the execution and delivery of the related Terms Indenture because of a delay caused by the public recording office, the Issuer will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Issuer will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the Issuer cannot deliver, or cause to be delivered, with respect to any Mortgage Loan, the Mortgage or any intervening assignment (with evidence of recording thereon) concurrently with the execution and delivery of the related Terms Indenture because such Mortgage or assignment has been lost, the Issuer will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment (with evidence of recording thereon). Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Issuer, the related Mortgage Asset Seller or the originator of such Mortgage Loan.


      The Trustee (or a custodian appointed by the Trustee) for a Bond Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Bondholders of such Series.

      The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold legal title to the Mortgage Loans securing any Bond Series and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

      Delivery of Underlying MBS. Unless otherwise specified in the Prospectus Supplement for the Offered Bonds of any Bond Series, the related Indenture will provide that such steps will be taken as will be necessary to cause the Trustee for such Series to become the registered owner of each Underlying MBS which is included as part of the Collateral for such Series and to provide for all distributions on each such Underlying MBS to be made either directly to the Trustee or another MBS Administrator.

Representations and Warranties with Respect to Mortgage Assets; Repurchases and Other Remedies

      Unless otherwise provided in the Prospectus Supplement for the Offered Bonds of any Bond Series, the Issuer will, with respect to each Mortgage Asset included as part of the related Collateral, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Asset on the schedule of Mortgage Assets appearing as an exhibit to the related Terms Indenture; (ii) the Warranting Party's title to the Mortgage Asset and the authority of the Warranting Party to transfer (or, in the case of the Issuer, grant a security interest in) such Mortgage Asset; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan, and the delivery of all documents required to be delivered to the Trustee with respect to the Mortgage Loan, as contemplated under "--Pledge of Mortgage Assets--Delivery of Mortgage Loans". It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Issuer, the Company, an affiliate of the Company, the Master Servicer, the Special Servicer or another person acceptable to the Company. The Warranting Party will be identified in the related Prospectus Supplement.


      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Bondholders of the related Bond Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price (or, in the case of the Issuer, remove such Mortgage Asset as part of the related Collateral and pay to the Trustee a cash amount) no less than the unpaid principal balance of such Mortgage Asset as of the date of purchase (or removal), together with accrued interest thereon at the related Mortgage Rate (or, in the case of an Underlying MBS, the related pass-through rate or coupon rate) to a date on or about the date of purchase (or removal) and, in the case a Mortgage Loan, certain related unreimbursed servicing expenses (in any event, the "Release Price"). If so provided in the related Prospectus Supplement, in lieu of repurchasing a Mortgage Asset as to which a material breach has occurred (or, in the case of the Issuer, removing such Mortgage Asset as part of the related Collateral), a Warranting Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of the related Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities, as applicable, that in each case meet the criteria for a "Mortgage Asset" specified herein, in accordance with standards that will be described in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this obligation of the Warranting Party to repurchase, remove or replace a defective Mortgage Asset will constitute the sole remedy available to holders of the Bonds of any Bond Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Asset if a Warranting Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Bond Series is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets securing any Bond Series were made will be specified in the related Prospectus Supplement.

Certain Covenants

      For so long as the Bonds of any Bond Series is outstanding, except in connection with the consummation of one of the transactions contemplated by the following sentence, the Issuer of such Series may not liquidate or dissolve and must maintain its continued existence. In addition, for so long as the Bonds of any Bond Series are outstanding, the Issuer of such Bonds also may not consolidate or merge with or into any other person or, except as described herein, convey or transfer its properties and assets substantially as an entirety, without the consent of the holders of Bonds of such Series entitled to not less than 66-2/3% of the aggregate Bond Principal Amount of such Series, and unless, among other things, (a) the person formed or surviving such merger or consolidation or acquiring such assets is organized under the laws of the United States of America or any State thereof and shall have expressly assumed, by supplemental indenture, the due and punctual payment of principal of and interest on all Bonds of such Series and the performance of every applicable covenant of the related Indenture to be performed by the Issuer, (b) immediately after giving effect to such transaction, no Issuer Event of Default (nor any event that with notice or lapse of time or both would become an Issuer Event of Default) shall have occurred and be continuing, (c) the Trustee for such Series shall have received written confirmation from each Rating Agency in respect of such Series to the effect that the consummation of such transaction will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Bonds of such Series and (d) the Trustee for such Series shall have received from the Issuer an officers' certificate and an opinion of counsel, each to the effect that, among other things, such transaction complies with the foregoing requirements.

      With limited exception, the Issuer may not incur, assume, have outstanding or guarantee any indebtedness other than Bonds pursuant to an Indenture and other than obligations incidental to the issuance of Bonds.

Modification of Indenture


      Except as set forth below, and unless otherwise specified in the related Prospectus Supplement, with the consent of the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount of any Bond Series, the Trustee and the Issuer for such Series may amend the related Indenture or execute a supplemental indenture, to add provisions to or change or eliminate any provisions of the related Indenture, or modify the rights of the holders of the Bonds of that Series.


      Without the consent of the holder of each outstanding Bond affected, however, except as provided below, no such amendment or supplemental indenture shall (i) change the date of payment of any installment of principal of or interest on any Bond or reduce the principal amount thereof, the Bond Interest Rate therefor or the Redemption Price with respect thereto, or change the provisions of the related Indenture relating to the application of collections on or with respect to the related Collateral to payment of principal of or interest on any Bond, or change any place of payment where, or the coin or currency in which, any Bond or any interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the related Indenture regarding payment, (ii) reduce the percentage of Voting Rights, aggregate Bond Principal Amount or aggregate Bond Notional Amount, as the case may be, represented by the Bonds of any Bond Series (or Class of such Series), the consent of the holders of which is required for the authorization of any such amendment or supplemental indenture or for any waiver of compliance with certain provisions of the related Indenture or certain defaults thereunder and their consequences, (iii) modify or alter the provisions of the related Indenture defining the term "Outstanding", (iv) permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any part of the property subject to the lien of such Indenture or terminate the lien of such Indenture on any property at any time subject thereto or deprive the holder of any Bond of the security afforded by the lien of the related Indenture, except as expressly provided in the related Indenture, (v) reduce the percentage of Voting Rights, aggregate Bond Principal Amount or aggregate Bond Notional Amount, as the case may be, represented by the Bonds of any Bond Series (or Class of such Series), the consent of the holders of which is required to direct the Trustee to liquidate the Mortgage Assets for such Series, (vi) modify any of the provisions of the related Indenture regarding the calculation of the amount of any payment of interest or principal due and payable on any Bond on any Payment Date, or (vii) modify the provisions of the Indenture regarding any modifications of such Indenture requiring consent of the holders of Bonds, except to increase the percentage of Voting Rights, aggregate Bond Principal Amount or aggregate Bond Notional Amount, as the case may be, required to consent to such modification of such Indenture or to provide that additional provisions of the Indenture cannot be modified or waived without the consent of the holder of each Bond affected thereby.

      The Issuer and the Trustee for any Bond Series may also amend the related Indenture or enter into supplemental indentures, without obtaining the consent of holders of such Series to cure an ambiguity or to correct or supplement any provision of the related Indenture or any supplemental indenture which may be defective or inconsistent with any other provisions, or to make or amend any other provisions with respect to matters or questions arising under the related Indenture or any supplemental indenture, provided that such action shall not materially adversely affect the interests of the holders of the Bonds of such Series. Such amendments may also be made and such supplemental indentures may also be entered into without the consent of Bondholders, among other things, to set forth the terms of and security for additional Bond Series, to evidence the succession of another person to the Issuer for any Bond Series, to add to the conditions, limitations and restrictions on certain terms of any Bond Series and to the covenants of the Issuer or Trustee of such Series, to surrender any right or power conferred upon the Issuer for any Bond Series, to convey, transfer, assign, mortgage or pledge any property to the Trustee for any Bond Series, to correct or amplify the description of any property subject to the lien of any Indenture, to modify any Indenture to the extent necessary to effect the related Trustee's qualifications under the TIA or comply with the requirements of the TIA, to make any amendment necessary or desirable to maintain the status of any portion of the related Collateral as a REMIC, or to avoid certain taxes, to amend the provisions of any Indenture relating to authentication and delivery of the Bonds of any Bond Series with respect to which a Terms Indenture has not theretofore been authorized or to evidence and provide for the acceptance of appointment by a successor trustee.

Issuer Events of Default

      Unless otherwise stated in the related Prospectus Supplement, an "Issuer Event of Default" with respect to any Bond Series will consist of: (i) the failure to pay all interest on and principal of any Bond of such Series by its Stated Maturity; (ii) the impairment of the validity or effectiveness of the related Indenture or any grant thereunder, or the subordination or, except as permitted thereunder, the termination or discharge of the lien of the related Indenture, or the creation of any lien, charge, security interest, mortgage or other encumbrance (other than the lien of the related Indenture or any other lien expressly permitted thereby) with respect to any part of the property subject to the lien of the related Indenture or any interest in or proceeds of such property, or the failure of the lien of the related Indenture to constitute a valid first priority perfected security interest in such property (subject only to those liens expressly permitted by the related Indenture to be prior to the lien thereof), and the continuation of any such defaults for a period of 30 days after notice to the Issuer for such Series by the designated Trustee or to the Issuer for such Series and the designated Trustee by the holders of Bonds entitled to at least 25% of the Voting Rights for such Series; (iii) any default in the observance or performance of any covenant or agreement of the Issuer made in the related Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this paragraph specifically dealt with) with respect to such Series or any representation or warranty of the Issuer made in the related Indenture, or in any certificate or other writing delivered pursuant thereto or in connection therewith, with respect to such Series proving to have been incorrect in any material respect as of the time when the same shall have been made, provided such default or the circumstance or condition in respect of which such representation or warranty was incorrect (A) shall materially and adversely affect the interests of holders of Bonds of such Series and (B) shall continue or shall not have been eliminated or otherwise remedied, as the case may be, for a period of 60 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of Bonds representing at least 25% of the aggregate Bond Principal Amount of such Series, a written notice specifying such default or inaccuracy, as the case may be, and requiring it to be remedied and stating that such notice is a "Notice of Default" under the related Indenture; and (iv) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer for such Series. Notwithstanding the foregoing, if a Bond Series includes a Class of Subordinate Bonds, the Terms Indenture for such a Series may provide that certain defaults which relate only to such Subordinate Bonds shall not constitute an Issuer Event of Default with respect to such Series, under certain circumstances, and may limit the rights of holders of Subordinate Bonds to direct the Trustee to pursue remedies with respect to such defaults, or other Issuer Events of Default. Such limitations, if any, will be specified in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, if an Issuer Event of Default with respect to any Bond Series should occur and be continuing, the Trustee for such Series may (and, upon the written request of the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount or Bond Notional Amount, as the case may be, of each Class of Bonds of such Series affected thereby, shall) declare all Bonds of such Series to be due and payable, together with accrued and unpaid interest thereon. Unless otherwise specified in the related Prospectus Supplement, such declaration of acceleration and its consequences may under certain circumstances (including the remediation by the Issuer of all existing Issuer Events of Default with respect to such Series) be rescinded and annulled by the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount or Bond Notional Amount, as the case may be, of each Class of Bonds of such Series.

      The Indenture for each Bond Series will provide that the Trustee for such Series shall, within 90 days after the occurrence of an Issuer Event of Default with respect to such Series, mail to the holders of Bonds of such Series notice of all uncured or unwaived defaults known to it; provided that, except in the case of an Issuer Event of Default in the payment of the principal or purchase price of or interest on any Bond, the Trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the Bondholders of such Series.

      An Issuer Event of Default with respect to one Bond Series will not necessarily be an Issuer Event of Default with respect to any other Bond Series.

      Unless otherwise provided in the related Prospectus Supplement, if following an Issuer Event of Default with respect to any Bond Series, the Bonds of such Series have been declared to be due and payable, the Trustee may liquidate the related Mortgage Assets, but only if: (i) each and every Bondholder of such Series consents thereto; (ii) the portion of the proceeds of such sale or liquidation that is distributable to the Bondholders of such Series is sufficient to discharge in full all amounts then due and unpaid upon the Bonds of such Series for principal and interest; or (iii) the Trustee (A) determines that the Mortgage Assets securing such Series will not, taking into account any Credit Support or Cash Flow Arrangement with respect to such Series, provide sufficient funds for the payment of all principal and interest on the Bonds of such Series by their respective Stated Maturities, if any, and (B) obtains the consent of the holders of Bonds representing at least 66-2/3% of the aggregate Bond Principal Amount or aggregate Bond Notional Amount of each Class of Bonds of such Series. In addition, if following an Issuer Event of Default with respect to any Bond Series, the Bonds of such Series have been declared to be due and payable, the Trustee will be required to liquidate the related Mortgage Assets (unless otherwise provided in the related Prospectus Supplement) if the Bondholders of such Series so direct as described under "--Control by Bondholders" below. Unless otherwise provided in the Prospectus Supplement for the Offered Bonds of any Bond Series, the proceeds of a sale of Mortgage Assets will be applied to the payment of amounts due the Trustee for such Series and other administrative and servicing expenses specified in the related Indenture and then distributed pro rata among the Bondholders of each Class of such Series (provided that Subordinate Bonds of such Series will be subordinate to Senior Bonds of such Series to the extent provided in the related Prospectus Supplement) according to the amounts due and payable on the Bonds for principal and interest at the time such proceeds are distributed by the Trustee.

      If the Bonds of any Bond Series have been declared to be due and payable following an Issuer Event of Default with respect to such Series and such declaration and its consequences have not been rescinded and annulled, then (unless the related Prospectus Supplement specifies otherwise) the Trustee may, but need not, elect to maintain possession of the Mortgage Assets securing such Series; provided that the holders of Bonds of such Series shall not have directed the Trustee as described under "--Control by Bondholders" below to sell the Mortgage Assets securing such Series. It is the desire of the Issuer, the Trustee and the Bondholders of each Series that there be at all times, taking into account any Credit Support or Cash Flow Arrangement with respect to a Series, sufficient funds for the payment of all principal of and interest on the Bonds of such Series by their respective Stated Maturities, if any, and the Trustee shall take such desire into account when determining whether or not to maintain possession of the Mortgage Assets securing any Series declared due and payable. In determining whether to maintain possession of the Mortgage Assets securing any Series declared due and payable, the Trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of such Mortgage Assets for such purpose. Unless otherwise provided in the related Prospectus Supplement, until the Trustee has elected or has determined not to elect to retain the Mortgage Assets securing any Series declared due and payable, and thereafter if the Trustee has elected to retain the Mortgage Assets securing any Series declared due and payable, the Trustee will continue to apply all payments, collections, distributions and other amounts received on such Mortgage Assets and/or paid or drawn under any Credit Support or Cash Flow Arrangement for such Series, solely to the payment of principal of and interest on the Bonds of such Series, and to the payment of administrative and other expenses, as if there had not been such a declaration of acceleration.

      The Trustee shall not be deemed to have knowledge of any Issuer Event of Default unless an officer in the Trustee's corporate trust department has actual knowledge thereof. Subject to the provisions of the related Indenture regarding the duties of the Trustee in case an Issuer Event of Default in respect of any Bond Series shall occur and be continuing, the Trustee for such Series will be under no obligation to exercise any of the rights or powers under the related Indenture at the request or direction of any of the Bondholders of such Series, unless such Bondholders shall have offered to such Trustee reasonable security or indemnity.

Control by Bondholders

      Unless otherwise provided in the related Prospectus Supplement, the holders of Bonds of any Bond Series representing more than 50% of the aggregate Bond Principal Amount of such Series shall have the right to direct the time, method and place of conducting any suit in equity, action at law or other judicial or administrative proceeding (each, a "Proceeding") for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, that:

            (i) such direction may not be in conflict with any rule of law or with the related Indenture;

            (ii) the Trustee shall have been provided with indemnity reasonably satisfactory to it;

            (iii) any direction to the Trustee to declare all of the Bonds of such Series to be immediately due and payable following an Issuer Event of Default, or to rescind any such declaration, shall be by the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount or Bond Notional Amount, as the case may be, of each Class of such Series;

            (iv) any direction to the Trustee to sell or liquidate all or any portion of the Mortgage Assets securing such Series shall be by the holders of Bonds representing not less than 66-2/3% of the aggregate Bond Principal Amount or Bond Notional Amount, as the case may be, of each Class of such Series (except that, notwithstanding the foregoing, if the condition to retention of the Mortgage Assets securing such Series set forth under "--Issuer Events of Default" above has been satisfied and the Trustee elects to retain such Mortgage Assets as described thereunder, then any direction to the Trustee by the holders of less than all the Bonds of such Series to sell or liquidate all or any portion of such Mortgage Assets shall be of no force and effect); and

            (v) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Notwithstanding the rights of Bondholders of any Series set forth above, the Trustee need not, however, take any action which it determines might involve it in liability or may be unjustly prejudicial to the Bondholders of such Series not consenting.

      Prior to the declaration of the acceleration of the maturity of the Bonds of any Series as described under "--Issuer Events of Default" above, unless otherwise specified in the related Prospectus Supplement, the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount or Bond Notional Amount, as the case may be, of each Class of such Series may, on behalf of the holders of all the Bonds of such Series, waive any past default on the part of the Issuer with respect to such Series and its consequences, except a default:

            (i) in the payment of principal of or interest on any Bond, which waiver shall require the waiver by the Holders of all of the outstanding Bonds of such Series; or

            (ii) in respect of a covenant or provision of the related Indenture which cannot be modified or amended without the consent of the holder of each outstanding Bond of such Series, which waiver shall require the waiver by each holder of an outstanding Bond of such Series.

      Unless otherwise specified in the related Prospectus Supplement, no holder of Bonds of any Bond Series will have the right to institute any Proceedings with respect to the related Indenture, unless (i) such holder previously has given to the Trustee for such Series written notice of a continuing Issuer Event of Default with respect to such Series, (ii) the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount of such Series (or such other group of Bondholders of such Series as may be required for directing the Trustee to institute particular Proceedings as described in the first paragraph of this "--Control of Bondholders" section and as shall hold Bonds which, in the aggregate, represent more than 50% of the aggregate Bond Principal Amount of such Series) shall have made written request to the Trustee to institute Proceedings in respect of such Issuer Event of Default in its own name as Trustee under the related Indenture; (iii) such holder or holders of Bonds have offered to the Trustee adequate indemnity or security satisfactory to the Indenture Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, (iv) the Trustee for such Series has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute any such Proceeding and (v) no direction inconsistent with such written request has been given to the Trustee for such Series during such 60-day period by the holders of Bonds representing more than 50% of the aggregate Bond Principal Amount of such Series; provided, however, that in the event that the Trustee receives conflicting requests and indemnities from two or more groups of Bondholders of such Series, each representing less than a majority, by aggregate Bond Principal Amount, of such Series, the Trustee may in its sole discretion determine what action with respect to the Proceeding, if any, shall be taken.

      For purposes of giving the consents, waivers and directions contemplated in this "--Control by Bondholders" section and under "--Issuer Events of Default" above, Bonds held by the Issuer, the Company or any affiliate thereof will be deemed not to be outstanding.

Authentication and Delivery of Bonds

      The Issuer for any Bond Series may from time to time deliver Bonds of such Series executed by it to the Trustee for such Series and order that such Trustee authenticate such Bonds. Upon the receipt of such Bonds and such order and subject to the Issuer's compliance with certain conditions specified in the related Indenture, the Trustee for such Series will authenticate and deliver such Bonds as the Issuer may direct. Unless otherwise specified in the related Prospectus Supplement, the Trustee for any Bond Series will be authorized to appoint an agent for purposes of authenticating and delivering the Bonds of such Series (the "Authenticating Agent").

Satisfaction and Discharge of the Indenture

      The related Indenture will be discharged as to any Bond Series (except with respect to certain continuing rights specified in such Indenture), (a)(1) upon the delivery to the related Trustee or other Bond registrar for cancellation of all the Bonds of such Series other than Bonds which have been mutilated, lost or stolen and have been replaced or paid and Bonds for which money has been deposited in trust for the full payment thereof (and thereafter repaid to the Issuer for such Series or discharged from such trust) as provided in such Indenture, or (2) at such time as all Bonds of such Series not previously canceled by the related Trustee or other Bond registrar have become due and payable or, within one year, will become due and payable or be called for redemption, and the Issuer for such Series shall have deposited with the related Trustee an amount sufficient to repay all of the Bonds of such Series, and further, in either such case, (b) when the Issuer for such Series shall have paid all other amounts payable under the related Indenture and certain other conditions specified in the related Indenture have been specified.

Release of Collateral

      Mortgage Assets may be released from the lien of an Indenture: (i) upon satisfaction and discharge of such Indenture (see "--Satisfaction and Discharge of the Indenture" above); (ii) in connection with the liquidation of a defaulted Mortgage Loan or REO Property (see "Servicing and Administration of the Mortgage Assets--Realization Upon Defaulted Mortgage Loans"); (iii) in connection with a material breach of a representation and warranty or the failure to deliver certain required material documentation with respect to a Mortgage Asset (see "--Pledge of Mortgage Assets" and "--Representations and Warranties with Respect to Mortgage Assets; Repurchases and Other Remedies" above); and (iv) as otherwise specified in the related Prospectus Supplement.

Compliance Certificates and Opinions

      In connection with the authentication and delivery of any Bond Series at initial issuance, the release or the release and substitution of property subject to the lien of the related Indenture, and the satisfaction and discharge of the related Indenture, and otherwise upon any application or request by the Issuer to the Trustee to take any action under any provision of the related Indenture, the Issuer will be required to furnish to the Trustee (i) an officer's certificate stating that all conditions precedent, if any, provided for in the related Indenture relating to the proposed action have been complied with, (ii) an opinion of counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) (if required by the TIA) a certificate or opinion from an accountant stating that in the opinion of such accountant all such conditions precedent, if any, subject to verification by accountants have been complied with. In connection with the authentication and delivery of any Bond Series at initial issuance, the accountant rendering the certificate or opinion referred to in clause (iii) of the preceding sentence is to be an accountant independent of the Issuer, the Company or any affiliate thereof that was selected or approved by the Trustee in the exercise of reasonable care.

      Every such certificate or opinion with respect to compliance with a condition or covenant will be required to include: (i) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

      In addition, the Issuer for each Bond Series will be required to file annually with the Trustee for such Series a written statement as to fulfillment of its obligations under the related Indenture.

List of Bondholders

      Three or more Bondholders of any Bond Series which have each owned Bonds of such Series for at least six months may, by written application to the Trustee for such Series, request access to the list maintained by such Trustee of all holders of the same Series for the purpose of communicating with other Bondholders of such Series with respect to their rights under the related Indenture; and the Trustee will be required, with limited exception, to afford such applicants access to the most recent form of such list in the possession of the Trustee or, at the expense of such applicants, to mail copies of the particular communication to such other Bondholders.

Meetings of Bondholders

      Meetings of Bondholders of any Bond Series or Class thereof may be called at any time and from time to time in connection with any of the following acts:
(i) to give any notice to the Issuer or Trustee for such Series, give directions to the Trustee for such Series, consent to the waiver of any Issuer Event of Default under the related Indenture, or to take any other action authorized to be taken by Bondholders in connection therewith; (ii) to remove the Trustee for such Series or appoint a successor Trustee; (iii) to consent to the execution of supplemental indentures with respect to such Series; or (iv) to take any other action authorized to be taken by or on behalf of such Bondholders. Such meetings may be called by the Trustee, the Issuer or the holders of Bonds representing (unless otherwise specified in the related Prospectus Supplement) at least 10% of the aggregate Bond Principal Amount of any Bond Series.

Fiscal Year

      The fiscal year of each Issuer ends on December 31.

Trustee's Annual Report

      The Trustee for each Bond Series will be required to mail each year to all Bondholders of such Series, a brief report relating to its eligibility and qualification to continue as the Trustee under the related Indenture, any amounts advanced by it under the related Indenture which remain unpaid on the date of the report, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer (or any other obligor on such Series) to such Trustee in its individual capacity, the property and funds physically held by such Trustee in its capacity as such, any release or release and substitution of property subject to the lien of the related Indenture which has not been previously reported, any additional issuance of Bonds of the same Issuer not previously reported and any action taken by such Trustee which materially affects the Bonds and which has not been previously reported.

General Administrator

      The Issuer may contract with other persons or entities to assist it in performing its duties under any Indenture and any performance of such duties (other than execution of Issuer orders, Issuer requests and officer's certificates of the Issuer) by a person or entity identified to the Trustee in an officer's certificate of the Issuer shall be deemed action taken by the Issuer for all purposes under such Indenture.

      Unless otherwise specified in the related Prospectus Supplement, it is expected that the Issuer for each Bond Series will enter into an administration agreement with an administrator acceptable to the Rating Agencies rating Bonds of such Series (the "General Administrator") pursuant to which advisory, administrative, accounting and clerical services will be provided to such Issuer with respect to such Series. The Trustee, Master Servicer or Manager may serve as the General Administrator. In addition, under the related Indenture, the Issuer for each Bond Series will be responsible for certain administrative and accounting matters relating to the Bonds of such Series, and it is intended that the General Administrator will perform these services on behalf of the Issuer.

                     DESCRIPTION OF THE POOLING AGREEMENTS
General


      Each Certificate Series will be issued pursuant to a Pooling Agreement. In general, the parties to a Pooling Agreement will include (in addition to the Company as depositor) the Trustee, the Master Servicer, the Special Servicer and, if one or more REMIC elections have been made with respect to the related Trust Fund, the REMIC Administrator. However, a Pooling Agreement that relates to a Trust Fund that includes Underlying MBS may include a Manager as a party, but may not include a Master Servicer, Special Servicer or other servicer as a party. All parties to each Pooling Agreement under which a Certificate Series is issued will be identified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Mortgage Asset Seller or an affiliate thereof may perform the functions of Master Servicer, Special Servicer, Manager or REMIC Administrator. If so specified in the related Prospectus Supplement, the Master Servicer may also perform the duties of Special Servicer, and the Master Servicer, the Special Servicer or the Trustee may also perform the duties of REMIC Administrator. Any party to a Pooling Agreement or any affiliate thereof may own Certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), Certificates issued thereunder that are held by the Master Servicer or Special Servicer for the related Series will not be allocated Voting Rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. The following summaries describe certain provisions that may appear in a Pooling Agreement. The Prospectus Supplement for the Offered Certificates of any Certificate Series will describe any provision of the related Pooling Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each Certificate Series and the description of such provisions in the related Prospectus Supplement. The Company will provide a copy of the Pooling Agreement (without exhibits) that relates to any Certificate Series without charge upon written request of a holder of a Certificate of such Series addressed to it at its principal executive offices specified herein under "The Company".

Transfer of Mortgage Assets


      General. At the time of issuance of any Certificate Series, the Company as depositor will assign (or cause to be assigned) to the designated Trustee the Mortgage Assets to be included in the related Trust Fund, together with, unless otherwise specified in the related Prospectus Supplement, all principal and interest to be received on or with respect to such Mortgage Assets after the related Cut-off Date, other than principal and interest due on or before the related Cut-off Date. The Trustee will, concurrently with such assignment, deliver the Certificates of such Series to or at the direction of the Company in exchange for the Mortgage Assets and the other assets to be included in the Trust Fund for such Series. Each Mortgage Asset to be included as part of the related Trust Fund will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each Mortgage Asset included in the related Trust Fund, which information will typically include: (i) in the case of each Mortgage Loan, if any, the address of the related Mortgaged Property and type of such property, the Mortgage Rate (and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information), the original and remaining term to maturity, the amortization term, and the original and outstanding principal balance; and (ii) in the case of each Underlying MBS, if any, the outstanding principal balance and the pass-through rate or coupon rate.

      Delivery of Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Company as depositor will, as to each Mortgage Loan to be included in a Trust Fund, deliver, or cause to be delivered to the related Trustee (or to a custodian appointed by the Trustee as described below) the Mortgage Note endorsed, without recourse, either in blank or to the order of such Trustee (or its nominee), the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage in blank or to the Trustee (or its nominee) in recordable form, together with any intervening assignments of the Mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and, if applicable, any riders or modifications to such Mortgage Note and Mortgage, together with certain other documents, at such times as set forth in the related Pooling Agreement. Such assignments may be blanket assignments covering Mortgages on Mortgaged Properties located in the same county, if permitted by law. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage
Note is not delivered to the Trustee if the Company delivers, or causes to be delivered, to the related Trustee (or such custodian) a copy or a duplicate original of the Mortgage Note, together with an affidavit of the Company or a prior holder of such Mortgage Note certifying that the original thereof has been lost or destroyed. In addition, if the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment (with evidence of recording thereon) concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the Company will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment as submitted for recording. The Company will deliver, or cause to be delivered, to the related Trustee (or such custodian) such Mortgage or assignment (with evidence of recording indicated thereon) after receipt thereof from the public recording office. If the Company cannot deliver, with respect to any Mortgage Loan, the Mortgage or any intervening assignment (with evidence of recording thereon) concurrently with the execution and delivery of the related Pooling Agreement because such Mortgage or assignment has been lost, the Company will deliver, or cause to be delivered, to the related Trustee (or such custodian) a true and correct photocopy of such Mortgage or assignment (with evidence of recording thereon). Unless otherwise specified in the related Prospectus Supplement, assignments of Mortgage to the Trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan.

      The Trustee (or a custodian appointed by the Trustee) for a Certificate Series will be required to review the Mortgage Loan documents delivered to it within a specified period of days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders of such Series.

      The Trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the Mortgage Loans in any Trust Fund and to maintain possession of and, if applicable, to review the documents relating to such Mortgage Loans, in any case as the agent of the Trustee.

      Delivery of Underlying MBS. Unless otherwise specified in the Prospectus Supplement for the Offered Certificates of any Certificate Series, the related Pooling Agreement will provide that such steps will be taken as will be necessary to cause the Trustee for such Series to become the registered owner of each Underlying MBS which is included in the related Trust Fund and to provide for all distributions on each such Underlying MBS to be made either directly to the Trustee for such Series or to another MBS Administrator.

Representations and Warranties with Respect to Mortgage Assets; Repurchases and Other Remedies


      Unless otherwise provided in the Prospectus Supplement for a Certificates Series, the Company as depositor will, with respect to each Mortgage Asset in the related Trust Fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the "Warranting Party") covering, by way of example: (i) the accuracy of the information set forth for such Mortgage Loan on the schedule of Mortgage Loans appearing as an exhibit to the related Pooling Agreement; (ii) the Warranting Party's title to the Mortgage Asset and the authority of the Warranting Party to sell the Mortgage Asset; and (iii) in the case of a Mortgage Loan, the enforceability of the related Mortgage Note and Mortgage, the existence of title insurance insuring the lien priority of the related Mortgage, the payment status of the Mortgage Loan, and the delivery of all documents required to be delivered to the related Trustee with respect to the Mortgage Loan, as contemplated under "--Transfer of Mortgage Assets--Delivery of Mortgage Loans" above. It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Company or an affiliate of the Company, the Master Servicer, the Special Servicer or another person acceptable to the Company. The Warranting Party will be identified in the related Prospectus Supplement.

      Unless otherwise provided in the related Prospectus Supplement, each Pooling Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a Mortgage Asset that materially and adversely affects the interests of the Certificateholders of the related Certificate Series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related Prospectus Supplement, it will be obligated to repurchase such Mortgage Asset from the Trustee at a price no less than the unpaid principal balance of such Mortgage Asset as of the date of purchase, together with accrued interest thereon at the related Mortgage Rate (or, in the case of an Underlying MBS, the related pass-through rate or coupon rate) to a date on or about the date of purchase and, in the case of a Mortgage Loan, certain related unreimbursed servicing expenses (in any event, the "Purchase Price"). If so provided in the related Prospectus Supplement, in lieu of repurchasing a Mortgage Asset as to which a material breach has occurred, a Warranty Party will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of the related Series, to replace such Mortgage Asset with one or more other mortgage loans or mortgage-backed securities that in each case meet the criteria for a "Mortgage Asset" specified herein, in accordance with standards that will be described in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the Certificates of any Certificate Series or to the related Trustee on their behalf for a breach of representation and warranty by a Warranting Party, and no other person or entity will be obligated to purchase or replace a Mortgage Loan if a Warranting Party defaults on its obligation to do so.

      In some cases, representations and warranties will have been made in respect of a Mortgage Asset as of a date prior to the date upon which the related Certificate Series is issued, and thus may not address events that may occur following the date as of which they were made. The date as of which the representations and warranties regarding the Mortgage Assets in any Trust Fund were made will be specified in the related Prospectus Supplement.

Amendment

      Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates covered by such Pooling Agreement: (i) to cure any ambiguity; (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error; (iii) to add any other provisions with respect to matters or questions arising thereunder which shall not be inconsistent with the provisions thereof;
(iv) if a REMIC election has been made with respect to any portion of the related Trust Fund, to relax or eliminate any requirement thereunder imposed by the provisions of the Code relating to REMICs if such provisions are amended or clarified such that any such requirement may be relaxed or eliminated; (v) to relax or eliminate any requirement thereunder imposed by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (vi) if a REMIC election has been made with respect to any portion of the related Trust Fund, and if such amendment, as evidenced by an opinion of counsel delivered to the related Trustee and REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to any REMIC created under such Pooling Agreement at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under such Pooling Agreement; (vii) if a REMIC election has been made with respect to any portion of the related Trust Fund, to modify, add to or eliminate certain transfer restrictions relating to Certificates constituting REMIC Residual Securities; or (viii) for any other purpose; provided that such amendment of such Pooling Agreement (other than any amendment for any of the specific purposes described in clause (vi) above) may not, as evidenced by an opinion of counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any holder of Certificates of the related Certificate Series without such holder's consent; and provided further that any amendment covered solely by clause (viii) above may not adversely affect the then current rating assigned to any Class of Certificates of the related Certificate Series by any Rating Agency, as evidenced by written confirmation to such effect from each applicable Rating Agency obtained by or delivered to the Trustee.

      Except as otherwise specified in the related Prospectus Supplement, each Pooling Agreement may also be amended by the parties thereto, with the consent of the holders of Certificates of the respective Classes affected thereby evidencing, in the aggregate, not less than 66-2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to such Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling Agreement or of modifying in any manner the rights of the holders of Certificates covered by such Pooling Agreement, except that no such amendment of a Pooling Agreement may
(i) reduce in any manner the amount of, or delay the timing of, payments received on the related Mortgage Assets which are required to be distributed on a Certificate of the related Certificate Series without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any Class of Certificates of the related Certificate Series in a manner other than as described in the immediately preceding clause
(i) without the consent of the holders of all Certificates of such Class or
(iii) modify the provisions of such Pooling Agreement relating to amendments thereof without the consent of the holders of all Certificates of the related Certificate Series then outstanding.

      Notwithstanding the foregoing, if a REMIC election has been made with respect to the related Trust Fund, the Trustee will not be required to consent to any amendment to a Pooling Agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to any party to such Pooling Agreement or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related Trust Fund or cause such Trust Fund (or any designated portion thereof) to fail to qualify as a REMIC.

Certain Matters Affecting Certificateholders

      No Certificateholder will have any right under any Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the Trustee written notice of default and the continuance thereof and unless the holders of Certificates of the related Certificate Series entitled to not less than 25% of the Voting Rights for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by any Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates of the related Certificate Series, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

List of Certificateholders

      Unless otherwise specified in the related Prospectus Supplement, upon written request of three or more Certificateholders of record made for purposes of communicating with other holders of Certificates of the same Certificate Series with respect to their rights under the related Pooling Agreement, the related Trustee or other specified person will afford such Certificateholders access during normal business hours to the most recent list of Certificateholders of that Series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such Certificateholders' request, then such person, if not the registrar for such Certificate Series, will be required to request from such registrar a current list and to afford such requesting Certificateholders access thereto promptly upon receipt.

              SERVICING AND ADMINISTRATION OF THE MORTGAGE ASSETS

General

      The Mortgage Loans included in any Mortgage Asset Pool will generally be serviced and administered by the Master Servicer and/or Special Servicer for the related Series, and the Underlying MBS in any Mortgage Asset Pool will generally be administered by the Trustee, Master Servicer or Manager for the related Series. In any event, such servicing and administration will be effected pursuant to either the related Indenture, the related Pooling Agreement or a separate servicing and administration agreement or other comparable agreement. In any event, the agreement(s) pursuant to which the Mortgage Assets included in any Mortgage Asset Pool are to be serviced and administered, is (are collectively) herein referred to as an "S&A Agreement".

      The provisions of each S&A Agreement will vary depending upon the nature of the related Mortgage Assets to be serviced and administered thereunder. The following summaries describe certain provisions that may appear in any S&A Agreement. The Prospectus Supplement for a Series will describe any provision of the related S&A Agreement that materially differs from the description thereof contained in this Prospectus. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the S&A Agreement for each Series and the description of such provisions in the related Prospectus Supplement. The Company will provide a copy of the S&A Agreement (without exhibits) that relates to any Series without charge upon written request of a holder of a Security of such Series addressed to it at its principal executive offices specified herein under "The Company".

Collection and Other Servicing Procedures with Respect to Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer for any Mortgage Asset Pool, directly or through Sub-Servicers, will each be obligated under the related S&A Agreement to service and administer the Mortgage Loans in such Mortgage Asset Pool for the benefit of the related Securityholders, in accordance with applicable law and further in accordance with the terms of such S&A Agreement, such Mortgage Loans and any instrument of Credit Support included as part of the related Collateral or Trust Fund, as the case may be. Subject to the foregoing, the Master Servicer and the Special Servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the Master Servicer and the Special Servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such Mortgage Loans and held for its own account, provided (i) such procedures are consistent with the terms of the related S&A Agreement and (ii) do not impair recovery under any instrument of Credit Support included as part of the related Collateral or Trust Fund, as the case may be. Consistent with the foregoing, the Master Servicer and the Special Servicer will each be permitted, in its discretion, unless otherwise specified in the related Prospectus Supplement, to waive any Prepayment Premium, late payment charge or other charge in connection with any Mortgage Loan.

      The Master Servicer and the Special Servicer for any Mortgage Asset Pool, either separately or jointly, directly or through Sub-Servicers, will also be required to perform as to the Mortgage Loans in such Mortgage Asset Pool various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related S&A Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of the Securityholders of the related Series through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to such Mortgage Loans. The related Prospectus Supplement will specify when and the extent to which servicing of a Mortgage Loan is to be transferred from the Master Servicer to the Special Servicer. In general, and subject to the discussion in the related Prospectus Supplement, a Special Servicer will be responsible for the servicing and administration of: (i) Mortgage Loans that are delinquent in respect of a specified number of scheduled payments; (ii) Mortgage Loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and (iii) REO Properties. If so specified in the related Prospectus Supplement, the related S&A Agreement also may provide that if a default on a Mortgage Loan has occurred or, in the judgment of the related Master Servicer, a payment default is reasonably foreseeable, the related Master Servicer may elect to transfer the servicing thereof, in whole or in part, to the related Special Servicer. Unless otherwise provided in the related Prospectus Supplement, when the circumstances no longer warrant a Special Servicer's continuing to service a particular Mortgage Loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the Special Servicer and such borrower), the Master Servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related S&A Agreement and described in the related Prospectus Supplement, a Special Servicer may perform certain limited duties in respect of Mortgage Loans for which the Master Servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a Master Servicer may perform certain limited duties in respect of any Mortgage Loan for which the Special Servicer is primarily responsible (including, if so specified, continuing to receive payments on such Mortgage Loan (including amounts collected by the Special Servicer), making certain calculations with respect to such Mortgage Loan and making remittances and preparing certain reports to the related Trustee and/or Securityholders with respect to such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Mortgage Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

      A mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make Mortgage Loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the related Special Servicer will be required to monitor any Mortgage Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Mortgaged Property and take such other actions as it deems necessary and appropriate. A significant period of time may elapse before the Special Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Special Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Securityholders of the related Series may vary considerably depending on the particular Mortgage Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a mortgagor files a bankruptcy petition, the Special Servicer may not be permitted to accelerate the maturity of the Mortgage Loan or to foreclose on the related Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws".

      Mortgagors may, from time to time, request partial releases of the Mortgaged Properties, easements, consents to alteration or demolition and other similar matters. In general, the Master Servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related Mortgage Loan. Any fee collected by the Master Servicer for processing such request will be retained by the Master Servicer as additional servicing compensation.

      In the case of Mortgage Loans secured by junior liens on the related Mortgaged Properties, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the Senior Lien for the protection of the related Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer also will be required to notify any superior lienholder in writing of the existence of the Mortgage Loan and request notification of any action (as described below) to be taken against the mortgagor or the Mortgaged Property by the superior lienholder. If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related Senior Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related Mortgaged Property sold or foreclosed, then, unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer will each be required to take whatever actions are necessary to protect the interests of the related Securityholders and/or to preserve the security of the related Mortgage Loan, subject to the application of the REMIC Provisions (as defined herein). Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be required to advance the necessary funds to cure the default or reinstate the Senior Lien, if such advance is in the best interests of the related Securityholders and the Master Servicer or Special Servicer, as applicable, determines such advances are recoverable out of payments on or proceeds of the related Mortgage Loan.

Sub-Servicers

      A Master Servicer or Special Servicer may delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that, unless otherwise specified in the related Prospectus Supplement, such Master Servicer or Special Servicer will remain obligated under the related S&A Agreement. Unless otherwise provided in the related Prospectus Supplement, each sub-servicing agreement between a Master Servicer or Special Servicer, as applicable, and a Sub-Servicer (a "Sub-Servicing Agreement") must provide for servicing of the applicable Mortgage Loans consistent with the related S&A Agreement. The Master Servicer and Special Servicer in respect of any Mortgage Asset Pool will each be required to monitor the performance of Sub-Servicers retained by it and will have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of the related Securityholders.

      Unless otherwise provided in the related Prospectus Supplement, a Master Servicer or Special Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related S&A Agreement is sufficient to pay such fees. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such Master Servicer or Special Servicer would be reimbursed under an S&A Agreement. See "--Collection Account" and "--Servicing Compensation and Payment of Expenses".

Collection of Payments on Underlying MBS

      Unless otherwise specified in the related Prospectus Supplement, the Underlying MBS, if any, included in the Mortgage Asset Pool with respect to any Series will be registered in the name of the related Trustee. All distributions thereon will be made either directly to the Trustee or to an MBS Administrator other than the Trustee, if any. Unless otherwise specified in the related Prospectus Supplement, the related S&A Agreement will provide that, if the related Trustee or such other MBS Administrator, as applicable, has not received a distribution with respect to any Underlying MBS by a specified day after the date on which such distribution was due and payable pursuant to the terms of such Underlying MBS, the Trustee or such other MBS Administrator, as applicable, is to request the paying agent of such Underlying MBS to make such payment as promptly as possible and legally permitted and may take such legal action in such regard as the related Trustee or such other MBS Administrator, as applicable, deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the related Trustee or such other MBS Administrator, as applicable, in connection with the prosecution of any such legal action will be reimbursable thereto (with interest) out of the related Collateral or Trust Fund, as the case may be. In the event that the related Trustee or such other MBS Administrator, as applicable, has reason to believe that the proceeds of any such legal action may be insufficient to reimburse it for its projected legal fees and expenses (with interest), the related Trustee or such other MBS Administrator, as applicable, will notify the Securityholders of the affected Series that it is not obligated to pursue any such available remedies unless adequate indemnity for its legal fees and expenses is provided by such Securityholders.

Collection Account

      General. The related Trustee and any related Master Servicer, Special Servicer and/or Manager, as applicable, will establish and maintain, or cause to be established and maintained, the Collection Account in respect of each Series, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more Classes of Securities of the related Series. A Collection Account may be maintained as an interest-bearing or a noninterest-bearing account and the funds held therein may be invested pending each succeeding Distribution Date in United States government securities and other obligations that are acceptable to each Rating Agency that has rated any one or more Classes of Securities of the related Series ("Permitted Investments"). Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in a Collection Account will be paid to the related Trustee, Master Servicer, Special Servicer and/or Manager, as applicable, as additional compensation. A Collection Account may be maintained with the related Trustee, Master Servicer, Special Servicer, Manager or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Company, provided that it complies with applicable Rating Agency standards. If permitted by the applicable Rating Agency or Agencies, a Collection Account may contain funds relating to more than one series of mortgage-backed securities and may contain other funds representing payments on mortgage assets owned by the related Master Servicer or Special Servicer or serviced by either on behalf of others.

      Deposits. Unless otherwise provided in the related Indenture, the related Pooling Agreement and/or a separate S&A Agreement and described in the related Prospectus Supplement, the following payments and collections in respect of the Underlying Assets included as part of the Collateral or Trust Fund, as the case may be, for any Series, that are received or made by the Trustee, the Master Servicer, the Special Servicer, the MBS Administrator or the Manager, as applicable, subsequent to the related Cut-off Date (other than payments due on or before the related Cut-off Date), are to be deposited in the Collection Account for such Series within a certain period following receipt (in the case of collections on or in respect of the Underlying Assets) or otherwise as provided in the related Indenture, the related Pooling Agreement and/or a separate S&A Agreement:

      (i) if the related Mortgage Asset Pool includes Mortgage Loans, all payments on account of principal, including principal prepayments, on such Mortgage Loans;

      (ii) if the related Mortgage Asset Pool includes Mortgage Loans, all payments on account of interest on such Mortgage Loans, including any default interest collected, in each case net of any portion thereof retained by the Master Servicer or the Special Servicer as its servicing compensation or as compensation to the Trustee;

      (iii) if the related Mortgage Asset Pool includes Mortgage Loans, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower) ("Insurance Proceeds" and "Condemnation Proceeds", respectively) and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (vii) below, "Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired on behalf of the related Securityholders through foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for such Series;

      (v) if the related Mortgage Asset Pool includes Mortgage Loans, any advances made with respect to delinquent scheduled payments of principal and interest on such Mortgage Loans;

      (vi) any amounts paid under any instrument or drawn from any fund that constitutes a Cash Flow Arrangement for such Series;

      (vii) if the related Mortgage Asset Pool includes Mortgage Loans, all proceeds of the purchase of any such Mortgage Loan, or property acquired in respect thereof, by the Company, any Mortgage Asset Seller or any other specified person as described under "Description of the Indentures--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and "Description of the Pooling Agreements--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies", all proceeds of the purchase of any defaulted Mortgage Loan as described under "--Realization Upon Defaulted Mortgage Loans", and all proceeds of any such Mortgage Loan purchased as described under "Description of the Underlying Assets--Substitution, Acquisition, Release and Repurchase of Mortgage Assets" and "Description of the Securities--Termination of a Trust Fund";

      (viii) if the related Mortgage Asset Pool includes Mortgage Loans, and to the extent that any such item does not constitute additional servicing compensation to the Master Servicer or the Special Servicer and is not otherwise retained by the Company or another specified person, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the Mortgage Loans;

      (ix) if the related Mortgage Asset Pool includes Mortgage Loans, all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy as described under "--Hazard Insurance Policies";

      (x) any amount required to be deposited by the Master Servicer, the Special Servicer, the Manager or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer, the Special Servicer, the Manager or the Trustee, as the case may be, of funds held in the Collection Account;

      (xi) if the related Mortgage Asset Pool includes Underlying MBS, all payments on such Underlying MBS;

      (xii) if the related Mortgage Asset Pool includes Underlying MBS, all proceeds of the purchase of any such Underlying MBS by the Company or any other specified person as described under "Description of the Indentures--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and "Description of the Pooling Agreements--Representations and Warranties with respect to Mortgage Assets; Repurchases and Other Remedies" and all proceeds of any such Underlying MBS purchased as described under "Description of the Underlying Assets--Substitution, Acquisition, Release and Repurchase of Mortgage Assets" and "Description of the Securities--Termination of a Trust Fund";

      (xiii) any other amounts received on or in respect of the Mortgage Assets required to be deposited in the Collection Account as provided in the related Indenture, the related Pooling Agreement or any separate S&A Agreement and described in the related Prospectus Supplement.

      Withdrawals. Unless otherwise provided in the related Indenture, the related Pooling Agreement or any separate S&A Agreement and described in the related Prospectus Supplement, a Trustee, Master Servicer, Special Servicer or Manager, as applicable, in respect of any Series may make withdrawals from the Collection Account for such Series for any of the following purposes:

      (i) to make distributions to the related Securityholders on each Payment Date or Distribution Date, as applicable;

      (ii) if the related Mortgage Asset Pool includes Mortgage Loans, then as and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer or Special Servicer any servicing fees to which it is entitled in respect of such Mortgage Loans and that were not previously retained thereby;

      (iii) if the related Mortgage Asset Pool includes Mortgage Loans, to reimburse the related Master Servicer, the related Special Servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to such Mortgage Loans and any properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular Mortgage Loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular Mortgage Loans and properties, and net operating income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Mortgage Loans and properties, or if in the judgment of the Master Servicer, the Special Servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other Mortgage Assets in the same Mortgage Asset Pool or, if and to the extent so provided by the related S&A Agreement and described in the related Prospectus Supplement, only from that portion of amounts collected on such other Mortgage Assets that is otherwise distributable on one or more Classes of Subordinate Securities of such Series;

      (iv) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer or any other specified person interest accrued on outstanding advances and servicing expenses, if any, described in clause (iii) above made or incurred by it;

      (v) to reimburse the Company, the related Trustee, any related Master Servicer, Special Servicer, REMIC Administrator or Manager and/or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "--Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator , the Manager and the Company" below and "Description of the Securities--The Trustee--Certain Matters Regarding the Trustee";

      (vi) if and to the extent, and from the sources, described in the related Prospectus Supplement, to pay the fees of the related Trustee and of any related REMIC Administrator, Manager, provider of Credit Support, obligor on a Cash Flow Agreement and General Administrator;

      (vii) if and to the extent, and from the sources, described in the related Prospectus Supplement, to reimburse prior draws on any fund or instrument constituting Credit Support in respect of the related Series;

      (viii) if so specified in the related Prospectus Supplement, to pay the related Master Servicer, the related Special Servicer, the related Manager and/or the related Trustee, as appropriate, interest and investment income earned in respect of amounts held in the Collection Account as additional compensation;

      (ix) if a Mortgage Asset Pool includes Mortgage Loans, to pay any servicing expenses not otherwise required to be advanced by the related Master Servicer, the related Special Servicer or any other specified person, including for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted Mortgage Loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such Mortgaged Properties, as described under "--Realization Upon Defaulted Mortgage Loans";


      (x) if one or more elections have been made to treat the related Collateral or Trust Fund, as the case may be, or designated portions thereof, as a REMIC, to pay any federal, state or local taxes imposed on such REMIC or its assets or transactions, as and to the extent described under "Material Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes";


      (xi) to pay for the cost of various opinions of counsel obtained pursuant to the related S&A Agreement for the benefit of Securityholders or otherwise in connection with the servicing or administration of the related Mortgage Assets;

      (xii) to make any other withdrawals permitted by the related Indenture, the related Pooling Agreement or a separate related S&A Agreement and described in the related Prospectus Supplement; and

      (xiii) to clear and terminate the Collection Account upon the release/termination of the related Collateral or Trust Fund, as the case may be.

Modifications, Waivers and Amendments of Mortgage Loans

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer and the Special Servicer may each agree to modify, waive or amend any term of any Mortgage Loan serviced by it in a manner consistent with the applicable servicing standard to be described in the related Prospectus Supplement; provided that the modification, waiver or amendment (i) will not affect the amount or timing of any scheduled payments of principal or interest on the Mortgage Loan, and (ii) will not, in the judgment of the Master Servicer or the Special Servicer, as the case may be, materially impair the security for the Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon. Unless otherwise provided in the related Prospectus Supplement, the Special Servicer also may agree to any other modification, waiver or amendment if, in its judgment (i) a material default on the Mortgage Loan has occurred or a payment default is imminent, (ii) such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Mortgage Loan, taking into account the time value of money, than would liquidation and
(iii) such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization Upon Defaulted Mortgage Loans

      If a default on a Mortgage Loan has occurred or, in the Special Servicer's judgment, a payment default is imminent, the Special Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. Unless otherwise specified in the related Prospectus Supplement, the Special Servicer may not, however, acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the related Series of Securityholders, or any other person associated with the related Series of Securities, to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such

Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has previously received a report prepared by a person who regularly conducts environmental audits (the expense of which report will constitute a reimbursable servicing advance or be payable directly out of the related Collection Account) and either:

            (i) such report indicates that (a) the Mortgaged Property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the Mortgaged Property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

            (ii) the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See "Certain Legal Aspects of Mortgage Loans--Environmental Considerations".

      The related S&A Agreement may grant to the Master Servicer, the Special Servicer, a provider of Credit Support and/or the holder or holders of certain Classes of Securities of the related Series a right of first refusal to purchase from the Trustee (in such capacity), at a predetermined price (which, if less than the Release Price or Purchase Price, as applicable, specified herein, will be specified in the related Prospectus Supplement), any Mortgage Loan as to which a specified number of scheduled payments are delinquent or foreclosure is anticipated. In addition, unless otherwise specified in the related Prospectus Supplement, the Special Servicer may offer to sell any defaulted Mortgage Loan if and when the Special Servicer determines, consistent with its normal servicing procedures, that such a sale would produce a greater recovery, taking into account the time value of money, than would liquidation of the related Mortgaged Property. In the absence of any such sale, the Special Servicer will generally be required to proceed against the related Mortgaged Property, subject to the discussion above.


       Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired as part of the Collateral or a Trust Fund as to which a REMIC election has been made, the Special Servicer, on behalf of the related Securityholders, will be required to sell the Mortgaged Property by the end of the third calendar year following the year of acquisition, unless
(i) the Internal Revenue Service (the "IRS") grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property on behalf of the related Securityholders beyond such point in time will not result in the imposition of a tax on the related REMIC or cause the related REMIC to fail to qualify as a REMIC under the Code at any time that any related Security is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired as part of the Collateral or a Trust Fund as to which a REMIC election has been made, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times. If title to any Mortgaged Property is acquired on behalf of the related Securityholders, the Special Servicer may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the related S&A Agreement. Under certain circumstances, the Special Servicer may be authorized to incur a tax if doing so would, in the reasonable discretion of the Special Servicer, maximize the net after-tax proceeds to Securityholders.


      If Liquidation Proceeds collected with respect to a defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the Special Servicer and/or the Master Servicer in connection with such Mortgage Loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, a loss in the amount of such shortfall will be realized. The Special Servicer and/or the Master Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the payment or distribution of such Liquidation Proceeds to Securityholders, any and all amounts that represent unpaid servicing compensation in respect of the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent payments made with respect to the Mortgage Loan. In addition, if and to the extent set forth in the related Prospectus Supplement, amounts otherwise payable or distributable on the Securities may be further reduced by interest payable to the Master Servicer and/or Special Servicer on such servicing expenses and advances.

      If any Mortgaged Property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the Special Servicer nor the Master Servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related Prospectus Supplement) it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Mortgage Loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

      Unless otherwise specified in the related Prospectus Supplement, if a Mortgage Asset Pool includes Mortgage Loans, the related S&A Agreement will require the Master Servicer (or the Special Servicer with respect to Mortgage Loans serviced thereby) to use reasonable efforts to cause each Mortgage Loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related Mortgage or, if the Mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, such coverage as is consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Mortgage Loan and the replacement cost of the related Mortgaged Property. The ability of a Master Servicer (or Special Servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a Master Servicer (or Special Servicer) under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's (or Special Servicer's) normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related Collection Account. The Master Servicer (or Special Servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the Mortgage Loans in a Mortgage Asset Pool. If such blanket policy contains a deductible clause, the Master Servicer (or Special Servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Collection Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a Mortgaged Property may not be insured for losses arising from any such cause unless the related Mortgage specifically requires, or permits the holder thereof to require, such coverage.

      The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Mortgage Loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the Mortgage Loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the Mortgage Loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the Mortgage Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer (or Special Servicer) will determine whether to exercise any right the Trustee may have under any such provision in a manner consistent with the Master Servicer's (or Special Servicer's) normal servicing procedures. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or Special Servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions".

Servicing Compensation and Payment of Expenses

      Unless otherwise specified in the related Prospectus Supplement, a Master Servicer's primary servicing compensation with respect to a Series will come from the periodic payment to it of a specified portion of the interest payments on each Mortgage Loan in the related Mortgage Asset Pool, including Mortgage Loans serviced by the related Special Servicer. If and to the extent described in the related Prospectus Supplement, a Special Servicer's primary compensation with respect to a Series may consist of any or all of the following components:
(i) a specified portion of the interest payments on each Mortgage Loan in the related Mortgage Asset Pool, whether or not serviced by it; (ii) an additional specified portion of the interest payments on each Mortgage Loan then currently serviced by it; and (iii) subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each Mortgage Loan which was at any time serviced by it, including Mortgage Loans for which servicing was returned to the Master Servicer. Insofar as any portion of the Master Servicer's or Special Servicer's compensation consists of a specified portion of the interest payments on a Mortgage Loan, such compensation will generally be based on a percentage of the principal balance of such Mortgage Loan outstanding from time to time and, accordingly, will decrease with the amortization of the Mortgage Loan. As additional compensation, a Master Servicer or Special Servicer may be entitled to retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Collection Account. A more detailed description of each Master Servicer's and Special Servicer's compensation will be provided in the related Prospectus Supplement. Any Sub-Servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the Master Servicer or Special Servicer that retained such Sub-Servicer.

      In addition to amounts payable to any Sub-Servicer, a Master Servicer or Special Servicer may be required, to the extent provided in the related Prospectus Supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the servicing and administration of the related Collateral or Trust Fund, as the case may be, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the Trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to Securityholders. Certain other expenses, including certain expenses related to Mortgage Loan defaults and liquidations and, to the extent so provided in the related Prospectus Supplement, interest on such expenses at the rate specified therein, may be required to be paid (or reimbursed to a Master Servicer or Special Servicer) out of collections on the related Mortgage Assets.

Evidence as to Compliance

      Unless otherwise specified in the related Prospectus Supplement, if a Mortgage Asset Pool includes Mortgage Loans, the related S&A Agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the Cut-off Date, there will be furnished to the related Trustee a report of a firm of independent certified public accountants stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Master Servicer's servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent public accountants rendered on the basis of examinations conducted in accordance the same standards (rendered within one year of such report) with respect to those Sub-Servicers. The related S&A Agreement may provide that additional reports of independent certified public accountants relating to the servicing of mortgage loans may be required to be delivered to the Trustee.

      If a Mortgage Asset Pool includes Mortgage Loans, the related S&A Agreement will also provide that, on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the related Cut-off Date, the Master Servicer and Special Servicer shall each deliver to the related Trustee an annual statement signed by one or more officers of the Master Servicer or the Special Servicer, as the case may be, to the effect that, to the best knowledge of each such officer, the Master Servicer or the Special Servicer, as the case may be, has fulfilled in all material respects its obligations under the related S&A Agreement throughout the preceding year or, if there has been a material default in the fulfillment of any such obligation, such statement shall specify each such known default and the nature and status thereof. Such statement may be provided as a single form making the required statements as to more than one S&A Agreement.

      Unless otherwise specified in the related Prospectus Supplement, copies of the annual accountants' statement and the annual statement of officers of a Master Servicer or Special Servicer may be obtained by Securityholders upon written request to the Trustee.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager and the Company

      Unless otherwise specified in the Prospectus Supplement for a Series, the related S&A Agreement will permit any related Master Servicer, Special Servicer, REMIC Administrator or Manager to resign from its obligations in such capacity thereunder only upon (a) the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not have an adverse effect on the rating assigned by such Rating Agency to any Class of Securities of such Series or (b) a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer, Special Servicer, REMIC Administrator or Manager, as the case may be, under the related S&A Agreement. Each Master Servicer, Special Servicer and, if it receives distributions on Underlying MBS, Manager for a Mortgage Asset Pool will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related S&A Agreement.


      Unless otherwise specified in the related Prospectus Supplement, each S&A Agreement will further provide that none of the Company (as depositor of the related Trust Fund, if applicable), any related Master Servicer, Special Servicer, REMIC Administrator or Manager, or any director, officer, employee or agent of any of them will be under any liability to the related Securityholders for any action taken, or not taken, in good faith pursuant to such S&A Agreement or for errors in judgment; provided, however, that no such person or entity will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Unless otherwise specified in the related Prospectus Supplement, each S&A Agreement will further provide that the Company (as depositor of the related Trust Fund, if applicable), any related Master Servicer, Special Servicer, REMIC Administrator and Manager, and any director, officer, employee or agent of any of them will be entitled to indemnification out of the related Collateral or Trust Fund, as the case may be, against any loss, liability or expense incurred in connection with any legal action that relates to such S&A Agreement or the related Series; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such S&A Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each S&A Agreement will provide that neither the Company (as depositor of the related Trust Fund, if applicable) nor any related Master Servicer, Special Servicer, REMIC Administrator or Manager will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the S&A Agreement and that in its opinion may involve it in any expense or liability. However, any such party may be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the S&A Agreement and the interests of the related Series of Securityholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related Series of Securityholders, and the Company (as depositor of the related Trust Fund, if applicable), the Master Servicer, the Special Servicer, the REMIC Administrator or the Manager, as the case may be, will be entitled to charge the related Collection Account therefor.

      Any person into which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Company may be merged or consolidated, or any person resulting from any merger or consolidation to which a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Company is a party, or any person succeeding to the business of a Master Servicer, a Special Servicer, a REMIC Administrator, a Manager or the Company, will be the successor of the Master Servicer, the Special Servicer, the REMIC Administrator, the Manager or the Company (as depositor of the related Trust Fund, if applicable), as the case may be, under the related S&A Agreement.


      Unless otherwise specified in the related Prospectus Supplement, a REMIC Administrator will be entitled to perform any of its duties under the related S&A Agreement either directly or by or through agents or attorneys, and the REMIC Administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

S&A Events of Default

      Unless otherwise provided in the Prospectus Supplement for any Series, "S&A Events of Default" under the related S&A Agreement will include, without limitation, (i) any failure by a Master Servicer or a Manager to distribute or cause to be distributed to the Securityholders of such Series, or to remit to the related Trustee for distribution to such Securityholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days after written notice thereof has been given to the Master Servicer or the Manager, as the case may be, by any other party to the related S&A Agreement, or to the Master Servicer or the Manager, as the case may be, with a copy to each other party to the related S&A Agreement, by the holders of Securities representing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for (or, in the case of most Bond Series, the aggregate Bond Principal Amount of) such Series; (ii) any failure by a Special Servicer to remit to the related Master Servicer or Trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days after written notice thereof has been given to the Special Servicer by any other party to the related S&A Agreement, or to the Special Servicer, with a copy to each other party to the related S&A Agreement, by the holders of Securities representing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for (or, in the case of most Bond Series, the aggregate Bond Principal Amount of) such Series; (iii) any failure by a Master Servicer, a Special Servicer or a Manager duly to observe or perform in any material respect any of its other covenants or obligations under the related S&A Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the Master Servicer, the Special Servicer or the Manager, as the case may be, by any other party to the related S&A Agreement, or to the Master Servicer, the Special Servicer or the Manager, as the case may be, with a copy to each other party to the related S&A Agreement, by the holders of Securities representing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for (or, in the case of most Bond Series, the aggregate Bond Principal Amount of) such Series; (iv) any failure by a REMIC Administrator duly to observe or perform in any material respect any of its covenants or obligations under the related S&A Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC Administrator by any other party to the related S&A Agreement, or to the REMIC Administrator, with a copy to each other party to the related S&A Agreement, by the holders of Securities representing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for (or, in the case of most Bond Series, the aggregate Bond Principal Amount of) such Series; and (v) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings in respect of or relating to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator, and certain actions by or on behalf of any such party indicating its insolvency or inability to pay its obligations. Material variations to the foregoing S&A Events of Default (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. S&A Events of Default and Issuer Events of Default are collectively referred to herein as "Events of Default".

Rights Upon S&A Event of Default


      If an S&A Event of Default occurs with respect to a Master Servicer, a Special Servicer, a Manager or a REMIC Administrator (other than the Trustee) under any S&A Agreement, then, in each and every such case, so long as the S&A Event of Default remains unremedied, and unless otherwise specified in the related Prospectus Supplement, the Company (or, in the case of a Bond Series, the Issuer) or the Trustee for the related Series will be authorized, and at the direction of the holders of Securities of the related Series representing more than 50% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for (or, in the case of most Bond Series, the aggregate Bond Principal Amount of) such Series, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer, Special Servicer, MBS Administrator or REMIC Administrator, as applicable, under the S&A Agreement, whereupon the Trustee (except under the circumstances contemplated in the next paragraph) will succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer, Special Servicer, Manager or REMIC Administrator, as applicable, under the S&A Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent Mortgage Loans, but the Trustee is prohibited by law from obligating itself to make such advances, or if the related Prospectus

Supplement so specifies, the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, if the Trustee is unwilling or unable so to act, it may (or, at the written request of Securityholders of the related Series entitled to not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such Series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other appropriate entity that (unless otherwise provided in the related Prospectus Supplement) is acceptable to each applicable Rating Agency to act as successor to the Master Servicer, Special Servicer, Manager or REMIC Administrator, as the case may be, under the S&A Agreement. Pending such appointment, the Trustee will be obligated to act in such capacity.

      Notwithstanding the foregoing, if the same entity is acting as both Trustee and REMIC Administrator, it may be removed in both such capacities as described under "Description of the Securities--The Trustee--Resignation and Removal of the Trustee".

                         DESCRIPTION OF CREDIT SUPPORT

General

      Credit Support may be provided with respect to one or more Classes of the Securities of any Series or with respect to the related Mortgage Assets. Credit Support may be in the form of a letter of credit, the subordination of one or more other Classes of Securities of such Series or, in the case of a Bond Series, the subordination of the Issuer's equity (if any) in the related Collateral, the use of a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds, or any combination of the foregoing. If and to the extent so provided in the related Prospectus Supplement, any of the foregoing forms of Credit Support may provide credit enhancement for more than one Series.

      The Credit Support may not provide protection against all risks of loss and will not guarantee payment to Offered Securityholders of all amounts to which they are entitled under the related Indenture or Pooling Agreement, as applicable. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, Offered Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers the Offered Securities of more than one Series and losses on the related Mortgage Assets exceed the amount of such Credit Support, it is possible that the holders of Offered Securities of one (or more) such Series will be disproportionately benefited by such Credit Support to the detriment of the holders of Offered Securities of one (or more) other such Series.

      If Credit Support is provided with respect to one or more Classes of Securities of a Series, or with respect to the related Mortgage Assets, the related Prospectus Supplement will include a description of (i) the nature and amount of coverage under such Credit Support, (ii) any conditions to payment thereunder not otherwise described herein, (iii) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (iv) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See "Risk Factors--Credit Support Limitations".

Subordinate Securities and Issuer's Equity

      If so specified in the related Prospectus Supplement, one or more Classes of Securities of a Series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive payments or distributions from the Collection Account on any Payment Date or Distribution Date, as the case may be, will be subordinated to the corresponding rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a

Class of Securities may apply only in the event of certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the method and amount of subordination provided by a Class or Classes of Subordinate Securities in a Series and the circumstances under which such subordination will be available.

      If the Mortgage Assets that constitute Collateral for any Bond Series or the Trust Fund for any Certificate Series are divided into separate groups, each supporting a separate Class or Classes of Securities of the related Series, Credit Support may be provided by cross-support provisions requiring that payments or distributions be made on Senior Securities primarily relating to one group of such Mortgage Assets prior to distributions on Subordinate Securities primarily relating to a different group of such Mortgage Assets. The Prospectus Supplement for a Series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

      In the case of a Bond Series, the related Issuer's equity (if any) in the Collateral for such Series may be subordinated in the same manner as a Class of Subordinate Securities, and similar type information will be provided as to such subordination.

Insurance or Guarantees with Respect to Mortgage Loans

      If so provided in the Prospectus Supplement for a Series of Securities, Mortgage Loans included as part of the related Collateral or Trust Fund will be covered for certain default risks by insurance policies or guarantees. The related Prospectus Supplement will describe the nature of such default risks and the extent of such coverage.

Letter of Credit

      If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such Prospectus Supplement (the "Letter of Credit Bank"). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of some or all of the related Mortgage Assets on the related Cut-off Date or of the initial aggregate Outstanding Principal of one or more Classes of Securities. If so specified in the related Prospectus Supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the Letter of Credit Bank under the letter of credit for any Series will expire at the earlier of the date specified in the related Prospectus Supplement or the release/termination of the related Collateral or Trust Fund, as the case may be.

Certificate Insurance and Surety Bonds

      If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more Classes of Securities of the related Series, timely payments or distributions of interest and/or payments or distributions of principal on the basis of a schedule of principal payments or distributions set forth in or determined in the manner specified in the related Prospectus Supplement. The related Prospectus Supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

      If so provided in the Prospectus Supplement for a Series of Securities, deficiencies in amounts otherwise payable on such Securities or certain Classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such Prospectus Supplement. If so specified in the related Prospectus Supplement, the reserve fund for a Series may also be funded over time by a specified amount of certain collections received on the related Mortgage Assets.

      Amounts on deposit in any reserve fund for a Series will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each Payment Date or Distribution Date, as applicable, for a Series, amounts in any reserve fund for such Series in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement.

      If so specified in the related Prospectus Supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such Series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a Certificate Series will not be a part of the related Trust Fund unless otherwise specified in the related Prospectus Supplement.

Credit Support with Respect to MBS

      If so provided in the Prospectus Supplement for a Series, any Underlying MBS included as part of the related Collateral or Trust Fund and/or the related mortgage loans underlying such Underlying MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto, to the extent such information is material and available.

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

      The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the Mortgage Loans (or mortgage loans underlying any Underlying MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans". If a significant percentage of Mortgage Loans (or mortgage loans underlying any Underlying MBS), by balance, are secured by properties in a particular state, relevant state laws, to the extent they vary materially from this discussion, will be discussed in the Prospectus Supplement. For purposes of the following discussion, "Mortgage Loan" includes a mortgage loan underlying an Underlying MBS.

General

      Each Mortgage Loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

      There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

      Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

      In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code ("UCC"); in cases where hotels or motels constitute loan security, the rates are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, Mortgage Loans secured by hotels or motels may be included in a Mortgage Asset Pool even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room rates, but those room rates (in light of certain revisions to the Bankruptcy Code which are effective for all bankruptcy cases commenced on or after October 22, 1994) constitute "cash collateral" and therefore cannot be used by the bankruptcy debtor without a hearing or lender's consent and unless the lender's interest in the room rates is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the debtor proposes to use, or other similar relief). See "--Bankruptcy Laws".

Personalty

      In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, Mortgage Loans secured in part by personal property may be included in a Mortgage Asset Pool even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

      Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

      Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.


      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase property at a foreclosure sale in light of state law fraudulent conveyance concerns. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower's debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the Mortgage Loan documents. (The Mortgage Loans, however, may be nonrecourse. See "Risk Factors--Certain Factors Affecting Delinquency, Foreclosure and Loss of the Mortgage Loans--Limited Recourse Nature of the Mortgage Loans".) Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.


      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and such other assets, if any, that were pledged to secure the Mortgage Loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

      Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease. Certain Mortgage Loans, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Mortgage Loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws


      Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and its consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.


      Under the Bankruptcy Code, provided certain substantive and procedural safeguards protective of the lender are met, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances. For example, the outstanding amount of the loan may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or by an extension (or shortening) of the term to maturity. Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the cure of a mortgage loan default by paying arrearages over a number of years. Also, a bankruptcy court may permit a debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also have the effect of interfering with or affecting the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under the Bankruptcy Code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents. Recent amendments to the Bankruptcy code, however, may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of "cash collateral" as noted previously in the section entitled "--Leases and Rents", the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of certain states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.


      If a borrower's ability to make payment on a mortgage loan is dependent on its receipt of rent payments under a lease of the related property, that ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease. Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition. In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (i) assume the lease and retain it or assign it to a third party or (ii) reject the lease. If the lease is assumed, the trustee or debtor-in-possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor (except potentially to the extent of any security deposit) with respect to its claim for damages for termination of the lease. The Bankruptcy Code also limits a lessor's damages for lease rejection to (a) the rent reserved under the lease (without regard to acceleration) for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease plus (b) unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


Environmental Considerations

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of such mortgaged property or the operations of the borrower. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption".

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the "Lender Liability Act") amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of operational functions of the mortgaged property. The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.


      Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability payable out of the related Collateral or Trust Fund and occasion a loss to the related Securityholders.



      If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

      Environmental Site Assessments. In most cases, an environmental site assessment of each Mortgaged Property will have been performed in connection with the origination of the related Mortgage Loan or at some time prior to the issuance of the related Securities. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

      Certain of the Mortgage Loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a Master Servicer may nevertheless have the right to accelerate the maturity of a Mortgage Loan that contains a "due-on-sale" provision upon transfer of an interest in the property, without regard to the Master Servicer's ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

            If so provided in the related Prospectus Supplement, a Mortgage Asset Pool may include Mortgage Loans secured by junior liens, and the loans secured by the related Senior Liens may not be included in the Mortgage Asset Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the related Mortgaged Property, if such proceeds are sufficient, before the Trustee as holder of the junior lien receives any payments in respect of the Mortgage Loan. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the holders of one or more Classes of Securities of the related Series may be required to bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions or the Mortgage Loan may be nonrecourse.

Subordinate Financing

      The terms of certain of the Mortgage Loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

      Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Certain Laws and Regulations

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

Americans with Disabilities Act

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Soldiers' and Sailors' Civil Relief Act of 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a Master Servicer or Special Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act could result in a reduction of the amounts distributable to the holders of Securities of the related Series, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any fund or agreement constituting Credit Support in respect of such Securities. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer or Special Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Forfeitures in Drug and RICO Proceedings

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


                  MATERIAL FEDERAL INCOME TAX CONSEQUENCES


General


      The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Securities. This discussion was prepared by Sidley & Austin, special tax counsel to the Company and, to the extent it expresses opinions or conclusions as to federal income tax law, represents the opinion of Sidley & Austin as to such matters. It is directed to Securityholders that hold the Offered Securities as "capital assets" within the meaning of section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns should also be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the treatment of any item on their tax returns, even where the anticipated tax consequences have been discussed herein. In addition to the federal income tax consequences described herein, potential investors are advised to consider the state and local tax consequences, if any, of the purchase, ownership and disposition of Offered Securities. See "State and Other Tax Consequences".

      The following discussion addresses Securities of three general types: (i) Securities ("REMIC Securities") constituting "regular interests" or "residual interests" in a "real estate mortgage investment conduit", or REMIC, as defined in section 860D of the Code; (ii) Grantor Trust Certificates representing interests in a Trust Fund (a "Grantor Trust Fund"), as to which no REMIC election is made, and (iii) Bonds characterized as indebtedness of the related Issuer for federal income tax purposes ("Debt Securities"), as to which no REMIC election is made. The Prospectus Supplement for each Series will indicate whether a REMIC election (or elections) will be made for the related Collateral or Trust Fund under sections 860A through 860G (the "REMIC Provisions") of the Code and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or REMICs to be created. Any pool of Underlying Assets as to which a REMIC election is made will be referred to as a "REMIC Pool" in this discussion. If no REMIC election is made with respect to a Series, the related Prospectus Supplement will specify whether the Securities offered thereunder are Grantor Trust Certificates or Debt Securities. For purposes of this discussion, references to a "Securityholder", a "Certificateholder", a "Bondholder" or a "holder" are to the beneficial owner of a Certificate or Bond, as applicable.

      The following discussion is limited in applicability to Offered Securities. Moreover, this discussion applies only to the extent that the related Mortgage Assets consist solely of Mortgage Loans. To the extent that other Mortgage Assets, including Underlying MBS, are to be included as Collateral or in a Trust Fund, the federal income tax consequences associated with the inclusion of such assets will be described in the related Prospectus Supplement. In addition, if Cash Flow Arrangements other than guaranteed investment contracts are included as Collateral or in a Trust Fund, the anticipated material federal income tax consequences associated with such Cash Flow Arrangements also will be discussed in the related Prospectus Supplement. See "Description of the Trust Funds--Cash Flow Arrangements".


      The following four paragraphs represent only a summary of the more detailed discussion of material federal income tax consequences of investment in the Offered Securities that follows. This summary is subject to that more detailed discussion in its entirety.

      A REMIC is not, subject to certain exceptions that are not anticipated to have a material adverse effect on Holders of REMIC Regular Certificates, generally subject to taxation under the Code. REMIC Regular Securities generally will be treated as debt obligations of the related REMIC for federal income tax purposes. In general, REMIC Regular Securities owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of
Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Securities that are held by another REMIC will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code. However, REMIC Regular Securities owned by a thrift institution will constitute "loans ... secured by an interest in real property" for purposes of Section 7701(a)(19)(C)(v) of the Code only to the extent specified in the related Prospectus Supplement. Holders of REMIC Regular Securities must report income with respect thereto on the accrual method, regardless of their method of tax accounting generally. Holders of REMIC Regular Securities issued with original issue discount generally will be required to include such original issue discount in income as it accrues, using a prepayment assumption as to the Mortgage Loans and taking into account, from time to time, actual prepayments that occur at a rate different than the assumed prepayment rate.

      REMIC Residual Securities generally will be treated as representing an interest in qualifying assets and income to the same extent described above for taxpayers subject to Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code, but not for purposes of Section 7701(a)(19)(C)(v) of the Code unless otherwise stated in the related Prospectus Supplement. REMIC Residual Certificates will not be "qualified mortgages" under Section 860(G)(a)(3) of the Code and may not be held by another REMIC. All or a portion of the income from REMIC Residual Certificates may be treated as "excess inclusions" for federal income tax purposes that (i) may not be offset by other deductions or losses of their holder, (ii) is treated as unrelated business taxable income to otherwise tax-exempt holders and (iii) is subject to a 30% United States withholding tax on payments to foreign holders, regardless of any tax treaty provision to the contrary. In addition, transfers of REMIC Residual Securities are prohibited, or may be disregarded for federal income tax purposes, as to certain types of transferees under circumstances described more fully below. REMIC Residual Certificates may have negative "value" due to their federal income tax characteristics and are generally not suitable investments for individuals or for pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Grantor trusts are not subject to federal income taxation. Holders of Grantor Trust Certificates will be treated for federal income tax purposes as owners of an undivided interest in the assets of the related Grantor Trust Fund. Accordingly, such Holders generally will be required to report as gross income their shares of the interest and discount income (including amounts of gross income used to pay servicing and other fees and expenses) derived from such assets and will be entitled, subject to certain limitations, to deduct their shares of servicing and other fees and expenses incurred during the year, all in accordance with their usual methods of accounting for federal income tax purposes. Subject to the following sentence and the more detailed discussion below, holders of Grantor Trust Certificates generally will be treated as owning an interest in qualifying assets and income under sections 856(c)(5)(A), 856(c)(3)(B), 860G(a)(3)(A) and, to the extent stated in the related Prospectus Supplement, 7701(a)(19)(C) of the Code. The taxation of holders of "interest-only" Grantor Trust Certificates, which evidence only ownership of a portion of the interest paid on the underlying Mortgage Loans, and of no or nominal principal amounts paid on the Mortgage Loans, is uncertain in various respects, including in particular the characterization of such holders' investment for purposes of the foregoing sections of the Code. Under legislation enacted in 1997, as to taxable years beginning after the enactment of such legislation, holders of Grantor Trust Certificates will report original issue discount, if any, derived from of their ownership of Grantor Trust Certificates on the same general method as that used with respect to REMIC Regular Certificates, including the use of a prepayment assumption with respect to the Mortgage Loans.

      Offered Bonds generally will be treated as debt obligations of the related Issuer for federal income tax purposes, and holders will be required to include interest paid or accrued thereon in income in accordance with their general methods of accounting for federal income tax purposes. Subject to the more detailed discussion below under "Debt Securities -- General -- TMP Considerations", each Issuer is anticipated generally not to be required to pay federal income taxes as an entity. The Offered Bonds will not constitute "loans... secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code, "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, or "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. In addition, interest on Offered Bonds will not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. Holders of Offered Bonds issued with original issue discount generally will be required to report such original issue discount under the same method as that applicable to REMIC Regular Certificates, including the use of a prepayment assumption with respect to the Mortgage Loans.

      With respect to each series of Securities, the Company will file or cause to be filed a tax opinion and related consent concerning the tax disclosure in the related Prospectus Supplement as exhibits either to the related Form 8-K or to a post-effective amendment to the Registration Statement of which this Prospectus is a part.


      The following discussion is based in part upon the rules governing original issue discount that are set forth in sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the

"REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Offered Securities.


REMICs


General

      Classification of REMICs. With respect to each Series of REMIC Securities, Sidley & Austin, special tax counsel to the Company, will deliver its opinion generally to the effect that, assuming compliance with the related Indenture or Pooling Agreement, as applicable, and other related transactional documents (and subject to certain other assumptions set forth in such opinion), the related REMIC Pool will qualify as a REMIC and the REMIC Securities offered with respect thereto will be "regular interests" or "residual interests" therein within the meaning of the REMIC Provisions.

      If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period in which the requirements for such status are not satisfied. The Indenture or Pooling Agreement, as applicable, with respect to each Series of REMIC Securities will include provisions designed to maintain the status of the related REMIC Pool as a REMIC under the REMIC Provisions. It is not anticipated that the status of any REMIC Pool as a REMIC will be inadvertently terminated.


      Characterization of Investments in REMIC Securities. If and to the extent described in the related Prospectus Supplement, the REMIC Securities will be "real estate assets" within the meaning of section 856(c)(5)(A) of the Code and assets described in section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. In general, to the extent that the REMIC Pool's assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Securities will not be treated as assets qualifying under section 7701(a)(19)(C). However, if 95% or more of the assets of the REMIC
Pool qualify for any of the foregoing characterizations at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Securities and income allocated to the REMIC Residual Securities will be interest described in section 856(c)(3)(B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Securities will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC Administrator will report those determinations to the related Securityholders in the manner and at the times required by applicable Treasury regulations.


      The assets of a REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the related REMIC Securities and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections of the Code) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections of the Code. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on Mortgage Loans held pending distribution is considered part of the Mortgage Loans for purposes of section 856(c)(5)(A) of the Code.

      Tiered REMIC Structures. For certain Series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Collateral or Trust Fund as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such Series of REMIC Securities, in the opinion of counsel to the Company, assuming compliance with all provisions of the related Indenture or Pooling Agreement, as the case may be, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICs, will be considered to evidence ownership of REMIC Regular Securities or REMIC Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

      Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under section 7701(a)(19)(C) of the Code, and whether the income on such Securities is interest described in section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.

Taxation of Owners of REMIC Regular Securities

      General. Except as otherwise stated in this discussion, REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the related REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC Regular Securities that generally report income using a cash method of accounting will nevertheless be required to report income with respect to REMIC Regular Securities under an accrual method. In the case of certain REMIC Regular Securities, the required use of the accrual method may cause interest income to be subject to taxation prior to receipt of the related cash.

      Original Issue Discount. Certain REMIC Regular Securities may be issued with "original issue discount" within the meaning of section 1273(a) of the Code. Any holders of REMIC Regular Securities issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Securities and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

      The Code requires that a reasonable prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Securities issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations yet to be issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Security must be the same as that used in pricing the initial offering of such REMIC Regular Security. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each Series of REMIC Regular Securities will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Company nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that such Prepayment Assumption will not be challenged by the Internal Revenue Service (the "IRS") on audit.

      The original issue discount, if any, on a REMIC Regular Security will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular Class of REMIC Regular Securities will be the first cash price at which a substantial amount of REMIC Regular Securities of that Class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular Class of REMIC Regular Securities is sold for cash on or prior to the related Closing Date, the issue price for such Class will be the fair market value of such Class on such Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Security is equal to the total of all payments to be made on such Security other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate", an "objective rate", a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate", or at a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Security.

      In the case of REMIC Regular Securities bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Securities. If the original issue discount rules apply to such Securities, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Securities in preparing information returns to the related Securityholders and the IRS.

      Certain Classes of the REMIC Regular Securities may provide for the first interest payment with respect to such Securities to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a Payment Date or Distribution Date, in some cases, as a consequence of this "long first accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Security and accounted for as original issue discount. Because interest on REMIC Regular Securities must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Securities.


      In addition, if the accrued interest to be paid on the first Payment Date or Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Security will reflect such accrued interest. In such cases, information returns provided to the Securityholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Security (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Payment Date or Distribution Date) and that portion of the interest paid on the first Payment Date or Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date or Distribution Date should be included in the stated redemption price of such REMIC Regular Security. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Payment Date or Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Securityholder.


      Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Security will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Security multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Security is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Security, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Security. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Security. The OID Regulations also would permit a Securityholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular Securities--Market Discount" below for a description of such election under the OID Regulations.

      If original issue discount on a REMIC Regular Security is in excess of a de minimis amount, the holder of such Security must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Security, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Security, the daily portions of original issue discount will be determined as follows.


      As to each "accrual period" (that is, in general, each period that begins on a date that corresponds to a Payment Date or Distribution Date (or, in the case of the first such period, begins on the Closing Date) and ends on the day preceding the immediately following Payment Date or Distribution Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of
(a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Security, if any, in future periods and (b) the distributions made on such REMIC Regular Security during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the REMIC Regular Security will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption, (ii) using a discount rate equal to the original yield to maturity of the Security and (iii) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the Security will be calculated based on its issue price and assuming that distributions on the Security will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Security at the beginning of any accrual period will equal the issue price of such Security, increased by the aggregate amount of original issue discount that accrued with respect to such Security in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Security in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.


      A subsequent purchaser of a REMIC Regular Security that purchases such Security at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Security. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Security. The adjusted issue price of a REMIC Regular Security on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Security at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.

      Market Discount. A Securityholder that purchases a REMIC Regular Security at a market discount (other than a de minimis amount), that is, in the case of a REMIC Regular Security issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Security issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing stated redemption price. Under section 1276 of the Code, such a Securityholder generally will be required to report as ordinary income the lesser of the amount of such distribution and the amount of accrued market discount. A Securityholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such an election applies to all market discount bonds acquired by the taxpayer during or after the first taxable year to which such election applies.

      The OID Regulations also permit a Securityholder to elect to accrue all interest and discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Security with market discount, the Securityholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Securityholder acquires during or after the taxable year of the election, and possibly previously acquired instruments. Similarly, a Securityholder that made this election with respect to a Security that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Securityholder owns or acquires. See "--Taxation of Owners of REMIC Regular Securities--Premium" below. The elections described in this and the preceding paragraph are irrevocable except with the approval of the IRS.

      Market discount with respect to a REMIC Regular Security will be considered to be de minimis for purposes of section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Security multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Securities should accrue, at the Securityholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Security issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Security as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Security issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Security at the beginning of the accrual period. The Prepayment Assumption used in calculating the accrual of original issue discount is also to be used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Security purchased at a discount in the secondary market.

      To the extent that REMIC Regular Securities provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Security generally will be required to treat a portion of any gain on the sale or exchange of such Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under section 1277 of the Code a holder of a REMIC Regular Security may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Security purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

      Premium. A REMIC Regular Security purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. Under those regulations, if a holder elects to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied against qualified stated interest. The proposed regulations generally would be effective for Securities acquired on or after the date 60 days after the date final regulations are published in the Federal Register. Holders of each such Class of Securities should consult their tax advisors regarding the possibility of making an election to amortize such premium. The OID Regulations also permit Securityholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Securityholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Securities--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Securities without regard to whether such Securities have original issue discount) will also apply in amortizing bond premium under section 171 of the Code.

      Realized Losses. Under section 166 of the Code, both corporate holders of the REMIC Regular Securities and noncorporate holders of the REMIC Regular Securities that acquire such Securities in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Securities become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Security in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's Security becomes wholly worthless and that the loss will be characterized as a short-term capital loss.

      Each holder of a REMIC Regular Security will be required to accrue interest and original issue discount with respect to such Security, based on the assumption that no defaults or delinquencies will occur in any future period with respect to the Mortgage Loans and without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans that may have occurred with respect thereto until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Security, particularly during the early years of its term, could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Security eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Moreover, in these circumstances, the present value of the tax detriment associated with the inclusion of such income early in the term of the REMIC Regular Security would generally exceed the present value of the subsequent tax benefit associated with such eventual loss or reduction in income, assuming no changes in prevailing tax rates.

Taxation of Owners of REMIC Residual Securities

      General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Securities. Accordingly, the REMIC Residual Securities will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Securities were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.


      A holder of a REMIC Residual Security generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Security. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention or such other convention as may be disclosed in the related Prospectus Supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Securityholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Securityholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Securityholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination. Ordinary income derived from REMIC Residual Securities will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under section 469 of the Code on the deductibility of "passive losses".


      A holder of a REMIC Residual Security that purchased such Security from a prior holder of such Security also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Security. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a Securityholder that purchased such REMIC Residual Security from a prior holder of such Security at a price different from the adjusted basis (as defined below) that such REMIC Residual Security would have had in the hands of an original holder of such Security. The REMIC Regulations, however, do not provide for any such modifications.

      Any payments received by a holder of a REMIC Residual Security from the seller of such Certificate in connection with the acquisition of such REMIC Residual Security will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Securities should consult their tax advisors concerning the treatment of such payments for income tax purposes.

      The amount of income REMIC Residual Securityholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Securityholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Securities or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Securityholders may exceed the cash distributions received by such REMIC Residual Securityholders for the corresponding period may significantly adversely affect such REMIC Residual Securityholders' after-tax rate of return. Such disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Securityholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Securities may in some instances have negative "value". See "Risk Factors--Certain Federal Tax Considerations Regarding REMIC Residual Securities".

      Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Securities, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Securities (and any other Class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby), for amortization of any premium on the Mortgage Loans, for bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Securities (or, if a Class of REMIC Securities is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Securities offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC Security received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more Classes of REMIC Securities are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

      Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Securities (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Securities" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

      A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Securities. It is anticipated that each REMIC will elect under section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption.

      A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Securities (including any other Class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Securities (including any other Class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Securities (including any other Class of REMIC Securities constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

      If a Class of REMIC Regular Securities is issued at a price in excess of the stated redemption price of such Class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Securities of such Class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

      As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--Prohibited Transactions Tax and Other Taxes". Further, the limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Securities, subject to the limitation of section 67 of the Code. See "-- Pass-Through of Miscellaneous Itemized Deductions". If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

      Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Security will be equal to the amount paid for such REMIC Residual Security, increased by amounts included in the income of the REMIC Residual Securityholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Securityholder.

      A REMIC Residual Securityholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Securityholder's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security. The ability of REMIC Residual Securityholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Securityholders should consult their tax advisors.

      Any distribution on a REMIC Residual Security will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Security. To the extent a distribution on a REMIC Residual Security exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Security. Holders of certain REMIC Residual Securities may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Securities will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Securities will initially equal the amount paid for such REMIC Residual Securities and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Securityholders. To the extent such REMIC Residual Securityholders' initial bases are less than the distributions to such REMIC Residual Securityholders, and increases in such initial bases either occur after such payments or distributions or (together with their initial bases) are less than the amount of such payments or distributions, gain will be recognized to such REMIC Residual Securityholders on such distributions and will be treated as gain from the sale of their REMIC Residual Securities.

      The effect of these rules is that a REMIC Residual Securityholder may not amortize its basis in a REMIC Residual Security, but may only recover its basis through payments or distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Security. See "--Sales of REMIC Securities" below. The Committee Report suggests that future regulations may require adjustments to the REMIC's income allocable to a holder of a REMIC Residual Security that is not an original holder in order to reflect any difference between the basis of such REMIC Residual Security to such REMIC Residual Securityholder and the adjusted basis such REMIC Residual Security would have had in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General".

      Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Security will be subject to federal income tax in all events. In general, the "excess inclusions" with respect to a REMIC Residual Security for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Security over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Security was held by such REMIC Residual Securityholder. The daily accruals of a REMIC Residual Securityholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Security, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Securities were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      Although it has not done so, the Treasury also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Security as an excess inclusion if the REMIC Residual Securities are considered not to have "significant value". The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Securities must have an aggregate issue price at least equal to two percent of the aggregate issue prices of all of the related REMIC's regular and residual interests. In addition, based on the Prepayment Assumption, the anticipated weighted average life of the REMIC Residual Securities must equal or exceed 20 percent of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. The related Prospectus Supplement will disclose whether offered REMIC Residual Securities may be considered to have "significant value" under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Security will have "significant value" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Security will have "significant value" for purposes of the above-described rules.

      For REMIC Residual Securityholders, an excess inclusion (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign Investors in REMIC Securities".

      In the case of any REMIC Residual Securities held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives, but the REMIC Regulations currently do not address this subject.

      Noneconomic REMIC Residual Securities. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Securities will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Security. The REMIC Regulations provide that a REMIC Residual Security is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Security, which rate is computed and published monthly by the IRS) on the REMIC Residual Security equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Security at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Securities that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Indenture or Pooling Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Security, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Security by such a purchaser thereafter might be disregarded under these rules, resulting in the retention of any tax liability associated with the REMIC Residual Security by such purchaser.

      The related Prospectus Supplement will disclose whether REMIC Residual Securities offered thereunder may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Security will or may not be considered "noneconomic" will be based upon certain assumptions, and the Company will make no representation that a REMIC Residual Security will not be considered "noneconomic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Securities" below for additional restrictions applicable to transfers of certain REMIC Residual Securities to foreign persons.

      Mark-to-Market Rules. The IRS has released regulations under section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Security is not treated as a security for purposes of section 475 of the Code, and thus is not subject to the mark-to-market rules. Prospective purchasers of a REMIC Residual Security should consult their tax advisors regarding the Mark-to-Market Regulations.

      Tax and Restrictions on Transfers of REMIC Residual Securities to Certain Organizations. If a REMIC Residual Security is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Security) of the total anticipated excess inclusions with respect to such REMIC Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Security is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Security, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Securities and certain other provisions that are intended to meet this requirement will be included in the related Indenture or Pooling Agreement, as the case may be, and will be discussed in any Prospectus Supplement relating to the offering of any REMIC Residual Security.

      In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Security, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Security that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

      For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by section 511 of the Code or (iii) any organization described in section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.

Pass-Through of Miscellaneous Itemized Deductions


      Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Securities. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single Class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Securities. In general, such fees and expenses will be allocated to holders of the related REMIC Residual Securities in their entirety and will not be allocated to the holders of the related REMIC Regular Securities, except as disclosed in the related Prospectus Supplement.


      With respect to REMIC Residual Securities or REMIC Regular Securities the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitations of section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Securityholders that are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Security that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Securities will generally not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should consult with their tax advisors prior to making an investment in such Securities.

Sales of REMIC Securities

       If a REMIC Security is sold, the selling Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such REMIC Regular Security to such Securityholder, increased by income reported by such Securityholder with respect to such REMIC Regular Security (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Security received by such Securityholder and by any amortized premium. The adjusted basis of a REMIC Residual Security will be determined as described under "--Taxation of Owners of REMIC Residual Securities--Basis Rules, Net Losses and Distributions". Except as described below, any such gain or loss will be capital gain or loss, provided such REMIC Security is held as a capital asset (generally, property held for investment) within the meaning of section 1221 of the Code. The Code as of the date of this Prospectus provides for generally lower rates on capital gains of individuals other than short term capital gains. No such rate differential exists for corporations as of the date hereof. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain from the sale of a REMIC Regular Security that might otherwise be a capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Security assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Security based on the application of the Prepayment Assumption to such Security), determined as of the date of purchase of such REMIC Regular Security, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Security by a seller who purchased such REMIC Regular Security at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Security was held by such holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Securities--Market Discount" and "--Premium".

      REMIC Securities will be "evidences of indebtedness" within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Security by a bank or thrift institution to which such Section applies will be ordinary income or loss.

      A portion of any gain from the sale of a REMIC Regular Security that might otherwise be capital gain may be treated as ordinary income to the extent that such Security is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Security reacquires such REMIC Residual Security, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

Prohibited Transactions Tax and Other Taxes

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, with certain exceptions, a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the collections on the Mortgage Loans being held in temporary investments pending distribution on the REMIC Securities. With the exception of certain circumstances under which the Special Servicer may incur such a tax in connection with the operation of foreclosure property if doing so would in the reasonable judgment of the Special Servicer be in the best interest of Securityholders, it is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

      In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Indenture, Pooling Agreement and separate S&A Agreement for a Series of REMIC Securities will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

      REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the Special Servicer may be authorized to incur a tax if doing so would, in the reasonable judgment of the Special Servicer, maximize the net after-tax proceeds to Securityholders.


      It is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC. The related Prospectus Supplement will include relevant disclosure when such is not the case.


      Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, Master Servicer, Special Servicer, Manager or Trustee, in any case out of its own funds, provided that such person has sufficient assets to do so, and provided further that such tax arises out of a breach of such person's obligations under the related transaction documents (including any Indenture, Pooling Agreement and separate S&A Agreement). Any such tax not borne by a REMIC Administrator, a Master Servicer, Special Servicer, Manager or Trustee would be charged against the related Collateral or Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Securities.

Termination

       A REMIC will terminate immediately after the Payment Date or Distribution Date, as applicable, following receipt by the REMIC of the final payment or distribution in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment or distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Security, if the last payment or distribution on such REMIC Residual Security is less than the REMIC Residual Certificateholder's adjusted basis in such Security, such REMIC Residual Securityholder should (but may not) be treated as realizing a capital loss equal to the amount of such difference.

Reporting and Other Administrative Matters


       Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Securityholders will be treated as partners. The REMIC Administrator or another party specified in the related Prospectus Supplement will file REMIC federal income tax returns on behalf of the related REMIC, will be designated and act as (or as agent on behalf of) the "tax matters person" with respect to the related REMIC in all respects and may hold at least a nominal amount of the related Class of REMIC Residual Securities.


      As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Securityholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Securityholders generally will be required to report such REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC's tax return may require a REMIC Residual Securityholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Securityholder's return. No REMIC will be registered as a tax shelter pursuant to section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Security as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of such person and other information.

      Reporting of interest income, including any original issue discount, with respect to REMIC Regular Securities is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Securities that are corporations, trusts, securities dealers and certain other nonindividuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Security issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Securities, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

      As applicable, the REMIC Regular Security information reports will include a statement of the adjusted issue price of the REMIC Regular Security at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Securities--Market Discount".


      The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or by such other party as may be specified in the related Prospectus Supplement.

Backup Withholding with Respect to REMIC Securities

      Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Securities, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

Foreign Investors in REMIC Securities


      A REMIC Regular Securityholder that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Security will not, except under the circumstances, if any, disclosed in the related Prospectus Supplement, be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Security, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Securityholder under penalties of perjury, certifying that such Securityholder is not a United States Person and providing the name and address of such Securityholder). For these purposes, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust as to which (i) a court in the United States is able to exercise primary supervision over the administration of the trust and
(ii) one or more United States fiduciaries have the right to control all substantial decisions of the trust.


      It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Security held by a REMIC Residual Securityholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Securities or possibly, in a mortgagor with respect to one or more of the Mortgage Loans. In addition, the foregoing rules may not apply to exempt a controlled foreign corporation from withholding taxes on such controlled foreign corporation's allocable portion of the interest income received by such controlled foreign corporation through a REMIC from a mortgagor with respect to one or more Mortgage Loans that is a "related person" to such controlled foreign corporation. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a withholding tax rate of 30%, subject to reduction under any applicable tax treaty.

      Further, it appears that a REMIC Regular Security would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, Securityholders who are nonresident alien individuals should consult their tax advisors concerning this question.


      Transfers of REMIC Residual Securities to investors that are not United States Persons will be prohibited under the related Indenture or Pooling Agreement, as applicable.

Grantor Trusts


General

      Classification of Grantor Trust Funds. With respect to each Series of Grantor Trust Certificates, Sidley & Austin, special tax counsel to the Company, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

      For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a Certificate Interest Rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal or minor ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.


      Characterization of Investments in Grantor Trust Certificates. If and to the extent described in the related Prospectus Supplement, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code (but generally only to the extent that the underlying Mortgage Loans have been made with respect to property that is used for residential or certain other prescribed purposes); (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of section 856(c)(5)(A) of the Code. In addition, if and to the extent described in the related Prospectus Supplement, counsel to the Company will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of section 856(c)(3)(B) of the Code.


      However, even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code and "real estate assets" within the meaning of section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(A) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Counsel to the Company will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

      The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of section 860G(a)(3)(A) of the Code.

Taxation of Owners of Grantor Trust Fractional Interest Certificates.

      General. Holders of a particular Series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans. Under section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either section 67 or section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple Classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the Classes of Grantor Trust Certificates using a method that recognizes that each such Class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among Classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such Class during that period.

      The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any Series will depend on whether they are subject to the "stripped bond" rules of section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a Class of Grantor Trust Strip Certificates is issued as part of the same Certificate Series or
(ii) the Company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on a Mortgage Asset. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. The related Prospectus Supplement will include information regarding servicing fees paid to a Master Servicer, a Special Servicer, any Sub-Servicer or their respective affiliates.

      If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

      The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest", if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "--Sales of Grantor Trust Certificates" below) and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed as the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Company, the Master Servicer, the Special Servicer, any Sub-Servicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

      Since its enactment in 1986, section 1272(a)(6) of the Code has required
(i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to REMIC regular interests and debt instruments with payments that depend on the receipt of payments on other debt instruments pledged to secure them. Regulations could have been, but were not , adopted applying those provisions to securities such as the Grantor Trust Fractional Interest Certificates. The recently enacted Taxpayer Relief Act of 1997 (the ("1997 Act") extends those rules to "any pool of debt instruments the yield on which may be affected by reason of prepayments (or to the extent provided in regulations, by reason of other events)", effective with respect to tax years beginning after the date of enactment. Until this new statute is effective, it is unclear whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. However, taxpayers that account for their income from investments in pools of prepayable debt instruments in a manner inconsistent with section 1272(a)(6) of the Code will be required to change their existing methods of accounting for all such investments to be consistent with section 1272(a)(6) of the Code for taxable years beginning after the enactment of the 1997 Act, regardless of the date such investments were acquired. Any adjustment to income or loss due to the change in accounting method will be taken into account ratably over the four year period beginning with such taxable year. It remains uncertain, however, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate (that is, in a manner similar to REMIC Regular Securities) or, with respect to a particular holder, at the time that holder purchase the Grantor Trust Fractional Interest Certificate. Certificateholders are advised to consult their tax advisors concerning reporting original issue discount in general and, in particular, the use of a prepayment assumption in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates for taxable years beginning both before and after the enactment of the 1997 Act. No regulations have been issued under section 1272(a)(6) of the Code.

      In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income. If a prepayment assumption is used, it further appears that no separate item of income or loss should be recognized upon a prepayment of any particular Mortgage Loan. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Securities. See "--REMICs--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      In the absence of administrative or further statutory clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates. However, neither the Company nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Certificate Series who bought at that price.

      Under Treasury Regulation ss.1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

      If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

      The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. For a definition of "stated redemption price," see "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial "teaser," or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above.

      In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Mortgage Loans by the Trustee or Master Servicer, as applicable, in preparing information returns to the Certificateholders and the IRS.

      If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. However, the 1997 Act requires the use of a prepayment assumption with respect to any pool of debt instruments the yield on which may be affected by prepayments. It is unclear at this time whether grantor trust information reports or returns to the IRS and Certificateholders should be based on the use of a prepayment assumption, particularly in transactions not subject to the stripped bond rules. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates, particularly those not subject to the stripped bond rules. Certificateholders should refer to the related Prospectus Supplement with respect to each Certificate Series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such Series and the method on which information returns or reports to the IRS will be prepared.

      A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage

Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.


      In general, the Trustee or another party specified in the related Prospectus Supplement will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "--Grantor Trust Reporting" below.


      Market Discount. If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent a Grantor Trust Fractional Interest Certificate is considered to evidence ownership of an interest in a pool of Mortgage Loans purchased at a "market discount", that is, in the case of Mortgage Loan issued without original issue discount, at a purchase price less than their remaining stated redemption prices (as defined above), or in the case of Mortgage Loans issued with original issue discount, at a purchase price less than their adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited to payments of stated redemption price on such Mortgage Loan that are received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Securities--Market Discount" above.

      Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the holder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. Under the 1997 Act, it appears that the prepayment assumption, if any, that is used in calculating the accrual of original issue discount (or the prepayment assumption that would have been used had there been original issue discount) is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption would be to accelerate the reporting of such discount income. Because the regulations referred to in this paragraph have not been issued and because the 1997 Act does not specify what rules are to applied with respect to market discount with respect to pools of loans held in grantor trusts, it is not possible to predict what effect any such regulations or rules might have on the tax treatment of a Grantor Trust Fractional Interest purchased at a discount in the secondary market.

      Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

      Market discount with respect to Mortgage Loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above.

      Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Securities--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the Mortgage Loans.

      Premium. If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

      It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code for prior taxable years, but it appears that a prepayment assumption should be used with respect to taxable years beginning after the enactment of the 1997 Act. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Securities. See "--REMICs--Taxation of Owners of REMIC Regular Securities--Original Issue Discount" above. It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption and the actual rate of prepayments.

Taxation of Owners of Grantor Trust Strip Certificates.

      The "stripped coupon" rules of section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

      The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Proposed Contingent Payment Rules" below and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

      Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

      As noted above, section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. No regulations have been adopted applying those provisions to the Grantor Trust Strip Certificates. The 1997 Act extends section 1272(a)(6) to any pool of debt instruments the yield on which may be affected by reason of prepayments, however, for all taxable years beginning after the enactment of the 1997 Act. It is unclear whether use of a prepayment assumption may be required or permitted with respect to earlier taxable years in the absence of regulations and not entirely clear that stripped coupons are intended to be covered by section 1272(a)(6) as amended by the 1997 Act. It is also uncertain, in using a prepayment assumption, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate (as would be the case in the case of a REMIC Regular Security with the same characteristics) or, with respect to any subsequent holder, based on conditions at the time of purchase of the Grantor Trust Strip Certificate by that holder.

      The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption if yield is computed assuming no prepayments. In the absence of administrative or further statutory clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each Class of Certificates, computed in the manner described herein with respect to REMIC Regular Securities. However, neither the Company nor any other person will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate or that the Prepayment Assumption will not be challenged by the IRS on audit. Certificateholders also should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each Certificate Series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their tax advisors regarding the use of the Prepayment Assumption.

      If the computational method described in "Taxation of Holders of REMIC Regular Securities --Original Issue Discount" herein produces a negative number, it appears under section 1272(a)(6) of the Code, as amended by the 1997 Act, that such amount may not be taken as a current loss or deduction, but may be required to be carried over and deducted or offset only against future income derived from the Grantor Trust Strip Certificate or realized only upon its sale. Such deferral may cause such a loss to be a capital loss. Prospective purchasers are advised to consult their tax advisers about this issue, particularly in light of the amendments made by the 1997 Act.

      Possible Application of Proposed Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Final regulations have been promulgated regarding contingent payment debt instruments. As in the case of the OID

Regulations, such regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of section 1286 of the Code or debt instruments subject to section 1272(a)(6) of the Code. It is also uncertain what effect the enactment of the 1997 Act, extending section 1272(a)(6) of the Code to "any pool of debt instruments the yield on which may be affected by reason of prepayments" may be with respect to the possible application of the contingent payment debt instrument rules to Grantor Trust Strip Certificates.

      However, if the contingent payment rules under the regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply a "noncontingent bond method". Under that method, the issuer of a Grantor Trust Strip Certificate would determine a projected payment schedule with respect to such Grantor Trust Strip Certificate. Holders of Grantor Trust Strip Certificates would be bound by the issuer's projected payment schedule, which would consist of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment would be determined so that the projected payment schedule reflected the projected yield reasonably expected to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above would be a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflected general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, such income any variation between the payment actually received in such month and the payment originally projected to be made in such month.

      Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

      Sales of Grantor Trust Certificates. Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on such sale or exchange of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides lower rates for individuals on capital gains than ordinary income, but not for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


      Grantor Trust Reporting. In general, the Trustee or another person specified in the related Prospectus Supplement will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Certificate Interest Rate. In addition, the Trustee or Master Servicer, as applicable, will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer, the Special Servicer or any Sub-Servicer, and such other customary factual information as the Company or the reporting party deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the Trustee's or Master Servicer's, as the case may be, information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


      Backup Withholding. In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Securities" will also apply to Grantor Trust Certificates.


      Foreign Investors. In general, the discussion with respect to REMIC Regular Securities in "--REMICs--Foreign Investors in REMIC Securities" above applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except under the circumstances, if any, disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.


      To the extent that interest on a Grantor Trust Certificate would be exempt under sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


Debt Securities


General

      Classification as Debt. With respect to each Series of Debt Securities, Sidley & Austin, special tax counsel to the Company will delivery its opinion to the effect that, assuming compliance with all provisions of the related Indenture and certain other documents (and subject to certain assumptions therein), the Offered Bonds of such Series will be characterized as indebtedness of the related Issuer, and not as an ownership interest in the Mortgage Loans pledged to secure the Offered Bonds or in Issuer. For purposes of the following discussion, references to "Bond" or "Offered Bond" (or to the plural forms thereof) are to only such Bonds as constitute Debt Securities.

      TMP Considerations. Taxable mortgage pool ("TMP") rules enacted as part of the Tax Reform Act of 1986 treat certain arrangements in which debt obligations are secured or backed by real estate mortgage loans as taxable corporation. An entity (or a portion thereof) will be characterized as a TMP if (i) substantially all of its assets are debt obligations and more than 50 percent of such debt obligations consist of real estate mortgage loans or interests therein, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) payments on the debt obligations referred to in (ii) bear a relationship to payments on the debt obligations referred to in (i). Furthermore, a group of assets held by an entity can be treated as a separate TMP if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligation.

      It is anticipated that the Issuer, or possibly the Collateral, for certain Bond Series will be characterized as a TMP for federal income tax purposes. In general, a TMP is treated as a "separate" corporation not includible with any other corporation in a consolidated income tax return, and is subject to corporate income taxation. However, it is anticipated that for federal income tax purposes one hundred percent of the Issuer will at all times be owned by one or more "qualified REIT subsidiaries" (as defined in section 856(i) of the Code) of CRIIMI MAE, which is a "real estate investment trust" (a "REIT") (as defined in section 856(a) of the Code). So long as the Issuer is so owned and CRIIMI MAE and such owner or owners qualify as a REIT and as qualified REIT subsidiaries, respectively, characterization of the Issuer as a TMP will result only in the shareholders of CRIIMI MAE being required to include in income, as "excess inclusion" income, some or all of their allocable share of the Issuer's net income that would be "excess inclusion" income if the Issuer were treated as "real estate mortgage investment conduit," or REMIC, within the mean of Section 860D of the Code. Characterization of the Issuer as an owner's trust or a "qualified REIT subsidiary" would not result in entity-level, corporate income taxation with respect to the Issuer. In the event of CRIIMI MAE's failure to continue to qualify as a REIT or the failure of the owner or owners of the Issuer to continue to qualify as "qualified REIT subsidiaries" for federal income tax purposes, or for any other reason, the net income (after the deduction of interest and original issue discount, if any, on the Bonds) of the Issuer would be subject to corporate income tax, reducing cash flow of the Issuer available to make payments on the Bonds, and the Issuer would not be permitted to be included in a consolidated income tax return of another corporate entity. No assurance can be given with regard to the prospective qualification of the Issuer as either an owner's trust or a "qualified REIT subsidiary" or of the Company as a "qualified REIT subsidiary" for federal tax purposes.

Taxation of Bondholders

      Status as Real Property Loans. Offered Bonds held by a domestic building and loan association will not constitute "loans...secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; Offered Bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of section 856(c)(5)(A) of the Code and interest on Offered Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. In addition, the Offered Bonds will not be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code.

      Interest and Original Issue Discount. Certain Classes of Bonds may be issued with original issue discount. Any holders of Bonds issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, section 1272(a)(6) of the Code provides special rules applicable to any Class of Offered Bonds issued with original issue discount. Regulations have not been issued under section 1272(a)(6).

      Under the OID Regulations, a holder of an Offered Bond issued with a de minimis amount of original issue discount must include such de minimis discount in income, on a pro rata basis, as principal payments are made on the Bond. Stated interest on the Offered Bonds will be taxable to a Bondholder as ordinary interest income when received or accrued in accordance with such Bondholder's method of tax accounting.

      Section 1272(a)(6) of the Code requires that a prepayment assumption (the "Prepayment Assumption") be used with respect to the collateral underlying debt instruments in computing the accrual of original issue discount if payments under such debt instruments may be accelerated by reason of prepayments of other obligations securing such debt instruments, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the Prepayment Assumption. The Prepayment Assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report (the "Committee Report") accompanying the Tax Reform Act of 1986 indicates that the regulations will provide that the Prepayment Assumption used with respect to an Offered Bond must be the same as that used in pricing the initial offering of such Bond.

      Market Discount. A Bondholder that purchases an Offered Bond at a market discount, that is, in the case of an Offered Bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a Bond issued with original issue discount, at a purchase price, less than its adjusted issue price, will recognize gain upon receipt of each payment representing stated redemption price. In particular, under section 1276 of the Code, such a Bondholder generally will be required to allocate the portion of each such payment representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. The holder of an Offered Bond may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit the holder of an Offered Bond to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to an Offered Bond with market discount, the Bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Bondholder that made this election for an Offered Bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Bondholder owns or acquires. See "--Debt Securities--Premium" below. Each of these elections to accrue interest, discount and premium with respect to an Offered Bond on a constant yield method or as interest would be irrevocable.

      However, market discount with respect to an Offered Bond will be considered to be de minimis for purposes section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such Bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Interest and Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

      Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on Offered Bonds should accrue, at the Bondholder's option: (i) on the basis of a constant yield method, (ii) in the case of an Offered Bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the Offered Bonds as of the beginning of the accrual period or (iii) in the case of an Offered Bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the Offered Bond at the beginning of the accrual period. Moreover, the Prepayment Assumption that would be used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of an Offered Bond purchased at a discount in the secondary market.

      To the extent that Offered Bonds provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of an Offered Bond generally will be required to treat a portion of any gain on the sale or exchange of such Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

      Further, under section 1277 of the Code, a holder of an Offered Bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry an Offered Bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. An Offered Bond purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such an Offered Bond may elect under section 171 of the Code to amortize such premium under the constant yield method over the remaining term of the Bond. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related Offered Bond, rather than as a separate interest deduction. The OID Regulations also permit holders of Offered Bonds to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Bondholder as having made the election to amortize premium generally. See "--Debt Securities--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules may require use of a prepayment assumption in accruing market discount with respect to Offered Bonds without regard to whether such Bonds have original issue discount) would also apply in amortizing bond premium under section 171 of the Code.

      Realized Losses. Under section 166 of the Code, both corporate holders of the Offered Bonds and noncorporate holders of the Offered Bonds that acquire such Bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Bonds become wholly or partially worthless as the result of one or more realized losses on the related Mortgage Assets. However, it appears that a noncorporate holder that does not acquire an Offered Bond in connection with a trade or business will not be entitled to deduct a loss under section 166 of the Code until such holder's Offered Bond becomes wholly worthless and that the loss will be characterized as a short-term capital loss.

      Each holder of an Offered Bond will be required to accrue interest and original issue discount with respect to such Bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the related Mortgage Assets until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of an Offered Bond could exceed the amount of economic income actually realized by the holder in such period. Although the holder of an Offered Bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.

      Sales of Offered Bonds. If an Offered Bond is sold, the selling Bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the Offered Bond. The adjusted basis of an Offered Bond generally will equal the cost of such Bond to such Bondholder, increased by income reported by such Bondholder with respect to such Bond (including original issue discount and market discount income) and reduced (but not below zero) by any amortized premium and any payments on such Offered Bond received by such Bondholder. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided such Offered Bond is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus generally lower tax rates on the capital gains of individuals other than short-term capital gains. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

      Gain recognized on the sale of an Offered Bond by a seller who purchased such Bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Bond was held by such holder, reduced by any market discount included in income under the rules described above under "--Debt Securities--Market Discount" and "--Debt Securities--Premium."

      A portion of any gain from the sale of an Offered Bond that might otherwise be capital gain may be treated as ordinary income to the extent that such Bond is held as part of a "conversion transaction" within the meaning of section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

      Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

      Backup Withholding and Information Reporting. Payments of interest and principal, as well as payments of proceeds from the sale of Offered Bonds, may be subject to the "backup withholding tax" under section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

      The Trustee, the General Administrator or another specified party on behalf of the related Issuer will report to Bondholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Offered Bonds.

      Tax Treatment of Foreign Investors. Interest paid on an Offered Bond to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding Bonds ("Nonresidents") will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in CRIIMI MAE, the Company or the Issuer or, possibly, in a mortgagor on a Mortgage Loan or (ii) the recipient is a controlled foreign corporation to which CRIIMI MAE, the Company or the Issuer or, possibly, a mortgagor on a Mortgage Loan is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the Issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents.

                       STATE AND OTHER TAX CONSEQUENCES


      In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of Offered Securities. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the Offered Securities.


                             ERISA CONSIDERATIONS


Summary

      As outlined below, the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") prohibits plans subject to ERISA and entities holding assets of such plans (as well as certain other plans that are subject to Section 4975 of the Code) from purchasing Offered Securities if such purchase and/or the holding of such Offered Securities would constitute a "prohibited transaction," as described below, for which no exemptive relief is available. In general, certain prohibited transaction class exemptions, issued by the Department of Labor may provide an exemption for the purchase and holding of the Offered Securities, if the applicable requirements of such exemptions are satisfied. In addition to the discussion below, the applicable Prospectus Supplement may contain information regarding the availability of individual or class exemptions. Accordingly, each investor using assets of a plan subject to ERISA or Section 4975 of the Code must review with its counsel the discussion below along with the applicable Prospectus Supplement with respect to the availability of any such exemption.


General

      ERISA and the Code impose certain requirements on employee benefit plans, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts (and as applicable, insurance company general accounts) in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code ("Plans"), and on persons who are fiduciaries with respect to such Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in Offered Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Sections 401(a) of the Code and whose underlying trust is exempt from taxation under Section 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.


      ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Plan and persons ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code; collectively, "Parties in Interest") who have certain specified relationships to the Plan, unless a statutory or administrative exemption is available. The types of transactions between Plans and Parties in Interest that are prohibited include: (a) sales, exchanges or leases of property, (b) loans or other extensions of credit, (c) the furnishing of goods and services, and (d) any transaction in which a Plan fiduciary deals with assets of the Plan in his own interest or for his own account. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to rescind the transaction and pay an amount to the Plan for any losses realized by the Plan or profits realized by such persons, individual retirement accounts involved in the transaction may be disqualified resulting in adverse tax consequences to the owner of such account and certain other liabilities could result that would have a significant adverse effect on such person.

Plan Asset Regulations

      A Plan's investment in Offered Securities may cause the underlying Mortgage Assets and other assets included in a related Trust Fund to be deemed assets of such Plan. Section 2510.3-101 of the regulations (the "Plan Asset Regulations") of the United States Department of Labor (the "DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions apply, including that the equity participation in the entity by "benefit plan investors" (i.e., Plans and certain employee benefit plans not subject to ERISA) is not "significant", both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors (determined by not including the investments of persons with discretionary authority or control over the assets of such entity, of any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and "affiliates" (as defined in the DOL regulations relating to Plan assets) of such persons). The Certificates of a Series will, and the Bonds of a Series could, be treated as "equity" for purposes of these regulations. Equity participation in the Trust Fund for any Certificate Series will be significant on any date if, immediately after the most recent acquisition of any Certificate of that Series, 25% or more of any Class of Certificates of that Series is held by benefit plan investors (determined by not including the investments of the Company, the Trustee, the Master Servicer, the Special Servicer, any other parties with discretionary authority over the assets of such Trust Fund and their respective affiliates). There can be no assurance that the Offered Bonds of any Bond Series will not also be characterized as representing an equity interest in the related Issuer or in the Collateral securing such Offered Bonds (in which case the preceding sentence would likewise apply to any Class of Offered Bonds so characterized). If a Class of Offered Bonds is characterized as "debt" rather than "equity" for purposes of the Plan Asset Regulations, then the related Underlying Assets would not be treated as assets of Plans that directly or indirectly purchase such Offered Bonds, solely on account of such purchase.

      Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Underlying Assets in respect of any Series constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a Master Servicer, a Special Servicer, any Sub-Servicer, a Manager, a Trustee, the obligor under any related credit enhancement mechanism, or certain affiliates thereof, may be deemed to be a Plan "fiduciary" with respect to the investing Plan and thus subject to the fiduciary responsibility provisions of ERISA. In addition, if the Underlying Assets for any Series constitute Plan assets, the Company, the Issuer (in the case of a Bond Series), any related REMIC Administrator, any mortgagor with respect to a related Mortgage Loan or a mortgage loan underlying a related Underlying MBS, as well as each of the parties described in the preceding sentence, may become Parties in Interest with respect to an investing Plan (or of a Plan holding an interest in an investing entity). Thus, if the Underlying Assets, including the Mortgage Assets, for any Series constitute Plan assets, the operation of the related Collateral or Trust Fund, as the case may be, may involve a prohibited transaction under ERISA or the Code. For example, if a person who is a Party in Interest with respect to an investing Plan is a mortgagor with respect to a Mortgage Loan included in a Mortgage Asset Pool, the purchase of Securities of the related Series by the Plan could constitute a prohibited loan between a Plan and a Party in Interest.

      The Plan Asset Regulations provide that where a Plan acquires a "guaranteed governmental mortgage pool certificate", the Plan's assets include such certificate but do not solely by reason of the Plan's holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain FHLMC Certificates, GNMA Certificates and FNMA Certificates, but do not include FAMC Certificates. Accordingly, even if such types of Underlying MBS (other than FAMC Certificates) included in a Mortgage Asset Pool were deemed to be assets of Plan investors, the mortgages underlying such Underlying MBS (other than FAMC Certificates) would not be treated as assets of such Plans. Thus, the prohibited transaction described in the preceding paragraph (regarding a prohibited loan) would not occur with respect to such types of Underlying MBS (other than FAMC Certificates) held in a Mortgage Asset Pool, even if such Underlying MBS were treated as assets of Plans. Private label mortgage participations, mortgage pass-through certificates, FAMC Certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

      In addition, and without regard to whether the Mortgage Assets and other Underlying Assets in respect of any Series constitute Plan assets, the acquisition or holding of Securities by or on behalf of a Plan could give rise to a prohibited transaction if the Company, the related Trustee or any related Underwriter, Master Servicer, Special Servicer, Sub-Servicer, REMIC Administrator, Manager, mortgagor or obligor under any credit enhancement mechanism, or any of certain affiliates thereof, is or becomes a Party in Interest with respect to an investing Plan. Accordingly, potential Plan investors should consult their counsel and review the ERISA discussion in the related Prospectus Supplement before purchasing any Offered Securities.

Prohibited Transaction Exemptions

      In considering an investment in the Offered Securities, a Plan fiduciary should consider the availability of prohibited transaction exemptions promulgated by the DOL including, among others, Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks; PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest; PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest; PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager"; PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest; and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager". There can be no assurance that any of these class exemptions will apply with respect to any particular Plan investment in the Securities or, even if it were deemed to apply, that any exemption would apply to all transactions that may occur in connection with such investment. The Prospectus Supplement with respect to the Offered Securities of any Series may contain additional information regarding the availability of other individual or class exemptions with respect to such Offered Securities.

Insurance Company General Accounts

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Offered Securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997, which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA or Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in Offered Securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold such Securities after the date which is 18 months after the date the 401(c) Regulations become final.

Consultation With Counsel

      Any Plan fiduciary which proposes to purchase Offered Securities on behalf of or with assets of a Plan should consider its general fiduciary obligations under ERISA and should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and the availability of any prohibited transaction exemption in connection therewith.

Tax Exempt Investors


      A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC Residual Security held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See "Material Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Securities--Excess Inclusions".


                               LEGAL INVESTMENT

      If and to the extent so specified in the related Prospectus Supplement, the Offered Securities of any Series will constitute "mortgage related securities" for purposes of SMMEA. "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state), the authorized investments of which are subject to state regulation.

      Prior to December 31, 1996, only Classes of Offered Securities that were, among other things, (i) rated in one of the two highest rating categories by one or more Rating Agencies and (ii) part of a Series evidencing interests in a Trust Fund, or secured by Collateral, consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA, would be "mortgage related securities" for purposes of SMMEA. Furthermore, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any the entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition,

Offered Securities would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation.

            Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which such securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

            SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, effective December 31, 1996, the Office of the Comptroller of the Currency (the "OCC") amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Offered Securities will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks. Federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R.
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Classes of Offered Securities), except under limited circumstances.

      The Federal Financial Institutions Examination Council has issued a supervisory policy statement (the "Policy Statement") applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities". The Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS (as defined herein). The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the Policy Statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which Classes of Securities, including Offered Securities, will be treated as high-risk under the Policy Statement.

      The predecessor to the Office of Thrift Supervision (the "OTS") issued a bulletin, entitled "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having certain specified characteristics, which may include certain Classes of Offered Securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include certain Classes of Offered Securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

      There may be other restrictions on the ability of certain investors either to purchase certain Classes of Offered Securities or to purchase any Class of Offered Securities representing more than a specified percentage of the investor's assets. The Company makes no representations as to the proper characterization of any Class of Offered Securities for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Securities under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Securities. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent the Offered Securities of any Class and Series constitute legal investments or are subject to investment, capital or other restrictions.

                                USE OF PROCEEDS


      Unless the Company has obtained the related Mortgage Assets through a contribution of capital, the net proceeds to be received from the sale of the Securities of any Series will be applied by the Company to the purchase of Mortgage Assets, to repay financing used to effect such purchase or to cover expenses related thereto and to the issuance of such Securities. The Company expects to sell, or cause the sale of, the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Mortgage Assets acquired by the Company, prevailing interest rates, availability of funds and general market conditions.


                            METHOD OF DISTRIBUTION


      The Securities offered hereby and by the related Prospectus Supplements will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for the Offered Securities of that Series and will state the net proceeds to the Company (or, in the case of a Bond Series, the Owner Trust acting as Issuer) from the sale of such Offered Securities.


      The Company intends that Offered Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the Offered Securities of a particular Series may be made through a combination of two or more of these methods. Such methods are as follows:

            1. By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related Prospectus Supplement;


            2. By placements by the Company (or, in the case of a Bond Series, the Owner Trust acting as Issuer) with institutional investors through dealers; and

            3. By direct placements by the Company (or, in the case of a Bond Series, the Owner Trust acting as Issuer) with institutional investors.

      In addition, if specified in the related Prospectus Supplement, the Offered Securities of a Series may be offered in whole or in part to the seller of the related Mortgage Assets that would comprise the Collateral or Trust Fund for such Securities.

      The Securities, including the Offered Securities, of any Series may be resecuritized, and Securities issued as part of such resecuritization may be offered pursuant hereto.

      If underwriters are used in a sale of any Offered Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of Offered Securities of a particular Series will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.


      In connection with the sale of Offered Securities, underwriters may receive compensation from the Company (or, in the case of a Bond Series, the Owner Trust acting as Issuer) or from purchasers of the Offered Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Offered Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Company and any profit on the resale of Offered Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      It is anticipated that the underwriting agreement pertaining to the sale of the Offered Securities of any Series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Company and, in the case of a Bond Series, the related Issuer will indemnify the several underwriters and the underwriters will indemnify the Company or, in the case of a Bond Series, the related Issuer against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect thereof.

      The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Company or, in the case of a Bond Series, the related Issuer and purchasers of Offered Securities of such Series.


      The Company anticipates that the Offered Securities will be sold primarily to institutional investors. Purchasers of Offered Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Offered Securities. Holders of Offered Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.


      As to any Series of Securities, only those Classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any unrated Class may be initially retained by the Company or an affiliate thereof and may be sold thereby at any time to one or more institutional investors.


                                 LEGAL MATTERS


      Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities of each Series, including certain federal income tax consequences, will be passed upon for the Company and, in the case of a Bond Series, the related Issuer by Sidley & Austin.

                             FINANCIAL INFORMATION


      It is generally expected that a new Trust Fund or Owner Trust, as applicable, will be formed with respect to each Series of Securities; and, in any event, no Trust Fund or Owner Trust will engage in any business activities or have any assets or obligations other than in connection with the related Series. Accordingly, no financial statements with respect to any Trust Fund or Owner Trust will be included in this Prospectus or in the related Prospectus Supplement. The Company has determined that its financial statements will not be material to the offering of any Offered Securities.


                                    RATING

      It is a condition to the issuance of any Class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

      Ratings on mortgage-backed securities address the likelihood of receipt by the holders thereof of all payments, or collections on the underlying mortgage assets, of principal and interest to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such securities, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage-backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers on the underlying mortgage loans or of the degree by which such prepayments might differ from those originally anticipated. As a result, Securityholders might suffer a lower than anticipated yield, and, in addition, holders of Stripped Interest Securities might, in certain cases fail to recoup their initial investments. Furthermore, ratings on mortgage-backed securities do not address the price of such securities or the suitability of such securities to the investor.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS


1997 Act ................................................................. 124
401(c) Regulations ....................................................... 137
Accrual Bonds ............................................................  16
Accrual Certificates .....................................................  17
Accrual Securities .......................................................  16
Accrued Bond Interest ....................................................  53
Accrued Certificate Interest .............................................  56
ADA ...................................................................... 102
ARM Loans ................................................................  41
Authenticating Agent .....................................................  71
Available Distribution Amount ............................................  55
Available Payment Amount .................................................  52
Bankruptcy Code ..........................................................  36
Bond Interest Rate .......................................................  14
Bond Notional Amount .....................................................  14
Bond Principal Amount ....................................................  14
Bond Series ..............................................................   2
Bondholders ..............................................................  52
Bonds ....................................................................   1
Book-Entry Bonds .........................................................  52
Book-Entry Certificates ..................................................  55
Book-Entry Securities ................................................. 52, 55
Call Risk ................................................................  25
Cash Flow Arrangement ....................................................  22
CERCLA ...................................................................  99
Certificate Interest Rate ................................................  15
Certificate Notional Amount ..............................................  15
Certificate Principal Balance ............................................  15
Certificate Series .......................................................   2
Certificateholders .......................................................  55
Certificates .............................................................   1
Class ....................................................................   1
Closing Date .............................................................  12
Code .....................................................................  23
Collateral ...............................................................   1
Collection Account .......................................................  44
Commercial Properties ....................................................  38
Commission ...............................................................   3
Committee Report .................................................... 107, 132
Company ..................................................................   1
Condemnation Proceeds ....................................................  81
Contributions Tax ........................................................ 119
Cooperatives .............................................................  38
CPR ......................................................................  48
Credit Support ...........................................................  22
CRIIMI MAE ...............................................................  51
Crime Control Act ........................................................ 103
Cut-off Date .............................................................  12
Debt Securities .......................................................... 104
Definitive Bonds .........................................................  52
Definitive Certificates ..................................................  55
Definitive Securities ................................................. 52, 55
Deposit Trust Agreement ..................................................  13
Determination Date ................................................ 46, 52, 55
Distribution Date ........................................................  17
DOL ...................................................................... 136
DTC ......................................................................  62
DTC Participants .........................................................  62
Due Dates ................................................................  41
Due Period ...............................................................  46
Equity Participation .....................................................  41
ERISA ...............................................................  24, 135
Events of Default ........................................................  90
Excess Funds .............................................................  50
Exchange Act .............................................................   4
Extension Risk ...........................................................  25
FAMC .....................................................................  42
FAMC Certificates ........................................................  42
FHA ......................................................................  10
FHLMC ....................................................................  42
FHLMC Certificates .......................................................  42
Final Scheduled Distribution Date ........................................  20
Financial Intermediary ...................................................  62
FNMA .....................................................................  42
FNMA Certificates ........................................................  42
Garn Act ................................................................. 101
General Administrator ....................................................  73
GNMA .....................................................................  42
GNMA Certificates ........................................................  42
Grantor Trust Certificates ...............................................  23
Grantor Trust Fractional Interest Certificate ............................ 122
Grantor Trust Fund ....................................................... 104
Grantor Trust Strip Certificate .......................................... 122
Holding Act ..............................................................  10
Housing Act ..............................................................  10
Indenture ................................................................  13
Initial Pool Balance .....................................................  12
Insurance Proceeds .......................................................  81
IRS .................................................................. 85, 107
Issue Premium ............................................................ 113
Issuer ...................................................................   9
Issuer Event of Default ..................................................  68
Lender Liability Act .....................................................  99
Letter of Credit Bank ....................................................  92
Liquidation Proceeds .....................................................  82
Lock-out Date ............................................................  41
Lock-out Period ..........................................................  41

Manager .................................................................   9
Mark-to-Market Regulations .............................................. 116
Master Servicer .........................................................   9
MBS Administrator .......................................................   9
MBS Agreement ...........................................................  42
MBS Issuer ..............................................................  42
MBS Servicer ............................................................  42
MBS Trustee .............................................................  43
Mezzanine Lender ........................................................  36
Mezzanine Loan ..........................................................  36
Mortgage Asset Pool .....................................................   1
Mortgage Asset Seller ...................................................  38
Mortgage Assets .........................................................   1
Mortgage Loan ...........................................................  93
Mortgage Loans ..........................................................   1
Mortgage Notes ..........................................................  38
Mortgage Rate ...........................................................  11
Mortgaged Property ......................................................   1
Mortgages ...............................................................  38
Multifamily Properties ..................................................  38
Net Leases ..............................................................  40
Nonrecoverable Advance ..................................................  58
Nonresidents ............................................................ 134
OCC ..................................................................... 139
Offered Bonds ...........................................................   1
Offered Certificates ....................................................   1
Offered Securities ......................................................   1
OID Regulations ......................................................... 105
Originator ..............................................................  38
OTS ..................................................................... 139
Outstanding Principal ...................................................  19
Owner Trust .............................................................   1
Owner Trustee ...........................................................  13
Parties in Interest ..................................................... 136
Payment Date ............................................................  16
Percentage Interest .....................................................  55
Permitted Investments ...................................................  81
Plan Asset Regulations .................................................. 136
Plans ................................................................... 135
Policy Statement ........................................................ 139
Pooling Agreement .......................................................  14
Pre-Funding Account .....................................................  44
Prepayment Assumption ........................................  107, 124, 131
Prepayment Interest Shortfall ...........................................  46
Prepayment Premium ......................................................  41
Principal Distribution Amount ...........................................  18
Principal Payment Amount ................................................  17
Proceeding ..............................................................  70
Prohibited Transactions Tax ............................................. 119
Prospectus Supplement ...................................................   1
PTCE .................................................................... 137
Purchase Price ..........................................................  76
Rating Agency ...........................................................  24
Record Date .......................................................... 52, 55
Redemption Price ........................................................  21
REIT .................................................................... 131
Related Proceeds ........................................................  58
Release Price ...........................................................  66
Relief Act .............................................................. 102
REMIC ................................................................. 2, 23
REMIC Administrator ................................................... 3, 10
REMIC Pool .............................................................. 104
REMIC Provisions ........................................................ 104
REMIC Regular Securities ................................................  23
REMIC Regulations ....................................................... 106
REMIC Residual Securities ...............................................  23
REMIC Securities ........................................................ 104
REO Property ............................................................  78
RICO .................................................................... 103
S&A Agreement ...........................................................  78
S&A Events of Default ...................................................  90
Securities ..............................................................   1
Securities Act ..........................................................   3
Security Interest Rate ..................................................  45
Security Owner ..........................................................  63
Securityholder Statement ................................................  59
Securityholders ...................................................... 52, 55
Senior Bonds ............................................................  13
Senior Certificates .....................................................  14
Senior Liens ............................................................  38
Senior Securities .................................................... 13, 15
Series ..................................................................   1
SMMEA ...................................................................  24
SPA .....................................................................  48
Special Redemption Date .................................................  20
Special Servicer ........................................................   9
Stated Maturity .........................................................  19
Stripped Interest Bonds .................................................  14
Stripped Interest Certificates ..........................................  15
Stripped Interest Securities ............................................  14
Stripped Principal Bonds ................................................  13
Stripped Principal Certificates .........................................  15
Stripped Principal Securities ........................................ 14, 15
Sub-Servicer ............................................................  80
Sub-Servicing Agreement .................................................  80
Subordinate Bonds .......................................................  13
Subordinate Certificates ................................................  15
Subordinate Securities ............................................... 13, 15
Tax Exempt Investor ..................................................... 138
Terms Indenture .........................................................  13
TIA .....................................................................   9
Tiered REMICs ........................................................... 107
Title V ................................................................. 102
TMP ..................................................................... 130
Trust Fund ..............................................................   1
Trustee .................................................................   9

UBTI .................................................................... 138
UCC .....................................................................  94
Undelivered Mortgage Assets .............................................  12
Underlying Assets .......................................................  38
Underlying MBS ..........................................................   1
United States Person .................................................... 121
Voting Rights ...........................................................  59
Warranting Party ..................................................... 66, 75

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ITEM 14 OF FORM S-3).

The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below.

           Filing Fee for Registration Statement ......  $            303.03
           Legal Fees and Expenses...............................___________*
           Accounting Fees and Expenses..........................___________*
           Trustee's Fees and Expenses
                    (including counsel fees).....................___________*
           Blue Sky Fees and Expenses............................___________*
           Printing and Engraving Fees...........................___________*
           Rating Agency Fees....................................___________*
           Miscellaneous.........................................___________*

           Total..........................................$           303.03

----------
* To be provided by amendment.

INDEMNIFICATION OF DIRECTORS AND OFFICERS (ITEM 15 OF FORM S-3).

The Pooling Agreements will provide that no director, officer, employee or agent of the Registrant is liable to the Trust Fund or the Certificateholders, except for such person's own willful misfeasance, bad faith or gross negligence in the performance of duties or reckless disregard of obligations and duties. The Pooling Agreements will further provide that, with the exceptions stated above, a director, officer, employee or agent of the Registrant is entitled to be indemnified against any loss, liability or expense incurred in connection with legal actions relating to such Pooling Agreements and related Certificates other than such expenses related to particular Mortgage Assets.

Any purchase agreement pursuant to which the Registrant acquires Mortgage Assets for inclusion in or as part of the Trust Fund or Collateral, as the case may be, with respect to any Series of Securities may provide under certain circumstances that each director of the Registrant, each officer of the Registrant that signed this Registration Statement or any amendment hereof, and certain controlling persons of the Registrant, are entitled to be indemnified by the seller of such Mortgage Assets or an affiliate against certain liabilities, including liabilities under the Securities Act of 1933, relating to such Mortgage Assets.

Any underwriters who execute an Underwriting Agreement in the form filed as
Exhibit 1.1 to this Registration Statement will agree to indemnify the Registrant's directors and its officers who signed this Registration Statement and certain controlling persons of the Registrant against certain liabilities which might arise under the Securities Act of 1933 from certain information furnished to the Registrant by or on behalf of such indemnifying party.

Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

The By-Laws of the Registrant provide, in effect, that to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Registrant (i) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in said subsections (a) and (b) by reason of the fact that he is or was a director or officer, or his testator or intestate is or was a director or officer of the Registrant, against expenses, judgments, fines and amounts paid in settlement, and (ii) shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

EXHIBITS (ITEM 16 OF FORM S-3).

Exhibits--


        1.1 -- Form of Underwriting Agreement.


        4.1  -- Form of Pooling and Servicing Agreement


        4.2  -- Form of Standard Indenture Provisions

        4.3  -- Form of Terms Indenture

        5.1  -- Opinion of Sidley & Austin with respect to legality.


        8.1  -- Opinion of Sidley & Austin with respect to certain tax matters.

        23.1 -- Consent of Sidley & Austin (included as part of Exhibit 5.1 and
                Exhibit 8.1).


        24.1* -- Power of Attorney (included in signature pages to this Registration Statement).

        25.1** -- Statement of Eligibility of Trustee

        99.1 -- Form of Servicing and Administration Agreement.


        99.2 -- Form of Mortgage Loan Purchase Agreement

        99.3 -- Form of General Administration Agreement

        99.4 -- Form of Deposit Trust Agreement

----------
* Previously filed.
** To be filed by amendment.

UNDERTAKINGS (ITEM 17 OF FORM S-3).

A.   UNDERTAKINGS PURSUANT TO RULE 415.

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (f) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         (j) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under
         Section 305(b)(2) of the Trust Indenture Act of 1939.

B.  UNDERTAKING IN RESPECT OF INDEMNIFICATION.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement I.B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland on the 10th day of November, 1997.


                      CRIIMI MAE CMBS CORP.


                      By:                   *
                             ------------------------------------
                             Name:  H. William Willoughby
                             Title:  President





Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


       SIGNATURE          TITLE                              DATE


                 *       President and Director              November 10, 1997
-----------------------  (principal executive officer)
H. William Willoughby

                 *       Chairman of the Board and           November 10, 1997
-----------------------  Director
William B. Dockser

                 *       Senior Vice President and           November 10, 1997
-----------------------  Chief Financial Officer  (principal
Cynthia O. Azzara        financial and accounting officer)


----------
* David B. Iannarone, by signing his name hereto, does sign this document on behalf of each of the persons indicated above for whom he is attorney-in-fact pursuant to a power of attorney duly executed by such person and filed with the Securities and Exchange Commission.

                           /s/     David B. Iannarone
                             ------------------------------
                              David B. Iannarone
                              Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit                                                                  Page
Number                                                                  Number
------                                                                  ------

1.1     --  Form of Underwriting Agreement.

4.1     --  Form of Pooling and Servicing Agreement.

4.2     --  Form of Standard Indenture Provisions.

4.3     --  Form of Terms Indenture.

5.1     --  Opinion of Sidley & Austin with respect to legality.

8.1     --  Opinion of Sidley & Austin with respect to certain
            tax matters.

23.1    --  Consent of Sidley & Austin (included as part of Exhibit
            5.1 and Exhibit 8.1).

24.1*   --  Power of Attorney (included in signature pages to this
            Registration Statement).

25.1**  --  Statement of Eligibility of Trustee

99.1    --  Form of Servicing and Administration Agreement.

99.2    --  Form of Mortagage Loan Purchase Agreement.

99.3    --  Form of General Administration Agreement.

99.4    --  Form of Deposit Trust Agreement.
----------
* Previously filed.
** To be filed by amendment.